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INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DCT Industrial Trust Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PROXY STATEMENT/PROSPECTUS

          To the Stockholders of DCT Industrial Trust Inc.:

          The board of directors of Prologis, Inc., which we refer to as Prologis, and the board of directors of DCT Industrial Trust Inc., which we refer to as DCT, have each unanimously approved an Agreement and Plan of Merger, dated as of April 29, 2018, as it may be amended from time to time, which we refer to as the merger agreement, by and among Prologis, Prologis, L.P., which we refer to as Prologis OP, DCT and DCT Industrial Operating Partnership LP, which we refer to as DCT OP. Pursuant to the merger agreement, Prologis and DCT will combine through (i) a merger of DCT with and into Prologis, with Prologis surviving the merger as the surviving entity, which we refer to as the company merger and (ii) a merger of DCT OP with and into Prologis OP, with Prologis OP surviving the merger as the surviving partnership, which we refer to as the partnership merger, and together with the company merger, the mergers. The combined company after the mergers, which we refer to as the Combined Company, will retain the name "Prologis, Inc." and will continue to trade on the New York Stock Exchange, or NYSE, under the symbol "PLD." The executive officers of Prologis immediately prior to the effective time of the company merger will continue to serve as the executive officers of the Combined Company, with Hamid R. Moghadam continuing to serve as the Chief Executive Officer of the Combined Company. The obligations of Prologis, Prologis OP, DCT and DCT OP to effect the mergers are subject to the satisfaction or waiver of certain customary conditions set forth in the merger agreement (including the approval of DCT's stockholders).

          If the company merger is completed pursuant to the merger agreement, each share of DCT common stock outstanding immediately prior to the effective time of the company merger will convert into the right to receive 1.02 shares of Prologis common stock.

          If the partnership merger is completed pursuant to the merger agreement, each DCT OP common unit outstanding immediately prior to the effective time of the partnership merger will be converted into the right to receive 1.02 common units in Prologis OP.

          DCT stockholders that receive shares of Prologis common stock will not receive any fractional shares of Prologis common stock in the company merger and instead will be paid cash (without interest) in lieu of any fractional share to which they would otherwise be entitled. Any fractional Prologis OP common unit that would otherwise be issued to any holder of DCT OP common units shall be rounded up to the nearest whole number of Prologis OP common units.

          In connection with the mergers, based on the outstanding shares of DCT common stock as of June 29, 2018 we anticipate that Prologis will issue a total of approximately 96,190,611 shares of Prologis common stock, including (i) 96,078,602 shares of Prologis common stock in exchange for the outstanding DCT common stock in the company merger, which includes up to 83,224 shares of Prologis common stock in exchange for the DCT restricted stock, (ii) up to 82,934 shares of Prologis common stock in exchange for DCT phantom shares and (iii) up to 29,075 shares of Prologis common stock in respect of DCT stock options.

          In connection with the mergers, DCT will hold a special meeting of its stockholders. At the DCT special meeting, DCT stockholders will be asked to vote on (i) a proposal to approve the company merger on the terms and conditions set forth in the merger agreement, (ii) a non-binding advisory proposal to approve certain compensation that may be paid or become payable to the named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement, and (iii) a proposal to approve one or more adjournments of the DCT meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement.

          The record date for determining the stockholders entitled to receive notice of, and to vote at, the DCT special meeting is July 9, 2018. The mergers cannot be completed unless, among other matters, DCT stockholders approve the company merger on the terms and conditions set forth in the merger agreement by the affirmative vote of holders of a majority of the shares of outstanding DCT common stock entitled to vote on such matter.

          The DCT board of directors has unanimously (i) determined and declared that the mergers are advisable and in the best interests of DCT and its stockholders, (ii) approved each of the mergers and the other transactions contemplated by the merger agreement, and (iii) approved the merger agreement. The DCT board of directors unanimously recommends that DCT stockholders vote FOR the proposal to approve the company merger on the terms and conditions set forth in the merger agreement, FOR the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement, and FOR the proposal to approve one or more adjournments of the DCT meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement.

          This proxy statement/prospectus contains important information about Prologis, DCT, the mergers, the merger agreement and the special meeting. This document is also a prospectus for shares of Prologis common stock that will be issued to DCT stockholders and holders of awards under DCT equity incentive plans pursuant to the merger agreement. We encourage you to read this proxy statement/prospectus carefully before voting, including the section entitled "Risk Factors" beginning on page 33.

          Your vote is very important, regardless of the number of shares of DCT common stock you own. Whether or not you plan to attend the DCT special meeting, please submit a proxy to vote your shares as promptly as possible to make sure that your shares of DCT common stock are represented at the DCT special meeting. Please review this proxy statement/prospectus for more complete information regarding the mergers and the DCT special meeting.

Sincerely,

Philip L. Hawkins
 President and Chief Executive Officer
DCT Industrial Trust Inc.

          Neither the Securities and Exchange Commission, nor any state securities regulatory authority has approved or disapproved of the mergers or the securities to be issued under this proxy statement/prospectus or has passed upon the adequacy or accuracy of the disclosure in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

          This proxy statement/prospectus is dated July 10, 2018, and is first being mailed to DCT stockholders on or about July 13, 2018.

DCT INDUSTRIAL TRUST INC.
555 17th Street, Suite 3700
Denver, CO (303) 597-2400

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 20, 2018

           To the Stockholders of DCT Industrial Trust Inc.:

           A special meeting of the stockholders of DCT Industrial Trust Inc., a Maryland corporation, which we refer to as DCT, will be held at 555 17th Street, Suite 3700, Denver, Colorado 80202 on August 20, 2018, commencing at 10:00 a.m., local time, for the following purposes:

  1.
  to consider and vote on a proposal to approve the merger in which DCT merges with and into Prologis, Inc. pursuant to the Agreement and Plan of Merger, dated as of April 29, 2018, as it may be amended from time to time, by and among Prologis, Inc., Prologis, L.P., DCT and DCT Industrial Operating Partnership LP (a copy of the merger agreement is attached as Annex A to the proxy statement/prospectus accompanying this notice), on the terms and conditions set forth in the merger agreement;

  2.
  to consider and vote on a non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement; and

  3.
  to consider and vote on a proposal to approve one or more adjournments of the DCT special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement.

           DCT does not expect to transact any other business at the DCT special meeting or any adjournment or postponement thereof. Please refer to the attached proxy statement/prospectus for further information with respect to the business to be transacted at the DCT special meeting. The board of directors of DCT, which we refer to as the DCT Board, has fixed the close of business on July 9, 2018 as the record date for the determination of DCT's stockholders entitled to receive notice of, and to vote at, the DCT special meeting and any adjournments of the DCT special meeting. Only holders of record of DCT common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the DCT special meeting.

           Approval of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement requires the affirmative vote of holders of a majority of the shares of outstanding DCT common stock entitled to vote on such proposal. If you do not vote on the proposal to approve the company merger on the terms and conditions set forth in the merger agreement, this will have the same effect as a vote by you against the approval of such proposal. The company merger cannot be completed without the approval by DCT's stockholders of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement.

           Approval of the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement requires the affirmative vote of a majority of all votes cast on such proposal.

           Approval of the proposal to approve one or more adjournments of the DCT special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement requires the affirmative vote of a majority of all votes cast on such proposal.

           The DCT Board has unanimously (i) determined and declared that the mergers are advisable and in the best interests of DCT and its stockholders, (ii) approved each of the mergers and the other transactions contemplated by the merger agreement, and (iii) approved the merger agreement. The DCT Board unanimously recommends that the DCT stockholders vote FOR the proposal to approve the company merger on the terms and conditions set forth in the merger agreement, FOR the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement, and FOR the proposal to approve one or more adjournments of the DCT special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement.

YOUR VOTE IS IMPORTANT

           Whether or not you plan to attend the DCT special meeting, please submit a proxy to vote your shares as promptly as possible to make sure that your shares are represented at the DCT special meeting. If DCT stockholders of record return properly executed proxies but do not indicate how their shares of DCT common stock should be voted on a proposal, the shares of DCT common stock represented by their properly executed proxy will be voted as the DCT Board recommends and therefore, FOR the proposal to approve the company merger on the terms and conditions set forth in the merger agreement, FOR the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement, and FOR the proposal to approve one or more adjournments of the DCT special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement. Even if you plan to attend the DCT special meeting in person, we urge you to submit your proxy as promptly as possible by (1) accessing the Internet website specified on your proxy card, (2) calling the toll-free number specified on your proxy card or (3) completing, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope prior to the DCT special meeting to ensure that your shares will be represented and voted at the DCT special meeting.

           To submit a proxy, complete, sign, date and mail your proxy card in the preaddressed postage-paid envelope provided or, if the option is available to you, call the toll-free telephone number listed on your proxy card or use the Internet as described in the instructions on the enclosed proxy card to submit your proxy. Submitting a proxy will assure that your vote is counted at the DCT special meeting if you do not attend in person. If your shares of DCT common stock are held in "street name" by your broker or other nominee, only your broker or other nominee can vote your shares of DCT common stock and the vote cannot be cast unless you provide instructions to your broker or other nominee on how to vote or obtain a legal proxy from your broker or other nominee. You should follow the directions provided by your broker or other nominee regarding how to instruct your broker or other nominee to vote your shares of DCT common stock. You may revoke your proxy at any time before it is voted. Please review the proxy statement/prospectus accompanying this notice for more complete information regarding the mergers and the DCT special meeting.

           This notice and the enclosed proxy statement/prospectus are first being mailed to DCT stockholders on or about July 13, 2018.

By Order of the Board of Directors of DCT Industrial Trust Inc.,

John G. Spiegleman Executive Vice President, General Counsel and Secretary

Denver, CO
July 10, 2018

ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates important business and financial information about Prologis and DCT from other documents that are not included in or delivered with this proxy statement/prospectus. See "Where You Can Find More Information and Incorporation by Reference" beginning on page 182.

        Documents incorporated by reference are also available to DCT stockholders without charge upon written or oral request. You can obtain any of these documents by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers.

Prologis, Inc.	DCT Industrial Trust Inc.
Pier 1, Bay 1	555 17th Street, Suite 3700
San Francisco, CA 94111	Denver, CO 80202
Attention: Investor Relations	Attention: Investor Relations
(415) 394-9000	(303) 597-1550
www.prologis.com	www.dctindustrial.com

        To receive timely delivery of the requested documents in advance of the applicable special meeting, you should make your request no later than August 12, 2018.

 ABOUT THIS DOCUMENT

        This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed by Prologis (File No. 333-225542) with the Securities and Exchange Commission, which we refer to as the SEC, constitutes a prospectus of Prologis for purposes of the Securities Act of 1933, as amended, which we refer to as the "Securities Act," with respect to the shares of Prologis common stock to be issued to DCT stockholders in exchange for shares of DCT common stock and holders of awards under DCT equity incentive plans pursuant to the merger agreement. This proxy statement/prospectus also constitutes a proxy statement for DCT for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act." In addition, it constitutes a notice of meeting with respect to the DCT special meeting.

        You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated July 10, 2018. You should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date. Neither our mailing of this proxy statement/prospectus to DCT stockholders nor the issuance by Prologis of shares of its common stock to DCT stockholders or holders of awards under DCT equity incentive plans pursuant to the merger agreement will create any implication to the contrary.

        This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding Prologis has been provided by Prologis and information contained in this proxy statement/prospectus regarding DCT has been provided by DCT.

i

ii

iii

QUESTIONS AND ANSWERS

        The following are answers to some questions that DCT stockholders may have regarding the proposed transaction between Prologis and DCT. Prologis and DCT urge you to read carefully this entire proxy statement/prospectus, including the Annexes, and the documents incorporated by reference into this proxy statement/prospectus, because the information in this section does not provide all the information that might be important to you.

        Unless stated otherwise, all references in this proxy statement/prospectus to:

  •
  the "Combined Company" are to Prologis and its consolidated subsidiaries after the effective time of the mergers;

  •
  the "company merger" are to a merger of DCT with and into Prologis, with Prologis surviving the merger;

  •
  "DCT" are to DCT Industrial Trust Inc., a Maryland corporation;

  •
  the "DCT Board" are to the board of directors of DCT;

  •
  "DCT common stock" are to the common stock of DCT, $0.01 par value per share;

  •
  "DCT LTIP unit" are to a limited partnership interest in DCT OP designated as an "LTIP Unit" under the DCT OP partnership agreement;

  •
  "DCT OP" are to DCT Industrial Operating Partnership LP, a Delaware limited partnership;

  •
  a "DCT OP common unit" are to a common unit in DCT OP;

  •
  the "DCT OP partnership agreement" are to the amended and restated agreement of limited partnership of DCT OP, as amended;

  •
  the "DCT parties" are to DCT and DCT OP;

  •
  the "Exchange Act" are to the Securities Exchange Act of 1934, as amended;

  •
  the "Exchange Ratio" are to 1.02 shares of Prologis common stock or 1.02 units of Prologis OP common units for each share of DCT common stock or DCT OP common unit, respectively;

  •
  the "merger agreement" are to the agreement and plan of merger, dated as of April 29, 2018, by and among Prologis, Prologis OP, DCT and DCT OP, as it may be amended from time to time, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference;

  •
  the "merger consideration" are to 1.02 shares of Prologis common stock (as may be adjusted pursuant to the merger agreement) for every share of DCT common stock;

  •
  the "mergers" are to, collectively, the company merger and the partnership merger;

  •
  the "NYSE" are to the New York Stock Exchange;

  •
  the "partnership merger" are to the merger of DCT OP with and into Prologis OP, with Prologis OP surviving the merger;

  •
  "Prologis" are to Prologis, Inc., a Maryland corporation;

  •
  the "Prologis Board" are to the board of directors of Prologis;

  •
  "Prologis common stock" are to the common stock of Prologis, $0.01 par value per share;

  •
  "Prologis LTIP unit" are to a limited partnership interest in Prologis OP designated as an "LTIP Unit" under the Prologis OP partnership agreement;

  •
  "Prologis OP" are to Prologis, L.P., a Delaware limited partnership;

  •
  a "Prologis OP common unit" are to a common unit in Prologis OP;

  •
  the "Prologis OP partnership agreement" are to the thirteenth amended and restated agreement of limited partnership of Prologis OP, as amended;

  •
  the "Prologis parties" are to Prologis and Prologis OP;

  •
  the "SEC" are to the United States Securities and Exchange Commission;

  •
  the "Securities Act" are to the Securities Act of 1933, as amended; and

  •
  the "surviving partnership" are to Prologis OP after the effective time of the partnership merger.

Q:
What is the proposed transaction?

A:
Prologis and DCT have entered into a merger agreement pursuant to which, subject to the terms and conditions set forth in the merger agreement, (i) DCT will merge with and into Prologis, with Prologis surviving the merger and (ii) immediately prior to the effective time of the company merger, DCT OP will merge with and into Prologis OP, with Prologis OP surviving the merger.

Q:
What will happen in the proposed transaction?

A:
At the effective time of the company merger, (i) each issued and outstanding share of DCT common stock will be converted automatically into the right to receive 1.02 shares of Prologis common stock.

  Additionally, (i) immediately prior to the company merger effective time and contingent on the closing of the company merger, each issued and outstanding unvested share of DCT common stock subject to a DCT restricted stock award granted under the DCT equity incentive plan shall automatically become fully vested and shall automatically be converted into the right to receive the merger consideration in the same manner as all other shares of DCT common stock, (ii) at the company merger effective time, each outstanding DCT phantom share granted under the DCT equity incentive plan will vest in full and the holder thereof will receive a number of shares of Prologis common stock per DCT phantom share equal to the number of shares of Prologis common stock that each DCT stockholder is entitled to receive per share of DCT common stock as the merger consideration and (iii) at the company merger effective time, each outstanding and unexercised option to purchase DCT common stock granted under the DCT equity incentive plan will vest in full and will terminate and will be converted into the right of the holder thereof to receive a number of shares of Prologis common stock, rounded down to the nearest whole number of shares, equal to (a) the Exchange Ratio multiplied by (b) the number of shares of DCT common stock obtained by (i) multiplying (A) the number of shares of DCT common stock that were subject to such option immediately prior to the company merger effective time by (B) the excess, if any, of the fair market value of a share of DCT common stock determined immediately prior to the company merger effective time over the per share exercise price of such option, and dividing the resulting amount determined under (i) by the fair market value of a share of DCT common stock determined immediately prior to the company merger effective time.

  At the effective time of the partnership merger, each DCT OP common unit outstanding immediately prior to the effective time of the partnership merger, including any DCT OP common units issued upon the conversion of DCT LTIP units prior to the effective time of the partnership merger as discussed below, will convert into the right to receive 1.02 Prologis OP common units.

  Additionally, immediately prior to the partnership merger effective time, each issued and outstanding, (i) unvested DCT LTIP unit shall automatically become fully vested in accordance with the terms of the DCT equity incentive plan and award agreement or other agreement or document evidencing such DCT LTIP units, and (ii) vested DCT LTIP unit eligible for conversion into a DCT OP common unit prior to or at the partnership merger effective time shall automatically be converted into a DCT OP common unit pursuant to the DCT OP partnership agreement. At the partnership merger effective time, each issued and outstanding DCT LTIP unit not previously converted into a DCT OP common unit, if any, shall be automatically converted into 1.02 Prologis LTIP units.

  DCT stockholders that receive shares of Prologis common stock will not receive any fractional shares of Prologis common stock in the company merger and instead will be paid cash (without interest) in lieu of any fractional share which they would otherwise be entitled. Any fractional Prologis OP common unit that would otherwise be issued to any holder of DCT OP common units shall be rounded up to the nearest whole number of Prologis OP common units.

  See "The Merger Agreement—Merger Consideration; Effects of the Company Merger and the Partnership Merger" beginning on page 100 for detailed descriptions of the merger consideration and treatment of securities.

Q:
What happens if the market price of shares of Prologis common stock or DCT common stock changes before the closing of the mergers?

A:
No change will be made to the Exchange Ratio of 1.02 if the market price of shares of Prologis common stock or DCT common stock changes before the mergers. As a result, the value of the consideration to be received by DCT stockholders in the company merger and DCT OP unitholders in the partnership merger will increase or decrease depending on the market price of shares of Prologis common stock at the effective time of the mergers.

Q:
Why am I receiving this proxy statement/prospectus?

A:
The DCT Board is using this proxy statement/prospectus to solicit proxies of DCT stockholders in connection with the company merger. In addition, Prologis is using this proxy statement/prospectus as a prospectus for DCT stockholders because Prologis is offering shares of Prologis common stock to be issued in connection with the mergers. The mergers cannot be completed unless the holders of DCT common stock vote to approve the company merger on the terms and conditions set forth in the merger agreement.

  DCT will hold a meeting of its stockholders to obtain this approval and to consider other proposals as described elsewhere in this proxy statement/prospectus.

  This proxy statement/prospectus contains important information about the mergers and the other proposals being voted on at the DCT special meeting and you should read it carefully. The enclosed voting materials allow you to vote your shares of DCT common stock without attending the special meeting.

  Your vote is important. You are encouraged to submit your proxy as promptly as possible.

Q:
Am I being asked to vote on any other proposals at the special meetings in addition to the company merger proposal?

A:
At the DCT special meeting, DCT stockholders will be asked to consider and vote upon the following additional proposals:

•
A non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement; and

•
To approve one or more adjournments of the DCT special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement.

Q:
Why are Prologis and DCT proposing the mergers?

A:
Among other reasons, if completed, the Combined Company is expected to have a pro forma enterprise value of approximately $52.6 billion and a total market capitalization of approximately $41.4 billion (each based on the closing price of Prologis' common stock on June 29, 2018 of $65.69 per share), and the Combined Company will continue as the largest industrial real estate investment trust, or REIT, by total enterprise value and among the largest publicly traded United States REITs. In addition, the Combined Company is expected to benefit from a lower cost of capital and the creation of synergies resulting from the elimination of duplicative corporate functions. To review the reasons of the DCT Board for the mergers in greater detail, see "The Mergers—Recommendation of the DCT Board of Directors and Its Reasons for the Mergers" beginning on page 63.

Q:
Who will be the board of directors and management of the Combined Company?

A:
Immediately following the effective time of the company merger, the board of directors of the Combined Company will be increased to 12 members, with the 11 current Prologis directors, Hamid R. Moghadam, Irving F. Lyons III, Cristina G. Bita, George L. Fotiades, Lydia H. Kennard, J. Michael Losh, David P. O'Connor, Olivier Piani, Jeffrey L. Skelton, Carl B. Webb and William D. Zollars, continuing as directors of the Combined Company. In addition, Philip L. Hawkins will join the board of directors of the Combined Company, to serve until the next annual meeting of the stockholders of the Combined Company (and until his successor qualifies and is duly elected). In the merger agreement, Prologis also agreed to nominate Mr. Hawkins for reelection at the 2019 annual meeting of Prologis' stockholders to serve until the next subsequent annual meeting of the Prologis' stockholders and until his successor is duly elected and qualifies. Mr. Hawkins is currently DCT's President and Chief Executive Officer and a member of the DCT Board.

  The executive officers of Prologis immediately prior to the effective time of the company merger will continue to serve as the executive officers of the Combined Company, with Hamid R. Moghadam continuing to serve as the Chief Executive Officer of the Combined Company. See "The Merger Agreement—Board of Directors of Prologis Following the Mergers" on page 100 for more information.

Q:
Will Prologis and DCT continue to pay dividends or distributions prior to the closing of the mergers?

A:
Yes.

  The merger agreement permits Prologis to continue to pay (i) its regular quarterly cash distribution, i.e., distributions at a quarterly rate not to exceed $0.48 per share of Prologis common stock, (ii) the regular distributions that are required to be made in respect of the Prologis OP common units in connection with any dividends paid on the shares of the Prologis common stock and (iii) any distribution that is reasonably necessary to maintain its REIT qualification and/or to avoid the imposition of United States federal income or excise tax.

  The merger agreement permits DCT to pay (i) its regular quarterly cash distribution, i.e., distributions at a quarterly rate not to exceed $0.36 per share of DCT common stock, (ii) the regular distributions that are required to be made in respect of the DCT OP common units and DCT LTIP units in connection with any dividends paid on the shares of the DCT common stock and (iii) any distribution that is reasonably necessary to maintain its REIT qualification and/or to avoid the imposition of United States federal income or excise tax.

  The timing of quarterly dividends will be coordinated by Prologis and DCT so that if either Prologis stockholders or DCT stockholders receive a dividend for any particular quarter prior to the closing date, the stockholders of the other entity will also receive a dividend for that quarter prior to the closing date.

Q:
When and where is the special meeting of the DCT stockholders?

A:
The DCT special meeting will be held at 555 17th Street, Suite 3700, Denver, Colorado 80202 on August 20, 2018 commencing at 10:00 a.m., local time.

Q:
Who can vote at the DCT special meeting?

A:
All holders of DCT common stock of record as of the close of business on July 9, 2018, the record date for determining stockholders entitled to notice of and to vote at the DCT special meeting, are entitled to receive notice of and to vote at the DCT special meeting. As of the record date, there were 94,194,708 shares of DCT common stock outstanding and entitled to vote at the DCT special meeting, held by approximately 1,590 holders of record. Each share of DCT common stock is entitled to one vote on each proposal presented at the DCT special meeting.

Q:
What constitutes a quorum?

A:
DCT's bylaws provide that the presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting will constitute a quorum.

  Shares that are voted, in person or by proxy, and shares abstaining from voting are treated as present at the DCT special meeting for purposes of determining whether a quorum is present.

Q:
What vote is required to approve the proposals?

A:	•	Approval of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement requires the affirmative vote of holders of a majority of the shares of outstanding DCT common stock entitled to vote on such proposal.
•

Approval of the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement requires the affirmative vote of holders of DCT common stock constituting a majority of all votes cast on such proposal.

•

Approval of the proposal to approve one or more adjournments of the DCT special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement requires the affirmative vote of holders of DCT common stock constituting a majority of all votes cast on such proposal.

Regardless of the outcome of the foregoing proposal, in accordance with DCT's bylaws and Maryland law, the chairman of the DCT special meeting will retain full authority to conclude, recess or adjourn the DCT special meeting to a later date and time and at a place announced at the DCT special meeting for any purpose, including, without limitation, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement, or to postpone the DCT special meeting before it is convened, without a vote of the DCT stockholders.

Q:
How does the DCT Board recommend that DCT stockholders vote on the proposals?

A:
The DCT Board has unanimously (i) determined and declared that the mergers are advisable and in the best interests of DCT and its stockholders, (ii) approved each of the mergers and the other transactions contemplated by the merger agreement, and (iii) approved the merger agreement. The DCT Board unanimously recommends that the DCT stockholders vote FOR the proposal to approve the company merger on the terms and conditions set forth in the merger agreement, FOR the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement, and FOR the proposal to approve one or more adjournments of the DCT special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement.

  For a more complete description of the recommendation of the DCT Board, see "The Mergers—Recommendation of the DCT Board of Directors and Its Reasons for the Mergers" beginning on page 63.

Q:
Do any of DCT's executive officers or directors have interests in the mergers that may differ from those of DCT stockholders?

A:
DCT's executive officers and directors have interests in the mergers that are different from, or in addition to, their interests as DCT stockholders. The members of the DCT Board were aware of and considered these interests, among other matters, in evaluating the merger agreement and the mergers, and in recommending that DCT stockholders vote FOR the proposal to approve the company merger on the terms and conditions set forth in the merger agreement. For a description of these interests, see the section entitled "The Mergers—Interests of DCT's Directors and Executive Officers in the Mergers" beginning on page 82.

Q:
Are there any conditions to closing of the mergers that must be satisfied for the mergers to be completed?

A:
In addition to the approval of the DCT stockholders of the company merger on the terms and conditions set forth in the merger agreement, there are a number of customary conditions that must be satisfied or waived for the mergers to be consummated. For a description of all of the conditions to the mergers, see "The Merger Agreement—Conditions to Completion of the Mergers" beginning on page 122.

Q:
Are there risks associated with the mergers that I should consider in deciding how to vote?

A:
Yes. There are a number of risks related to the mergers that are discussed in this proxy statement/prospectus described in the section entitled "Risk Factors" beginning on page 33.

Q:
If I do not vote for a proposal, what effect will that have?

A:
If you are a DCT stockholder, abstentions and broker non-votes will have the same effect as votes AGAINST the proposal to approve the company merger and the other transactions contemplated by the merger agreement. Abstentions and broker non-votes will have no effect on (i) the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement, or (ii) the proposal to approve one or more adjournments of the DCT special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger and the other transactions contemplated by the merger agreement.

Q:
Will my rights as a stockholder of DCT change as a result of the company merger?

A:
Yes. DCT stockholders will have different rights following the effective time of the company merger due to the differences between the governing documents of Prologis and DCT. For more information regarding the differences in stockholder rights, see "Comparison of Rights of the Prologis Stockholders and the DCT Stockholders" beginning on page 163.

Q:
When are the mergers expected to be completed?

A:
Prologis and DCT expect to complete the mergers as soon as reasonably practicable following satisfaction of all of the required conditions. If DCT stockholders approve the company merger and if the other conditions to closing the mergers are satisfied or waived, it is currently expected that the mergers will be completed in the third quarter of 2018. However, there is no guarantee that the conditions to the mergers will be satisfied or that the mergers will close.

Q:
What are the anticipated United States federal income tax consequences to me of the company merger?

A:
It is intended that the company merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. The closing of the mergers is conditioned on the receipt by each of Prologis and DCT of an opinion from its respective counsel to the effect that the company merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming that the company merger qualifies as a reorganization, United States holders of shares of DCT common stock generally will not recognize gain or loss for United States federal income tax purposes upon the receipt of Prologis common stock in exchange for DCT common stock in connection with the company merger, except with respect to cash received in lieu of fractional shares of Prologis common stock. Holders of DCT common stock should read the discussion under the heading "The Mergers—Material United States Federal Income Tax Consequences of the Company Merger" beginning on page 92 and consult their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-United States income and other tax laws) of the company merger.

Q:
Are DCT stockholders entitled to appraisal rights?

A:
No. DCT stockholders are not entitled to exercise appraisal rights in connection with the mergers. See "The Merger Agreement—Merger Consideration; Effects of the Company Merger and the Partnership Merger—Dissenters' Rights" beginning on page 103 for more information.

Q:
What do I need to do now?

A:
After you have carefully read this proxy statement/prospectus, please respond by completing, signing and dating your proxy card or voting instruction card and returning it in the enclosed preaddressed postage-paid envelope or, if available, by submitting your proxy by one of the other methods specified in your proxy card or voting instruction card as promptly as possible so that your shares of DCT common stock will be represented and voted at the DCT special meeting.

  Please refer to your proxy card or voting instruction card forwarded by your broker or other nominee to see which voting options are available to you.

  The method by which you submit a proxy will in no way limit your right to vote at the DCT special meeting if you later decide to attend the meeting in person.

  However, if your shares of DCT common stock are held in the name of a broker or other nominee, you must obtain a legal proxy, executed in your favor, from your broker or other nominee, to be able to vote in person at the DCT special meeting.

Q:
How will my proxy be voted?

A:
All shares of DCT common stock entitled to vote and represented by properly completed proxies received prior to the DCT special meeting, and not revoked, will be voted at the DCT special meeting as instructed on the proxies. If you properly sign, date and return a proxy card, but do not indicate how your shares of DCT common stock should be voted on a matter, the shares of DCT common stock represented by your proxy will be voted as the DCT Board recommends and therefore FOR the proposal to approve the company merger on the terms and conditions set forth in the merger agreement, FOR the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement, and FOR the proposal to approve one or more adjournments of the DCT special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement. See "The DCT Special Meeting—Abstentions and Broker Non-Votes" on page 49.

Q:
Can I revoke my proxy or change my vote after I have delivered my proxy?

A:
Yes. You may revoke your proxy or change your vote at any time before your proxy is voted at the DCT special meeting. If you are a holder of record, you can do this in any of the three following ways:

•
by sending a written notice to the corporate secretary of DCT, in time to be received before the DCT special meeting, stating that you would like to revoke your proxy;

•
by completing, signing and dating another proxy card and returning it by mail in time to be received before the DCT special meeting, or by submitting a later dated proxy by the Internet or telephone in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•
by attending the DCT special meeting and voting in person. Simply attending the DCT special meeting without voting will not revoke your proxy or change your vote.

  If your shares of DCT common stock are held in an account at a broker or other nominee and you desire to change your vote or vote in person, you should contact your broker or other nominee for instructions on how to do so.

Q:
What does it mean if I receive more than one set of voting materials for the DCT special meeting?

A:
You may receive more than one set of voting materials for the DCT special meeting, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares of DCT common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold your shares of DCT common stock. If you are a holder of record and your shares of DCT common stock are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or, if available, please submit your proxy by telephone or over the Internet.

Q:
Do I need identification to attend the DCT special meeting in person?

A:
Yes. Please bring proper identification, together with proof that you are a record owner of shares of DCT common stock. If your shares are held in street name, please bring acceptable proof of ownership, such as a letter from your broker or an account statement showing that you beneficially owned shares of DCT common stock, on the record date.

Q:
Will a proxy solicitor be used?

A:
Yes. DCT has engaged D.F. King & Co., Inc., which we refer to as D.F. King, to assist in the solicitation of proxies for the DCT special meeting and DCT estimates it will pay D.F. King a fee of approximately $10,000. DCT has also agreed to reimburse D.F. King for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify D.F. King against certain losses, claims, damages, liabilities and expenses. In addition to mailing proxy solicitation material, DCT's directors, officers and employees may also solicit proxies in person, by telephone or by any other electronic means of communication deemed appropriate. No additional compensation will be paid to DCT's directors, officers or employees for such services.

Q:
Who can answer my questions?

A:
If you have any questions about the mergers or how to submit your proxy or need additional copies of this proxy statement/prospectus, the enclosed proxy card or voting instructions, you should contact:

DCT Industrial Trust Inc.
555 17th Street, Suite 3700
Denver, CO 80202
Attention: Investor Relations
(303) 597-1550
www.dctindustrial.com

Proxy Solicitor:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
Toll-free: (800) 884-5101
Banks and Brokers: (212) 269-5550
Email: DCT@dfking.com

SUMMARY

        The following summary highlights some of the information contained in this proxy statement/prospectus. This summary may not contain all of the information that is important to you. For a more complete description of the merger agreement, the mergers and the other transactions contemplated by the merger agreement, Prologis and DCT encourage you to read carefully this entire proxy statement/prospectus, including the attached Annexes and the other documents to which we have referred you because this section does not provide all the information that might be important to you with respect to the mergers and the DCT special meeting. See also the section entitled "Where You Can Find More Information and Incorporation by Reference" beginning on page 182. We have included page references to direct you to a more complete description of the topics presented in this summary.

The Companies

Prologis, Inc. and Prologis, L.P. (See page 46)

Prologis, Inc.
Pier 1, Bay 1
San Francisco, California 94111
(415) 394-9000

        Prologis, Inc., a Maryland corporation, which we refer to as Prologis, through its controlling interest in Prologis, L.P., which we refer to as Prologis OP, is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. Prologis owns, manages and develops high-quality logistics facilities in the world's most active centers of commerce. Prologis invests in Class-A logistics facilities in the world's primary population centers with high barriers to entry and supported by extensive transportation infrastructure (major airports, seaports, rail systems and highway systems). Prologis believes its portfolio is the highest-quality logistics property portfolio in the industry because it is focused in those key markets. Prologis' local teams actively manage the portfolio, which encompasses leasing and property management, capital deployment and an opportunistic disposition program. The majority of Prologis' properties in the United States are wholly owned, while its properties outside the United States are generally held in co-investment ventures. Prologis is principally an owner/operator in the United States and a manager/developer outside the United States. As of March 31, 2018, Prologis owned or had investments in, on a wholly-owned basis or through co-investment ventures, properties and development projects (based on gross book value and total expected investment) totaling $58.5 billion across 683 million square feet across four continents. Prologis leases to approximately 5,000 customers.

        Prologis common stock is listed on the NYSE, trading under the symbol "PLD."

DCT Industrial Trust Inc. and DCT Industrial Operating Partnership LP (See page 46)

DCT Industrial Trust Inc.
555 17th Street, Suite 3700
Denver, CO 80202
(303) 597-1550

        DCT Industrial Trust Inc., a Maryland corporation, which we refer to as DCT, through its controlling interest in DCT Industrial Operating Partnership LP, which we refer to as DCT OP, is a leading industrial real estate company specializing in the ownership, acquisition, development, leasing and management of bulk distribution and light industrial properties located in high-demand distribution markets in the United States. DCT's actively managed portfolio is strategically located near population centers and well-positioned to take advantage of market dynamics. As of March 31, 2018, DCT owned interests in 425 properties, comprised of approximately 73.7 million square feet of properties leased to approximately 840 customers.

        DCT common stock is listed on the NYSE, trading under the symbol "DCT."

The Combined Company (See page 47)

        References to the Combined Company are to Prologis after the effective time of the company merger. The Combined Company will continue to be named "Prologis, Inc." and will be a Maryland corporation. The Combined Company after the completion of the mergers is expected to have a pro forma enterprise value of approximately $52.6 billion and a total market capitalization of approximately $41.4 billion (each based on the closing price of Prologis' common stock on June 29, 2018 of $65.69 per share). The Combined Company's asset base after the completion of the mergers will primarily consist of approximately 3,700 properties and development projects, on a wholly-owned basis or through co-investment ventures. The Combined Company will have a footprint in high-demand metropolitan areas throughout the world.

        The business of the Combined Company will be operated through Prologis OP. Prologis will have the full, exclusive and complete responsibility for and discretion in the day-to-day management and control of Prologis OP.

        The common stock of the Combined Company will continue to be listed on the NYSE, trading under the symbol "PLD."

        The Combined Company's principal executive offices will continue to be located at Pier 1, Bay 1, San Francisco, California 94111, and its telephone number will be (415) 394-9000.

The Mergers

The Merger Agreement (See page 99)

        The Prologis parties and the DCT parties have entered into the merger agreement attached as Annex A to this proxy statement/prospectus, which is incorporated herein by reference. Prologis and DCT encourage you to carefully read the merger agreement in its entirety because it is the principal document governing the mergers and the other transactions contemplated by the merger agreement.

        The merger agreement provides that the closing of the mergers will take place at the offices of Goodwin Procter LLP, Three Embarcadero Center, San Francisco, California 94111 on the second business day following the date on which the last of the conditions to closing of the mergers has been satisfied or waived.

The Mergers (See page 54)

        Upon the terms and subject to the conditions set forth in the merger agreement:

  •
  DCT will merge with and into Prologis, so that Prologis will be the surviving entity in the merger; and

  •
  DCT OP will merge with and into Prologis OP, so that Prologis OP will be the surviving entity in the merger.

        Upon the consummation of the mergers described above, the separate existences of DCT and DCT OP will cease.

The Merger Consideration (See page 100)

        In the company merger, each share of DCT common stock issued and outstanding immediately prior to the company merger effective time will be automatically converted into the right to receive 1.02 validly issued, fully paid and non-assessable shares of Prologis common stock, subject to any withholding required under applicable tax law, plus the right, if any, to receive cash in lieu of fractional shares of Prologis common stock into which such shares of DCT common stock would have been converted pursuant to the merger agreement.

        In the partnership merger, each DCT OP common unit outstanding immediately prior to the partnership merger effective time will be automatically converted into the right to receive 1.02 validly issued common units of Prologis OP. No fractional common units of Prologis OP will be issued in the partnership merger. Any fractional common unit of Prologis OP that would otherwise be issued to any holder of DCT OP common units will be rounded up to the nearest whole number.

Recommendation of the DCT Board of Directors (See page 48)

        The DCT Board has unanimously (i) determined and declared that the mergers are advisable and in the best interests of DCT and its stockholders; (ii) approved each of the mergers and the other transactions contemplated by the merger agreement; and (iii) approved the merger agreement. The DCT Board made its determination after consultation with its legal and financial advisors and consideration of numerous factors.

        The DCT Board unanimously recommends that the DCT stockholders vote FOR the proposal to approve the company merger on the terms and conditions set forth in the merger agreement, FOR the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement, and FOR the proposal to approve one or more adjournments of the DCT special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement.

The DCT Special Meeting (See page 48)

        DCT has agreed to hold a special meeting for the purpose of voting upon the approval of the company merger and other related matters. The DCT Board has agreed to recommend that the DCT stockholders approve the company merger and to use its reasonable best efforts to solicit the approval of the company merger at the special meeting. The special meeting of the DCT stockholders will be held at 555 17th Street, Suite 3700, Denver, Colorado 80202 on August 20, 2018, commencing at 10:00 a.m., local time.

        At the DCT special meeting, the DCT stockholders will be asked to consider and vote upon the following matters:

  1.
  a proposal to approve the company merger on the terms and conditions set forth in the merger agreement;

  2.
  a non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement; and

  3.
  a proposal to approve one or more adjournments of the DCT special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement.

        Approval of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement requires the affirmative vote of holders of a majority of the shares of outstanding DCT common stock entitled to vote on such proposal.

        Approval of the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement requires the affirmative vote of a majority of all votes cast on such proposal.

        Approval of the proposal to approve one or more adjournments of the DCT special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement requires the affirmative vote of a majority of all votes cast on such proposal. Regardless of the outcome of the foregoing proposal, in accordance with DCT's bylaws and Maryland law, the chairman of the DCT special meeting will retain full authority to conclude, recess or adjourn the DCT special meeting to a later date and time and at a place announced at the DCT special meeting for any purpose, including, without limitation, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement, or to postpone the DCT special meeting before it is convened, without a vote of the DCT stockholders.

        At the close of business on the record date, directors and executive officers of DCT were entitled to vote 163,380 shares of DCT common stock, or approximately 0.17% of the shares of DCT common stock issued and outstanding on that date. DCT currently expects that all DCT directors and executive officers will vote their shares of DCT common stock in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement as well as the other proposals to be considered at the DCT special meeting, although none of them is contractually obligated to do so.

        Your vote as a DCT stockholder is very important. Accordingly, please sign and return the enclosed proxy card whether or not you plan to attend the DCT special meeting in person.

Opinion of DCT's Financial Advisor (See page 67 and Annex B)

        In connection with the company merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or BofA Merrill Lynch, DCT's financial advisor, delivered to the DCT Board a written opinion, dated April 29, 2018, as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of DCT common stock of the Exchange Ratio provided for in the company merger. The full text of the written opinion, dated April 29, 2018, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this document and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to the DCT Board (in its capacity as such) for the benefit and use of the DCT Board in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch's opinion does not address any other aspect of the company merger and no opinion or view was expressed as to the relative merits of the company merger in comparison to other strategies or transactions that might be available to DCT or in which DCT might engage or as to the underlying business decision of DCT to proceed with or effect the company merger. BofA Merrill Lynch's opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the company merger or any other matter.

Treatment of the DCT Equity Awards (See pages 83 and 102)

        Long-Term Incentive Plan Units.    Immediately prior to the partnership merger effective time, each issued and outstanding (i) unvested DCT LTIP unit shall automatically become fully vested in accordance with the terms of the DCT equity incentive plan and award agreement or other agreement or document evidencing such DCT LTIP unit, and (ii) vested DCT LTIP unit eligible for conversion into a DCT OP common unit prior to or at the partnership merger effective time shall automatically be converted into a DCT OP common unit pursuant to the DCT OP partnership agreement. At the partnership merger effective time, each issued and outstanding DCT LTIP unit not previously converted into a DCT OP common unit, if any, shall be automatically converted into 1.02 Prologis LTIP units. No fractional Prologis LTIP units will be issued in connection with the conversion of such DCT LTIP units. Any fractional Prologis LTIP units that would otherwise be issued to any holder of DCT LTIP units shall be rounded up to the nearest whole number and the holder of DCT LTIP units shall not be entitled to any further consideration with respect thereto.

        Restricted Stock.    Immediately prior to the company merger effective time, each issued and outstanding unvested share of DCT common stock subject to a DCT restricted stock award granted under the DCT equity incentive plan shall automatically become fully vested, contingent upon the closing of the company merger, and shall automatically be converted into the right to receive the merger consideration in the same manner as all other shares of DCT common stock.

        Stock Options.    At the company merger effective time, each outstanding and unexercised option to purchase DCT common stock granted under the DCT equity incentive plan will vest in full and will terminate and will be converted into the right of the holder thereof to receive a number of shares of Prologis common stock, rounded down to the nearest whole number of shares, equal to (a) the Exchange Ratio multiplied by (b) the number of shares of DCT common stock obtained by (i) multiplying (A) the number of shares of DCT common stock that were subject to such option immediately prior to the company merger effective time by (B) the excess, if any, of the fair market value of a share of DCT common stock determined immediately prior to the company merger effective time over the per share exercise price of such option, and (ii) dividing the resulting amount determined under (i) by the fair market value of a share of DCT common stock determined immediately prior to the company merger effective time.

        Phantom Shares.    At the company merger effective time, each outstanding DCT phantom share granted under the DCT equity incentive plan will vest in full and the holder thereof will receive a number of shares of Prologis common stock per DCT phantom share equal to the number of shares of Prologis common stock that each DCT stockholder is entitled to receive per share of DCT common stock as the merger consideration.

        See "The Merger Agreement—Merger Consideration; Effects of the Company Merger and the Partnership Merger—DCT Equity Incentive Plans" on page 102 for more information.

Directors and Management of the Combined Company After the Mergers (See page 129)

        Immediately following the effective time of the company merger, the board of directors of the Combined Company will be increased to 12 members, with the 11 current Prologis directors, Hamid R. Moghadam, Irving F. Lyons III, Cristina G. Bita, George L. Fotiades, Lydia H. Kennard, J. Michael Losh, David P. O'Connor, Olivier Piani, Jeffrey L. Skelton, Carl B. Webb and William D. Zollars, continuing as directors of the Combined Company. In addition, Philip L. Hawkins will join the board of directors of the Combined Company, to serve until the next annual meeting of the stockholders of the Combined Company (and until his successor qualifies and is duly elected). In the merger agreement, Prologis also agreed to nominate Mr. Hawkins for reelection at the 2019 annual meeting of Prologis' stockholders to serve until the next subsequent annual meeting of Prologis' stockholders and until his successor is duly elected and qualifies. Mr. Hawkins is currently DCT's President and Chief Executive Officer and a member of the DCT Board.

        The executive officers of Prologis immediately prior to the effective time of the company merger will continue to serve as the executive officers of the Combined Company, with Hamid R. Moghadam continuing to serve as the Chief Executive Officer of the Combined Company. See "The Merger

Agreement—Board of Directors of Prologis Following the Mergers" on page 100 and "Directors and Management of the Combined Company After the Mergers" on page 129 for more information.

Interests of DCT's Directors and Executive Officers in the Mergers (See page 82)

        The interests of DCT's directors and executive officers in the mergers that are different from, or in addition to, those of DCT's stockholders generally are described below. The DCT Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the mergers, and in recommending that the DCT stockholders approve the company merger and the other transactions contemplated by the merger agreement. These interests include:

  •
  accelerated vesting of all outstanding equity awards and settlement of all outstanding DCT phantom shares;

  •
  payment of pro rata annual cash bonuses for 2018;

  •
  entitlement to severance benefits under a preexisting employment agreement with DCT's Chief Executive Officer and DCT's Executive Change in Control and Severance Plan covering DCT's other executive officers; and

  •
  entitlement to continued indemnification, expense advancement and insurance coverage under indemnification agreements and the merger agreement.

Listing of Prologis Common Stock; Delisting and Deregistration of DCT Common Stock (See page 98)

        It is a condition to each party's obligation to complete the mergers that the shares of Prologis common stock to be issued in connection with the mergers be approved for listing on the NYSE, subject to official notice of issuance. Prologis has agreed to use its reasonable best efforts to have the application for the listing of the Prologis common stock accepted by the NYSE as promptly as is practicable. After the company merger is completed, the shares of DCT common stock currently listed on the NYSE will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

Stockholder Appraisal Rights in the Mergers (See page 103)

        No dissenters' or appraisal rights or rights of objecting stockholders will be available with respect to the mergers or the other transactions contemplated by the merger agreement.

Conditions to Completion of the Mergers (See page 122)

        The respective obligations of each of the DCT, DCT OP, Prologis and Prologis OP to effect the mergers are subject to the satisfaction or waiver of certain customary conditions, including the approval of the company merger by the DCT stockholders, the absence of any legal prohibitions, the accuracy of the representations and warranties, subject to customary materiality qualifiers, and compliance by the other parties with their respective obligations under the merger agreement, subject to customary materiality qualifiers.

        Neither DCT nor Prologis can be certain when, or if, the conditions to the mergers will be satisfied or waived, or that the mergers will be effected. See "The Merger Agreement—Conditions to Completion of the Mergers" beginning on page 122 for more information.

Regulatory Approvals Required for the Mergers (See page 91)

        The consummation of the mergers and the other transactions contemplated by the merger agreement is not subject to the receipt of any governmental approvals or the expiration of any regulatory waiting period.

Non-Solicitation of Acquisition Proposals (See page 115)

        The merger agreement provides that DCT shall not, and shall cause its subsidiaries and its and their respective officers and directors not to, and shall instruct and use its reasonable best efforts to cause its and their respective affiliates, trustees, employees or consultants or investment bankers, financial advisors, attorneys, accountants or other representative retained by such person or entity not to, directly or indirectly:

  •
  solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information), any inquiries, indications of interest or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as defined in "The Merger Agreement—No Solicitation of Transactions");

  •
  engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide any non-public information or data to any person or entity relating to, an acquisition proposal or any inquiries, proposals, indications of interest or offers that constitute, or would reasonably be expected to lead to an acquisition proposal;

  •
  approve or execute or enter into any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement providing for any acquisition proposal; or

  •
  propose or agree to do any of the foregoing.

        DCT or its representatives may, however, contact a person or entity who has submitted an unsolicited bona fide written acquisition proposal for the sole purpose of clarifying the terms of such acquisition proposal in connection with determining whether such acquisition proposal constitutes, or would reasonably be likely to lead to, a superior proposal.

        Notwithstanding these restrictions, under certain circumstances, and to the extent that the DCT Board concludes in good faith, after receiving the advice of its outside legal counsel and its financial advisors, that an acquisition proposal either constitutes or would reasonably be expected to lead to a superior proposal (as defined in "The Merger Agreement—No Solicitation of Transactions") and that failure to do so would be inconsistent with their duties as directors under applicable law, DCT may, prior to the time the company merger is approved by the DCT stockholders, make available non-public information or data, and engage in discussions and negotiations, with respect to certain unsolicited bona fide written acquisition proposals that did not result from a breach of the merger agreement.

        See "The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions" on page 115 for more information.

No Change of Board Recommendation; No Entry into Alternative Transactions (See page 115)

        Prior to obtaining the approval of the DCT stockholders of the company merger, the DCT Board may make a change in company recommendation (as defined in "The Merger Agreement—No Solicitation of Transactions" beginning on page 115), if and only if:

  •
  (i) DCT has received an unsolicited bona fide written acquisition proposal that did not result from a breach of DCT's non-solicitation covenant and covenants restricting the sharing of information in the merger agreement (and such proposal is not withdrawn) and the DCT Board concludes in good faith (after consultation with its outside legal counsel and its financial advisors) that such acquisition proposal constitutes a superior proposal or (ii) an intervening event (as defined in "The Merger Agreement—No Solicitation of Transactions") has occurred, and in the case of either (i) or (ii), the DCT Board concludes in good faith (after consultation with its outside counsel) that the failure to take such action would be inconsistent with their duties as directors under applicable law;

  •
  DCT gives Prologis at least four business days' prior written notice of its intention to take such action and which notice (i) in the case of an acquisition proposal, specifies in reasonable detail the reasons for DCT taking such action, including the material terms and conditions of any such superior proposal that is the basis of the proposed action and (ii) in the case of an intervening event, advising Prologis that DCT intends to take such action and specifying in reasonable detail the reasons therefor; and

  •
  during such notice period, the DCT Board considers, and, if requested by Prologis, engages and causes its representatives to engage in good faith discussions with Prologis regarding any adjustment or modification of the terms of the merger agreement proposed by Prologis and the DCT Board, following such notice period, again concludes in good faith (after consultation with its outside legal counsel and its financial advisors and taking into account any adjustment or modification of the terms of the merger agreement proposed by Prologis) that (i) in the case of both an acquisition proposal and an intervening event, the failure to do so would be inconsistent with their duties as directors under applicable law and (ii) in the case of an acquisition proposal, such acquisition proposal continues to constitute a superior proposal.

        Unless the merger agreement is terminated with respect to a superior proposal, notwithstanding a change in company recommendation, DCT shall cause the approval of the company merger to be submitted to a vote of its stockholders. In addition, DCT shall not submit to the vote of its stockholders any acquisition proposal other than the company merger prior to the termination of the merger agreement.

        See "The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions" on page 115 for more information.

Termination of the Merger Agreement (See page 125)

        The merger agreement may be terminated and the mergers may be abandoned at any time prior to the partnership merger effective time, whether before or after the receipt of the approval of the company merger by the DCT stockholders, under the following circumstances:

  •
  by mutual written consent of DCT and Prologis;

  •
  by either DCT or Prologis if:

  •
  upon a vote at the DCT stockholder meeting, the approval of the company merger by the DCT stockholders is not obtained (except this right to terminate is not available to DCT if the failure to obtain such DCT stockholder approval was primarily caused by any action or failure to act of any of the DCT parties that constitutes a material breach of their respective obligations with respect to the preparation of the proxy statement/prospectus or holding the DCT stockholder meeting or non-solicitation of acquisition proposals and changes in the recommendation of the DCT Board);

  •
  a governmental authority of competent jurisdiction shall have issued an order, decree, judgment, injunction or taken any other action, which permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the mergers, and such order, decree, judgment, injunction or other action shall have become final and non-appealable; or

  •
  the mergers shall not have been consummated on or before 5:00 p.m. (New York time) on December 31, 2018, or the Outside Closing Date, unless the failure to consummate the mergers on or before such date shall have been primarily caused by, or the result of, the failure of the party seeking to terminate the merger agreement to comply with any provision of the merger agreement.

  •
  by DCT if:

  •
  at any time prior to the receipt of the approval of the company merger by the DCT stockholders, in order to enter into an acquisition agreement with respect to a superior proposal in compliance with the terms of the merger agreement (provided that the merger agreement may not be so terminated unless DCT concurrently pays the termination fee described below); or

  •
  there has been a breach or failure to perform in any material respect by any of the Prologis parties of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of any of the Prologis parties, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the failure to be satisfied of certain closing conditions, unless such breach is reasonably capable of being cured by the earlier of 30 days after notice of such breach or failure to perform is given or two business days prior to the Outside Closing Date unless any of the DCT parties is in breach of any of its own respective representations, warranties, covenants or agreements set forth in the merger agreement such that certain closing conditions would not be satisfied.

  •
  by Prologis if:

  •
  prior to obtaining the approval of the DCT stockholders of the company merger, the DCT Board shall make a change in company recommendation;

  •
  upon a willful breach of the non-solicitation covenants by any DCT party; or

  •
  there has been a breach or failure to perform in any material respect by any of the DCT parties of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of any of the DCT parties, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the failure to be satisfied of certain closing conditions, unless such breach is reasonably capable of being cured by the earlier of 30 days after notice of such breach or failure to perform is given or two business days prior to the Outside Closing Date unless any of the Prologis parties is in breach of any of its own respective representations, warranties, covenants or agreements set forth in the merger agreement such that certain closing conditions would not be satisfied.

        See "The Merger Agreement—Termination of the Merger Agreement" beginning on page 125 for more information.

Termination Fee and Expenses (See page 126)

        DCT must pay to Prologis a termination fee in the amount of $216 million if the merger agreement is terminated in the following circumstances:

  •
  DCT terminates the merger agreement, at any time prior to the receipt of the DCT stockholder approval, to enter into an acquisition agreement with respect to a superior proposal; or

  •
  Prologis terminates the merger agreement following a change in company recommendation by the DCT Board.

        DCT must pay to Prologis a termination fee in the amount of $216 million in the following instances (provided that for purposes of the analysis below, the references to "20%" in the definition of "acquisition proposal" in the merger agreement shall instead be "50%"):

  •
  In the event that:

  •
  DCT receives or has received a bona fide acquisition proposal with respect to DCT that has been publicly announced or otherwise communicated to the DCT Board prior to the time of the DCT stockholder meeting;

  •
  thereafter (i) DCT or Prologis terminates the merger agreement as a result of the failure to obtain the approval of the company merger by the DCT stockholders following a vote at the DCT stockholder meeting, (ii) DCT or Prologis terminates the merger agreement for the failure of the consummation of the mergers to occur on or before the Outside Closing Date or (iii) Prologis terminates the merger agreement as a result of DCT's or DCT OP's breach or failure to perform in any material respect any of its representations, warranties, covenants or agreements contained in the merger agreement, subject to a cure right as further described below; and

  •
  before the date that is twelve months after the date of termination of the merger agreement, DCT consummates an acquisition proposal or enters into an acquisition agreement.

        However, the termination fee will only be $100 million if:

  •
  the merger agreement is terminated:

  •
  by DCT prior to the receipt of the DCT stockholder approval in order to enter into an acquisition agreement with respect to a superior proposal from a qualified bidder in compliance with the merger agreement; or

  •
  by Prologis following a change in company recommendation by the DCT Board as a result of superior proposal from a qualified bidder; and

  •
  a bidder will be a qualified bidder if such bidder made a bona fide written acquisition proposal on or prior to 11:59 p.m. (New York time) on May 29, 2018 that, on or prior to such date, the DCT Board concluded in good faith (after consultation with its outside legal counsel and its financial advisors) either constituted or would reasonably be expected to lead to a superior proposal; and

  •
  the termination of the merger agreement occurred prior to the later of the following:

  •
  11:59 p.m. (New York time) on June 13, 2018; and

  •
  11:59 p.m. (New York time) on the first day after the end of any notice period (including any extensions thereof) with respect to a superior proposal by a qualified bidder for which such notice period commenced on or prior to June 13, 2018.

        DCT did not receive a bona fide written acquisition proposal from any bidders, including any qualified bidders, on or prior to 11:59 p.m. (New York time) on May 29, 2018.

        DCT has agreed to pay to Prologis all documented reasonable out-of-pocket expenses (including fees and expenses of counsel and other advisors) paid or payable by any of the Prologis parties in connection with the merger agreement and the transactions contemplated by the merger agreement up to a maximum of $15 million if the merger agreement is terminated by either DCT or Prologis because the DCT stockholders fail to approve the company merger at a duly convened meeting. See "The Merger Agreement—Termination of the Merger Agreement" beginning on page 125 for more information.

Remedies (See page 128)

        The parties to the merger agreement are entitled to seek an injunction or injunctions to prevent breaches of the merger agreement by any other party and to specifically enforce the terms and provisions of the merger agreement.

Litigation Relating to the Mergers (See page 98)

        On July 2, 2018, DCT, DCT OP, the DCT Board, Prologis, and Prologis OP were sued in a putative class action lawsuit, captioned Rosenblatt v. DCT Industrial Trust Inc. et al., Case No. 1:18-cv-01678 (the "Rosenblatt Action"), filed in the United States District Court for the District of Colorado, in connection with DCT's proposed merger with Prologis and the related Form S-4. The complaint in the Rosenblatt Action alleges that DCT, DCT OP, the DCT Board, Prologis, and Prologis OP violated federal securities laws by omitting material information from the Form S-4, rendering the Form S-4 materially deficient. On July 10, 2018, DCT and the DCT Board were sued in another putative class action lawsuit, captioned Bushansky v. DCT Industrial Trust, Inc., Case No. 1:18-cv-01758 (the "Bushansky Action"), also filed in the United States District Court for the District of Colorado, and also in connection with DCT's proposed merger with Prologis and the related Form S-4. The complaint in the Bushansky Action alleges that DCT and the DCT Board violated federal securities laws by omitting from the Form S-4, and/or misrepresenting in the Form S-4, material information, rendering the Form S-4 materially deficient. Plaintiffs in the Rosenblatt and Bushansky Actions seek, among other things, (i) to enjoin the transaction (or rescind it to the extent it is completed), and (ii) attorneys' fees and costs in connection with these lawsuits. If additional similar complaints are filed, absent new or different allegations that are material, neither DCT nor Prologis will necessarily announce such additional filings.

        Although the ultimate outcome of litigation cannot be predicted with certainty, DCT and Prologis believe that these lawsuits are without merit and intend to defend against these actions vigorously.

Material United States Federal Income Tax Consequences of the Company Merger (See page 92)

        Prologis and DCT intend that the company merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The closing of the mergers is conditioned on the receipt by each of Prologis and DCT of an opinion from its respective counsel to the effect that the company merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming that the company merger qualifies as a reorganization, United States holders of shares of DCT common stock are not expected to recognize gain or loss as a result of the company merger (except with respect to the receipt of cash in lieu of fractional shares of Prologis common stock).

        For further discussion of certain United States federal income tax consequences of the company merger and the ownership and disposition of the Combined Company common stock, see "The Mergers—Material United States Federal Income Tax Consequences of the Company Merger" beginning on page 92 and "Material United States Federal Income Tax Considerations Applicable to Holders of the Combined Company Stock" beginning on page 130.

        Holders of shares of DCT common stock should consult their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-United States income and other tax laws) of the company merger and the ownership and disposition of the Combined Company common stock.

Accounting Treatment of the Mergers (See page 97)

        Prologis prepares its financial statements in accordance with United States generally accepted accounting principles, which we refer to as GAAP. The mergers will be accounted for by using the business combination accounting rules. See "The Merger—Accounting Treatment" beginning on page 97 for more information.

Comparison of Rights of Prologis Stockholders and DCT Stockholders (See page 163)

        The rights of DCT stockholders are currently governed by and subject to the provisions of the Maryland General Corporation Law, or the MGCL, and the charter and bylaws of DCT. Upon consummation of the company merger, the rights of the former DCT stockholders who receive shares of Prologis common stock in the company merger will be governed by the MGCL and the Prologis charter and bylaws, rather than the charter and bylaws of DCT. In particular, as is typical for REITs in order to protect their status as a REIT, the Prologis charter provides that, with limited exceptions, no person may beneficially own, or be deemed to beneficially own by virtue of the attribution provisions of the Code, more than 9.8% of the outstanding shares of Prologis' capital stock.

Selected Historical Financial Information of Prologis

        The following selected historical financial information for each of the years during the five-year period ended December 31, 2017 and the selected balance sheet data as of December 31 for each of the years in the five-year period ended December 31, 2017 have been derived from Prologis' audited consolidated financial statements. The selected historical financial information for the three months ended March 31, 2018 and 2017 and the selected balance sheet data as of March 31, 2018 have been derived from Prologis' unaudited interim consolidated financial statements.

        You should read the selected historical financial information presented below together with the consolidated financial statements and the related notes thereto and management's discussion and analysis of financial condition and results of operations of Prologis included in Prologis' Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are incorporated herein by reference. See also "Where You Can Find More Information and Incorporation by Reference" beginning on page 182.

	Three Months Ended March 31,		For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(in millions, except per share amounts)
Operating Data:
Total revenues	$694	$629	$2,618	$2,533	$2,197	$1,761	$1,750
Total expenses	$457	$467	$1,847	$1,865	$1,817	$1,441	$1,446
Operating income	$237	$162	$771	$668	$380	$320	$304
Interest expense	$47	$73	$274	$303	$301	$309	$379
Consolidated net earnings	$392	$221	$1,761	$1,293	$926	$739	$353
Net earnings attributable to common stockholders	$366	$203	$1,642	$1,203	$863	$622	$315
Net earnings per share attributable to common stockholders—Basic(1)	$0.69	$0.38	$3.10	$2.29	$1.66	$1.25	$0.65
Net earnings per share attributable to common stockholders—Diluted(1)	$0.68	$0.38	$3.06	$2.27	$1.64	$1.24	$0.64
Weighted average common shares outstanding:
Basic	532	529	530	526	521	500	486
Diluted	554	550	552	547	534	506	492
Common Share Dividends:
Common share dividends paid per share	$0.48	$0.44	$1.76	$1.68	$1.52	$1.32	$1.12

(1)
In 2014, the accounting standard changed for classifying and reporting discontinued operations and none of Prologis' dispositions since adoption met the qualifications to be reported as discontinued

  operations. In 2013, Prologis' net earnings per share attributable to common stockholders and unitholders for basic and diluted included $0.25 per share attributable to discontinued operations.

		As of December 31,
	As of March 31, 2018
		2017	2016	2015	2014	2013
	(in millions)
Financial Position:
Investments in real estate properties	$25,876	$25,839	$27,119	$27,521	$22,190	$20,824
Net investments in real estate properties	$21,677	$21,779	$23,361	$24,247	$19,399	$18,255
Investments in and advances to unconsolidated entities	$5,676	$5,496	$4,230	$4,756	$4,825	$4,430
Total assets	$29,671	$29,481	$30,250	$31,395	$25,775	$24,572
Total debt	$9,460	$9,413	$10,608	$11,627	$9,337	$9,011
Total liabilities	$10,883	$10,775	$11,792	$12,974	$10,591	$10,396
Noncontrolling interests	$3,108	$3,075	$3,467	$3,753	$1,208	$465
Prologis, Inc. shareholders' equity	$15,680	$15,631	$14,991	$14,668	$13,976	$13,711
Number of common shares outstanding	533	532	529	525	509	499

Funds From Operations Attributable to Common Stockholders/Unitholders

        Funds From Operations, or FFO, is a non-GAAP financial measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings.

        The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales, along with impairment charges, of depreciable properties. Prologis also excludes the gains on revaluation of equity investments upon acquisition of a controlling interest and the gain recognized from a partial sale of its investment, as these are similar to gains from the sales of depreciable properties. Prologis excludes similar adjustments from its unconsolidated entities and the third parties' share of its consolidated co-investment ventures.

        Prologis' FFO Measures.    Prologis' FFO measures begin with NAREIT's definition, and Prologis makes certain adjustments to reflect its business and the way that management plans and executes its business strategy. While not infrequent or unusual, the additional items Prologis adjusts for in calculating FFO, as modified by Prologis and Core FFO (both as defined below), are subject to significant fluctuations from period to period. Although these items may have a material impact on Prologis' operations and are reflected in its financial statements, the removal of the effects of these items allows Prologis to better understand the core operating performance of its properties over the long-term. These items have both positive and negative short-term effects on Prologis' results of operations in inconsistent and unpredictable directions that are not relevant to its long-term outlook.

        Prologis calculates its FFO measures, as defined below, based on its proportionate ownership share of both its unconsolidated and consolidated ventures. Prologis reflects its share of its FFO measures for unconsolidated ventures by applying its average ownership percentage for the period to the applicable reconciling items on an entity by entity basis. Prologis reflects its share for consolidated ventures in which it does not own 100% of the equity by adjusting its FFO measures to remove the noncontrolling interests share of the applicable reconciling items based on its average ownership percentage for the applicable periods.

        These FFO measures are used by Prologis' management as supplemental financial measures of operating performance and it believes that it is important that stockholders, potential investors and financial analysts understand the measures management uses. Prologis does not use its FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of Prologis' operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of Prologis' ability to fund its cash needs.

        Prologis analyzes its operating performance primarily by the rental revenues of its real estate and the revenues from its strategic capital business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities.

        FFO, as modified by Prologis attributable to common stockholders and unitholders, or FFO, as modified by Prologis.    To arrive at FFO, as modified by Prologis, Prologis adjusts the NAREIT defined FFO measure to exclude the impact of foreign currency related items and deferred tax, specifically:

  •
  deferred income tax benefits and deferred income tax expenses recognized by its subsidiaries;

  •
  current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in earnings that is excluded from its defined FFO measure;

  •
  unhedged foreign currency exchange gains and losses resulting from debt transactions between Prologis and its foreign consolidated subsidiaries and its foreign unconsolidated entities;

  •
  foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third-party debt of Prologis' foreign consolidated and unconsolidated entities; and

  •
  mark-to-market adjustments associated with derivative financial instruments.

        Prologis uses FFO, as modified by Prologis, so that management, analysts and investors are able to evaluate Prologis' performance against other REITs that do not have similar operations or operations in jurisdictions outside the United States.

        Core FFO attributable to common stockholders and unitholders, or Core FFO.    In addition to FFO, as modified by Prologis, Prologis also uses Core FFO. To arrive at Core FFO, Prologis adjusts FFO, as modified by Prologis, to exclude the following recurring and nonrecurring items that Prologis recognized directly in FFO, as modified by Prologis:

  •
  gains or losses from the disposition of land and development properties that were developed with the intent to contribute or sell;

  •
  income tax expense related to the sale of investments in real estate and third-party acquisition costs related to the acquisition of real estate;

  •
  impairment charges recognized related to Prologis' investments in real estate generally as a result of its change in intent to contribute or sell these properties;

  •
  gains or losses from the early extinguishment of debt and redemption and repurchase of preferred stock; and

  •
  expenses related to natural disasters.

        Prologis uses Core FFO, including by segment and region, to: (i) assess its operating performance as compared to other real estate companies; (ii) evaluate its performance and the performance of its properties in comparison with expected results and results of previous periods; (iii) evaluate the performance of its management; (iv) budget and forecast future results to assist in the allocation of resources; (v) provide guidance to the financial markets to understand its expected operating performance; and (vi) evaluate how a specific potential investment will impact its future results.

        Limitations on the use of Prologis' FFO measures.    While Prologis believes its modified FFO measures are important supplemental measures, neither NAREIT's nor Prologis' measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, these are only a few of the many measures Prologis uses when analyzing its business. Some of the limitations are:

  •
  The current income tax expenses and acquisition costs that are excluded from Prologis' modified FFO measures represent the taxes and transaction costs that are payable.

  •
  Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Furthermore, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of logistics facilities are not reflected in FFO.

  •
  Gains or losses from non-development property dispositions and impairment charges related to expected dispositions represent changes in value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions.

  •
  The deferred income tax benefits and expenses that are excluded from Prologis' modified FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Prologis' modified FFO measures do not currently reflect any income or expense that may result from such settlement.

  •
  The foreign currency exchange gains and losses that are excluded from Prologis' modified FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of Prologis' foreign currency-denominated net assets is indefinite as to timing and amount. Prologis' FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

  •
  The gains and losses on extinguishment of debt or preferred stock that Prologis excludes from its Core FFO, may provide a benefit or cost to Prologis as it may be settling its debt at less or more than its future obligation.

  •
  The natural disaster expenses that Prologis excludes from Core FFO are costs that Prologis has incurred.

        Prologis compensates for these limitations by using its FFO measures only in conjunction with net earnings computed under GAAP when making its decisions. This information should be read with Prologis' complete consolidated financial statements prepared under GAAP. To assist investors in compensating for these limitations, Prologis reconciles its modified FFO measures to its net earnings computed under GAAP below.

        The following table is a reconciliation of Prologis' FFO measures to net earnings computed under GAAP for the three months ended March 31, 2018 and 2017 and for each of the years during the five-year period ended December 31, 2017:

	Three Months Ended March 31,		For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(in millions, except per share amounts)
FFO:
Reconciliation of net earnings to FFO measures:
Net earnings attributable to common stockholders	$366	$203	$1,642	$1,203	$863	$622	$315
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	196	219	848	900	855	618	625
Gains on dispositions of investments in real estate properties and revaluation of equity investments upon acquisition of a controlling interest, net	(37)	(67)	(855)	(423)	(501)	(553)	(271)
Reconciling items related to noncontrolling interests	(10)	(25)	(39)	(105)	(78)	48	(9)
Our share of reconciling items included in earnings from unconsolidated entities	52	33	147	162	185	186	160

NAREIT defined FFO	$567	$363	$1,743	$1,737	$1,324	$921	$820
Add (deduct) our modified adjustments:
Unrealized foreign currency and derivative losses (gains) and related amortization, net	$34	$12	$69	$(8)	$1	$19	$32
Deferred income tax expense (benefit), net	(2)	2	(5)	(5)	(5)	(87)	(20)
Current income tax expense (benefit) related to acquired tax liabilities	1	(1)	2	—	4	30	21
Reconciling items related to noncontrolling interests	—	—	—	1	(1)	—	—
Our share of reconciling items included in earnings from unconsolidated entities	(2)	2	(14)	(23)	(14)	5	2

FFO, as modified by Prologis	$598	$378	$1,795	$1,702	$1,309	$888	$855
Adjustments to arrive at Core FFO:
Gains on dispositions of development properties and land, net	$(158)	$(30)	$(328)	$(334)	$(258)	$(173)	$(428)
Current income tax expense (benefit) on dispositions	7	(1)	19	24	—	15	88
Acquisition expenses	—	—	—	4	47	4	3
Losses (gains) on early extinguishment of debt and repurchase of preferred stock, net	1	—	72	(2)	86	172	286
Reconciling items related to noncontrolling interests	(1)	(1)	—	4	(11)	—	—
Our share of reconciling items included in earnings from unconsolidated entities	(4)	1	(7)	2	8	47	9

Core FFO	$443	$347	$1,551	$1,400	$1,181	$953	$813

Selected Historical Financial Information of DCT

        Except for the Other Data as shown below, the following selected historical financial information for each of the years during the five-year period ended December 31, 2017 and the selected balance sheet data as of December 31 for each of the years in the five-year period ended December 31, 2017 have been derived from DCT's audited consolidated financial statements. The selected historical financial information for the three months ended March 31, 2018 and 2017 and the selected balance sheet data as of March 31, 2018 and 2017 have been derived from DCT's unaudited interim consolidated financial statements.

        You should read the selected historical financial information presented below together with the consolidated financial statements and the related notes thereto and management's discussion and analysis of financial condition and results of operations of DCT included in DCT's Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are incorporated herein by reference. See also "Where You Can Find More Information and Incorporation by Reference" beginning on page 182.

	Three Months Ended March 31,		For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(in millions, except per share amounts)
Operating Data:
Total revenues	$109.8	$105.9	$424.5	$392.8	$354.7	$336.5	$289.0
Total operating expenses	$75.7	$74.8	$300.2	$284.7	$284.7	$277.7	$237.7
Income (loss) from continuing operations	$50.9	$15.8	$108.5	$98.0	$103.0	$46.5	$(9.3)
Income from discontinued operations	$—	$—	$—	$—	$—	$5.7	$26.7
Gain on dispositions of real estate interests	$32.2	—	$47.1	$49.9	$77.9	$39.7	$—
Net income attributable to common stockholders	$48.8	$15.0	$103.5	$93.1	$94.0	$49.2	$15.9
Net Earnings per Common Share—Basic:
Net earnings attributable to common stockholders	$0.52	$0.16	$1.11	$1.03	$1.06	$0.58	$0.20

Net Earnings per Common Share—Diluted:
Net earnings attributable to common stockholders	$0.52	$0.16	$1.11	$1.03	$1.05	$0.58	$0.20

Weighted Average Common Shares Outstanding:(1)
Basic	93.8	91.8	92.6	89.9	88.2	83.3	74.7
Diluted	93.8	91.9	92.7	90.0	88.5	83.6	74.7
Common share cash distributions declared per share	$0.36	$0.31	$1.29	$1.18	$1.13	$1.12	$1.12

		As of December 31,
	As of March 31, 2018
		2017	2016	2015	2014	2013
		(in millions)
Balance Sheet Data:
Total assets	$4,055.8	$4,010.7	$3,808.1	$3,632.4	$3,445.7	$3,259.0
Total liabilities	$1,972.8	$1,961.2	$1,843.4	$1,763.2	$1,580.3	$1,591.8

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Other Data:
FFO attributable to common stockholders and unitholders—basic and diluted(2)	$61.1	$58.7	$234.0	$214.0	$180.9	$164.0	$140.6
FFO, as adjusted, attributable to common stockholders and unitholders—basic and diluted(2)	$61.5	$58.7	$236.9	$214.7	$186.4	$167.0	$144.2

Note:    Per share amounts may not recalculate due to rounding.

(1)
On November 17, 2014, DCT completed a one-for-four reverse stock split of its issued and outstanding common stock and a corresponding reverse split of the partnership interests of DCT OP. The number of authorized shares and the par value of the common stock were not changed. All common stock/unit and per share/unit data for all periods presented have been restated to give effect to the reverse stock split.

(2)
See description of FFO and FFO, as adjusted below.

Funds From Operations of DCT

        DCT believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT considers FFO, as defined by NAREIT, to be a useful supplemental, non-GAAP measure of DCT's operating performance. DCT excludes gains and losses on business combinations and includes the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in its definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, DCT believes that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. DCT also presents FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs, impairment losses on properties which are not depreciable and expense related to the Tax Cuts and Jobs Act of 2017 impact. DCT believes that FFO excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs, impairment losses on non-depreciable real estate and expense related to the Tax Cuts and Jobs Act of 2017 impact is useful supplemental information regarding its operating performance as it provides a more meaningful and consistent comparison of DCT's operating performance and allows investors to more easily compare DCT's operating results. Readers should note that FFO captures neither the changes in the value of DCT's properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT's properties, all of which have real economic effect and could materially impact DCT's results from operations. NAREIT's definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT's FFO may not be comparable to other REITs' FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT's performance.

        The following table is a reconciliation of DCT's funds from operations, or FFO and FFO, as adjusted, to its net income attributable to DCT common stockholders for the three months ended March 31, 2018 and 2017 and for the years ended December 31, 2017, 2016, 2015, 2014 and 2013:

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(in millions, except per share amounts)
Net income attributable to common stockholders	$48.8	$15.0	$103.5	$93.1	$94.0	$49.2	$15.9
Adjustments:
Real estate related depreciation and amortization	41.2	41.6	168.2	161.3	156.0	149.0	137.1
Equity in earnings of unconsolidated joint ventures, net	(1.1)	(1.5)	(6.4)	(4.1)	(7.3)	(6.5)	(2.4)
Equity in FFO of unconsolidated joint ventures(1)	2.8	3.2	12.3	10.3	9.9	10.8	10.2
Impairment losses on depreciable real estate	—	—	0.3	—	2.3	5.8	13.3
Gain on business combination	—	—	—	—	—	(1.0)	—
Gain on dispositions of real estate interests	(32.2)	—	(47.1)	(49.9)	(77.9)	(45.2)	(33.7)
Gain on dispositions of non-depreciable real estate	—	—	—	—	—	0.1	—
Noncontrolling interest in the above adjustments	(0.5)	(1.8)	(5.3)	(5.6)	(4.5)	(6.3)	(8.2)
FFO attributable to unitholders	2.1	2.3	8.5	8.9	8.3	8.1	8.4

FFO attributable to common stockholders and unitholders—basic and diluted	61.1	58.8	234.0	214.0	180.8	164.0	140.6

Adjustments:
Acquisition costs	—	—	—	1.1	1.9	3.0	3.6
Severance costs	—	—	—	—	3.6	—	—
Hedge ineffectiveness (non-cash)(2)	—	—	—	(0.4)	—	—	—
Impairment loss on land	0.4	—	0.9	—	—	—	—
Tax Cuts and Jobs Act of 2017 impact	—	—	2.0	—	—	—	—

FFO, as adjusted, attributable to common stockholders and unitholders—basic and diluted	$61.5	$58.7	$236.9	$214.7	$186.4	$167.0	$144.2

FFO per common share and unit—basic	$0.63	$0.61	$2.42	$2.27	$1.95	$1.86	$1.76

FFO per common share and unit—diluted	$0.63	$0.61	$2.42	$2.27	$1.94	$1.85	$1.75

FFO, as adjusted, per common share and unit—basic	$0.63	$0.61	$2.45	$2.28	$2.00	$1.89	$1.80

FFO, as adjusted, per common share and unit—diluted	$0.63	$0.61	$2.45	$2.27	$2.00	$1.89	$1.80

FFO weighted average common shares and units outstanding:
Common shares	93.8	91.8	92.6	89.9	88.2	83.3	74.7
Participating securities	0.5	0.5	0.5	0.6	0.6	0.6	0.6
Units	3.3	3.7	3.5	3.9	4.2	4.3	4.8

FFO weighted average common shares, participating securities and units outstanding—basic	97.6	95.9	96.5	94.3	93.0	88.2	80.1
Dilutive common stock equivalents	—	0.1	0.1	0.1	0.3	0.3	0.2

FFO weighted average common shares and units outstanding—diluted	97.7	96.0	96.7	94.5	93.3	88.5	80.3

Note:    Totals may not sum and per share amounts may not recalculate due to rounding.

(1)
Equity in FFO of unconsolidated joint ventures is determined as DCT's share of FFO from each unconsolidated joint venture.

(2)
Effective as of January 1, 2017, DCT no longer separately records hedge ineffectiveness in earnings per the adoption of the Derivatives and Hedging ASU 2017-12.

Selected Unaudited Pro Forma Condensed Combined Financial Information (See page F-1)

        The following table shows summary unaudited pro forma condensed combined financial information about the combined financial condition and operating results after giving effect to the mergers. The unaudited pro forma condensed combined financial information assumes that the mergers are accounted for as an asset acquisition with Prologis treated as the acquirer. The unaudited pro forma condensed combined balance sheet data gives effect to the mergers as if they had occurred on March 31, 2018. The unaudited pro forma condensed combined statement of operations data gives effect to the mergers as if they had become effective at January 1, 2017, based on the most recent valuation data available. The summary unaudited pro forma condensed combined financial information listed below has been derived from and should be read in conjunction with (i) the more detailed unaudited pro forma condensed combined financial information, including the notes thereto, appearing elsewhere in this proxy statement/prospectus (ii) the consolidated financial statements and the related notes of both Prologis and DCT contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2017 and (iii) the consolidated financial statements and the related notes of both Prologis and DCT contained in their respective Quarterly Reports on Form 10-Q for the three months ended March 31, 2018, all of which are incorporated by reference into this proxy statement/prospectus. See "Unaudited Pro Forma Condensed Combined Financial Statements" and "Where You Can Find More Information and Incorporation by Reference."

        The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results or financial position that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of the future operating results or financial position of the Combined Company. The unaudited pro forma condensed combined financial information does not give effect to any potential revenue enhancements or cost synergies that could result from the mergers. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the definitive allocation of the final purchase price that will be recorded subsequent to completion of the mergers. The determination of the final purchase price will be based on the trading price of Prologis' common stock as of the closing date.

	For the Three Months Ended March 31, 2018	For the Year Ended December 31, 2017
	(in millions, except per share amounts)
Operating Data:
Total revenues	$803	$3,051
Operating income	$250	$824
Consolidated net earnings	$428	$1,821
Net earnings attributable to common stockholders	$400	$1,698
Net earnings per share attributable to common stockholders
Basic	$0.64	$2.71
Diluted	$0.63	$2.68

As of March 31, 2018
Balance Sheet Data:
Net investments in real estate properties	$29,727
Total assets	$38,370
Total debt	$11,274
Prologis, Inc. stockholders' equity	$22,087

Unaudited Comparative Per Share Information

        The following table sets forth for the year ended December 31, 2017 and the three months ended March 31, 2018, selected per share information for Prologis and DCT common stock on an historical basis and for the Combined Company on a pro forma basis after giving effect to the mergers accounted for as an asset acquisition. The information in the table is unaudited. You should read the tables below together with the historical consolidated financial statements and related notes of Prologis and DCT contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2017, and each of Prologis' and DCT's respective Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, which are incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information and Incorporation by Reference" beginning on page 182 for more information.

        The pro forma Combined Company net earnings per share for the three months ended March 31, 2018 and the year ended December 31, 2017 includes the combined net earnings attributable to the common stockholders of Prologis and DCT on a pro forma basis as if the transaction was consummated on January 1, 2017 and, with respect to net book value per share of common stock, on March 31, 2018.

        The Prologis pro forma combined per share data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are estimates based upon information and assumptions available at the time of the filing of this proxy statement/prospectus.

        The DCT pro forma equivalent information shows the effect of the mergers from the perspective of an owner of DCT common stock and the information was computed by multiplying the Prologis pro forma combined information by the Exchange Ratio of 1.02.

	Prologis		DCT
	Historical	Pro Forma Combined	Historical	Pro Forma Equivalent
For the year ended December 31, 2017
Net earnings per share attributable to common stockholders, basic	$3.10	$2.71	$1.11	$2.76
Net earnings per share attributable to common stockholders, diluted	$3.06	$2.68	$1.11	$2.73
Cash dividends declared per share of common stock	$1.76	$1.76	$1.29	$1.80
For the three months ended March 31, 2018
Net earnings per share attributable to common stockholders, basic	$0.69	$0.64	$0.52	$0.65
Net earnings per share attributable to common stockholders, diluted	$0.68	$0.63	$0.52	$0.64
Cash dividends declared per share of common stock	$0.48	$0.48	$0.36	$0.49
As of March 31, 2018
Net book value per share of common stock	$29.28	$34.99	$21.13	$35.69

Comparative Prologis and DCT Market Price and Dividend Information

Prologis' Market Price Data

        Prologis common stock is listed on the NYSE under the symbol "PLD." This table sets forth, for the periods indicated, the high and low sales prices per share of Prologis common stock, as reported by the NYSE, and distributions declared per share of Prologis common stock.

	Price Per Share of Common Stock
			Distributions Declared Per Share(1)
	High	Low
2015
First Quarter	$47.56	$41.15	$0.36
Second Quarter	$44.48	$37.03	$0.36
Third Quarter	$42.49	$36.26	$0.40
Fourth Quarter	$43.69	$38.66	$0.40
2016
First Quarter	$44.26	$35.25	$0.42
Second Quarter	$50.74	$43.45	$0.42
Third Quarter	$54.87	$48.46	$0.42
Fourth Quarter	$53.51	$45.93	$0.42
2017
First Quarter	$54.25	$48.33	$0.44
Second Quarter	$59.49	$51.66	$0.44
Third Quarter	$65.49	$56.59	$0.44
Fourth Quarter	$67.53	$62.99	$0.44
2018
First Quarter	$65.19	$58.28	$0.48
Second Quarter	$67.00	$60.82	$0.48

(1)
Common stock cash distributions currently are declared quarterly by Prologis.

DCT's Market Price Data

        DCT common stock is listed on the NYSE under the symbol "DCT." This table sets forth, for the periods indicated, the high and low sales prices per share of DCT common stock, as reported by the NYSE, and distributions declared per share of DCT common stock.

	Price Per Share of Common Stock
			Distributions Declared Per Share(1)
	High	Low
2015
First Quarter	$38.82	$33.49	$0.28
Second Quarter	$35.36	$31.36	$0.28
Third Quarter	$35.42	$31.08	$0.28
Fourth Quarter	$38.70	$33.50	$0.29
2016
First Quarter	$40.55	$32.88	$0.29
Second Quarter	$48.05	$39.07	$0.29
Third Quarter	$50.57	$46.18	$0.29
Fourth Quarter	$48.45	$42.96	$0.31
2017
First Quarter	$48.83	$43.95	$0.31
Second Quarter	$55.69	$47.85	$0.31
Third Quarter	$60.02	$52.06	$0.31
Fourth Quarter	$61.53	$57.02	$0.36
2018
First Quarter	$59.93	$52.58	$0.36
Second Quarter	$67.26	$54.71	$0.36

(1)
Common stock cash distributions currently are declared quarterly by DCT.

Recent Closing Prices

        The table below sets forth the closing per share sales prices of Prologis common stock and DCT common stock as reported by the NYSE on April 27, 2018 the last full trading day before the public announcement of the execution of the merger agreement by Prologis and DCT, and on June 29, 2018. The DCT pro forma equivalent closing share price is equal to the closing price of a share of Prologis common stock on each such date multiplied by 1.02 (the Exchange Ratio of shares of Prologis common stock for each share of DCT common stock).

	Prologis Common Stock	DCT Common Stock	DCT Pro Forma Equivalent
April 27, 2018	$66.58	$58.75	$67.91
June 29, 2018	$65.69	$66.73	$67.00

        The market price of Prologis common stock and DCT common stock will fluctuate between the date of this proxy statement/prospectus and the effective time of the company merger. Because the number of shares of Prologis common stock to be issued in the company merger for each share of DCT common stock is fixed in the merger agreement, the market value of Prologis common stock to be received by DCT stockholders at the effective time of the company merger may vary significantly from the prices shown in the table above. As a result, you should obtain recent market prices of shares of Prologis common stock and DCT common stock prior to voting your shares. See "Risk Factors—Risk Factors Relating to the Mergers" beginning on page 33.

        Following the transaction, Prologis common stock will continue to be listed on the NYSE and, until the completion of the company merger, DCT common stock will continue to be listed on the NYSE.

RISK FACTORS

        In addition to the other information included in this proxy statement/prospectus, including the matters addressed in the section entitled "Cautionary Statement Concerning Forward-Looking Statements," you should carefully consider the following risks before deciding how to vote your shares of DCT common stock. In addition, you should read and consider the risks associated with each of the businesses of Prologis and DCT because these risks will also affect the Combined Company. These risks can be found in the respective Annual Reports on Form 10-K for the year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q of Prologis and DCT, each of which is filed with the SEC and incorporated by reference into this proxy statement/prospectus. You should also read and consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information and Incorporation by Reference" beginning on page 182.

Risks Related to the Mergers

The Exchange Ratio is fixed and will not be adjusted in the event of any change in the stock prices of either Prologis or DCT.

        Upon the closing of the mergers, each outstanding share of DCT common stock (other than shares of DCT common stock owned by any of the DCT parties or any wholly owned subsidiary of DCT and each share of DCT common stock owned by any of the Prologis parties or any of their respective wholly owned subsidiaries) will be converted automatically into the right to receive 1.02 shares of Prologis common stock, with cash paid in lieu of any fractional shares, without interest. The Exchange Ratio of 1.02 was fixed in the merger agreement and, except for certain adjustments on account of changes in the capitalization of Prologis or DCT, will not be adjusted for changes in the market prices of either shares of Prologis common stock or shares of DCT common stock. Changes in the market price of shares of Prologis common stock prior to the mergers will affect the market value of the merger consideration that DCT stockholders will be entitled to receive on the closing date of the mergers. Stock price changes may result from a variety of factors (many of which are beyond the control of Prologis and DCT), including the following factors:

  •
  market reaction to the announcement of the mergers and the prospects of the Combined Company;

  •
  changes in the respective businesses, operations, assets, liabilities and prospects of Prologis and DCT;

  •
  changes in market assessments of the business, operations, financial position and prospects of Prologis, DCT or the Combined Company;

  •
  market assessments of the likelihood that the mergers will close;

  •
  interest rates, general market and economic conditions and other factors generally affecting the market prices of Prologis common stock and DCT common stock;

  •
  federal, state and local legislation, governmental regulation and legal developments in the businesses in which Prologis and DCT operate; and

  •
  other factors beyond the control of Prologis and DCT, including those described or referred to elsewhere in this "Risk Factors" section.

        The market price of shares of Prologis common stock at the closing of the mergers may vary from its price on the date the merger agreement was executed, on the date of this proxy statement/prospectus and on the date of the DCT special meeting. As a result, the market value of the merger consideration represented by the Exchange Ratio will also vary. For example, based on the range of trading prices of shares of Prologis common stock during the period after April 27, 2018, the last trading day before DCT and Prologis announced the mergers, through June 29, 2018, the Exchange Ratio represented a market value ranging from a low of $63.99 to a high of $68.34.

        If the market price of shares of Prologis common stock increases between the date the merger agreement was signed, the date of this proxy statement/prospectus or the date of the DCT special meeting and the closing of the mergers, DCT stockholders could receive shares of Prologis common stock that have a market value upon completion of the mergers that is greater than the market value of such shares calculated pursuant to the Exchange Ratio on the date the merger agreement was signed, the date of the proxy statement/prospectus or on the date of the DCT special meeting, respectively. Additionally, if the market price of shares of Prologis common stock declines between the date the merger agreement was signed or the date of the DCT special meeting and the closing of the mergers, DCT stockholders could receive shares of Prologis common stock that have a market value upon the closing of the mergers that is less than the market value of such shares calculated pursuant to the Exchange Ratio on the date the merger agreement was signed, the date of this proxy statement/prospectus or on the date of the DCT special meeting, respectively.

        Therefore, while the number of shares of Prologis common stock to be issued per share of DCT common stock is fixed, DCT stockholders cannot be sure of the market value of the merger consideration they will receive upon the closing of the mergers.

DCT stockholders will be diluted by the mergers.

        The mergers will result in DCT stockholders having an ownership stake in the Combined Company that is smaller than their current stake in DCT. Upon completion of the mergers, based on the number of shares of Prologis common stock and DCT common stock outstanding on June 29, 2018, we estimate that continuing Prologis stockholders will own approximately 85% of the issued and outstanding common stock of the Combined Company, and former DCT stockholders will own approximately 15% of the issued and outstanding common stock of the Combined Company. Consequently, DCT stockholders, as a general matter, will have less influence over the management and policies of the Combined Company after the effective time of the company merger than they currently exercise over the management and policies of DCT.

Completion of the mergers is subject to many conditions and if these conditions are not satisfied or waived, the mergers will not be completed, which could result in the requirement that DCT pays certain termination fees.

        The consummation of the mergers is subject to certain conditions, including (a) the approval of the company merger by the holders of a majority of the shares of DCT's outstanding common stock entitled to vote on such matter, (b) the shares of Prologis common stock to be issued in the company merger having been approved for listing on the NYSE, (c) the absence of any temporary restraining order, injunction or other legal order, and no change in law being enacted, which would have the effect of making illegal or otherwise prohibiting or preventing the consummation of the mergers, (d) the receipt of certain legal opinions by Prologis and DCT and (e) other customary conditions specified in the merger agreement.

        There can be no assurance that the conditions to closing of the mergers will be satisfied or waived or that the mergers will be completed. Failure to consummate the mergers may adversely affect DCT's results of operations and business prospects for the following reasons, among others: (i) DCT will incur certain transaction costs, regardless of whether the proposed mergers close, which could adversely affect its financial condition, results of operations and ability to make distributions to its stockholders; and (ii) the proposed mergers, whether or not they close, will divert the attention of certain of DCT's management and other key employees from ongoing business activities, including the pursuit of other opportunities that could be beneficial to DCT. In addition, DCT or Prologis may terminate the merger agreement under certain circumstances, including, among other reasons, if the mergers are not completed by the Outside Closing Date.

        If the merger agreement is terminated under certain circumstances specified in the merger agreement, DCT may be required to pay Prologis a termination fee of $216 million and/or reimburse Prologis' transaction expenses up to an amount equal to $15 million. If the mergers are not consummated, the price of DCT's common stock might decline.

Failure to complete the mergers could negatively impact the stock prices and the future business and financial results of DCT.

        If the mergers are not completed, the ongoing business of DCT could be adversely affected and DCT will be subject to a variety of risks associated with the failure to complete the mergers, including the following:

  •
  DCT being required, under certain circumstances, to pay to Prologis a termination fee of $216 million depending on the circumstances and/or reimburse Prologis' reasonable expenses up to $15 million;

  •
  DCT having to pay certain costs relating to the mergers, such as legal, accounting, financial advisor, filing, printing and mailing fees; and

  •
  diversion of DCT management focus and resources from operational matters and other strategic opportunities while working to implement the mergers.

        If the mergers are not completed, these risks could materially affect the business, financial results and stock price of DCT.

The pendency of the mergers could adversely affect the business and operations of DCT.

        Prior to the effective time of the mergers, some tenants, prospective tenants or vendors of DCT may delay or defer decisions, which could negatively affect the revenues, earnings, cash flows and expenses of DCT, regardless of whether the mergers are completed. Similarly, current and prospective employees of DCT may experience uncertainty about their future roles with the Combined Company following the mergers, which may materially adversely affect the ability of DCT to attract and retain key personnel during the pendency of the mergers. In addition, due to operating restrictions in the merger agreement, DCT may be unable, during the pendency of the mergers, to pursue strategic transactions, undertake significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions, even if such actions would prove beneficial.

The merger agreement contains provisions that could make it difficult for a third party to acquire DCT prior to the mergers.

        Pursuant to the merger agreement, DCT has agreed not to (a) solicit proposals relating to certain alternative transactions, (b) enter into discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction from a third party or (c) approve or enter into any agreements providing for any such alternative transaction, subject to certain exceptions to permit members of the DCT Board to comply with their duties as directors under applicable law. Notwithstanding these "no-shop" restrictions, prior to obtaining the DCT stockholder approval, under specified circumstances the DCT Board may change its recommendation of the transaction, and DCT may also terminate the merger agreement to accept a superior proposal upon payment of the termination fee described below.

        The merger agreement provides that, in connection with the termination of the merger agreement under specified circumstances, DCT may be required to pay to Prologis a termination fee of $216 million and/or reimburse Prologis' transaction expenses up to an amount equal to $15 million. See "The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions" beginning on page 115 and "The Merger Agreement—Termination of the Merger Agreement—Termination Fee and Expenses Payable by DCT to Prologis" beginning on page 126.

        These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of DCT from considering or proposing such an acquisition, even if the potential competing acquirer was prepared to pay consideration with a higher per share value than the value proposed to be received or realized in the mergers, or might result in a potential competing acquirer proposing to pay a lower per share value than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the merger agreement.

If the mergers are not consummated by the Outside Closing Date, either Prologis or DCT may terminate the merger agreement.

        Either Prologis or DCT may terminate the merger agreement if the mergers have not been consummated by the Outside Closing Date. However, this termination right will not be available to a party if that party failed to fulfill its obligations under the merger agreement and that failure was a principal cause of, or resulted in, the failure to consummate the mergers. See "The Merger Agreement—Termination of the Merger Agreement" beginning on page 125.

Some of the directors and executive officers of DCT have interests in the mergers that are different from, or in addition to, those of the other DCT stockholders.

        Some of the directors and executive officers of DCT have arrangements that provide them with interests in the mergers that are different from, or in addition to, those of the DCT stockholders, generally. These interests include, among other things, the continued service as a director or officer of the Combined Company or, in the alternative, a severance payment if terminated upon, or following, consummation of the mergers. These interests, among other things, may influence or may have influenced the directors and executive officers of DCT to support or approve the company merger. See "The Mergers—Interests of DCT's Directors and Executive Officers in the Mergers" beginning on page 82.

Risks Related to the Combined Company Following the Mergers

The Combined Company expects to incur substantial expenses related to the mergers.

        The Combined Company expects to incur substantial expenses in connection with completing the mergers and integrating the operations and systems of DCT with those of Prologis. While Prologis has assumed that a certain level of expenses would be incurred, there are a number of factors beyond its control that could affect the total amount or the timing of the Combined Company's expenses relating to the completion of the mergers and the Combined Company's operations. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the expenses associated with the mergers could, particularly in the near term, reduce the savings that the Combined Company expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the integration of the operations of DCT following the completion of the mergers.

Following the mergers, the Combined Company may be unable to integrate the operations of Prologis and DCT successfully and realize the anticipated synergies and other benefits of the mergers or do so within the anticipated timeframe.

        The mergers involve the combination of two companies that currently operate as independent public companies and their respective operating partnerships. The Combined Company is expected to benefit from the elimination of duplicative costs associated with supporting a public company platform and the leveraging of state of the art technology and systems. However, the Combined Company will be required to devote significant management attention and resources to integrating the operations of

Prologis and DCT. Potential difficulties the Combined Company may encounter in the integration process include the following:

  •
  the inability to successfully combine the operations of Prologis and DCT in a manner that permits the Combined Company to achieve the cost savings anticipated to result from the mergers, which would result in the anticipated benefits of the mergers not being realized in the timeframe currently anticipated or at all;

  •
  potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the mergers; and

  •
  performance shortfalls as a result of the diversion of management's attention caused by completing the mergers and integrating the companies' operations.

        For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of the Combined Company's management, the disruption of the Combined Company's ongoing business or inconsistencies in the Combined Company's operations, services, standards, controls, procedures and policies, any of which could adversely affect the ability of the Combined Company to maintain relationships with tenants, vendors and employees or to achieve the anticipated benefits of the mergers, or could otherwise adversely affect the business and financial results of the Combined Company.

The mergers will result in changes to the board of directors of the Combined Company.

        Upon completion of the mergers, the composition of the board of directors of the Combined Company will be different than the current Prologis Board and the DCT Board. The Prologis Board currently consists of 11 directors and upon the consummation of the mergers, all of the directors of Prologis immediately prior to the effective time of the company merger and Philip L. Hawkins are expected to comprise the board of directors of the Combined Company after the effective time of the company merger. In the merger agreement, Prologis also agreed to nominate Mr. Hawkins for reelection at the 2019 annual meeting of Prologis' stockholders to serve until the next subsequent annual meeting of the Prologis' stockholders and until his successor is duly elected and qualifies. Mr. Hawkins is currently DCT's President and Chief Executive Officer and a member of the DCT Board. This new composition of the board of directors of the Combined Company may affect the future decisions of the Combined Company.

The Combined Company's anticipated level of indebtedness will increase upon completion of the mergers and will increase the related risks Prologis now faces.

        In connection with the mergers, the Combined Company will assume and/or refinance certain indebtedness of DCT and DCT OP and will be subject to increased risks associated with debt financing, including an increased risk that the Combined Company's cash flow could be insufficient to meet required payments on its debt. On March 31, 2018, Prologis had indebtedness of $9.5 billion. After giving effect to the mergers, the Combined Company's total pro forma consolidated indebtedness will increase. Taking into account Prologis' existing indebtedness and the assumption of DCT's debt in the mergers, the Combined Company's pro forma consolidated indebtedness as of March 31, 2018, after giving effect to the mergers, would be approximately $11.3 billion.

        The Combined Company's increased indebtedness could have important consequences to holders of its common stock, including DCT stockholders who receive Prologis common stock in the company merger, including:

  •
  increasing the Combined Company's vulnerability to general adverse economic and industry conditions;

  •
  limiting the Combined Company's ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

  •
  requiring the use of a substantial portion of the Combined Company's cash flow from operations for the payment of principal and interest on its indebtedness, thereby reducing its ability to use its cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements;

  •
  limiting the Combined Company's flexibility in planning for, or reacting to, changes in its business and its industry; and

  •
  putting the Combined Company at a disadvantage compared to its competitors with less indebtedness.

        If the Combined Company defaults under a mortgage loan, it will automatically be in default under any other loan that has cross-default provisions, and it may lose the properties securing these loans. Although the Combined Company anticipates that it will pay off its mortgage payables as soon as prepayment penalties and other costs make it economically feasible to do so, the Combined Company cannot anticipate when such payment will occur.

The future results of the Combined Company will suffer if the Combined Company does not effectively manage its expanded operations following the mergers.

        Following the mergers, the Combined Company expects to continue to expand its operations through additional acquisitions and development of properties, some of which may involve complex challenges. The future success of the Combined Company will depend, in part, upon the ability of the Combined Company to manage its expansion opportunities, which may pose substantial challenges for the Combined Company to integrate new operations into its existing business in an efficient and timely manner, and upon its ability to successfully monitor its operations, costs, regulatory compliance and service quality, and to maintain other necessary internal controls. There is no assurance that the Combined Company's expansion or acquisition opportunities will be successful, or that the Combined Company will realize its expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits.

In connection with the announcement of the merger agreement, a lawsuit has been filed and is pending as of July 6, 2018, seeking, among other things, to enjoin the mergers. An injunction or other adverse ruling being entered in this lawsuit may prevent the mergers from being effective or from becoming effective within the expected timeframe.

        On July 2, 2018, DCT, DCT OP, the DCT Board, Prologis, and Prologis OP were sued in a putative class action lawsuit, the Rosenblatt Action, filed in the United States District Court for the District of Colorado, in connection with DCT's proposed merger with Prologis and the related Form S-4. The complaint in the Rosenblatt Action alleges that DCT, DCT OP, the DCT Board, Prologis, and Prologis OP violated federal securities laws by omitting material information from the Form S-4, rendering the Form S-4 materially deficient. On July 10, 2018, DCT and the DCT Board were sued in another putative class action lawsuit, the Bushansky Action, also filed in the United States District Court for the District of Colorado, and also in connection with DCT's proposed merger with Prologis and the related Form S-4. The complaint in the Bushansky Action alleges that DCT and the DCT Board violated federal securities laws by omitting from the Form S-4, and/or misrepresenting in the Form S-4, material information, rendering the Form S-4 materially deficient. Plaintiffs in the Rosenblatt and Bushansky Actions seek, among other things, (i) to enjoin the transaction (or rescind it to the extent it is completed), and (ii) attorneys' fees and costs in connection with these lawsuits. If additional similar complaints are filed, absent new or different allegations that are material, neither DCT nor Prologis will necessarily announce such additional filings.

        While DCT and Prologis management believe that the allegations in these complaints are without merit and intend to defend vigorously against these allegations, we cannot assure you as to the outcome of these, or any similar future lawsuits, including the costs associated with defending these claims or any other liabilities that may be incurred in connection with the litigation or settlement of these claims. If any of the plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the mergers on the agreed-upon terms, such an injunction may prevent the completion of the mergers in the expected time frame, or may prevent the mergers from being completed altogether. Whether or not any of the plaintiffs' claims are successful, this type of litigation is often expensive and diverts management's attention and resources, which could adversely affect the operation of the businesses of DCT and Prologis. For more information about litigation related to the mergers, see "The Mergers—Litigation Relating to the Mergers" beginning on page 98.

Counterparties to certain significant agreements with DCT may exercise contractual rights under such agreements in connection with the mergers.

        DCT is a party to certain agreements that give the counterparty certain rights following a "change in control," including in some cases the right to terminate the agreement. Under some such agreements, the mergers may constitute a change in control and therefore the counterparty may exercise certain rights under the agreement upon the closing of the mergers. Any such counterparty may request modifications of their respective agreements as a condition to granting a waiver or consent under their agreement. The pursuit of such rights by the counterparties may result in the Combined Company suffering a loss of potential future revenue or incurring liabilities and may result in the loss of rights that are material to the Combined Company's business. There can be no assurances that such counterparties will not exercise their rights under these agreements, including termination rights where available, or that the exercise of any such rights under, or modification of, these agreements will not adversely affect the business or operations of the Combined Company.

Risks Related to an Investment in the Combined Company's Common Stock Following the Mergers

The market price and trading volume of the Combined Company common stock may be volatile.

        The United States stock markets, including the NYSE, on which the Combined Company common stock will continue to be listed under the symbol "PLD," have experienced significant price and volume fluctuations. As a result, the market price of shares of the Combined Company common stock is likely to be similarly volatile, and investors in shares of the Combined Company common stock may experience a decrease in the value of their shares, including decreases unrelated to the Combined Company's operating performance or prospects. Prologis and DCT cannot assure you that the market price of the Combined Company common stock will not fluctuate or decline significantly in the future.

        In addition to the risks listed in this "Risk Factors" section, a number of factors could negatively affect the Combined Company's share price or result in fluctuations in the price or trading volume of the Combined Company common stock, including:

  •
  the annual yield from distributions on the Combined Company common stock as compared to yields on other financial instruments;

  •
  equity issuances by the Combined Company, or future sales of substantial amounts of the Combined Company common stock by its existing or future stockholders, or the perception that such issuances or future sales may occur;

  •
  increases in market interest rates or a decrease in the Combined Company's distributions to stockholders that lead purchasers of the Combined Company common stock to demand a higher yield;

  •
  changes in market valuations of similar companies;

  •
  fluctuations in stock market prices and volumes;

  •
  additions or departures of key management personnel;

  •
  the Combined Company's operating performance and the performance of other similar companies;

  •
  actual or anticipated differences in the Combined Company's quarterly operating results;

  •
  changes in expectations of future financial performance or changes in estimates of securities analysts;

  •
  publication of research reports about the Combined Company or its industry by securities analysts;

  •
  failure to qualify as a REIT for federal income tax purposes;

  •
  adverse market reaction to any indebtedness the Combined Company incurs in the future;

  •
  strategic decisions by the Combined Company or its competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;

  •
  the passage of legislation or other regulatory developments that adversely affect the Combined Company or its industry;

  •
  speculation in the press or investment community;

  •
  changes in the Combined Company's earnings;

  •
  failure to satisfy the listing requirements of the NYSE;

  •
  failure to comply with the requirements of the Sarbanes-Oxley Act;

  •
  actions by institutional stockholders of the Combined Company;

  •
  changes in accounting principles; and

  •
  general economic and/or market conditions, including factors unrelated to the Combined Company's performance.

        In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert the Combined Company's management's attention and resources, which could have a material adverse effect on the Combined Company's cash flows, its ability to execute its business strategy and the Combined Company's ability to make distributions to its stockholders.

The market price of shares of the common stock of the Combined Company may be affected by factors different from those affecting the prices of shares of Prologis common stock or DCT common stock before the mergers.

        The results of operations of the Combined Company, as well as the market price of the common stock of the Combined Company, after the mergers may be affected by other factors in addition to those currently affecting Prologis' or DCT's results of operations and the market prices of Prologis common stock and DCT common stock. These factors include:

  •
  a greater number of shares of the Combined Company common stock outstanding as compared to the number of currently outstanding shares of Prologis common stock;

  •
  different stockholders; and

  •
  different assets and capitalizations.

        Accordingly, the historical market prices and financial results of Prologis and DCT may not be indicative for the Combined Company after the mergers. For a discussion of the businesses of Prologis and DCT and certain risks to consider in connection with investing in those businesses, see the documents incorporated by reference by Prologis and DCT into this proxy statement/prospectus referred to under "Where You Can Find More Information and Incorporation by Reference."

The market price of the Combined Company's common stock may decline as a result of the mergers.

        The market price of the Combined Company's common stock may decline as a result of the mergers if the Combined Company does not achieve the perceived benefits of the mergers as rapidly or to the extent anticipated by financial or industry analysts, or the effect of the mergers on the Combined Company's financial results is not consistent with the expectations of financial or industry analysts.

        In addition, upon consummation of the mergers, Prologis stockholders and DCT stockholders will own interests in a Combined Company operating an expanded business with a different mix of properties, risks and liabilities. Current Prologis stockholders and DCT stockholders may not wish to continue to invest in the Combined Company, or for other reasons may wish to dispose of some or all of their shares of the Combined Company's common stock. If, following the effective time of the company merger, large amounts of the Combined Company's common stock are sold, the price of the Combined Company's common stock could decline.

After the mergers are completed, DCT stockholders who receive shares of Prologis common stock in the company merger will have different rights that may be less favorable than their current rights as DCT stockholders.

        After the closing of the mergers, DCT stockholders who receive shares of Prologis common stock in the mergers will have different rights than they currently have as DCT stockholders. For a detailed discussion of the similarities and material differences between the current rights you have as a stockholder of DCT and the rights you will have as a stockholder of the Combined Company following the mergers, see "Comparison of Rights of the Prologis Stockholders and the DCT Stockholders" beginning on page 163.

The Combined Company cannot assure you that it will be able to continue paying dividends at or above the rates currently paid by Prologis and DCT.

        The stockholders of the Combined Company may not receive dividends at the same rate they received dividends as Prologis stockholders and as DCT stockholders following the mergers for various reasons, including the following:

  •
  the Combined Company may not have enough cash to pay such dividends due to changes in the Combined Company's cash requirements, capital spending plans, cash flow or financial position;

  •
  decisions on whether, when and in which amounts to make any future distributions will remain at all times entirely at the discretion of the Combined Company's board of directors, which reserves the right to change Prologis' current dividend practices at any time and for any reason;

  •
  the Combined Company may desire to retain cash to maintain or improve its credit ratings; and

  •
  the amount of dividends that the Combined Company's subsidiaries may distribute to the Combined Company may be subject to restrictions imposed by state law and restrictions imposed by the terms of any current or future indebtedness that these subsidiaries may incur.

        Stockholders of the Combined Company will have no contractual or other legal right to dividends that have not been declared by the Combined Company's board of directors.

The Combined Company may need to incur additional indebtedness in the future.

        In connection with executing the Combined Company's business strategies following the mergers, the Combined Company expects to evaluate the possibility of additional acquisitions and strategic investments, and the Combined Company may elect to finance these endeavors by incurring additional indebtedness. The amount of such indebtedness could have material adverse consequences for the Combined Company, including hindering the Combined Company's ability to adjust to changing market, industry or economic conditions; limiting the Combined Company's ability to access the capital markets to refinance maturing debt or to fund acquisitions or emerging businesses; limiting the amount of free cash flow available for future operations, acquisitions, dividends, stock repurchases or other uses; making the Combined Company more vulnerable to economic or industry downturns, including interest rate increases; and placing the Combined Company at a competitive disadvantage compared to less leveraged competitors.

The historical and unaudited pro forma combined financial information included elsewhere in this proxy statement/prospectus may not be representative of the Combined Company's results following the effective time of the company merger, and accordingly, you have limited financial information on which to evaluate the Combined Company.

        The unaudited pro forma combined financial information included elsewhere in this proxy statement/prospectus has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the mergers been completed as of the date indicated, nor is it indicative of the future operating results or financial position of the Combined Company. The unaudited pro forma combined financial information does not reflect future events that may occur after the effective time of the company merger, including the costs related to the planned integration of the two companies and any future nonrecurring charges resulting from the mergers, and does not consider potential impacts of current market conditions on revenues or expense efficiencies. The unaudited pro forma combined financial information presented elsewhere in this proxy statement/prospectus is based in part on certain assumptions regarding the mergers that Prologis and DCT believe are reasonable under the circumstances. Prologis and DCT cannot assure you that the assumptions will prove to be accurate over time.

The Combined Company may incur adverse tax consequences if Prologis or DCT has failed or fails to qualify as a REIT for United States federal income tax purposes.

        Each of Prologis and DCT has operated in a manner that it believes has allowed it to qualify as a REIT for United States federal income tax purposes under the Code and each intends to continue to do so through the time of the company merger. The Combined Company intends to continue operating in such a manner following the company merger. The closing of the company merger is conditioned on the receipt by DCT of an opinion of Prologis' counsel to the effect that Prologis has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and Prologis' actual and proposed method of operation has enabled it and will continue to enable it to satisfy the requirements for qualification and taxation as a REIT. The foregoing REIT opinion, however, is limited to the factual representations provided by Prologis to its counsel and the assumptions set forth therein, and is not a guarantee that Prologis, in fact, has qualified or will continue to qualify as a REIT. Moreover, Prologis has not requested nor plans to request a ruling from the IRS that it qualifies as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable Treasury Regulations is greater in the case of a REIT, like Prologis, that holds assets through a partnership and that has substantial foreign operations. The determination of various factual matters and circumstances not entirely within Prologis' control may affect its ability to qualify as a REIT.

        If Prologis or DCT (or, following the company merger, the Combined Company) loses its REIT status, or is determined to have lost its REIT status in a prior year, it will face serious tax consequences that would substantially reduce its cash available for distribution, including cash available to pay dividends to its stockholders, because:

  •
  it would be subject to United States federal income tax on its net income at regular corporate rates for the years it did not qualify for taxation as a REIT (and, for such years, would not be allowed a deduction for dividends paid to stockholders in computing its taxable income);

  •
  it could be subject to the federal alternative minimum tax and possibly increased state and local taxes for such periods;

  •
  unless it is entitled to relief under applicable statutory provisions, neither it nor any "successor" company could elect to be taxed as a REIT until the fifth taxable year following the year during which it was disqualified; and

  •
  for five years following re-election of REIT status, upon a taxable disposition of an asset owned as of such re-election, it could be subject to corporate level tax with respect to any built-in gain inherent in such asset at the time of re-election.

        As a result of all these factors, Prologis' or DCT's (or following the company merger, the Combined Company's) failure to qualify as a REIT could impair the Combined Company's ability to expand its business and raise capital, and would materially adversely affect the value of its capital stock.

In certain circumstances, even if the Combined Company qualifies as a REIT, it and its subsidiaries may be subject to certain United States federal, state, and other taxes, which would reduce the Combined Company's cash available for distribution to its stockholders.

        Even if the Combined Company has qualified and continues to qualify as a REIT, it may be subject to some federal, state and local taxes on its income or property and, in certain cases, a 100% penalty tax, in the event it sells property as a dealer. In addition, the Combined Company's domestic corporate subsidiaries that are taxable REIT subsidiaries could be subject to federal and state taxes, and its foreign properties and companies are subject to tax in the jurisdictions in which they operate and are located. Any federal, state or other taxes the Combined Company pays will reduce its cash available for distribution to stockholders. See "Material United States Federal Income Tax Considerations Applicable to Holders of the Combined Company Stock" beginning on page 130.

If Prologis OP is classified as a "publicly traded partnership" under the Code, the Combined Company's status as a REIT and its ability to pay distributions to the Combined Company's stockholders could be adversely affected.

        Prologis OP is organized as a partnership for United States federal income tax purposes. Even though Prologis OP will not elect to be treated as an association taxable as a corporation, it may be taxed as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are considered readily tradable on a secondary market or the substantial equivalent thereof. Prologis believes and currently takes the position that Prologis OP should not be classified as a publicly traded partnership because interests in Prologis OP are not traded on an established securities market, and Prologis OP should satisfy certain safe harbors which prevent a partnership's interests from being treated as readily tradable on an established securities market or substantial equivalent thereof. No assurance can be given, however, that the IRS would not assert that Prologis OP constitutes a publicly traded partnership or that facts and circumstances will not develop which could result in Prologis OP being treated as a publicly traded partnership. If the IRS were to assert successfully that Prologis OP is a publicly traded partnership, and substantially all of Prologis OP's gross income did not consist of specified types of passive income, Prologis OP would be treated as an association taxable as a corporation and would be subject to corporate tax at the entity level. In such event, the character of the Combined Company's assets and items of gross income would change and would result in a termination of the Combined Company's status as a REIT. In addition, the imposition of a corporate tax on Prologis OP would reduce the amount of cash available for distribution to the Combined Company's stockholders.

If the company merger does not qualify as a tax-free reorganization, there may be adverse tax consequences.

        The company merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. The closing of the mergers is conditioned on the receipt by each of Prologis and DCT of an opinion of its respective counsel to the effect that the company merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. The foregoing opinions, however, are limited to the factual representations provided by Prologis and DCT to counsel and the assumptions set forth therein, and are not a guarantee that the company merger, in fact, will qualify as a tax-free reorganization. Moreover, neither DCT nor Prologis has requested or plans to request a ruling from the IRS that the company merger qualifies as a tax-free reorganization. If the company merger were to fail to qualify as a tax-free reorganization, then each DCT stockholder generally would recognize gain or loss, as applicable, equal to the difference between (i) the sum of the fair market value of the shares of Prologis common stock and cash in lieu of any fractional share of Prologis common stock received by the DCT stockholder in the company merger; and (ii) the DCT stockholder's adjusted tax basis in its DCT common stock.

The Combined Company depends on key personnel for its future success, and the loss of key personnel or inability to attract and retain personnel could harm the Combined Company's business.

        The future success of the Combined Company depends in large part on its ability to hire and retain a sufficient number of qualified personnel. The future success of the Combined Company also depends upon the service of the Combined Company's executive officers, who have extensive market knowledge and relationships and will exercise substantial influence over the Combined Company's operational, financing, acquisition and disposition activity. Among the reasons that they are important to the Combined Company's success is that each has a national or regional industry reputation that is expected to attract business and investment opportunities and assist the Combined Company in negotiations with lenders, existing and potential tenants and industry personnel.

        Many of the Combined Company's other key executive personnel, particularly its senior managers, also have extensive experience and strong reputations in the industry. In particular, the extent and nature of the relationships that these individuals have developed with financial institutions and existing and prospective customers is critically important to the success of the Combined Company's business. The loss of services of one or more members of the Combined Company's senior management team, or the Combined Company's inability to attract and retain highly qualified personnel, could adversely affect the Combined Company's business, diminish the Combined Company's investment opportunities and weaken its relationships with lenders, business partners, existing and prospective customers and industry personnel, which could materially and adversely affect the Combined Company.

Prologis and DCT face other risks.

        The foregoing risks are not exhaustive, and you should be aware that, following the mergers, the Combined Company will face various other risks, including those discussed in reports filed by Prologis and DCT with the SEC. See "Where You Can Find More Information and Incorporation by Reference" beginning on page 182.

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis and DCT operate as well as beliefs and assumptions of management of Prologis and management of DCT. Such statements involve uncertainties that could significantly impact financial results of Prologis or DCT. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates" including variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that Prologis or DCT expect or anticipate will occur in the future—including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where Prologis and DCT operate, debt, capital structure and financial position, Prologis' ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although Prologis and DCT believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, Prologis and DCT can give no assurance that these expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to:

  (i)
  national, international, regional and local economic and political climates;

  (ii)
  changes in global financial markets, interest rates and foreign currency exchange rates;

  (iii)
  increased or unanticipated competition for each of Prologis' and DCT's properties;

  (iv)
  risks associated with acquisitions, dispositions and development of properties;

  (v)
  maintenance of REIT status, tax structuring and changes in income tax laws and rates;

  (vi)
  availability of financing and capital, the levels of debt that each of Prologis and DCT maintain and their respective credit ratings;

  (vii)
  risks related to each of Prologis' and DCT's investments in their respective co-investment ventures, including their respective abilities to establish new co-investment ventures;

  (viii)
  risks of doing business internationally, including currency risks;

  (ix)
  environmental uncertainties, including risks of natural disasters;

  (x)
  risks associated with achieving expected revenue synergies or cost savings;

  (xi)
  risks associated with the ability to consummate the mergers and the timing of the closing of the mergers; and

  (xii)
  those additional risks and factors discussed in the reports filed with the SEC by Prologis and DCT from time to time, including those discussed under the heading "Risk Factors" in their respective most recently filed reports on Form 10-K and Form 10-Q. Neither Prologis nor DCT undertakes any duty to update any forward-looking statements appearing in this document except as may be required by law.

THE COMPANIES

Prologis, Inc. and Prologis, L.P.

Pier 1, Bay 1
San Francisco, California 94111
(415) 394-9000

        Prologis is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. Prologis owns, manages and develops high-quality properties in the world's most active centers of commerce.

        Prologis invests in Class-A logistics facilities in the world's primary population centers and in those supported by extensive transportation infrastructure (major airports, seaports, rail systems and highway systems). Prologis believes its portfolio is the highest-quality logistics property portfolio in the industry because it is concentrated in those key markets. Prologis' local teams actively manage the portfolio, which encompasses leasing and property management, new capital deployment activities and an opportunistic disposition program. The majority of Prologis' consolidated properties are in the United States. Outside the United States, Prologis' properties are generally held in co-investment ventures, which reduces its exposure to movements in foreign currency. Therefore, Prologis is principally an owner-operator in the United States and a manager-developer outside the United States.

        Prologis commenced operations as a fully integrated real estate company in 1997, elected to be taxed as a REIT under the Code, and believes the current organization and method of operation will enable Prologis to maintain its status as a REIT.

        Prologis OP was also formed in 1997. Prologis operates its business primarily through Prologis OP. As of March 31, 2018, Prologis owned an approximate 97.11% general partnership interest in Prologis OP, and 100% of the preferred units in Prologis OP. As the sole general partner of Prologis OP, Prologis has the exclusive and complete responsibility for and discretion in its day-to-day management and control.

        Prologis common stock is listed on the NYSE, trading under the symbol "PLD." Prologis' global headquarters are located at Pier 1, Bay 1, San Francisco, California 9411; its telephone number is (415) 394-9000. Prologis' other principal office locations are in Amsterdam, Denver, Luxembourg, Mexico City, Shanghai, Singapore and Tokyo. Prologis' website address is http://www.prologis.com. Information contained on Prologis' website is not and should not be deemed a part of this prospectus, the accompanying prospectus supplement or any other report or filing filed with the Securities and Exchange Commission.

        Additional information about Prologis, Prologis OP and their subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information and Incorporation by Reference" beginning on page 182.

DCT Industrial Trust Inc. and DCT Industrial Operating Partnership LP

555 17th Street, Suite 3700
Denver, CO 80202
(303) 597-1550

        DCT, together with its subsidiaries, is a leading industrial real estate company specializing in the ownership, acquisition, development, leasing and management of bulk distribution and light industrial properties located in high-demand distribution markets in the United States. DCT's actively managed portfolio is strategically located near population centers and well-positioned to take advantage of market dynamics. As of March 31, 2018, DCT owned interests in 425 properties, comprised of approximately 73.7 million square feet of properties leased to approximately 840 customers.

        DCT is structured as an umbrella partnership REIT under which substantially all of DCT's current and future business is, and will be, conducted through DCT OP. As of March 31, 2018, DCT owned approximately 96.7% of the outstanding equity interests in DCT OP. As the sole general partner of DCT OP, DCT has the full, exclusive and complete responsibility for and discretion in its day-to-day management and control.

        DCT was formed as a Maryland corporation in 2002 and has elected to be treated as a REIT under the Code, and DCT OP was formed as a Delaware limited partnership in 2002. DCT common stock is listed on the NYSE, trading under the symbol "DCT." The primary office of DCT is located in Denver, Colorado at the address above. DCT's website is located at www.dctindustrial.com. The information found on, or otherwise accessible through, DCT's website is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document DCT files with or furnishes to the SEC.

        Additional information about DCT, DCT OP and their subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information and Incorporation by Reference" beginning on page 182.

The Combined Company

        References to the Combined Company are to Prologis after the effective time of the company merger. The Combined Company will be named "Prologis, Inc." and will be a Maryland corporation. At the effective time of the company merger, all of the directors of Prologis immediately prior to the effective time of the company merger and Philip L. Hawkins will comprise the board of directors of the Combined Company. The Combined Company is expected to have a pro forma enterprise value of approximately $52.6 billion and a total market capitalization of approximately $41.4 billion (each based on the closing price of Prologis' common stock on June 29, 2018 of $65.69 per share). The Combined Company's asset base will primarily consist of approximately 3,700 properties and development projects, on a wholly-owned basis or through co-investment ventures. The Combined Company will have a footprint in high-demand metropolitan areas throughout the world.

        The business of the Combined Company will be operated through Prologis OP and its subsidiaries. The Prologis parties will have the full, exclusive and complete responsibility for and discretion in the day-to-day management and control of Prologis OP.

        The common stock of the Combined Company will continue to be listed on the NYSE, trading under the symbol "PLD."

        The Combined Company's principal executive offices will continue to be located at Pier 1, Bay 1, San Francisco, California 94111, and its telephone number will be (415) 394-9000.

 THE DCT SPECIAL MEETING

        This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from DCT stockholders for use at the DCT special meeting. This proxy statement/prospectus and accompanying form of proxy are first being mailed to DCT stockholders on or about July 13, 2018.

Date, Time, Place and Purpose of the DCT Special Meeting

        The special meeting of the DCT stockholders will be held at 555 17th Street, Suite 3700, Denver, Colorado 80202, on August 20, 2018, commencing at 10:00 a.m., local time, for the following purposes:

  1.
  to consider and vote on a proposal to approve the company merger on the terms and conditions set forth in the merger agreement;

  2.
  to consider and vote on a non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement; and

  3.
  to consider and vote on a proposal to approve one or more adjournments of the DCT special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement.

Recommendation of the DCT Board of Directors

        The DCT Board has unanimously (i) determined and declared that the mergers are advisable and in the best interests of DCT and its stockholders, (ii) approved each of the mergers and the other transactions contemplated by the merger agreement, and (iii) approved the merger agreement.

        The DCT Board unanimously recommends that the DCT stockholders vote FOR the proposal to approve the company merger on the terms and conditions set forth in the merger agreement, FOR the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement, and FOR the proposal to approve one or more adjournments of the DCT special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement. For the reasons for this recommendation, see "The Mergers—Recommendation of the DCT Board of Directors and Its Reasons for the Mergers" beginning on page 63.

DCT Record Date; Who Can Vote at the DCT Special Meeting

        Only holders of record of DCT common stock at the close of business on July 9, 2018, DCT's record date, are entitled to notice of, and to vote at, the DCT special meeting and any adjournment of the special meeting. As of the record date, there were 94,194,708 shares of DCT common stock outstanding and entitled to vote at the DCT special meeting, held by approximately 1,590 stockholders of record.

        Each share of DCT common stock owned on DCT's record date is entitled to one vote on each proposal at the DCT special meeting.

Directors and Officers of DCT

        At the close of business on the record date, directors and executive officers of DCT were entitled to vote 163,380 shares of DCT common stock, or approximately 0.17% of the shares of DCT common stock issued and outstanding on that date. DCT currently expects that all DCT directors and executive officers will vote their shares of DCT common stock in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement as well as the other proposals to be considered at the DCT special meeting, although none of them is contractually obligated to do so.

Required Vote; Quorum

        Approval of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement requires the affirmative vote of holders of a majority of the shares of outstanding DCT common stock entitled to vote on such proposal.

        Approval of the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement requires the affirmative vote of holders of DCT common stock constituting a majority of all votes cast on such proposal.

        Approval of the proposal to approve one or more adjournments of the DCT special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement requires the affirmative vote of holders of DCT common stock constituting a majority of all votes cast on such proposal.

        Regardless of the number of shares of DCT common stock you own, your vote is important. Please complete, sign, date and promptly return the enclosed proxy card today or authorize a proxy to vote your shares by phone or Internet.

        DCT's bylaws provide that the presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting will constitute a quorum. Shares that are voted and shares abstaining from voting are treated as being present at the DCT special meeting for purposes of determining whether a quorum is present.

Abstentions and Broker Non-Votes

        Abstentions and broker non-votes will have the same effect as votes AGAINST the proposal to approve the company merger and the other transactions contemplated by the merger agreement. Abstentions and broker non-votes will have no effect on (i) the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement, or (ii) the proposal to approve one or more adjournments of the DCT special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger and the other transactions contemplated by the merger agreement.

Manner of Submitting Proxy

        DCT stockholders may vote for or against the proposals submitted at the DCT special meeting in person or by proxy. DCT stockholders can authorize a proxy in the following ways:

  •
  Internet: DCT stockholders may submit a proxy over the Internet by going to www.proxyvote.com. Once at the website, they should follow the instructions to submit a proxy.

  •
  Telephone: DCT stockholders may submit a proxy using the toll-free number at 1-800-690-6903 and follow the recorded instructions. DCT stockholders will be asked to provide the control number from the enclosed proxy card.

  •
  Mail: DCT stockholders may submit a proxy by completing, signing, dating and returning their proxy card or voting instruction card in the preaddressed postage-paid envelope provided.

        DCT stockholders should refer to their proxy cards or the information forwarded by their broker or other nominee to see which options are available to them.

        The Internet and telephone proxy submission procedures are designed to authenticate stockholders and to allow them to confirm that their instructions have been properly recorded. If you submit a proxy over the Internet or by telephone, then you need not return a written proxy card or voting instruction card by mail. The Internet and telephone facilities available to record holders will close at 11:59 p.m. Eastern Time on August 19, 2018.

        The method by which DCT stockholders submit a proxy will in no way limit their right to vote at the DCT special meeting if they later decide to attend the meeting and vote in person. If shares of DCT common stock are held in the name of a broker or other nominee, DCT stockholders must obtain a proxy, executed in their favor, from the broker or other nominee, to be able to vote in person at the DCT special meeting.

        All shares of DCT common stock entitled to vote and represented by properly completed proxies received prior to the DCT special meeting, and not revoked, will be voted at the DCT special meeting as instructed on the proxies. If DCT stockholders of record return properly executed proxies but do not indicate how their shares of DCT common stock should be voted on a proposal, the shares of DCT common stock represented by their properly executed proxy will be voted as the DCT Board recommends and therefore, FOR the proposal to approve the company merger on the terms and conditions set forth in the merger agreement, FOR the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement, and FOR the proposal to approve one or more adjournments of the DCT special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement. If you do not provide voting instructions to your broker or other nominee, your shares of DCT common stock will be considered broker non-votes.

Shares Held in "Street Name"

        If DCT stockholders hold shares of DCT common stock in an account of a broker or other nominee and they wish to vote such shares, they must return their voting instructions to the broker or other nominee.

        If DCT stockholders hold shares of DCT common stock in an account of a broker or other nominee and attend the DCT special meeting, they should bring a letter from their broker or other nominee identifying them as the beneficial owner of such shares of DCT common stock and, if they desire to vote in person at the DCT special meeting, authorizing them to vote.

Revocation of Proxies or Voting Instructions

        DCT stockholders of record may change their vote or revoke their proxy at any time before it is exercised at the DCT special meeting by:

  •
  submitting notice in writing to DCT's Secretary at DCT Industrial Trust Inc., 555 17th Street, Suite 3700, Denver, CO 80202, Attn: Secretary;

  •
  executing and delivering a later-dated proxy card or submitting a later-dated proxy by telephone or on the Internet; or

  •
  voting in person at the DCT special meeting.

        Attending the DCT special meeting without voting will not revoke your proxy.

        DCT stockholders who hold shares of DCT common stock in an account of a broker or other nominee may revoke their voting instructions by following the instructions provided by their broker or other nominee.

Solicitation of Proxies; Payment of Solicitation Expenses

        The solicitation of proxies from DCT stockholders is made on behalf of the DCT Board. DCT will pay the cost of soliciting proxies from DCT stockholders. DCT has engaged D.F. King to assist in the solicitation of proxies for the special meeting and DCT estimates it will pay D.F. King a fee of approximately $10,000. DCT has also agreed to reimburse D.F. King for reasonable expenses incurred in connection with the proxy solicitation and to indemnify D.F. King against certain losses, claims, damages, liabilities and expenses. In addition to mailing proxy solicitation materials, DCT's directors and officers, and employees of DCT may also solicit proxies in person, by telephone or by any other electronic means of communication deemed appropriate. No additional compensation will be paid to DCT's directors or officers, or to employees of DCT for such services.

        In accordance with the regulations of the SEC and NYSE, DCT also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of shares of DCT common stock.

PROPOSALS SUBMITTED TO DCT STOCKHOLDERS

Company Merger Proposal

(Proposal 1 on the Proxy Card)

        DCT stockholders are asked to approve the company merger on the terms and conditions set forth in the merger agreement. For a summary and detailed information regarding this proposal, see the information about the mergers and the merger agreement throughout this proxy statement/prospectus, including the information set forth in sections entitled "The Mergers" beginning on page 54 and "The Merger Agreement" beginning on page 99. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus.

        Pursuant to the merger agreement, approval of this proposal is a condition to the consummation of the mergers. If this proposal is not approved, the mergers will not be completed.

        DCT is requesting that DCT stockholders approve the proposal to approve the company merger on the terms and conditions set forth in the merger agreement. Approval of this proposal requires the affirmative vote of a majority of the votes entitled to be cast on such proposal.

Recommendation of the DCT Board of Directors

        The DCT Board unanimously recommends that DCT stockholders vote FOR the proposal to approve the company merger on the terms and conditions set forth in the merger agreement.

DCT Compensation Proposal

(Proposal 2 on the Proxy Card)

        This section sets forth information relating to the non-binding advisory vote on merger-related compensation that may be paid or become payable to certain DCT executive officers. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, DCT is providing its stockholders with the opportunity to cast a non-binding advisory vote on the compensation that may be paid or become payable to DCT's named executive officers ("NEOs"), as determined in accordance with Item 402(t) of Regulation S-K, that is based upon or otherwise relates to the mergers and the transactions contemplated under the merger agreement and arises from any form of arrangement or understanding, whether written or unwritten, between DCT or the Combined Company and the NEOs. DCT therefore is asking its stockholders to vote on the adoption of the following resolution:

          "RESOLVED, that the compensation that may be paid or become payable to DCT Industrial Trust Inc.'s named executive officers in connection with the mergers and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in "The Mergers—Interest of DCT's Directors and Executive Officers in the Mergers—Information for Advisory Vote" are hereby APPROVED."

Vote Required

        The vote regarding the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement is a vote separate and apart from the vote on the proposal to approve the company merger and the other transactions contemplated by the merger agreement. Because the vote regarding merger-related compensation is advisory only, it will not be binding on either DCT or Prologis regardless of whether the mergers are completed. Accordingly, if the mergers are completed, the merger-related compensation will become payable in connection with the mergers and a qualifying termination of employment, subject only to the conditions applicable thereto, regardless of the outcome of this non-binding advisory vote.

        Approval of the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement requires the affirmative vote of a majority of all votes cast on such proposal.

Recommendation of the DCT Board of Directors

        The DCT Board unanimously recommends that DCT stockholders vote FOR the non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT in connection with the mergers and the transactions contemplated under the merger agreement.

DCT Adjournment Proposal

(Proposal 3 on the Proxy Card)

        The DCT stockholders are being asked to approve a proposal that will give the DCT Board the authority to adjourn the DCT special meeting one or more times to another date, time or place, if necessary, to permit, among other things, further solicitation of proxies, if necessary or appropriate, to obtain additional votes in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement if there are not sufficient votes at the time of the DCT special meeting to approve such proposal.

        If, at the DCT special meeting, the number of shares of DCT common stock present or represented by proxy and voting for the approval of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement is insufficient to approve such proposal, DCT intends to adjourn the DCT special meeting to another place, date or time in order to enable the DCT Board to solicit additional proxies for approval of the proposal.

        DCT is asking DCT stockholders to approve one or more adjournments of the special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement. Approval of this proposal requires the affirmative vote of a majority of all votes cast on such proposal. Regardless of the outcome of the foregoing proposal, in accordance with DCT's bylaws and Maryland law, the chairman of the DCT special meeting will retain full authority to conclude, recess or adjourn the DCT special meeting to a later date and time and at a place announced at the DCT special meeting for any purpose, including, without limitation, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement, or to postpone the DCT special meeting before it is convened, without a vote of the DCT stockholders.

Recommendation of the DCT Board of Directors

        The DCT Board unanimously recommends that DCT stockholders vote FOR the proposal to approve one or more adjournments of the DCT special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement.

Other Business

        No business may be brought before the DCT special meeting except as set forth in this notice.

 THE MERGERS

        The following is a description of the material aspects of the mergers. While Prologis and DCT believe that the following description covers the material terms of the mergers, the description may not contain all of the information that is important to Prologis stockholders and DCT stockholders. Prologis and DCT encourage Prologis stockholders and DCT stockholders to carefully read this entire proxy statement/prospectus, including the merger agreement and the other documents attached to this proxy statement/prospectus and incorporated herein by reference, for a more complete understanding of the mergers.

General

        The DCT Board has unanimously (i) determined and declared that the mergers are advisable and in the best interests of DCT and its stockholders, (ii) approved each of the mergers and the other transactions contemplated by the merger agreement, and (iii) approved the merger agreement. Based on, among other factors, the reasons described below in the section "—Recommendation of the DCT Board of Directors and Its Reasons for the Mergers," the DCT Board believes that the merger consideration to be received by holders of DCT common stock is fair, from a financial point of view, to such holders. In the mergers, DCT will merge with and into Prologis, with Prologis continuing as the surviving entity, and DCT OP will merge with and into Prologis OP, with Prologis OP continuing as the surviving partnership. DCT stockholders will receive the merger consideration described below under "The Merger Agreement—Merger Consideration; Effects of the Company Merger and the Partnership Merger."

Background of the Mergers

        Over the years, in the ordinary course of business, and from time to time, the DCT Board and the management team of DCT have evaluated and considered a variety of financial and strategic opportunities for the company as part of its long-term strategy to enhance value for DCT stockholders, including potential acquisitions, divestitures, business combinations and other transactions.

        In early 2013, Prologis contacted DCT to explore a potential transaction between the companies. During these exploratory discussions, while general price ranges and structure were discussed, the parties were unable to develop a potential framework of general terms including the potential exchange ratio and other key terms. Mr. Hawkins informally updated the DCT Board of these discussions and the consensus was not to pursue a transaction at this time. As a result, the discussions ended in approximately April 2013 without a non-disclosure agreement or any other transaction related agreement being entered into or any due diligence being conducted.

        In early 2017, a real estate advisor representing a private investment firm, referred to herein as Party A, contacted Mr. Philip L. Hawkins, the Chief Executive Officer of DCT, to explore whether DCT was interested in discussing a potential strategic transaction. Mr. Hawkins and a senior executive of Party A discussed, on a preliminary basis, the industrial real estate business generally, as well as DCT, its portfolio and organization specifically, and Party A's desire to grow its industrial business through a potential transaction with DCT. Mr. Hawkins expressed that while DCT was not actively marketing the company, the DCT Board was focused on enhancing shareholder value and he believed that if a credible offer were put forth the DCT Board would consider it. Subsequent to that initial meeting, Party A reviewed publicly available information concerning DCT and visited a number of DCT's properties on its own. In March 2017, a financial advisor for Party A contacted Mr. Hawkins and orally provided an initial indication of interest of $50 to $51 in cash per share of DCT common stock. Mr. Hawkins indicated that he did not believe a cash sales price at that level would be compelling for the DCT Board given, among other matters, the relatively small premium over DCT's then current price of $47 per share or the fact that the price reflected no premium over DCT's

52-week high. Mr. Hawkins notified the members of the DCT Board of these discussions, after which the DCT Board decided not to pursue such transaction. Discussions between DCT and Party A then ceased.

        On October 26, 2017, Mr. Hawkins and Mr. Eugene F. Reilly, the Chief Executive Officer, The Americas of Prologis, met for a social lunch, at the end of which Mr. Reilly indicated Prologis had a renewed interest in a potential business combination transaction with DCT and asked whether DCT would be interested in engaging in discussions regarding such a transaction. Mr. Hawkins expressed that while DCT was not actively marketing the company, the DCT Board was focused on enhancing shareholder value and he believed that if a credible offer were put forth the DCT Board would consider it. No further, near-term discussions occurred between DCT and Prologis.

        On December 13, 2017, Mr. Reilly contacted Mr. Hawkins and requested a meeting between the Prologis and DCT management teams be held early in 2018 to discuss Prologis' views on the rationale for, and terms of, a potential business combination transaction between Prologis and DCT.

        On January 8, 2018, Mr. Hawkins, Mr. Matthew T. Murphy, the Chief Financial Officer of DCT, Mr. Reilly and Mr. Thomas S. Olinger, the Chief Financial Officer of Prologis, and Mr. Hamid R. Moghadam, the Chief Executive Officer of Prologis, who was present telephonically, met to discuss the possibility of a business combination involving the two companies, including a proposed exchange ratio, the proposed form of consideration, potential synergies from a combination and the potential growth prospects for the combined company. The representatives of Prologis proposed an all-stock transaction with an exchange ratio of 1.00 share of Prologis common stock per share of DCT common stock. Mr. Hawkins and Mr. Murphy asked clarifying questions during this meeting, including whether there was any flexibility in the proposed price and/or currency of the transaction. Prologis indicated that there was no flexibility on those proposed terms. Mr. Hawkins then indicated that he would present Prologis' proposal to the DCT Board at its regularly scheduled January 31, 2018 meeting. In advance of that meeting, Mr. Hawkins informed the members of the DCT Board of the discussions with Prologis and that Prologis' proposal would be discussed in detail at the meeting to be held on January 31, 2018.

        On January 31, 2018, the DCT Board held a regularly scheduled meeting. Members of senior management and representatives of BofA Merrill Lynch (who participated telephonically), which had advised DCT in the past on certain financial matters, were in attendance and the DCT Board discussed Prologis' proposal. At this meeting, the DCT management team presented Prologis' proposal and BofA Merrill Lynch presented to the DCT Board its views on the current state of the industrial real estate sector and the mergers and acquisitions market for publicly traded REITs. The DCT Board discussed these matters and authorized Mr. Hawkins and Mr. Thomas F. August, the Chairman of the DCT Board, to continue the dialogue with Prologis and to propose the principal terms on which it would pursue a transaction, which included the following: (i) an exchange ratio of 1.0375 shares of Prologis common stock per share of DCT common stock; (ii) a termination fee of 1% of DCT's equity value; and (iii) two seats for designees of DCT on the board of directors of the combined company.

        On February 5, 2018, Mr. Hawkins and Mr. August called Mr. Moghadam and Mr. Reilly to discuss further the feasibility of a potential business combination transaction and the DCT Board's thoughts on pricing and terms. On this call, Mr. Hawkins and Mr. August conveyed the DCT Board's principal terms for a transaction, including the proposed exchange ratio of 1.0375 shares of Prologis common stock per share of DCT common stock, a termination fee of 1% of DCT's equity value and two seats for DCT designees on the board of directors of Prologis. The parties also discussed the scope of mutual due diligence and timing of a potential transaction. The Prologis representatives agreed to consider the DCT Board's proposed terms but expressed the view that the proposed exchange ratio would likely not be acceptable to Prologis based on its financial analysis to date and that Prologis would not agree to a termination fee of 1% of DCT's equity value. Later on February 5, 2018,

Mr. Reilly called Mr. Hawkins to confirm that it would be acceptable for Mr. Olinger to contact Mr. Murphy to discuss certain financial matters based on publicly available information.

        On February 6, 2018, Mr. Olinger and Mr. Murphy had a call to discuss DCT's publicly available financial information as well as potential general and administrative expense synergies based on such public information. Also on February 6, 2018, Mr. Reilly called Mr. Hawkins to indicate that Prologis was continuing to work through the details of a possible transaction. Mr. Hawkins requested whether there was any update on an indication of pricing based on the DCT Board's proposed exchange ratio of 1.0375 shares of Prologis common stock per share of DCT common stock. Mr. Reilly did not have an update at that time, but called Mr. Hawkins later on February 6, 2018, to indicate that the gap between Prologis' proposed pricing and the DCT Board's proposed pricing was too large and that Prologis did not believe it would be able to materially increase the proposed exchange ratio.

        Later on February 6, 2018, the DCT Board met telephonically and Mr. Hawkins conveyed to the DCT Board Prologis' belief that it could not achieve acceptable terms with respect to the proposed transaction. Following this meeting, discussions with Prologis regarding the proposed transaction ceased.

        On February 13, 2018, a real estate advisor representing Party A contacted DCT to express interest in renewing discussions of a potential strategic transaction and requested that the parties schedule an in-person meeting.

        On February 20, 2018, Mr. Hawkins and several members of Party A's management team, as well as representatives from Party A's real estate advisor, met at Party A's offices and had preliminary discussions regarding Party A's interest in growing its industrial portfolio and platform and its interest in exploring a potential transaction with DCT as a way to do so. Party A indicated that it was reviewing publicly available information on DCT, but no proposals were made at this time.

        On March 15, 2018, a member of senior management of Party A contacted Mr. Hawkins and indicated that Party A remained interested in a strategic transaction with DCT but noted that size and valuation were making such a transaction difficult from a capital markets perspective. Party A indicated that it needed to complete additional work in order to make a proposal.

        On March 28, 2018, Mr. Reilly again contacted Mr. Hawkins to express an interest in renewing discussions concerning a potential business combination transaction with DCT. Mr. Hawkins indicated that DCT was still open to discussions with Prologis, but emphasized that he believed that, to be compelling for the DCT Board, Prologis would have to propose a price representing a full value for DCT's assets and business, and a substantial premium to the current trading price of shares of DCT common stock.

        On March 28, 2018, during a discussion between Mr. Moghadam and a representative of BofA Merrill Lynch regarding unrelated matters, Mr. Moghadam expressed interest in engaging in discussions regarding a potential business combination transaction with DCT. BofA Merrill Lynch advised Mr. Hawkins of Mr. Moghadam's comments, and Mr. Hawkins authorized BofA Merrill Lynch to explore further with Prologis its interest in a potential transaction.

        On March 29, 2018, Mr. Moghadam and a representative of BofA Merrill Lynch discussed a revised Prologis proposal and Mr. Moghadam indicated Prologis was prepared to move forward with an all-stock transaction based on an exchange ratio of 1.02 shares of Prologis common stock per share of DCT common stock, which represented a 13.7% premium to the closing price of shares of DCT common stock on March 28, 2018. Additionally, Prologis was prepared to offer DCT one board seat on the Prologis Board and indicated a willingness to consider a potential two-tier termination fee structure, which would involve an initial lower termination fee that increased after an agreed-upon period. Subsequent to that discussion, the BofA Merrill Lynch representative relayed the updated key terms to Mr. Hawkins. Mr. Hawkins then had a brief call with Messrs. Moghadam and Reilly to confirm the above terms and Mr. Hawkins scheduled a telephonic special meeting of the DCT Board to discuss Prologis' proposal.

        On April 2, 2018, Mr. Hawkins had a telephonic conversation with a member of senior management of Party A to discuss the status of Party A's interest in a potential transaction. Party A initially indicated that no decision was imminent, but later that afternoon contacted Mr. Hawkins and indicated that Party A was having a management meeting that evening and there might be more clarity after that meeting.

        Also on April 2, 2018, the DCT Board held a telephonic special meeting with members of DCT's senior management and representatives from BofA Merrill Lynch and Goodwin Procter LLP, outside counsel to DCT, and referred to herein as Goodwin Procter, in attendance. At the direction of DCT, BofA Merrill Lynch prepared materials providing a review of Prologis' Strategic Capital business, a review of Prologis' operating and financial highlights, a comparison of DCT's and Prologis' portfolios and other metrics, a preliminary illustrative combination analysis and a review of other transaction considerations, including deal protection mechanisms that were distributed in advance of the meeting. During the April 2, 2018 meeting, Mr. Hawkins outlined Prologis' proposal, including the proposed exchange ratio, and discussed his conversation with Party A and the status of Party A's interest in a strategic transaction with DCT. Mr. Hawkins reminded the DCT Board that, while past discussions with Party A included preliminary discussions with respect to value, Party A had not provided any sense of value since expressing renewed interest in a strategic transaction with DCT. Representatives of Goodwin Procter then provided an overview of the DCT Board's duties as directors under Maryland law. Representatives of BofA Merrill Lynch then discussed DCT's and Prologis' portfolio metrics and geography and Prologis' Strategic Capital business and discussed the relative share price performance of DCT and Prologis and the industrial REIT sector generally. Representatives of BofA Merrill Lynch discussed with the DCT Board a preliminary financial analysis of a proposed business combination with Prologis based on DCT's then-current trading price and Prologis' proposed exchange ratio. In addition, representatives of BofA Merrill Lynch discussed, based on public information, the financial impact of a proposed combination of Prologis and DCT at various offer prices for DCT. Representatives of BofA Merrill Lynch also discussed with the DCT Board an overview of certain transaction considerations, including governance and management, deal certainty and deal protection mechanisms.

        During the April 2, 2018 DCT Board meeting, the DCT Board evaluated and considered, with the assistance of DCT's legal and financial advisors, the financial and other terms of Prologis' proposal, Prologis' ability and interest in a potential strategic transaction, the strategic fit associated with a combination of DCT and Prologis, the discussions with Prologis to date, the proposed due diligence process, whether the exchange ratio in Prologis' acquisition proposal was at a sufficient level to warrant further conversation regarding a potential strategic transaction and the historic and current discussions with Party A. The DCT Board also discussed whether (i) continuing to pursue DCT's existing business strategy as an independent, stand-alone company and not engaging in any strategic transaction with any third party or (ii) exploring possible cash sale transactions, including with Party A, were potentially better alternatives for DCT than the Prologis stock-for-stock proposal. In discussing the proposed Prologis transaction and considering alternatives, the DCT Board focused on, among other matters, the deal protection mechanisms BofA Merrill Lynch had highlighted and the director duties representatives of Goodwin Procter had discussed. Mr. Hawkins noted that Prologis was unwilling to consider a termination fee of 1% of DCT's equity value, but that Prologis had indicated it would consider a two-tier termination fee structure. The DCT Board, DCT management and the representatives of BofA Merrill Lynch and Goodwin Procter discussed the possibility of a two-tiered termination fee and the potential structuring variations. The DCT Board agreed to reconvene on April 4, 2018 to continue discussing Prologis' proposal, including the valuation and deal protection provisions and the termination fee construct.

        On April 3, 2018, Party A reached out to Mr. Hawkins telephonically to indicate Party A was prepared to move forward with a potential transaction at a price of $61.53 in cash per share of DCT common stock, which was equal to DCT's 52-week high. Additionally, Party A would require DCT not to pay any dividends, that had not already been declared, between signing and closing of the proposed transaction and indicated it would retain the DCT employee team. Party A further indicated that it might be able to offer an additional $1.00 to $1.50 per share of DCT common stock depending on the results of a more in-depth review of DCT's rent roll and development pipeline but that otherwise, in its view, its proposal reflected a full value for DCT without room for further price increase.

        Also on April 3, 2018, Mr. Hawkins called Mr. Moghadam and Mr. Reilly to inform them that the DCT Board had met on April 2, 2018 and that the two-tier termination fee structure was an area of focus and importance for the DCT Board and that the DCT Board was continuing to discuss Prologis' proposal.

        On April 4, 2018, the DCT Board reconvened and held a telephonic special meeting with members of DCT's senior management and representatives from BofA Merrill Lynch and Goodwin Procter in attendance. During the April 4, 2018 DCT Board meeting, Mr. Hawkins and BofA Merrill Lynch discussed with the DCT Board the oral indication of interest received from Party A on April 3, 2018 and compared it to the Prologis proposal. Following a discussion of Party A's proposal, the DCT Board concluded that Party A's proposal was not as compelling as the Prologis proposal—particularly in light of the potential upside represented by the growth prospects of a combination with Prologis and the fact that DCT could continue to pay its quarterly dividends of $0.36 per DCT share until the completion of the transaction with Prologis. Accordingly, the DCT Board determined not to pursue further discussions with Party A. The DCT Board then continued to discuss the Prologis proposal from its April 2, 2018 meeting, including the deal protection provisions and two-tier termination fee structure, including specific amounts for the termination fees, and the viability of a higher bidder making an offer after the announcement of the proposed merger with Prologis and DCT in the absence of active solicitation efforts. Following this discussion, the DCT Board directed members of senior management, representatives of BofA Merrill Lynch and representatives of Goodwin Procter regarding parameters for negotiating deal protection generally, the inclusion of a two-tier termination fee structure, which should provide for a lower termination fee in the event that another bidder submitted a proposal within the first 30 days after the announcement of the proposed merger with Prologis and DCT, and the relative amount of the termination fees in such structure. The DCT Board then instructed Messrs. Hawkins and August to have further discussions with Prologis in keeping with the discussions at the April 2, 2018 and April 4, 2018 meetings.

        On April 5, 2018, Mr. Hawkins informed Party A that the DCT Board had met to consider Party A's indication of interest and that even at the proposed high end of Party A's price range, which assumed inclusion of the potential additional $1.50 per share of DCT common stock and was adjusted down for the lack of dividend payments to DCT stockholders, the DCT Board did not believe the proposed offer was compelling enough to move forward with discussions at this time. No further discussions with Party A occurred.

        Also on April 5, 2018, Mr. Hawkins and Mr. August called Mr. Moghadam and Mr. Reilly and indicated that the DCT Board had met on April 2, 2018 and April 4, 2018 to discuss Prologis' revised proposal. Mr. Hawkins and Mr. August further indicated that the DCT Board was supportive of continued discussions with Prologis with respect to an all-stock transaction with an exchange ratio of 1.02 shares of Prologis common stock per share of DCT common stock, subject to certain key business points being agreed upon. These points were (i) DCT would be able to continue to pay its current quarterly dividend of $0.36 per share of DCT common stock through closing of the proposed transaction and (ii) a request for two seats for DCT designees on the board of directors of Prologis. Further, Mr. Hawkins and Mr. August indicated that the DCT Board was proposing a two-tiered termination fee that provided for a termination fee of 1.5% of DCT's equity value should DCT terminate the merger agreement or change its recommendation regarding the merger with Prologis in connection with a competing bid submitted during the first 30 days after announcement of the proposed merger, with the termination fee equaling 3% of DCT's equity value in all other circumstances where a termination fee would be paid. In those discussions, the parties articulated their respective positions on the termination fees. In addition, the Prologis representatives indicated that they were unwilling to add two more board seats as the Prologis Board was sufficiently sized, and believed that one seat would provide adequate representation for DCT stockholders. It was then agreed that the higher termination fee would be set at 3.25% of DCT's equity value, but that the parties were otherwise willing to proceed on the basis of DCT's proposal; however, the parties left open the number of board seats for DCT designees.

        Later on April 5, 2018, Mr. Hawkins called Mr. Moghadam to communicate that one board seat for a DCT designee on the Prologis Board would be acceptable to DCT instead of the two previously requested. Based on these discussions and terms, both DCT and Prologis agreed to move forward with the process and enter into a reciprocal confidentiality agreement and to share non-public information.

        On April 6, 2018, DCT provided a draft reciprocal confidentiality agreement to Prologis, and representatives of Mayer Brown LLP, outside counsel to Prologis, and referred to herein as Mayer Brown, which included a "standstill" provision that would prohibit Prologis from engaging in certain transactions involving DCT for one year from the execution date of the confidentiality agreement.

        On April 7, 2018 and April 8, 2018, representatives of the management of DCT and Prologis and representatives of Goodwin Procter and Mayer Brown negotiated the terms of the confidentiality agreement, including certain changes to the standstill provision as well as an exclusivity period extending until May 15, 2018 that was requested by Prologis. On April 9, 2018, DCT and Prologis signed the reciprocal confidentiality agreement.

        On April 7, 2018, representatives of Mayer Brown provided members of senior management of DCT with a document request list for due diligence.

        On April 9, 2018, representatives of Goodwin Procter and representatives of BofA Merrill Lynch provided senior management of Prologis with a document request list for due diligence.

        On April 10, 2018, representatives of J.P. Morgan, Prologis' financial advisor, BofA Merrill Lynch, Goodwin Procter and Mayer Brown met telephonically to discuss due diligence review. Also on April 10, 2018, DCT opened a virtual data room with due diligence information for Prologis, with Prologis opening its virtual data room with due diligence information for DCT on the same date.

        On April 13, 2018, representatives of Goodwin Procter sent to representatives of Mayer Brown a draft merger agreement, which included generally reciprocal representations and warranties and customary interim operating covenants and closing conditions, as well as deal protection provisions reflecting the two-tiered termination fee. From April 13, 2018 through April 29, 2018 Prologis and DCT, together with their respective legal and financial advisors, negotiated the draft merger agreement and related transaction documentation.

        On April 18, 2018, Mayer Brown provided Goodwin Procter with initial comments on the draft merger agreement on behalf of Prologis. The revised draft merger agreement provided for, among other things, reduced representations and warranties and interim operating covenants for Prologis given that former DCT stockholders would represent approximately 15% of the combined company, revisions to the circumstances in which termination fees would be payable by the parties, including revisions to the non-solicitation definitions and provisions, limits on the applicability of the lower termination fee for competing bidders that continued discussions past the initial thirty-day period, and certain changes to the matching rights provisions, closing conditions and the employment matters and tax matters covenants.

        On April 18, 2018, the DCT Board met telephonically with members of DCT management, and representatives of BofA Merrill Lynch and Goodwin Procter were in attendance. Representatives of each of BofA Merrill Lynch and Goodwin Procter discussed the scope of the reverse due diligence plan and current status of such due diligence to date. Representatives of Goodwin Procter also provided a brief update on the revised draft of the merger agreement received earlier on April 18, 2018 and the DCT Board discussed some of the open issues reflected in the draft agreement.

        During the afternoon of April 19, 2018, representatives of Prologis, DCT, Mayer Brown and Goodwin Procter met telephonically to discuss open diligence matters.

        Later on April 19, 2018, representatives of Goodwin Procter and representatives of Mayer Brown met telephonically to discuss certain open issues in the draft merger agreement, including the deal protection provisions and the circumstances in which the lower termination fee would be applicable.

        On April 20, 2018, Mayer Brown received a revised draft of the proposed merger agreement from Goodwin Procter. The draft merger agreement provided for, among other things, revisions to the representations and warranties, covenants, closing conditions and the deal protection provisions, including as to the applicability of the lower termination fee.

        On April 21, 2018, representatives of Mayer Brown and Goodwin Procter met telephonically to discuss certain open issues on a preliminary basis.

        On April 22, 2018, representatives of BofA Merrill Lynch and representatives of J.P. Morgan met telephonically to discuss open issues in the merger agreement, including the deal protection provisions.

        On April 22, 2018, Prologis and DCT and representatives of Mayer Brown and Goodwin Procter met telephonically to discuss certain open points in the merger agreement. The meeting participants discussed multiple areas of the merger agreement, including representations and warranties and covenants, but were unable to resolve open issues with respect to the termination fees.

        Throughout the week of April 22, 2018, Prologis and DCT continued to engage in mutual due diligence with various conversations among the parties and their representatives to answer questions regarding the other party's finances, operations and assets. Diligence efforts were largely completed by April 27, 2018 with confirmatory due diligence finalized over the weekend of April 28 and 29, 2018.

        On April 23, 2018, DCT and BofA Merrill Lynch signed an engagement letter, and BofA Merrill Lynch continued working with the DCT Board as DCT's financial advisor in connection with the potential combination with Prologis.

        On April 24, 2018, Mr. Hawkins called Mr. Moghadam to discuss the open issues regarding the termination fees and specifically the circumstances in which the lower termination fee would be applicable. After discussion, Mr. Moghadam and Mr. Hawkins agreed that the lower termination fee would apply to competing bidders with whom DCT commenced negotiations within the initial 30-day period following the execution of the merger agreement, but only to the extent that the merger agreement was terminated within 45 days following the execution of the merger agreement.

        On April 24, 2018, representatives of Goodwin Procter circulated a draft of the DCT disclosure schedule to representatives of Mayer Brown.

        On April 25, 2018, representatives of Mayer Brown circulated a revised draft of the merger agreement to representatives of Goodwin Procter reflecting certain new representations and warranties and additional covenants as well as changes to the deal protection provisions and corresponding definitions consistent with the discussion Mr. Hawkins and Mr. Moghadam had on April 24, 2018.

        On April 26, 2018, representatives of Goodwin Procter met telephonically with representatives of Mayer Brown to discuss open items in the merger agreement, including proposed changes to the merger agreement with respect to certain representations and warranties and certain details of the deal protection provisions and the termination right and remedies in respect of a breach of the non-solicitation covenant.

        Later on April 26, 2018, the DCT Board held a telephonic special meeting. Representatives of BofA Merrill Lynch and Goodwin Procter were also in attendance. Mr. Hawkins provided an overview of the discussions that had occurred since the DCT Board meeting on April 18, 2018 and the status of negotiations with Prologis.

        At the April 26, 2018 meeting of the DCT Board, DCT management and representatives of BofA Merrill Lynch and Goodwin Procter discussed with the DCT Board an update on the negotiation process, including an overview of the status of the mutual due diligence process, how the merger agreement negotiations were progressing, and an estimated timetable for steps between signing and closing a transaction. The DCT Board also reviewed and discussed with BofA Merrill Lynch the strategic rationale for the combination of the companies. The DCT Board then discussed certain benefits of the transaction, including (i) the increased scale and diversification of the combined portfolio, (ii) increased earnings power with synergy and efficiency potential, (iii) an enhanced investment-grade pro forma balance sheet, (iv) that the implied offer price represented a 16% premium over DCT's current trading price, (v) that the deal would result in a 33% increase in the quarterly dividend to DCT stockholders, (vi) that the deal could be accretive to combined company's stockholders based on various financial metrics and other factors, positive and negative, described in "Reasons for the Merger," as well as the risks described in "Reasons for the Merger."

        At the April 26, 2018 meeting of the DCT Board, representatives of BofA Merrill Lynch discussed its preliminary financial analysis of the proposed transaction, noting that this preliminary analysis was based on financial forecasts prepared by management of DCT, with respect to DCT, and by management of Prologis and provided to management of DCT, with respect to Prologis (which were reviewed by management of DCT and provided to BofA Merrill Lynch for use in preparing its financial analysis). Additionally, BofA Merrill Lynch's analysis addressed the impact of projected synergy estimates prepared by management of Prologis and provided to it by management of DCT.

        At the April 26, 2018 meeting of the DCT Board, the DCT Board discussed BofA Merrill Lynch's preliminary financial analysis in detail and asked questions of representatives of BofA Merrill Lynch. The DCT Board discussed the price implied by the exchange ratio, including by discussing the attractive value that it provided to the holders of shares of DCT common stock. The DCT Board discussed the relative trading of the two companies since the DCT Board's initial meeting to discuss Prologis' proposal. The DCT Board also asked questions regarding the combined company's position in the marketplace and projected transaction synergies.

        At the April 26, 2018 meeting of the DCT Board, representatives of Goodwin Procter discussed with the DCT Board the duties of a director under Maryland law and provided a summary of the proposed merger agreement. As part of the discussions, representatives of Goodwin Procter walked the DCT Board through the structure of the mergers, the general nature of the representations and warranties, interim operating covenants, other covenants and closing conditions contained in the merger agreement, the two-tier termination fee structure, the events that would trigger the payment of a termination fee and/or expense reimbursement, the terms of the non-solicitation covenant and related deal protection provisions in the merger agreement. The DCT Board asked questions of representatives of Goodwin Procter regarding the proposed draft merger agreement and discussed various terms of the agreement.

        At the April 26, 2018 meeting of the DCT Board, the members of the DCT Board discussed the financial analysis from BofA Merrill Lynch and the legal summary from Goodwin Procter and determined that DCT should proceed with finalizing the merger agreement and other aspects of the transaction.

        Also on April 26, 2018, representatives of Goodwin Procter circulated a revised draft of the merger agreement to representatives of Mayer Brown reflecting certain changes to the representations and warranties and additional covenants.

        On April 27, 2018, representatives of Mayer Brown sent a draft of the Prologis disclosure schedule to representatives of Goodwin Procter. Representatives of Goodwin Procter met telephonically with representatives of Mayer Brown to discuss open issues with respect to the DCT disclosure schedule and continued to finalize due diligence in regards to the same.

        Also on April 27, 2018, representatives of Mayer Brown circulated a revised draft of the merger agreement to representatives of Goodwin Procter reflecting certain changes to definitions, the representations and warranties, additional covenants between the companies related to employment matters, tax matters and registration rights and proposed an outside closing date of December 31, 2018.

        Later on April 27, 2018, representatives of Goodwin Procter circulated a revised draft of the DCT disclosure schedule to representatives of Mayer Brown and communicated certain comments on the merger agreement to representatives of Mayer Brown.

        On April 28, 2018, the DCT Board was provided with substantially final drafts of the merger agreement and proposed board resolutions, as well as a revised summary of the terms of the merger agreement prepared by Goodwin Procter that highlighted provisions and terms that had been revised since the previous meeting of the DCT Board on April 26, 2018. The DCT Board was also provided with an updated financial presentation prepared by BofA Merrill Lynch, which contained its financial analysis and certain other information with respect to the proposed transactions.

        BofA Merrill Lynch also provided the DCT Board with a material relationships disclosure memorandum, dated April 27, 2018, which we refer to as the BofA Merrill Lynch disclosure memorandum, a prior version of which, dated April 13, 2018, had been previously presented to the DCT Board. The BofA Merrill Lynch disclosure memorandum included certain information regarding BofA Merrill Lynch's material relationships with DCT and Prologis including, among other things, that certain members of the financial advisory deal team working with DCT (i) have assisted Prologis on one or more capital markets transactions, (ii) are members of the coverage team for Prologis and (iii) had discussions from time to time with Prologis regarding potential opportunities not related to an acquisition of DCT.

        Also on April 28, 2018, representatives of Goodwin Procter and representatives of Mayer Brown continued to finalize the terms of their respective disclosure schedules and exhibits to the merger agreement. Representatives of Goodwin Procter and representatives of Mayer Brown also exchanged comments on the merger agreement.

        On the morning of April 29, 2018, representatives of Goodwin Procter and representatives of Mayer Brown finalized the merger agreement and their respective disclosure schedules. The final merger agreement, together with the final exhibits and disclosure schedules were then circulated to all parties.

        On April 29, 2018, the DCT Board held a telephonic special meeting with members of senior management of DCT and representatives of Goodwin Procter and BofA Merrill Lynch. Representatives of BofA Merrill Lynch reviewed with the DCT Board its financial analysis of the merger consideration noting, among other things, that based on the fixed exchange ratio of 1.02 shares of Prologis common stock per share of DCT common stock holders of DCT common stock would realize a 15.6% implied offering premium based on DCT's common stock price as of close of business on April 27, 2018. BofA Merrill Lynch then delivered to the DCT Board an oral opinion, which was confirmed by delivery of a written opinion dated April 29, 2018, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its written opinion, the exchange ratio provided for in the company merger is fair, from a financial point of view, to the holders of DCT common stock. Representatives of Goodwin Procter summarized the final terms of the merger agreement. Goodwin Procter then walked the DCT Board through the proposed corporate approvals for the transaction. Mr. Hawkins then led the DCT Board in a discussion of the transaction and the DCT Board discussed the value provided by the exchange ratio and determined that the implied price paid by Prologis was highly attractive to the holders of shares of DCT common stock. Following these presentations and discussions, and other discussions by the DCT Board concerning, among other things, the matters described below under "—Recommendation of the DCT Board and Its Reasons for the Mergers," the DCT Board, by a unanimous vote of all directors, then (i) approved, determined and declared advisable the merger agreement and the transactions contemplated thereby, including the company merger and the partnership merger, in all respects and (ii) recommended the approval of the company merger by DCT stockholders.

        Following the DCT Board meeting, Mr. Hawkins contacted Mr. Moghadam to advise Mr. Moghadam that the DCT Board had approved the transaction.

        Also on April 29, 2018, the Prologis Board held a telephonic special meeting with members of Prologis' senior management in attendance. Members of Prologis' senior management reviewed with the Prologis Board the results of its due diligence investigation of DCT, the final terms and conditions of the merger agreement, the duties of the Prologis Board under Maryland law, required approvals for the transaction and the financial implications to Prologis of the merger. Following these discussions, the Prologis Board, by a unanimous vote of all directors, then approved the merger agreement and the transactions contemplated thereby, including the company merger and the partnership merger and the issuances of Prologis common stock and Prologis OP units in connection therewith. The Prologis Board declared the merger agreement and the transactions contemplated thereby, including the company merger and the partnership merger and the issuance of Prologis common stock and Prologis OP units in connection therewith, to be advisable and in the best interests of Prologis and its stockholders.

        On the afternoon of April 29, 2018, DCT and Prologis executed and delivered the merger agreement and issued a joint press release publicly announcing the mergers and execution of the merger agreement.

Recommendation of the DCT Board of Directors and Its Reasons for the Mergers

        In evaluating the merger agreement and the transactions contemplated thereby, including the mergers, the DCT Board consulted with DCT's senior management and its outside legal counsel and financial advisor and unanimously determined and declared that the mergers are advisable and in the best interests of DCT and its stockholders. The DCT Board has unanimously approved the mergers and the other transactions contemplated by the merger agreement, has unanimously approved the merger agreement and unanimously recommends that the DCT stockholders vote to approve the company merger on the terms and conditions set forth in the merger agreement.

        In determining that the mergers are advisable and in the best interests of DCT and its stockholders, in authorizing and approving the mergers on the terms set forth in the merger agreement, in approving the merger agreement and in recommending that DCT stockholders vote to approve the company merger on the terms set forth in the merger agreement, the DCT Board considered various factors that it viewed as supporting its decisions, including the following material factors:

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  the receipt of Prologis common stock as merger consideration provides DCT stockholders with the opportunity to have an ownership stake in the Combined Company, which is expected to provide a number of significant potential strategic opportunities and benefits, including the following:

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  the mergers combine two, complementary portfolios with similar business strategies in top United States markets, allowing the Combined Company to capture immediate and substantial cost synergies in the form of corporate general and administrative cost savings, operating cost savings, interest expense and lease adjustments, as well as long-term revenue synergies from operating performance and development value creation, all of which will ultimately drive increases to net operating income;

    •
    the Combined Company will operate on a platform with deeper market knowledge and relationships, more flexibility and access to better information, resulting in the ability to serve customers better and generate greater revenue;

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    the Combined Company will be among the largest publicly traded United States REITs (and the largest publicly traded industrial REIT) based on equity market capitalization, and its meaningful scale and investment grade rating are expected to allow it to capitalize on corporate and operating cost efficiencies, and gain more efficient access to less expensive capital, giving it significant competitive advantages over its smaller, less efficient peers;

    •
    the Combined Company's portfolio will be balanced from a geographic and customer perspective in strategic markets and submarkets, which, together with the scale of the combined operations, are expected to result in substantial benefits for the Combined Company and its stakeholders; and

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    the transaction is expected to be accretive to FFO/share in the first full year;

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    the information with respect to the business, operating results and financial condition of Prologis, on both a historical and prospective basis, including Prologis' stable operating performance, the quality, breadth and experience of Prologis' senior management team, and the complementary markets served by the two companies, as well as the DCT Board's knowledge of the current and prospective environment in which the two companies operate, including industry, economic and market conditions, taking into account the results of DCT's due diligence review of Prologis;

    •
    current market and industry trends, DCT's future prospects as an independent company and the challenges and risks that could affect DCT's future performance;

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    the merger consideration had an implied value per share of DCT common stock of $67.91, which represented a premium of approximately 15.6% to DCT's stock price, based on closing prices on April 27, 2018, the last trading day prior to the public announcement of the merger agreement;

    •
    the exchange ratio in the company merger is fixed and will not fluctuate as a result of changes in the market price of DCT common stock or Prologis common stock, which provides certainty as to the pro forma percentage ownership of the Combined Company that the DCT stockholders would receive in the company merger;

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    based on the current dividend rates of DCT and Prologis, DCT stockholders would see an approximately 33% increase in the dividend rate immediately after the closing, assuming no change in Prologis' current dividend rate;

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    the merger consideration, consisting of Prologis common stock, which will be listed for trading on the NYSE, continues to provide liquidity for DCT stockholders desiring to liquidate their investment after the company merger;

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    the opinion of BofA Merrill Lynch, dated April 29, 2018, to the DCT Board as to the fairness, from a financial point of view and as of the date of the opinion, to holders of DCT common stock of the exchange ratio provided for in the company merger, as more fully described below in the section entitled "—Opinion of DCT's Financial Advisor";

    •
    the expectation that, for DCT stockholders that are United States holders, the company merger will generally qualify as a tax-free transaction for United States federal income tax purposes;

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    that immediately following the completion of the company merger, the board of directors of the Combined Company will consist of twelve directors, one of whom will be designated by DCT;

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    the company merger is subject to approval by holders of a majority of the outstanding shares of DCT common stock;

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    the merger agreement permits DCT to continue to pay its stockholders regular quarterly dividends of up to $0.36 per share of DCT common stock through consummation of the company merger;

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    the merger agreement provides DCT with the ability, under certain specified circumstances, to consider an acquisition proposal if the DCT Board determines such proposal would reasonably be expected to lead to a Superior Proposal and that failure to take such action would be inconsistent with their duties as directors under applicable law, and the merger agreement provides the DCT Board with the ability, under certain specified circumstances, to make a change in recommendation and to terminate the merger agreement following such change in recommendation in order to enter into an agreement with respect to a Superior Proposal upon payment of a termination fee, in an amount equal to either $100 million or $216 million, depending on when the termination occurs and whether the person making the Superior Proposal is a qualified bidder, and/or reimburse Prologis' transaction expenses up to $15 million depending on the circumstances, which the DCT Board concluded was reasonable in the context of termination fees payable in comparable transactions and in light of the overall structure of the transaction and terms of the merger agreement;

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    the merger agreement would provide DCT with sufficient operating flexibility between the signing of the merger agreement and the completion of the company merger for DCT to conduct its business in the ordinary course of business consistent with past practice;

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    the commitment on the part of each of DCT and Prologis to complete the company merger as reflected in their respective obligations under the terms of the merger agreement and the absence of any required government consents, and the likelihood that the company merger will be completed on a timely basis;

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    the other terms of the merger agreement, including representations, warranties and covenants of the parties, as well as the conditions to their respective obligations under the merger agreement;

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    that in light of the expected long-term strategic and financial benefits associated with the combination of DCT and Prologis, the ability of DCT stockholders to continue to benefit from the prospects of the Combined Company, the overall terms of the company merger and the timing, likelihood and risks of completing alternative transactions, including the business, competition, industry and market risks that would apply to DCT, the company merger, as compared to potential alternatives, including the continued independent operation of DCT and DCT's prospects for a merger or sale transaction with a company other than Prologis and the potential terms for such other transactions as more particularly described in this proxy statement/prospectus under "The Mergers—Background of the Mergers," would be in the best interests of DCT stockholders; and

    •
    the course of negotiations with Prologis, which were conducted at arm's length and during which the DCT Board was advised by its legal and financial advisors, including the fact that the negotiations resulted in provisions allowing an interested party an opportunity to make an alternative proposal during a specified period, which if accepted by DCT under specified circumstances, would result in a termination fee of $100 million (instead of $216 million) being paid to Prologis.

        The DCT Board also considered a variety of risks and other potentially negative factors in considering the merger agreement, the mergers and the other transactions contemplated by the merger agreement, including the following material factors:

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  that, following the completion of the company merger, DCT would no longer exist as an independent public company and DCT stockholders would be able to participate in any future earnings growth DCT might have achieved, solely through their ownership of Prologis common stock;

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  that, because the merger consideration is a fixed exchange ratio of shares of Prologis common stock, DCT stockholders could be adversely affected by a decline in the market price of Prologis common stock and the fact that the merger agreement does not provide for any adjustment of the merger consideration if the market price of Prologis common stock declines and does not provide a price-based termination right or other similar protection in favor of DCT or DCT stockholders;

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  the risk that the cost savings, operational synergies and other benefits to the DCT stockholders expected to result from the company merger might not be fully realized or not realized at all, including as a result of possible changes in the real estate market or the industrial real estate business affecting the markets in which the Combined Company will operate or as a result of potential difficulties integrating the two companies and their respective operations;

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  the risk that a different strategic alternative potentially could be more beneficial to DCT stockholders than the proposed company merger;

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  that, under the terms of the merger agreement, DCT must pay to Prologis a termination fee in an amount of either $100 million or $216 million, depending on when the termination occurs and whether a person making a Superior Proposal is a qualified bidder, and/or reimburse certain expenses incurred by Prologis in connection with the mergers (up to $15 million) if the merger agreement is terminated under certain circumstances, which might discourage or deter other parties from proposing an alternative transaction that may be more advantageous to DCT stockholders, or which may become payable in circumstances when no alternative transaction or Superior Proposal is available to DCT;

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  the terms of the merger agreement place limitations on the ability of DCT to solicit, initiate, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal by or with a third party with respect to a competing transaction and to furnish information to, or enter into discussions with, a third party interested in pursuing an alternative strategic transaction;

  •
  the risk that one or more of the conditions to the parties' obligations to complete the company merger will not be satisfied or waived;

  •
  the risk of diverting management focus and resources from operational matters and other strategic opportunities as well as causing significant distractions for DCT's employees while working to implement the company merger, which may result in harm to DCT's business if the mergers do not close;

  •
  the possibility that the mergers may not be completed, or may be unduly delayed, for reasons beyond the control of DCT or Prologis, including because DCT stockholders may not approve the company merger and the other transactions contemplated by the merger agreement;

  •
  provisions in the merger agreement restricting operation of DCT's business during the period between the signing of the merger agreement and consummation of the company merger may delay or prevent DCT from undertaking business opportunities that may arise or other actions it would otherwise take with respect to its operations absent the pending completion of the company merger;

  •
  that DCT and Prologis may be obligated to complete the mergers without having obtained appropriate consents, approvals or waivers from the counterparties under certain of DCT's contracts that require consent or approval to consummate the mergers, and the risk that such consummation could trigger the termination of, or default under, such contracts;

  •
  that certain of DCT's directors and executive officers have certain interests in the company merger that might be different from the interests of DCT stockholders generally as described under the section entitled "—Interests of DCT Directors and Executive Officers in the Mergers" beginning on page 82;

  •
  the expenses to be incurred in connection with the company merger; and

  •
  the types and nature of the risks described under the section entitled "Risk Factors" beginning on page 33.

        This discussion of the foregoing information and material factors considered by the DCT Board in reaching its conclusions and recommendations is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the DCT Board in evaluating the merger agreement and the transactions contemplated by the merger agreement, including the company merger, and the complexity of these matters, the DCT Board did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the DCT Board may have given different weight to different factors. The DCT Board did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall review of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the merger agreement, the mergers and the other transactions contemplated by the merger agreement.

        This explanation of the reasoning of the DCT Board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 45.

        After careful consideration, for the reasons set forth above, the DCT Board unanimously recommends that the DCT stockholders vote FOR the proposal to approve the company merger on the terms and conditions set forth in the merger agreement.

Opinion of DCT's Financial Advisor

        DCT has retained BofA Merrill Lynch to act as its financial advisor in connection with the mergers. BofA Merrill Lynch is an internationally recognized investment banking firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DCT selected BofA Merrill Lynch to act as DCT's financial advisor in connection with the mergers on the basis of BofA Merrill Lynch's experience in transactions similar to the mergers, its reputation in the investment community and its familiarity with DCT and its business.

        On April 29, 2018, at a meeting of the DCT Board held to evaluate the mergers, BofA Merrill Lynch delivered to the DCT Board an oral opinion, which was confirmed by delivery of a written opinion dated April 29, 2018, to the effect that, as of such date and based on and subject to various assumptions and limitations described in its opinion, the Exchange Ratio provided for in the company merger was fair, from a financial point of view, to holders of DCT common stock.

        The full text of BofA Merrill Lynch's written opinion to the DCT Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this document and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch's opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the DCT Board for the benefit and use of the DCT Board (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch's opinion does not address any other aspect of the company merger and no opinion or view was expressed as to the relative merits of the company merger in comparison to other strategies or transactions that might be available to DCT or in which DCT might engage or as to the underlying business decision of DCT to proceed with or effect the company merger. BofA Merrill Lynch's opinion does not address any other aspect of the company merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed company merger or any other matter.

        In connection with rendering its opinion, BofA Merrill Lynch has, among other things:

  a.
  reviewed certain publicly available business and financial information relating to DCT and Prologis;

  b.
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of DCT furnished to or discussed with BofA Merrill Lynch by the management of DCT, including certain financial forecasts relating to DCT prepared by the management of DCT, referred to herein as the DCT management forecasts (see "—Certain DCT Unaudited Prospective Financial Information");

  c.
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of Prologis furnished to or discussed with BofA Merrill Lynch by the management of Prologis, including certain financial forecasts relating to Prologis prepared by the management of Prologis, referred to herein as the Prologis management forecasts (see "—Certain Prologis Unaudited Prospective Financial Information");

  d.
  reviewed certain estimates as to the amount and timing of cost savings (collectively, the "cost savings/synergies") anticipated by the management of Prologis, reviewed and approved for BofA Merrill Lynch's use by DCT, to result from the mergers;

  e.
  discussed the past and current business, operations, financial condition and prospects of DCT with members of senior managements of DCT and Prologis, and discussed the past and current business, operations, financial condition and prospects of Prologis with members of senior managements of DCT and Prologis;

  f.
  reviewed the potential pro forma financial impact of the mergers on the future financial performance of Prologis, including the potential effect on Prologis' estimated funds from operations;

  g.
  reviewed the trading histories for DCT common stock and Prologis common stock and a comparison of such trading histories with each other and with the trading histories of other companies BofA Merrill Lynch deemed relevant;

  h.
  compared certain financial and stock market information of DCT and Prologis with similar information of other companies BofA Merrill Lynch deemed relevant;

  i.
  reviewed a draft, dated April 27, 2018, of the Agreement, referred to here as the "Draft Agreement"; and

  j.
  performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

        In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the managements of DCT and Prologis that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the DCT management forecasts, BofA Merrill Lynch was advised by DCT, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of DCT as to the future financial performance of DCT. With respect to the Prologis management forecasts and cost savings/synergies, BofA Merrill Lynch was advised by Prologis, and assumed, with DCT's consent, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Prologis as to the future financial performance of Prologis and other matters covered thereby. BofA Merrill Lynch relied, at DCT's direction, upon the assessments of the managements of DCT and Prologis as to Prologis' ability to achieve the cost savings/synergies and was advised by DCT and Prologis, and assumed, with DCT's consent, that the cost savings/synergies would be realized in the amounts and at the times projected. BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of DCT or Prologis, nor did it make any physical inspection of the properties or assets of DCT or Prologis. BofA Merrill Lynch did not evaluate the solvency or fair value of DCT or Prologis under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of DCT, that the mergers would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the mergers, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on DCT, Prologis or the contemplated benefits of the mergers. BofA Merrill Lynch also assumed, at the direction of DCT, that the company merger will qualify for United States federal income tax purposes as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended and that the partnership merger will qualify as an "asset-over" form of merger under Treasury Regulations Section 1.708-1(c)(3)(i). BofA Merrill Lynch has been advised by DCT and Prologis that each of DCT and Prologis has operated in conformity with the requirements for qualification as a REIT, for United States federal income tax purposes since its formation as a REIT and further have assumed, at the direction of DCT, that the mergers will not adversely affect such status or operations of DCT or Prologis. BofA Merrill Lynch also assumed, at the direction of DCT, that the final executed Agreement would not differ in any material respect from the Draft Agreement reviewed by it.

        BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects or implications of the company merger (other than the exchange ratio to the extent expressly specified in its opinion), including, without limitation, the form or structure of the mergers. BofA Merrill Lynch was not requested to, and it did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of DCT or any alternative transaction. BofA Merrill Lynch's opinion was limited to the fairness, from a financial point of view, of the exchange ratio to the holders of DCT common stock and no opinion or view was expressed with respect to any consideration received in connection with the company merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the company merger, or class of such persons, relative to the exchange ratio or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the company merger in comparison to other strategies or transactions that might be available to DCT or in which DCT might engage or as to the underlying business decision of DCT to proceed with or effect the company merger. BofA Merrill Lynch also did not express any view or opinion with respect to, and BofA Merrill Lynch relied, at the direction of DCT, upon the assessments of representatives of DCT regarding, legal, regulatory, accounting, tax and similar matters relating to DCT, Prologis and the mergers (including the contemplated benefits thereof), as to which matters BofA Merrill Lynch understood that DCT obtained such advice as it deemed necessary from qualified professionals. BofA Merrill Lynch did not express any view or opinion as to what the value of Prologis common stock actually would be when issued or the prices at which DCT common stock or Prologis common stock would trade at any time, including following announcement or consummation of the company merger. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the company merger or any other matter.

        BofA Merrill Lynch's opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch's opinion was approved by a fairness opinion review committee of BofA Merrill Lynch. Except as described in this summary, DCT imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

        The discussion set forth below in the section entitled "—Summary of Material Financial Analyses" represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to the DCT Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

Summary of Material Financial Analyses

        Selected Publicly Traded Companies Analysis.    BofA Merrill Lynch performed separate selected public companies analyses of DCT and Prologis in which BofA Merrill Lynch reviewed and compared financial and operating data relating to DCT and Prologis and the selected publicly traded companies listed below.

        DCT.    In performing a selected public companies analysis of DCT, BofA Merrill Lynch reviewed publicly available financial and stock market information for DCT and the following five REITs, including Prologis, referred to as the DCT selected publicly traded companies:

  •
  Prologis, Inc.

  •
  Duke Realty Corporation

  •
  First Industrial Realty Trust, Inc.

  •
  EastGroup Properties, Inc.

  •
  Terreno Realty Corporation

        BofA Merrill Lynch reviewed enterprise values of the DCT selected publicly traded companies, calculated as equity values based on closing stock prices on April 27, 2018, plus debt, preferred stock and minority interests, and less cash and cash equivalents, as a multiple of calendar year 2018 and 2019 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. The overall low to high calendar year 2018 and calendar year 2019 EBITDA multiples observed for the DCT selected publicly traded companies were 19.4x to 25.5x (with an average of 22.4x and a median of 22.5x) and 18.5x to 23.4x (with an average of 21.3x and a median of 21.1x), respectively. BofA Merrill Lynch noted that, based on the closing stock price of DCT on April 27, 2018 and the DCT management forecasts, the implied calendar year 2018 and calendar year 2019 EBITDA multiples for DCT were 23.7x and 22.4x. BofA Merrill Lynch then applied a range of calendar year 2018 EBITDA multiples of 22.5x to 24.5x and calendar year 2019 EBITDA multiples of 21.5x to 23.5x, which were derived from the DCT selected publicly traded companies and based on BofA Merrill Lynch's professional judgment, to DCT's calendar year 2018 and calendar year 2019 estimated EBITDA, respectively, based on the DCT management forecasts to calculate a range of indicative enterprise values for DCT, from which BofA Merrill Lynch deducted debt and added cash and cash equivalents to arrive at a range of indicative equity values for DCT. This analysis indicated an approximate implied per share value range for DCT common stock of $54.72 to $61.21 based on calendar year 2018 EBITDA and $55.68 to $62.56 based on calendar year 2019 EBITDA.

        BofA Merrill Lynch also reviewed, among other things, the closing stock prices on April 27, 2018, of the DCT selected publicly traded companies as a multiple of calendar year 2018 and 2019 estimated funds from operations per share, commonly referred to as FFO per share. The overall low to high calendar year 2018 and calendar year 2019 estimated FFO per share multiples observed for the DCT selected publicly traded companies were 18.9x to 30.2x (with an average of 22.5x and a median of 21.1x) and 17.8x to 28.2x (with an average of 21.1x and a median of 19.7x), respectively. BofA Merrill Lynch noted that, based on the closing stock price of DCT on April 27, 2018 and the DCT management forecasts, the implied calendar year 2018 and calendar year 2019 FFO per share multiples for DCT were 22.9x and 21.9x. BofA Merrill Lynch then applied a range of calendar year 2018 FFO per share multiples of 21.5x to 23.5x and calendar year 2019 FFO per share multiples of 20.5x to 22.5x, which were derived from the DCT selected publicly traded companies and based on BofA Merrill Lynch's professional judgment, to DCT's calendar year 2018 and calendar year 2019 estimated FFO per share, respectively, based on the DCT management forecasts. This analysis indicated an approximate implied per share value range for DCT common stock of $55.19 to $60.32 based on calendar year 2018 FFO per share and $54.96 to $60.33 based on calendar year 2019 FFO per share.

        BofA Merrill Lynch also reviewed, among other things, the closing stock prices of April 27, 2018, of the DCT selected publicly traded companies as a multiple of calendar year 2018 and calendar year 2019 estimated adjusted funds from operations per share, commonly referred to as AFFO per share. The overall low to high calendar year 2018 and 2019 estimated AFFO per share multiples observed for the DCT selected publicly traded companies were 22.9x to 38.5x (with an average of 27.2x and a median of 25.4x) and 21.7x to 35.5x (with an average of 25.7x and a median of 24.7x), respectively. BofA Merrill Lynch noted that, based on the closing stock price of DCT on April 27, 2018 and the DCT management forecasts, the implied calendar year 2018 and calendar year 2019 AFFO per share multiple for DCT were 29.1x and 27.7x. BofA Merrill Lynch then applied a range of calendar year 2018 AFFO per share multiples of 27.0x to 30.0x and calendar year 2019 AFFO multiples of 25.5x to 28.5x, which were derived from the DCT selected publicly traded companies and based on BofA Merrill Lynch's professional judgment, to DCT's calendar year 2018 and calendar year 2019 estimated AFFO per share, respectively, based on the DCT management forecasts. This analysis indicated an approximate implied per share value range for DCT common stock of $54.58 to $60.65 based on calendar year 2018 AFFO per share and $54.11 to $60.47 based on calendar year 2019 AFFO per share.

        Prologis.    In performing a selected public companies analysis of DCT, BofA Merrill Lynch reviewed publicly available financial and stock market information for Prologis and the following five REITs, including DCT, referred to as the Prologis selected publicly traded companies:

  •
  DCT Industrial Trust Inc.

  •
  Duke Realty Corporation

  •
  First Industrial Realty Trust, Inc.

  •
  EastGroup Properties, Inc.

  •
  Terreno Realty Corporation

        BofA Merrill Lynch reviewed enterprise values of the Prologis selected publicly traded companies as a multiple of calendar year 2018 and 2019 estimated EBITDA to arrive at indicative equity values for Prologis, in the same manner as described above with respect to DCT. The overall low to high calendar year 2018 and calendar year 2019 EBITDA multiples observed for the Prologis selected publicly traded companies were 19.4x to 25.5x (with an average of 22.5x and a median of 22.5x) and 18.5x to 23.1x (with an average of 21.0x and a median of 21.1x), respectively. BofA Merrill Lynch noted that, based on the closing stock price of Prologis on April 27, 2018 and the Prologis management forecasts, the implied calendar year 2018 and calendar year 2019 EBITDA multiple for Prologis were 24.8x and 23.4x. BofA Merrill Lynch then applied a range of calendar year 2018 EBITDA multiples of 22.5x to 25.0x and calendar year 2019 EBITDA multiples of 21.0x to 23.5x, which were derived from the Prologis selected publicly traded companies and based on BofA Merrill Lynch's professional judgment, to Prologis' calendar year 2018 and calendar year 2019 estimated EBITDA, respectively, based on Prologis management forecasts to calculate indicative enterprise values for Prologis, from which BofA Merrill Lynch deducted debt, preferred stock and minority interests and added cash and cash equivalents to arrive at indicative equity values for Prologis. This analysis indicated an approximate implied per share value range for Prologis common stock of $58.05 to $67.23 based on calendar year 2018 EBITDA and $57.28 to $67.03 based on calendar year 2019 EBITDA.

        BofA Merrill Lynch also reviewed, among other things, closing stock prices on April 27, 2018, of the Prologis selected publicly traded companies as a multiple of calendar year 2018 and 2019 estimated FFO per share. The overall low to high calendar year 2018 and calendar year 2019 estimated FFO per share multiples observed for the Prologis selected publicly traded companies were 18.9x to 30.2x (with an average of 22.5x and a median of 21.1x) and 17.8x to 28.2x (with an average of 21.2x and a median of 19.7x), respectively. BofA Merrill Lynch noted that, based on the closing stock price of Prologis on April 27, 2018 and the Prologis management forecasts, the implied calendar year 2018 and calendar year 2019 FFO per share multiple for Prologis were 22.2x and 20.9x. BofA Merrill Lynch then applied a range of calendar year 2018 FFO per share multiples of 20.5x to 22.5x and calendar year 2019 FFO per share multiples of 19.5x to 21.5x, which were derived from the Prologis selected publicly traded companies and based on BofA Merrill Lynch's professional judgment, to Prologis' calendar year 2018 and calendar year 2019 estimated FFO per share, respectively based on Prologis management forecasts. This analysis indicated an approximate implied per share value range of $61.61 to $67.62 for Prologis common stock based on calendar year 2018 FFO per share and $62.11 to $68.48 based on calendar year 2019 FFO per share.

        BofA Merrill Lynch also reviewed, among other things, closing stock prices of April 27, 2018, of the Prologis selected publicly traded companies as a multiple of calendar year 2018 and 2019 estimated AFFO per share. The overall low to high calendar year 2018 and calendar year 2019 estimated AFFO per share multiples observed for the Prologis selected publicly traded companies were 22.9x to 38.5x (with an average of 28.0x and a median of 25.8x) and 21.7x to 35.5x (with an average of 26.3x and a median of 24.7x), respectively. BofA Merrill Lynch noted that, based on the closing stock price of Prologis on April 27, 2018 and the Prologis management forecasts, the implied calendar year 2018 and calendar year 2019 AFFO per share multiple for Prologis were 26.2x and 24.3x. BofA Merrill Lynch then applied a range of calendar year 2018 AFFO per share multiples of 23.5x to 26.5x and calendar year 2019 AFFO per share multiples of 21.5x to 24.5x, which were derived from the Prologis selected publicly traded companies and based on BofA Merrill Lynch's professional judgment, to Prologis' calendar year 2018 and calendar year 2019 estimated AFFO per share, respectively, based on Prologis management forecasts. This analysis indicated an approximate implied per share value range for Prologis common stock of $59.82 to $67.46 based on calendar year 2018 AFFO per share and $58.85 to $67.06 based on calendar year 2019 AFFO per share.

        Estimated financial data of the selected publicly traded companies were based on publicly available research analysts' estimates, public filings and other publicly available information. Estimated financial data of DCT were based on the DCT management forecasts and estimated financial data of Prologis were based on Prologis management forecasts.

        Utilizing the implied per share equity value reference ranges derived for DCT and Prologis described above, BofA Merrill Lynch calculated the following approximate implied exchange ratio reference ranges, as compared to the merger consideration:

Implied Merger Consideration Reference Ratios Based On		Merger Consideration
2018E EBITDA	2019E EBITDA
0.814x - 1.054x	0.831x - 1.092x
2018E FFO	2019E FFO
1.02x
0.816x - 0.979x	0.803x - 0.971x
2018E AFFO	2019E AFFO
0.809x - 1.014x	0.807x - 1.028x

        No company used in this analysis is identical or directly comparable to DCT or Prologis. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which DCT or Prologis was compared.

        Net Asset Value Analysis.    BofA Merrill Lynch performed separate net asset value analyses of DCT and Prologis, as described below.

        DCT.    BofA Merrill Lynch performed a net asset value analysis of DCT based on the DCT management forecasts and information and data provided by DCT's management. An estimated range of operating real estate values for DCT was calculated by applying a range of capitalization rates from 5.23% to 4.73%, based on BofA Merrill Lynch's professional judgment taking into account then-recent observable data by relevant markets and/or regions (including capitalization rates for stabilized properties), to DCT's estimated cash net operating income for the next twelve months based on DCT management forecasts for the next nine months and extrapolating the final three months using the growth rate implied by the DCT management forecasts. To determine the implied net asset value for DCT, BofA Merrill Lynch added to the range of implied operating real estate values the value of unconsolidated joint ventures, institutional capital management and other fees, development projects in lease-up, development projects under construction and redevelopment, properties in pre-development, value-add acquisitions, land held and other assets and subtracted the total amount of DCT's liabilities, each as based on information provided by DCT management. This analysis indicated an approximate implied per share net asset value reference range for DCT common stock of $50.76 to $58.10.

        Prologis.    BofA Merrill Lynch performed a net asset value analysis of Prologis based on the Prologis management forecasts. An estimated range of operating real estate values for Prologis was calculated by applying a range of capitalization rates from 5.21% to 4.71%, based on BofA Merrill Lynch's professional judgment taking into account then-recent observable data by relevant markets and/or regions (including capitalization rates for stabilized properties), to Prologis' estimated cash net operating income for the next twelve months based on Prologis management forecasts for the next nine months and extrapolating the final three months using the growth rate implied by the Prologis management forecasts. To determine the implied net asset value for Prologis, BofA Merrill Lynch added to the range of implied operating real estate values the value ascribed to strategic capital, net promotes, development management fees, developments and other assets and subtracted the total amount of Prologis' liabilities, each as based on information provided by Prologis management. This analysis indicated an approximate implied per share net asset value reference range for Prologis common stock of $59.15 to $67.83.

        Utilizing the approximate implied per share equity value reference ranges derived for DCT and Prologis described above, BofA Merrill Lynch calculated the following approximate implied exchange ratio reference range, as compared to the merger consideration:

Implied Merger Consideration Reference Range	Merger Consideration
0.748x - 0.982x	1.02x

        Discounted Cash Flow Analysis.    BofA Merrill Lynch performed separate discounted cash flow analyses of DCT and Prologis to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that DCT and Prologis were forecasted to generate during the last three quarters of 2018 and fiscal years 2019 through 2022 based on the DCT management forecasts and the Prologis management forecasts, respectively.

        DCT.    BofA Merrill Lynch calculated terminal values for DCT by applying terminal forward multiples of 20.0x to 22.0x (based on BofA Merrill Lynch's professional judgment) to DCT's terminal year estimated EBITDA.

        The cash flows (described in "—Certain DCT Unaudited Prospective Financial Information") and terminal values were then discounted to present value as of March 31, 2018 (using mid-year convention) using discount rates ranging from 6.9% to 8.3%, which were based on an estimate of DCT's weighted average cost of capital. From the resulting enterprise values, BofA Merrill Lynch deducted net debt as of March 31, 2018 to derive DCT's implied equity value. This analysis indicated an approximate implied per share equity value reference range for DCT common stock of $48.45 to $59.04.

        Prologis.    BofA Merrill Lynch calculated terminal values for Prologis by applying terminal forward multiples of 20.5x to 22.5x (based on BofA Merrill Lynch's professional judgment) to Prologis' terminal year estimated EBITDA.

        The cash flows (described in "—Certain Prologis Unaudited Prospective Financial Information") and terminal values were then discounted to present value as of March 31, 2018 (using mid-year convention) using discount rates ranging from 6.6% to 7.9%, which were based on an estimate of Prologis' weighted average cost of capital. From the resulting enterprise values, BofA Merrill Lynch deducted net debt, preferred stock and non-controlling interests as of March 31, 2018 to derive Prologis' implied equity value. This analysis indicated an approximate implied per share equity value reference range for Prologis common stock of $56.97 to $69.07.

        Utilizing the approximate implied per share equity value reference ranges derived for DCT and Prologis described above, BofA Merrill Lynch calculated the following approximate implied exchange ratio reference ranges, as compared to the merger consideration:

Implied Merger Consideration Reference Range	Merger Consideration
0.701x - 1.036x	1.02x

Other Factors

        BofA Merrill Lynch also noted certain additional factors that were not considered part of BofA Merrill Lynch's material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

  •
  historical trading prices of DCT common stock and Prologis common stock during the 52-week period ended April 27, 2018, which indicated low and high closing prices for DCT common stock and Prologis common stock during such period of approximately $50.30 and $61.42 per share and $53.82 and $67.40 per share, respectively, as compared to the closing prices of DCT common stock and Prologis common stock on April 27, 2018 of $58.75 per share and $66.58 per share, respectively;

  •
  publicly available research analysts' price targets for DCT common stock and Prologis common stock, which indicated low to high price targets for DCT common stock and Prologis common stock of approximately $54.00 to $67.00 per share and $65.00 to $74.25 per share, respectively, as compared to the closing prices of DCT common stock and Prologis common stock on April 27, 2018 of $58.75 per share and $66.58 per share, respectively;

  •
  publicly available research analysts' net asset value per share targets for DCT common stock and Prologis common stock, which indicated low to high net asset value per share targets for DCT common stock and Prologis common stock of approximately $49.41 to $63.66 per share and $53.43 to $71.43 per share, respectively, as compared to the closing prices of DCT common stock and Prologis common stock on April 27, 2018 of $58.75 per share and $66.58 per share, respectively;

  •
  the relationship between movements in DCT common stock and Prologis common stock during the four-year period ended April 27, 2018, including the daily ratio of the closing price of DCT common stock to the closing price of Prologis common stock during such period, and the average of this ratio calculated over various periods ended April 27, 2018;

  •
  the potential pro forma financial effect of the company merger on Prologis' estimated FFO and adjusted FFO for calendar year 2019, in each case after giving effect to potential strategic and operational benefits anticipated to result from the mergers; and

  •
  the relative contributions of DCT and Prologis to the Combined Company's estimated net asset value and to the Combined Company's estimated adjusted EBITDA, FFO and adjusted FFO for calendar year 2018 and 2019, which indicated that each of such relative contributions of DCT to the Combined Company would be less than the equity ownership percentage for holders of DCT common stock in the Combined Company of approximately 15.2% implied by the merger consideration.

Miscellaneous

        As noted above, the discussion set forth above in the section entitled "—Summary of Material Financial Analyses" is a summary of the material financial analyses presented by BofA Merrill Lynch to the DCT Board in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch's analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

        In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of DCT and Prologis. The estimates of the future performance of DCT and Prologis in or underlying BofA Merrill Lynch's analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch's analyses. These analyses were prepared solely as part of BofA Merrill Lynch's analysis of the fairness, from a financial point of view, to the holders of DCT common stock of the exchange ratio to such holders and were provided to the DCT Board in connection with the delivery of BofA Merrill Lynch's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch's view of the actual values of DCT or Prologis.

        The type and amount of consideration payable in the company merger was determined through negotiations between DCT and Prologis, rather than by any financial advisor, and was approved by the DCT Board. The decision to enter into the Agreement was solely that of the DCT Board. As described above, BofA Merrill Lynch's opinion and analyses were only one of many factors considered by the DCT Board in its evaluation of the proposed company merger and should not be viewed as determinative of the views of the DCT Board or management with respect to the company merger or the merger consideration.

        DCT has agreed to pay BofA Merrill Lynch for its services in connection with the company merger an aggregate fee currently estimated to be approximately $25,000,000 (but which fee shall be finally calculated based on the average of the closing prices for Prologis common stock for the five trading days immediately prior to the closing of the company merger), $2 million of which was payable upon delivery of its opinion and the remainder of which is contingent upon consummation of the company merger. DCT also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch's engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

        BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of DCT, Prologis and certain of their respective affiliates.

        BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to DCT and have received or in the future may receive compensation for the rendering of these services, including having acted or acting as administrative agent, joint lead arranger and joint bookrunner for, and as a lender (including a swing line lender and a letter of credit issuer) under, a credit and term loan agreement with DCT Industrial Operating Partnership LP. From April 1, 2016 through March 31, 2018, BofA Merrill Lynch and its affiliates derived aggregate revenues from DCT and its affiliates of approximately $1 million for investment and corporate banking services.

        In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Prologis and have received or in the future may receive compensation for the rendering of these services, including (i) acted or acting as administrative agent, joint lead arranger and joint bookrunner for, and as a lender (including a swing line lender and a letter of credit issuer) under, multiple credit facilities for Prologis and certain of its affiliates, (ii) having acted or acting as joint lead arranger and/or joint bookrunner on various debt and equity offerings for Prologis and certain of its affiliates, and (iii) having provided or providing certain foreign exchange trading services and treasury and trade management services and products to Prologis and certain of its affiliates. From April 1, 2016 through March 31, 2018, BofA Merrill Lynch and its affiliates derived aggregate revenues from Prologis and its affiliates of approximately $25 million in the aggregate for investment and corporate banking services.

Certain Prologis Unaudited Prospective Financial Information

        Although Prologis periodically may issue limited financial guidance to investors, Prologis does not as a matter of course make public long-term projections as to future revenues, earnings, EBITDA, funds from operations, funds from operations, as adjusted, or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the mergers and the other transactions contemplated by the merger agreement, Prologis' management prepared and provided to the DCT Board in connection with its evaluation of the mergers and the other transactions contemplated by the merger agreement, and to DCT's financial advisor, BofA Merrill Lynch, including in connection with BofA Merrill Lynch's financial analyses described above under the section entitled "—Opinion of DCT's Financial Advisor," certain unaudited prospective financial information regarding Prologis' operations for fiscal years 2018 through 2022 (the "Prologis management forecasts"). The below summary of the Prologis management forecasts is included for the purpose of providing DCT stockholders access to certain nonpublic information that was furnished to certain parties in connection with the mergers and such information may not be appropriate for other purposes, and is not included to influence the voting decision of any DCT stockholder.

        The Prologis management forecasts were not prepared with a view toward public disclosure, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. The inclusion of the Prologis management forecasts should not be regarded as an indication that such information is predictive of actual future events or results and such information should not be relied upon as such, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the Prologis management forecasts. The Prologis management forecasts included in this proxy statement/prospectus have been prepared by, and are the responsibility of, Prologis' management.

        While presented with numeric specificity, the unaudited prospective financial information set forth below was based on numerous variables and assumptions (including assumptions related to industry performance and general business, economic, market and financial conditions and additional matters specific to Prologis' business) that are inherently subjective and uncertain and are beyond the control of

Prologis' management. Important factors that may affect actual results and cause this unaudited prospective financial information not to be achieved include, but are not limited to, risks and uncertainties relating to Prologis' business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the sections entitled "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors." This unaudited prospective financial information also reflects numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in this unaudited prospective financial information. Accordingly, there can be no assurance that the projected results summarized below will be realized. DCT stockholders are urged to review the most recent SEC filings of Prologis for a description of the reported and anticipated results of operations and financial condition and capital resources, including in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Prologis' Annual Report on Form 10-K for the year ended December 31, 2017 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are incorporated by reference into this proxy statement/prospectus.

        None of DCT, Prologis or their respective officers, trustees, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from this unaudited prospective financial information.

        PROLOGIS UNDERTAKES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE BELOW UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THIS UNAUDITED PROSPECTIVE FINANCIAL INFORMATION WAS GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE SHOWN TO BE IN ERROR. SINCE THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION COVERS MULTIPLE YEARS, SUCH INFORMATION BY ITS NATURE BECOMES LESS PREDICTIVE WITH EACH SUCCESSIVE YEAR.

        DCT and Prologis may calculate certain non-GAAP financial metrics, including cash net operating income, Adjusted EBITDA, FFO and AFFO using different methodologies. Consequently, the financial metrics presented in each company's prospective financial information disclosures and in the sections of this proxy statement/prospectus with respect to the opinion of DCT's financial advisor to DCT may not be directly comparable to one another. Further, these financial metrics are "non-GAAP financial measures" as set forth in Item 10(e) of Regulation S-K and should not be considered as alternatives to net income (determined in accordance with GAAP) or as an indication of Prologis' performance. None of these non-GAAP measures represents cash generated from operating activities determined in accordance with GAAP, and none are a measure of liquidity or an indicator of Prologis' ability to make cash distributions.

        Prologis has not made and makes no representation to DCT or any DCT stockholder, in the merger agreement or otherwise, concerning the below unaudited prospective financial information or regarding Prologis' ultimate performance compared to the unaudited prospective financial information or that the projected results will be achieved. In light of the foregoing factors and the uncertainties inherent in the unaudited prospective financial information, Prologis urges all DCT stockholders not to place undue reliance on such information and to review Prologis' most recent SEC filings for a description of Prologis' reported financial results.

        Neither KPMG LLP nor any other registered public accounting firm has compiled, examined or performed any audit or other procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of KPMG LLP contained in Prologis' Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus/proxy statement, relates to the historical financial information of Prologis. It does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the dates on which it was prepared.

        The Prologis management forecasts were based on numerous variables and assumptions, including the following: Prologis share of net effective same-store net operating income growth rate of 3%-5% per year, general and administrative average expense growth of 2.5% per year for the projected period, Prologis share of building acquisitions of approximately $450 million - $700 million per year, approximately $2.0 - $2.2 billion of Prologis share of development starts per year, approximately $1.5 - $1.9 billion of Prologis share of assumed dispositions and contributions combined beginning in calendar year 2019, and no equity issuances in the pro forma period, except for the shares issued in conjunction with the merger.

        The Prologis management forecasts were provided to the DCT Board and DCT's financial advisor, BofA Merrill Lynch. In addition, Prologis management provided to the DCT Board and BofA Merrill Lynch an estimate of cash net operating income for April 2018 through December 2018 of $1.5 billion. The following table presents a summary of the Prologis management forecasts for the calendar years 2018 through 2022 for Prologis on a standalone basis.

	Year Ending December 31,
	2018E	2019E	2020E	2021E	2022E
	($ in millions)
Adjusted EBITDA(1)	$2,114	$2,227	$2,449	$2,575	$2,735
Core FFO(2)	$1,666	$1,771	$1,928	$2,023	$2,175
AFFO(3)	$1,412	$1,523	$1,654	$1,736	$1,867

(1)
Adjusted EBITDA as used by Prologis is a non-GAAP measure and is calculated beginning with consolidated net earnings attributable to common stockholders and removing the effect of: interest expense, income taxes, depreciation and amortization, impairment charges, gains or losses from the disposition of investments in real estate (excluding development properties and land), gains from the revaluation of equity investments upon acquisition of a controlling interest, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments made to Prologis' FFO measures, and other items, such as, stock based compensation and unrealized gains or losses on foreign currency and derivatives.

(2)
For a definition of Core FFO, see "Selected Historical Financial Information of Prologis—Funds From Operations Attributable to Common Stockholders/Unitholders."

(3)
AFFO excludes realized gains from the disposition of land and development properties and is derived by adjusting Core FFO to exclude recurring capital expenditures and exclude the following items that Prologis recognizes directly in Core FFO: (i) straight-line rents; (ii) amortization of above- and below-market lease intangibles; (iii) amortization of management contracts; (iv) amortization of debt premiums and discounts and financing costs, net of amounts capitalized; and (v) stock compensation expense.

        Additionally, after discussion with Prologis and its financial advisor, BofA Merrill Lynch prepared, at the direction of DCT, Prologis' estimated unlevered free cash flow from the Prologis management forecasts in order to facilitate certain of the financial analyses described in "Opinion of DCT's Financial Advisor." While Prologis' estimated unlevered free cash flow was not included in the five-year financial forecast provided by Prologis to DCT and BofA Merrill Lynch, nevertheless, Prologis'

estimated unlevered free cash flow is being presented in the table below in order to provide a more complete understanding of the data utilized by BofA Merrill Lynch in conducting its financial analyses.

		Year Ending December 31,
	Q2 - Q4 2018E
		2019E	2020E	2021E	2022E
	($ in millions)
Unlevered free cash flow(1)	$1,303	$1,199	$1,193	$810	$1,357

(1)
Unlevered free cash flow was determined by making adjustments (including various non-cash items and capital expenditures) to Adjusted EBITDA.

Certain DCT Unaudited Prospective Financial Information

        Although DCT periodically may issue limited financial guidance to investors, DCT does not as a matter of course make public long-term projections as to future revenues, earnings, EBITDA, funds from operations, funds from operations, as adjusted, or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the mergers and the other transactions contemplated by the merger agreement, DCT's management prepared and provided to the DCT Board in connection with its evaluation of the mergers and the other transactions contemplated by the merger agreement, and to its financial advisor, BofA Merrill Lynch, including in connection with BofA Merrill Lynch's financial analyses described above under the section entitled "—Opinion of DCT's Financial Advisor," certain unaudited prospective financial information regarding DCT's operations for fiscal years 2018 through 2022 (the "DCT management forecasts"). The below summary of the DCT management forecasts is included for the purpose of providing DCT stockholders access to certain nonpublic information that was furnished to certain parties in connection with the mergers and such information may not be appropriate for other purposes, and is not included to influence the voting decision of any DCT stockholder.

        The DCT management forecasts were not prepared with a view toward public disclosure, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. The inclusion of the DCT management forecasts should not be regarded as an indication that such information is predictive of actual future events or results and such information should not be relied upon as such, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the DCT management forecasts. The DCT management forecasts included in this proxy statement/prospectus have been prepared by, and are the responsibility of, DCT's management.

        While presented with numeric specificity, the unaudited prospective financial information set forth below was based on numerous variables and assumptions (including assumptions related to industry performance and general business, economic, market and financial conditions and additional matters specific to DCT's business) that are inherently subjective and uncertain and are beyond the control of DCT's management. Important factors that may affect actual results and cause this unaudited prospective financial information not to be achieved include, but are not limited to, risks and uncertainties relating to DCT's business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the sections entitled "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors." This unaudited prospective financial information also reflects numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in this unaudited prospective financial information. Accordingly, there can be no assurance that the projected results summarized below will be realized. DCT stockholders are urged to review the most recent SEC filings of DCT for a description of the reported and anticipated results of operations and financial condition and capital resources, including in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in DCT's Annual Report on Form 10-K for the year ended December 31, 2017 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are incorporated by reference into this proxy statement/prospectus.

        None of DCT, Prologis or their respective officers, trustees, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from this unaudited prospective financial information.

        DCT UNDERTAKES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE BELOW UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THIS UNAUDITED PROSPECTIVE FINANCIAL INFORMATION WAS GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE SHOWN TO BE IN ERROR. SINCE THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION COVERS MULTIPLE YEARS, SUCH INFORMATION BY ITS NATURE BECOMES LESS PREDICTIVE WITH EACH SUCCESSIVE YEAR.

        DCT and Prologis may calculate certain non-GAAP financial metrics, including cash net operating income, Adjusted EBITDA, FFO and AFFO using different methodologies. Consequently, the financial metrics presented in each company's prospective financial information disclosures and in the sections of this proxy statement/prospectus with respect to the opinion of DCT's financial advisor to DCT may not be directly comparable to one another. Further, these financial metrics are "non-GAAP financial measures" as set forth in Item 10(e) of Regulation S-K and should not be considered as alternatives to net income (determined in accordance with GAAP) or as an indication of DCT's performance. None of these non-GAAP measures represents cash generated from operating activities determined in accordance with GAAP, and none are a measure of liquidity or an indicator of DCT's ability to make cash distributions.

        DCT has not made and makes no representation to Prologis or any DCT stockholder, in the merger agreement or otherwise, concerning the below unaudited prospective financial information or regarding DCT's ultimate performance compared to the unaudited prospective financial information or that the projected results will be achieved. In light of the foregoing factors and the uncertainties inherent in the unaudited prospective financial information, DCT urges all DCT stockholders not to place undue reliance on such information and to review DCT's most recent SEC filings for a description of DCT's reported financial results.

        Neither Ernst & Young LLP nor any other independent registered public accounting firm has compiled, examined or performed any audit or other procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of Ernst & Young LLP contained in DCT's Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus/proxy statement, relates to the historical financial information of DCT. It does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the dates on which it was prepared.

        The DCT management forecasts were based on numerous variables and assumptions, including the following: same-store net operating income growth rate of 2%-5% per year, general and administrative expense growth of approximately 4% per year for the projected period, acquisitions of approximately $32 million per year, value-add acquisitions of approximately $75 million in calendar year 2018, with no value-add acquisitions after calendar year 2018, generic dispositions of $150 million per year, approximately $225 million of developments per year beginning in calendar year 2019, total of $900 million of projected bond issuances at 4.5%, and no equity issuances beyond calendar year 2018.

        The DCT management forecasts were provided to the DCT Board and DCT's financial advisor, BofA Merrill Lynch. In addition, DCT management provided to the DCT Board and BofA Merrill Lynch an estimate of cash net operating income for April 2018 through December 2018 of $233 million. The following table presents a summary of the DCT management forecasts for the calendar years 2018 through 2022 for DCT on a standalone basis.

	Year Ending December 31,
	2018E	2019E	2020E	2021E	2022E
	($ in millions)
Adjusted EBITDA(1)	$317	$337	$366	$387	$413
FFO(2)	$252	$267	$288	$308	$328
AFFO(3)	$198	$211	$233	$251	$271

(1)
Adjusted EBITDA as used by DCT is a non-GAAP measure and represents net income (loss) attributable to common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interests, impairment losses, and proportionate share of interest, depreciation and amortization from unconsolidated joint ventures, and excludes non-FFO gains and losses on disposed assets and business combinations.

(2)
For a definition of FFO, or Funds from Operations, see "Selected Historical Financial Information of DCT—Funds from Operations of DCT."

(3)
For a definition of AFFO, or FFO, as adjusted, see "Selected Historical Financial Information of DCT—Funds from Operations of DCT."

        Additionally, BofA Merrill Lynch prepared, at the direction of, and approved by, DCT, DCT's estimated unlevered free cash flow from the DCT management forecasts in order to facilitate certain of the financial analyses described in "Opinion of DCT's Financial Advisor." While DCT's estimated unlevered free cash flow was not included in the five-year financial forecast provided by DCT to BofA Merrill Lynch and Prologis, nevertheless, DCT's estimated unlevered free cash flow is being presented in the table below in order to provide a more complete understanding of the data utilized by BofA Merrill Lynch in conducting its financial analyses.

		Year Ending December 31,
	Q2 - Q4 2018E
		2019E	2020E	2021E	2022E
	($ in millions)
Unlevered free cash flow(1)	$(11)	$162	$158	$200	$261

(1)
Unlevered free cash flow was determined by making adjustments (including various non-cash items and capital expenditures) to Adjusted EBITDA.

Interests of DCT's Directors and Executive Officers in the Mergers

        The interests of DCT's directors and executive officers in the mergers that are different from, or in addition to, those of DCT's stockholders generally are described below. The DCT Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the mergers, and in recommending that the merger agreement be adopted by the DCT stockholders. These interests include:

  •
  accelerated vesting of all outstanding equity awards and settlement of all outstanding DCT phantom shares;

  •
  payment of pro rata annual cash bonuses for 2018;

  •
  entitlement to severance benefits under a preexisting employment agreement with DCT's Chief Executive Officer and DCT's Executive Change in Control and Severance Plan covering DCT's other executive officers; and

  •
  entitlement to continued indemnification, expense advancement and insurance coverage under indemnification agreements and the merger agreement.

Treatment of DCT Equity Awards

        Long-Term Incentive Plan Units.    Immediately prior to the partnership merger effective time, each issued and outstanding (i)  unvested DCT LTIP unit shall automatically become fully vested in accordance with the terms of the DCT equity incentive plan and award agreement or other agreement or document evidencing such DCT LTIP units, and (ii) vested DCT LTIP unit eligible for conversion into a DCT OP common unit prior to or at the partnership merger effective time shall automatically be converted into a DCT OP common unit pursuant to the limited partnership agreement of DCT OP. At the partnership merger effective time, each issued and outstanding DCT LTIP unit not previously converted into a DCT OP common unit, if any, shall be automatically converted into 1.02 Prologis LTIP units.

        The table below sets forth the number of unvested DCT LTIP units held by DCT's executive officers as of June 29, 2018. None of DCT's non-employee directors hold any unvested DCT LTIP units.

Executive Officers	Unvested LTIP Units
Philip L. Hawkins	131,374
Teresa L. Corral	17,696
Neil P. Doyle	31,265
Matthew T. Murphy	43,517
John V. Pharris	27,756
Charla Rios	7,204
Michael J. Ruen	30,329
John G. Spiegleman	27,916

        Restricted Stock.    Immediately prior to the company merger effective time, each issued and outstanding unvested share of DCT common stock subject to a DCT restricted stock award granted under the DCT equity incentive plan shall automatically become fully vested, contingent upon the closing of the company merger, and shall automatically be converted into the right to receive the merger consideration in the same manner as all other shares of DCT common stock will be entitled to receive the merger consideration in the same manner as all other shares of DCT common stock. None of DCT's executive officers or non-employee directors hold any unvested shares of DCT common stock subject to a DCT restricted stock award.

        Stock Options.    At the company merger effective time, each outstanding and unexercised option to purchase DCT common stock granted under the DCT equity incentive plan will vest in full and will terminate and will be converted into the right of the holder thereof to receive a number of shares of Prologis common stock, rounded down to the nearest whole number of shares, equal to (a) the Exchange Ratio multiplied by (b) the number of shares of DCT common stock obtained by (i) multiplying (A) the number of shares of DCT common stock that were subject to such option immediately prior to the company merger effective time by (B) the excess, if any, of the fair market value of a share of DCT common stock determined immediately prior to the company merger effective time over the per share exercise price of such option, and (ii) dividing the resulting amount determined under (i) by the fair market value of a share of DCT common stock determined immediately prior to the company merger effective time. As of June 29, 2018, none of DCT's executive officers or non-employee directors held any DCT stock options, other than Marilyn A. Alexander, who held DCT stock options to purchase an aggregate of 1,154 shares of DCT common stock at a weighted average exercise price of $19.40 per share and Matthew T. Murphy, who held DCT stock options to purchase an aggregate of 15,943 shares of DCT common stock at a weighted average exercise price of $16.90 per share. All of Ms. Alexander's and Mr. Murphy's DCT stock options already are fully vested.

        Phantom Shares.    At the company merger effective time, each outstanding DCT phantom share granted under the DCT equity incentive plan will vest in full and the holder thereof will receive a number of shares of Prologis common stock per DCT phantom share equal to the number of shares of Prologis common stock that each DCT stockholder is entitled to receive per share of DCT common stock as the merger consideration. The table below sets forth the number of unvested and vested DCT phantom shares held by DCT's non-employee directors as of June 29, 2018. None of DCT's executive officers hold any DCT phantom shares.

	Phantom Shares
Non-Employee Directors	Unvested	Vested
Marilyn A. Alexander	1,221	13,779
Thomas F. August	1,679	20,280
John S. Gates, Jr.	1,221	—
Raymond B. Greer	1,221	15,845
Tripp H. Hardin	1,221	19,797
Tobias Hartmann	1,221	—
John C. O'Keeffe	1,221	—
Marcus L. Smith	2,602	—

        For more information on the equity holdings of DCT's directors and executive officers, see the table entitled "The Mergers—Security Ownership of DCT's Directors and Executive Officers and Current Beneficial Owners" beginning on page 88.

Pro-Rata Annual Cash Bonuses

        The compensation committee of the DCT Board has authorized DCT to pay a pro-rata annual cash bonus to each of its executive officers for 2018 through the date of the company merger, subject to the executive officer's continued employment through the company merger effective time. The pro-rata annual cash bonus for each of DCT's executive officers will be based on the executive officer's average annual cash bonus for the prior two years, pro-rated for the portion of 2018 elapsed through the company merger effective time, and will be payable on or after the approval of the company merger by DCT's stockholders. In order to avoid duplication of payment, the payment of each DCT executive officer's pro-rata annual cash bonus for this pre-merger period was conditioned upon the executive officer having waived the right to receive any other pro-rata bonus for this period pursuant to DCT's existing agreements in the event of the termination of the executive officer's employment.

        The table below sets forth the average annual cash bonus for each DCT executive officer for the prior two years and the pro-rata annual cash bonus that would be paid to each DCT executive officer assuming that the mergers close on August 31, 2018.

Executive Officers	Average Annual Cash Bonus (2016 and 2017) ($)	Pro-Rata Portion of 2018	Pro-Rata Annual Cash Bonus for 2018 ($)
Philip L. Hawkins	1,100,500	66.58%	732,662
Teresa L. Corral	244,500	66.58%	162,777
Neil P. Doyle	394,000	66.58%	262,307
Matthew T. Murphy	487,500	66.58%	324,555
John V. Pharris	411,500	66.58%	273,958
Charla Rios	139,500	66.58%	92,873
Michael J. Ruen	308,000	66.58%	205,052
John G. Spiegleman	360,500	66.58%	240,004

        The amount of the pro-rata annual cash bonuses payable to each DCT executive officer for the period of 2018 prior to the company merger effective time may be more or less than the amount of the annual cash bonus that the executive officer otherwise would have earned for such period in the absence of the company merger.

DCT Executive Officer Post-Termination and Change in Control Arrangements

        DCT has previously adopted certain agreements and plans relating to compensation of its executive officers upon certain qualifying terminations of employment or a change in control. Mr. Hawkins is party to an employment agreement, dated October 9, 2015, as amended, and DCT's executive officers (other than Mr. Hawkins) are covered by the DCT Industrial Trust Inc. Executive Change in Control and Severance Plan, adopted on October 9, 2015.

        The employment agreement with Mr. Hawkins and the DCT Executive Change in Control and Severance Plan provide for the following payments and benefits in connection with a change in control, including termination of employment following or in connection with a change in control, in each case, subject to the applicable executive officer's compliance with certain restrictive covenants:

  •
  Change in Control.  Upon a change in control while the executive officer is employed by DCT, all of the executive officer's outstanding unvested equity awards subject to time-based vesting conditions will fully vest.

  •
  Termination without Cause or for Good Reason Following a Change in Control.  If an executive officer's employment is terminated by DCT or its successor entity without "cause" or by the executive officer for "good reason" (as such terms are defined in the employment agreement and the DCT Executive Change in Control and Severance Plan, as applicable) within 12 months (or 18 months for Mr. Hawkins) after a change in control, the executive officer will receive (1) annual base salary, cash bonus and other benefits earned and accrued prior to the termination of employment, (2) a lump sum cash payment equal to the sum of (i) two times (or three times for Mr. Hawkins) annual base salary, plus (ii) two times (or three times for Mr. Hawkins) the greater of the target annual cash bonus for the year of termination or the average of actual annual cash bonuses for the two years preceding the year of termination and (3) a pro-rata cash bonus for the year in which the executive officer's employment is terminated based on the target annual cash bonus for that year. Each executive officer will also continue to receive coverage under DCT's group medical, dental and vision plans, at the same cost to the executive officer as would have applied in the absence of termination of employment, for two years or, if sooner, until the executive officer becomes eligible to be covered under another employer group health plan. The executive officer's receipt of any payments and benefits (other than the annual base salary, cash bonus and other benefits earned and accrued prior to the termination of employment) in connection with a termination without cause or for good reason is subject to such executive officer's execution of a general release of claims with DCT or any successor entity. In order to avoid duplication of payment, each of DCT's executive officers has agreed that the amount of any pro-rata cash bonus otherwise payable pursuant to the foregoing arrangements with respect to the portion of 2018 through the company merger effective time will be reduced, but not below zero, by the amount of any pro-rata annual cash bonus previously paid by DCT for this period.

        If any payments and benefits to be paid or provided to an executive officer, whether pursuant to the terms of the employment agreement with Mr. Hawkins, the DCT Executive Change in Control and Severance Plan or otherwise, would be subject to "golden parachute" excise taxes under the Code, the executive officer's payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the executive officer.

        The mergers will constitute a change in control under each of the employment agreement with Mr. Hawkins and the DCT Executive Change in Control and Severance Plan. Additionally, following the mergers, to the extent the employment of DCT's executive officers is not terminated, "good reason" for termination will exist for Mr. Hawkins and may also exist for DCT's other executive officers.

        For an estimate of the value of the payments and benefits described above that would become payable to DCT's NEOs in connection with the mergers or in the event of a qualifying termination of employment without cause or for good reason in connection with the mergers, see "—Information for Advisory Vote" and the assumptions set forth under that subheading, below.

Information for Advisory Vote

        This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that is based on or otherwise relates to the mergers and that is payable or may become payable to DCT's NEOs, who are Messrs. Hawkins, Murphy, Doyle, Pharris and Spiegleman. This compensation is referred to as "golden parachute compensation" by the applicable SEC disclosure rules.

        Please note that the amounts indicated below are estimates based on the material assumptions described in this proxy statement/prospectus and the notes to the table below, which may or may not actually occur, and do not reflect compensation actions that could occur after the date of this proxy statement/prospectus and before the closing of the mergers. As a result, the actual amounts, if any, which may become payable to an NEO may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts and in accordance with the requirements of the applicable SEC disclosure rules, DCT has assumed:

  •
  An assumed closing date for the mergers of August 31, 2018;

  •
  A qualifying termination of the NEO's employment (e.g., a termination by DCT without cause or by the NEO for good reason in accordance with the terms of the employment agreement with Mr. Hawkins or the DCT Executive Change in Control and Severance Plan, as applicable, immediately following the company merger effective time; and

  •
  A price per share of DCT common stock of $65.80, which equals the average closing price of DCT common stock over the first five business days following April 29, 2018, which was the date of the first public announcement of the signing of the merger agreement.

Golden Parachute Compensation

Executive Officers	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total
Philip L. Hawkins	6,509,162	8,644,409	69,994	15,223,565
Matthew T. Murphy	2,169,555	2,863,419	69,994	5,102,967
Neil P. Doyle	1,720,307	2,057,237	69,994	3,847,538
John V. Pharris	1,816,958	1,826,345	69,994	3,713,297
John G. Spiegleman	1,661,004	1,836,873	69,994	3,567,871

(1)
Represents the sum of (i) the cash severance payments that each NEO would be entitled to receive pursuant to the terms of the employment agreement with Mr. Hawkins or the DCT Executive Change in Control and Severance Plan, as applicable, on a "double-trigger" basis (i.e., in the event that the NEO's employment is terminated by DCT or its successor without cause or by the NEO for good reason in connection with or within 12 months (or 18 months for Mr. Hawkins) following the mergers) and (ii) the pro-rata annual cash bonuses that the compensation committee of the DCT Board has authorized DCT to pay to each NEO, subject to the NEO's continued employment through the company merger effective time, on a "single-trigger" basis (i.e., upon the occurrence of the mergers regardless of whether the employment of the NEOs is terminated), which are set forth separately in the table below.

Executive Officers	Cash Severance ($)	Pro Rata Annual Cash Bonus ($)	Total ($)
Philip L. Hawkins	5,776,500	732,662	6,509,162
Matthew T. Murphy	1,845,000	324,555	2,169,555
Neil P. Doyle	1,458,000	262,307	1,720,307
John V. Pharris	1,543,000	273,958	1,816,958
John G. Spiegleman	1,421,000	240,004	1,661,004
(2)
Represents the aggregate value of outstanding unvested DCT LTIP units held by each NEO. The amounts listed in this column equal the number of unvested DCT LTIP units held by each of the NEOs multiplied by $65.80, which equals the average closing price of DCT common stock over the first five business days following April 29, 2018. All of these unvested DCT LTIP units will vest on a "single-trigger" basis.

(3)
Represents the value of continued coverage under DCT's group medical, dental and vision plans. The amounts listed in this column are based on the actual expense for financial reporting purposes for the year ended December 31, 2017, for covering an employee under each of DCT's group health plans for 24 months, assuming that the employee elected family coverage under each of these plans, less the minimum contribution required by employees participating in these plans. NEOs will only be entitled to these benefits on a "double-trigger" basis.

        For a description of the arrangements pursuant to which the foregoing payments and benefits are to be made, see the descriptions set forth in "—Treatment of DCT Equity Awards," "—Pro-Rata Annual Cash Bonuses," and "—DCT Executive Officer Post-Termination and Change in Control Arrangements" above, which are incorporated herein by reference.

Directors' and Officers' Insurance and Indemnification

        In connection with the mergers, DCT's directors and officers will receive certain insurance and indemnification under the merger agreement. For specific terms, see "The Merger Agreement—

Covenants and Agreements—Indemnification; Directors' and Officers' Insurance" beginning on page 119.

Directors of Prologis after the Mergers

        Immediately following the effective time of the company merger, the board of directors of the Combined Company will be increased to 12 members, with the 11 current Prologis directors, Hamid R. Moghadam, Irving F. Lyons III, Cristina G. Bita, George L. Fotiades, Lydia H. Kennard, J. Michael Losh, David P. O'Connor, Olivier Piani, Jeffrey L. Skelton, Carl B. Webb and William D. Zollars, continuing as directors of the Combined Company. In addition, Philip L. Hawkins will join the board of directors of the Combined Company, to serve until the next annual meeting of the stockholders of the Combined Company (and until his successor qualifies and is duly elected). In the merger agreement, Prologis also agreed to nominate Mr. Hawkins for reelection at the 2019 annual meeting of Prologis' stockholders to serve until the next subsequent annual meeting of Prologis' stockholders and until his successor is duly elected and qualifies. Mr. Hawkins is currently DCT's President and Chief Executive Officer and a member of the DCT Board. See "The Merger Agreement—Board of Directors of Prologis Following the Mergers" on page 100 for more information.

Security Ownership of DCT's Directors and Executive Officers and Current Beneficial Owners

        The following table sets forth certain information regarding the beneficial ownership, as of June 29, 2018, of shares of DCT common stock by (a) each of DCT's named executive officers, (b) each of DCT's directors, (c) DCT's executive officers and directors as a group and (d) each person known to DCT to be the beneficial owner of more than 5% of shares of DCT common stock. As of June 29, 2018, 94,194,708 shares of DCT common stock and 96,608,708 DCT OP common units were outstanding, of which 2,414,000 DCT OP common units were held by limited partners excluding DCT.

DCT is the sole general partner of DCT OP and, as of June 29, 2018, owned approximately 97.5% of the DCT OP common units, of which 1% are held as general partnership units.

	Common Stock			Common Stock and Units
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Common Stock(2)	Number of Shares and Units Beneficially Owned(1)		Percent of Common Stock and Units(2)
Directors and Executive Officers
Philip L. Hawkins	73,050	(3)	*	607,745	(3)	*
Marilyn A. Alexander	14,933	(4)	*	16,154	(4)	*
Thomas F. August	28,095	(5)	*	29,774	(5)	*
John S. Gates, Jr	33,075	(6)	*	34,296	(6)	*
Raymond B. Greer	15,845	(7)	*	17,066	(7)	*
Tripp H. Hardin	21,492	(8)	*	22,713	(8)	*
Tobias Hartmann	3,089	(9)	*	4,310	(9)	*
John C. O'Keeffe	8,792	(10)	*	10,013	(10)	*
Marcus L. Smith	—	(11)	*	2,602	(11)	*
Neil P. Doyle	—	(12)	*	62,065	(12)	*
Matthew T. Murphy	17,972	(13)	*	152,480	(13)	*
John V. Pharris	1,385	(14)	*	46,200	(14)	*
John G. Spiegleman	—	(15)	*	87,128	(15)	*
All directors and officers as a group (16 persons)	250,178	(16)*	*	1,401,553	(16)	1.4%
Five Percent Stockholders
The Vanguard Group, Inc.(17)	14,927,576		15.8%	14,927,576		15.3%
BlackRock, Inc.(18)	11,228,296		11.9%	11,228,296		11.5%
FMR LLC
Abigail P. Johnson(19)	9,175,816		9.7%	9,175,816		9.4%
Vanguard Specialized Funds—Vanguard REIT Index Fund(20)	6,267,707		6.7%	6,267,707		6.4%
T. Rowe Price Associates, Inc.(21)	5,036,366		5.3%	5,036,366		5.1%

  Unless otherwise indicated below, to DCT's knowledge, all persons named in the table have sole voting and investment power with respect to their shares of DCT common stock or DCT OP common units, except to the extent authority is shared by spouses under community property laws. Unless otherwise listed, the address of each of the DCT stockholders is c/o DCT Industrial Trust Inc., 555 17th Street, Suite 3700, Denver, Colorado 80202.

*
Less than 1.0% of the outstanding securities of DCT and DCT's subsidiaries.

(1)
"Number of shares beneficially owned" includes shares of DCT common stock that may be acquired by (i) exercising stock options within 60 days of June 29, 2018 or (ii) converting phantom shares of DCT vested or vesting within 60 days of June 29, 2018 to actual shares, but does not include shares of DCT common stock that may be acquired by redeeming DCT OP common units in DCT OP. "Number of shares and units beneficially owned" includes all shares included in the column titled "Number of shares beneficially owned" plus shares of DCT common stock that may be acquired by converting all unvested phantom shares of DCT and redeeming DCT OP common units in DCT OP assuming that (i) all outstanding DCT OP common units are immediately redeemable/exchangeable, (ii) all outstanding DCT LTIP units have vested in full and have been converted into an equal number of DCT OP common units and (iii) all DCT OP common units have been exchanged for shares of DCT common stock. For purposes of this table, fractional shares of DCT common stock, DCT OP common units and DCT LTIP units have been rounded to the nearest whole number. Pursuant to the DCT OP partnership agreement, after receiving a redemption notice from a unit holder, DCT OP must redeem DCT OP common units for cash or, at DCT's option, shares of DCT common stock on a one-for-one basis, subject to certain conditions including that such DCT OP common units have been issued and outstanding for at least a year.

(2)
As of June 29, 2018, 94,194,708 shares of DCT common stock, 96,608,708 DCT OP common units and 1,149,595 DCT LTIP units were outstanding. To compute the percentage of outstanding shares of DCT common stock held by each person and unless otherwise noted, any share of DCT common stock which such person has the right to acquire pursuant to the exercise of DCT options exercisable, or conversion of phantom shares of DCT vested or vesting within 60 days of June 29, 2018 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of outstanding shares of DCT common stock and DCT OP common units held by each person is calculated in the same manner as the percentage of outstanding shares of DCT common stock, except that in performing this calculation DCT assumes that: (i) all outstanding DCT LTIP units held by all persons have vested in full and have been converted into an equal number of DCT OP common units, (ii) all DCT OP common units held by all persons, other than DCT, have been exchanged for shares of DCT common stock and (iii) all phantom shares of DCT held by all persons, whether vested or not, have been converted into shares of DCT common stock.

(3)
The "number of shares and units beneficially owned" column includes 534,695 DCT LTIP units (of which 403,321 are vested as of June 29, 2018).

(4)
Includes 13,779 vested phantom shares of DCT and 1,154 shares issuable upon exercise of DCT options which are currently exercisable or which will become exercisable within 60 days after June 29, 2018. Additionally, the "number of shares and units beneficially owned" column includes 1,221 phantom shares of DCT that are not currently vested.

(5)
Includes 20,280 vested phantom shares of DCT. Additionally, the "number of shares and units beneficially owned" column includes 1,679 phantom shares of DCT that are not currently vested.

(6)
Includes 17,268 shares held by the John S. Gates Jr. Trust and 12,500 shares owned by the Gates Charitable Trust. Additionally, the "number of shares and units beneficially owned" column includes 1,221 phantom shares of DCT that are not currently vested.

(7)
Includes 15,845 vested phantom shares of DCT. Additionally, the "number of shares and units beneficially owned" column includes 1,221 phantom shares of DCT that are not currently vested.

(8)
Includes 19,797 vested phantom shares of DCT, 569 shares held through a trust for the benefit of Mr. Hardin, and an additional 297 shares held through his profit sharing plan (self-directed). Additionally, the "number of shares and units beneficially owned" column includes 1,221 phantom shares of DCT that are not currently vested.

(9)
The "number of shares and units beneficially owned" column includes 1,221 phantom shares of DCT that are not currently vested.

(10)
The "number of shares and units beneficially owned" column includes 1,221 phantom shares of DCT that are not currently vested.

(11)
The "number of shares and units beneficially owned" column includes 2,602 phantom shares of DCT that are not currently vested.

(12)
The "number of shares and units beneficially owned" column includes 62,065 DCT LTIP units (of which 30,800 are vested as of June 29, 2018).

(13)
Includes 15,943 shares issuable upon exercise of DCT options which are currently exercisable or which will become exercisable within 60 days after June 29, 2018. The "number of shares and units beneficially owned" column includes 134,508 DCT LTIP units (of which 90,991 are vested as of June 29, 2018).

(14)
The "number of shares and units beneficially owned" column includes 44,815 DCT LTIP units (of which 17,059 are vested as of June 29, 2018).

(15)
The "number of shares and units beneficially owned" column includes 87,128 DCT LTIP units (of which 59,212 are vested as of June 29, 2018).

(16)
Includes an aggregate of 163,380 shares of DCT common stock, 69,701 vested phantom shares of DCT and 17,097 shares of DCT common stock underlying currently exercisable DCT options which will become exercisable within 60 days after June 29, 2018. Additionally, the "number of shares and units beneficially owned" column includes 89,373 DCT OP common units, 1,050,395 DCT LTIP units and 11,607 phantom shares of DCT that are not currently vested. See also notes (3)-(15) above.

(17)
Information regarding The Vanguard Group, Inc. is based solely upon a Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 9, 2018. The Vanguard Group, Inc. reported sole voting power with respect to 157,555 shares, shared voting power with respect to 130,007 shares, sole investment power with respect to 14,755,536 shares and shared investment power with respect to 172,040 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(18)
Information regarding BlackRock, Inc. is based solely upon a Schedule 13G filed by BlackRock, Inc. with the SEC on January 23, 2018. BlackRock, Inc. reported sole voting power with respect to 10,546,653 shares and sole investment power with respect to 11,228,296 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(19)
Information regarding FMR LLC and Abigail P. Johnson is based solely upon a Schedule 13G filed jointly by FMR LLC and Abigail P. Johnson with the SEC on February 13, 2018. FMR LLC reported sole voting power with respect to 4,584,391 shares and each of FMR LLC and Abigail P. Johnson reported sole investment power with respect to 9,175,816 shares. The address of FMR LLC, and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.

(20)
Information regarding Vanguard Specialized Funds—Vanguard REIT Index Fund ("Vanguard") is based solely on a Schedule 13G filed by Vanguard with the SEC on February 2, 2018. Vanguard reported sole voting power with respect to 6,267,707 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(21)
Information regarding T. Rowe Price Associates ("T. Rowe Price") is based solely on a Schedule 13G filed by T. Rowe Price with the SEC on February 14, 2018. T. Rowe Price reported sole voting power with respect to 516,535 shares and sole investment power with respect to 5,036,366 shares. The address of T. Rowe Price is 100 E. Pratt St., Baltimore, Maryland 21202.

Regulatory Approvals Required for the Mergers

        Prologis and DCT are not aware of any material federal or state regulatory requirements (including any mandatory waiting period) that must be complied with, or regulatory approvals that must be obtained, in connection with the mergers or the other transactions contemplated by the merger agreement.

Material United States Federal Income Tax Consequences of the Company Merger

        The following is a summary of the material United States federal income tax consequences of the company merger to United States holders and non-United States holders (each as defined below) of shares of DCT common stock. For a summary of the material United States federal income tax considerations applicable to holders of the Combined Company common stock received in the company merger and the tax treatment of the Combined Company as a REIT, see "Material United States Federal Income Tax Considerations Applicable to Holders of the Combined Company Stock" beginning on page 130.

        This summary is for general information purposes only and is not tax advice. The information in this summary is based on:

  •
  the Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Code;

  •
  the legislative history of the Code;

  •
  administrative interpretations and practices of the IRS; and

  •
  court decisions;

in each case, as of the date of this proxy statement/prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this summary. Any such change could apply retroactively to transactions preceding the date of the change. Prologis and DCT have not requested and do not intend to request a ruling from the IRS regarding the federal income tax consequences of the company merger or the Combined Company's qualification as a REIT, and the statements in this proxy statement/prospectus are not binding on the IRS or any court. Thus, Prologis and DCT can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-United States tax consequences, or any tax consequences arising under any federal tax laws other than federal income tax laws.

        This summary assumes you hold shares of DCT common stock and, following the company merger, shares of the Combined Company common stock as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all United States federal income tax consequences that may be relevant to you in light of your particular circumstances. In addition, except where specifically noted, this discussion does not address the tax consequences relevant to persons subject to special rules, including, without limitation:

  •
  banks, insurance companies, and other financial institutions;

  •
  tax-exempt organizations or governmental organizations;

  •
  S corporations, partnerships or other entities or arrangements treated as partnerships for United States federal income tax purposes (and investors therein);

  •
  persons who hold shares of DCT common stock (or, following the company merger, the Combined Company common stock) pursuant to the exercise of any employee stock option or otherwise as compensation;

  •
  persons subject to the alternative minimum tax;

  •
  regulated investment companies and REITs;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid United States federal income tax;

  •
  broker, dealers or traders in securities;

  •
  United States expatriates and former citizens or long-term residents of the United States;

  •
  persons holding shares of DCT common stock (or, following the company merger, the Combined Company common stock) as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  •
  persons deemed to sell DCT common stock (or, following the company merger, the Combined Company common stock) under the constructive sale provisions of the Code; or

  •
  United States persons whose functional currency is not the United States dollar.

        When we use the term "United States holder," we mean a holder of shares of DCT common stock or, following the company merger, the Combined Company common stock who, for United States federal income tax purposes, is or is treated as:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a United States court and the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for United States federal income tax purposes.

        If you are an individual, corporation, estate or trust that holds shares of DCT common stock or, following the company merger, the Combined Company common stock and you are not a United States holder, you are a "non-United States holder."

        If an entity treated as a partnership for United States federal income tax purposes holds shares of DCT common stock or, following the company merger, the Combined Company common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of DCT common stock or, following the company merger, the Combined Company common stock and the partners in such partnerships should consult their tax advisors regarding the United States federal income tax consequences to them.

        THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE COMPANY MERGER AND THE OWNERSHIP AND DISPOSITION OF THE COMBINED COMPANY COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-UNITED STATES TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

        It is a condition to the completion of the mergers that Mayer Brown (or other counsel reasonably acceptable to Prologis) and Goodwin Procter (or other counsel reasonably acceptable to DCT) each render an opinion to its client to the effect that the company merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Mayer Brown and Goodwin Procter are providing opinions to Prologis and DCT, respectively, to the same effect in connection with the filing of this proxy statement/prospectus. Such opinions will be subject to customary exceptions, assumptions and qualifications, and will be based on representations made by Prologis and DCT regarding factual matters (including those contained in the tax representation letters provided by Prologis and DCT), and covenants undertaken by Prologis and DCT. If any assumption or representation is inaccurate in any way, or any covenant is not complied with, the tax consequences of the company merger could differ from those described in the tax opinions and in this summary. These tax opinions represent the legal judgment of counsel rendering the opinion and are not binding on the IRS or the courts. No ruling from the IRS has been or is expected to be requested in connection with the company merger, and there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to the conclusions set forth in the tax opinions. If the condition relating to either tax opinion to be delivered at closing is waived, this proxy statement/prospectus will be amended and recirculated.

        Provided the company merger is treated as a reorganization within the meaning of Section 368(a) of the Code, the United States federal income tax consequences of the company merger will be as follows:

  •
  DCT will not recognize any gain or loss as a result of the company merger.

  •
  A United States holder of DCT common stock will not recognize any gain or loss upon receipt of the Combined Company common stock in exchange for its DCT common stock in connection with the company merger, except with respect to cash received in lieu of any fractional share of the Combined Company common stock, as discussed below.

  •
  A United States holder will have an aggregate tax basis in the Combined Company common stock it receives in the company merger equal to the United States holder's aggregate tax basis in its DCT common stock surrendered pursuant to the company merger, reduced by the portion of the United States holder's tax basis in its DCT common stock surrendered in the company merger that is allocable to any fractional share of the Combined Company common stock. If a United States holder acquired any of its shares of DCT common stock at different prices and/or at different times, Treasury Regulations provide guidance on how such United States holder may allocate its tax basis to the Combined Company common stock received in the company merger. United States holders that hold multiple blocks of DCT common stock should consult their tax advisors regarding the proper allocation of their basis among the Combined Company common stock received in the company merger under these Treasury Regulations.

  •
  The holding period of the Combined Company common stock received by a United States holder in connection with the company merger will include the holding period of the DCT common stock surrendered in connection with the company merger.

  •
  Cash received by a United States holder in lieu of a fractional share of the Combined Company common stock in the company merger will be treated as if such fractional share had been issued in connection with the company merger and then redeemed by the Combined Company, and such United States holder generally will recognize capital gain or loss with respect to such cash payment, measured by the difference, if any, between the amount of cash received and the United States holder's tax basis in such fractional share. Such capital gain or loss will be long-term capital gain or loss if the United States holder's holding period in respect of such fractional share is greater than one year. Non-corporate United States shareholders are generally subject to tax on long-term capital gains at reduced rates under current law. The deductibility of capital losses is subject to limitations.

  •
  A non-United States holder of DCT common stock will not recognize any gain or loss upon receipt of the Combined Company common stock in exchange for its DCT common stock in connection with the company merger if (1) such non-United States holder has owned, actually or constructively, 10% or less of DCT's outstanding common stock during the five-year period ending on the date of the company merger (or, if shorter, the period during which the non-United States holder held the stock) or (2) DCT is a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares are held directly or indirectly by non-United States holders. Because DCT is publicly traded, it cannot be certain that it is domestically controlled. If DCT is not domestically controlled, a non-United States holder that owns or has owned more than 10% in value of DCT's common stock will be subject to United States federal income tax on that holder's gain in its DCT common stock unless (A) the Combined Company is not domestically controlled, (B) either the Combined Company common stock is not regularly traded on an established securities market or, if such common stock is regularly traded on an established securities market, the non-United States holder receives more than 10% in value of the Combined Company common stock, and (C) the non-United States holder complies with certain United States return filing requirements, in which case only the gain attributable to fractional shares exchanged for cash would be subject to United States federal income tax. If a non-United States holder is subject to tax on its exchange of DCT common stock in the company merger, its gain will be measured by the excess of (i) the sum of the fair market value of the Combined Company common stock received in the exchange plus any cash received over (ii) the non-United States holder's adjusted tax basis in its DCT common stock.

Certain Reporting Requirements

        Under applicable Treasury Regulations, "significant holders" of DCT common stock generally will be required to comply with certain reporting requirements. A United States holder should be viewed as a "significant holder" if, immediately before the company merger, such holder held 5% or more, by vote or value, of the total outstanding DCT common stock. Significant holders generally will be required to file a statement with the holder's United States federal income tax return for the taxable year that includes the closing. That statement must set forth the holder's tax basis in, and the fair market value of, the shares of DCT common stock surrendered pursuant to the company merger (both as determined immediately before the surrender of shares), the date of the company merger, and the name and employer identification number of Prologis and DCT, and the holder will be required to retain permanent records of these facts. United States holders should consult their tax advisors as to whether they may be treated as a "significant holder."

Backup Withholding

        Certain holders of shares of DCT common stock may be subject to backup withholding with respect to any cash received in the mergers. Backup withholding generally will not apply, however, to a holder of shares of DCT common stock that furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on IRS Form W-9, or provides a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8), or is otherwise exempt from backup withholding and provides appropriate proof of the applicable exemption. Backup withholding is not an additional tax and any amounts withheld will be allowed as a refund or credit against the holder's United States federal income tax liability, if any, provided that the holder timely furnishes the required information to the IRS.

Tax Opinions from Counsel Regarding REIT Qualification of DCT and Prologis

        It is a condition to the obligation of Prologis to complete the company merger that Prologis receive an opinion from Goodwin Procter (or other counsel to DCT reasonably acceptable to Prologis) to the effect that, for all taxable years commencing with DCT's taxable year ended December 31, 2003 through its taxable year which ends with the company merger, DCT has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code. The opinion of Goodwin Procter (or such other counsel) will be subject to customary exceptions, assumptions and qualifications, and be based on representations made by DCT and Prologis regarding factual matters (including those contained in tax representation letters provided by DCT and Prologis) relating to the organization and operation of DCT, the Combined Company, and their subsidiaries.

        It is a condition to the obligation of DCT to complete the company merger that DCT receive an opinion from Mayer Brown (or other counsel to Prologis reasonably acceptable to DCT) to the effect that, for all taxable years commencing with Prologis' taxable year ended December 31, 1997, Prologis has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its past, current, and intended future organization and operations will permit Prologis (as the Combined Company) to continue to qualify for taxation as a REIT under the Code for its taxable year that includes the company merger and subsequent taxable years. The opinion of Mayer Brown (or such other counsel) will be subject to customary exceptions, assumptions and qualifications, and be based on representations made by Prologis and DCT regarding factual matters (including those contained in tax representation letters provided by Prologis and DCT), and covenants undertaken by Prologis, relating to the organization and operation of Prologis, DCT, the Combined Company and their subsidiaries.

        Neither of the opinions described above will be binding on the IRS or the courts. The Combined Company intends to continue to operate in a manner to qualify as a REIT following the company merger, but there is no guarantee that it will qualify or remain qualified as a REIT. Qualification and taxation as a REIT depends upon the ability of the Combined Company to meet, through actual annual (or, in some cases, quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of the Combined Company, there can be no assurance that the actual operating results of the Combined Company will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

Tax Liabilities and Attributes Inherited from DCT

        If DCT failed to qualify as a REIT for any of its taxable years for which the applicable period for assessment had not expired, DCT would be liable for (and the Combined Company would be obligated to pay) United States federal income tax on its taxable income for such years at regular corporate rates, and, assuming the company merger qualified as a reorganization within the meaning of Section 368(a) of the Code, the Combined Company must distribute any earnings and profits of DCT by the close of the taxable year in which the company merger occurs and would be subject to tax on the built-in gain on each DCT asset existing at the time of the company merger if the Combined Company were to dispose of the DCT asset in a taxable transaction during the five-year period following the company merger. Such tax would be imposed at the highest regular corporate rate in effect as of the date of the sale. Moreover, even if DCT qualified as a REIT at all relevant times, the Combined Company similarly would be liable for other unpaid taxes (if any) of DCT (such as the 100% tax on gains from any sales treated as "prohibited transactions"). Furthermore, after the company merger the asset and gross income tests applicable to REITs will apply to all of the assets of the Combined Company, including the assets the Combined Company acquires from DCT, and to all of the gross income of the Combined Company, including the income derived from the assets the Combined Company acquires from DCT. As a result, the nature of the assets that the Combined Company acquires from DCT and the gross income the Combined Company derives from such assets will be taken into account in determining the qualification of the Combined Company as a REIT.

        Qualification as a REIT requires DCT to satisfy numerous requirements, some on an annual and others on a quarterly basis, as described below with respect to DCT. There are only limited judicial and administrative interpretations of these requirements, and qualification as a REIT involves the determination of various factual matters and circumstances that are not entirely within the control of DCT.

Accounting Treatment

        Prologis prepares its financial statements in accordance with GAAP. The mergers will be accounted for by using the business combination accounting rules, which requires the application of a screen test to evaluate if substantially all the fair value of the acquired properties is concentrated in a single identifiable asset or group of similar identifiable assets to determine whether a transaction is accounted for as an asset acquisition or business combination. In addition, the rules require the identification of the acquirer, the determination of the acquisition date, the recognition and measurement, at fair value, of the identifiable assets acquired, liabilities assumed and any noncontrolling interest in the consolidated subsidiaries of the acquiree. After consideration of all applicable factors pursuant to the business combination accounting rules, the mergers will be treated as an asset acquisition under GAAP.

Exchange of Shares in the Company Merger

        Prologis will appoint Computershare Trust Company, N.A. as the exchange agent for the exchange of shares of DCT common stock for shares of Prologis common stock and the payment of cash in lieu of any fractional shares of Prologis common stock. As promptly as practicable after the effective time of the company merger, but, in any event, no later than three business days following the company merger effective time, the exchange agent will send to each holder of record of a DCT common stock certificate or certificates (or affidavits of loss in lieu thereof) that immediately prior to the company merger effective time represented outstanding shares of DCT common stock whose shares were converted into the right to receive the merger consideration pursuant to the terms of the merger agreement, a letter of transmittal and instructions for use in effecting the surrender of DCT common stock certificates (or affidavits of loss in lieu thereof) to the exchange agent in exchange for the merger consideration the holder is entitled to receive under the merger agreement. Each DCT stockholder that surrenders its DCT common stock certificates (or affidavits of loss in lieu thereof) to the exchange agent for cancellation along with the executed letter of transmittal and other documents described in the instructions, and each DCT stockholder that holds book-entry shares of DCT common stock, will receive any whole shares of Prologis common stock such holder is entitled to receive and cash in lieu of any fractional shares of Prologis common stock such holder is entitled to receive. Any holder of book-entry share or shares registered in the transfer books of DCT shall not be required to deliver a certificate or an executed letter of transmittal to the exchange agent and shall automatically, upon the company merger effective time be entitled to receive the merger consideration due to such common stockholder (including cash in lieu of any fractional share). After the effective time of the company merger, DCT will not register any transfers of shares of DCT common stock.

Dividends

        The merger agreement permits Prologis to continue to pay (i) a regular quarterly distribution or distributions at a quarterly rate not to exceed $0.48 per share of Prologis common stock, (ii) the regular distributions that are required to be made in respect of the Prologis OP common units in connection with any dividends paid on the shares of the Prologis common stock and (iii) any distribution required for Prologis to maintain its REIT qualification under the Code and/or to avoid the imposition of United States federal income or excise tax. The merger agreement permits DCT to pay (i) a regular quarterly distribution or distributions at a quarterly rate not to exceed $0.36 per share of DCT common stock, (ii) the regular distributions that are required to be made in respect of the

DCT OP common units and the DCT LTIP units in connection with any dividends paid on the shares of the DCT common stock and (iii) any distribution that is required for DCT to maintain its REIT qualification under the Code and/or to avoid the imposition of United States federal income or excise tax. The timing of quarterly dividends will be coordinated by Prologis and DCT so that if either Prologis stockholders or DCT stockholders receive a dividend for any particular quarter prior to the closing date, the stockholders of the other entity will also receive a dividend for that quarter prior to the closing date.

        The Prologis parties and DCT parties have acknowledged and agreed that the regular quarterly distribution that Prologis is permitted to pay is $0.48 per share of Prologis common stock and that the reference in the merger agreement (including the copy of the merger agreement attached as Annex A hereto) to $0.44 as the rate at which Prologis is permitted to pay distributions is deemed to be $0.48.

Listing of Prologis Common Stock

        It is a condition to each party's obligation to complete the mergers that the shares of Prologis common stock issuable in connection with the mergers be approved for listing on the NYSE, subject to official notice of issuance. Prologis has agreed to use its reasonable best efforts to have the application for the listing of the Prologis common stock accepted by the NYSE as promptly as is practicable following submission of the NYSE listing application.

Delisting and Deregistration of DCT Common Stock

        After the mergers are completed, the shares of DCT common stock currently listed on the NYSE will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

Litigation Relating to the Mergers

        On July 2, 2018, DCT, DCT OP, the DCT Board, Prologis, and Prologis OP were sued in a putative class action lawsuit, the Rosenblatt Action, filed in the United States District Court for the District of Colorado, in connection with DCT's proposed merger with Prologis and the related Form S-4. The complaint in the Rosenblatt Action alleges that DCT, DCT OP, the DCT Board, Prologis, and Prologis OP violated federal securities laws by omitting material information from the Form S-4, rendering the Form S-4 materially deficient. On July 10, 2018, DCT and the DCT Board were sued in another putative class action lawsuit, the Bushansky Action, also filed in the United States District Court for the District of Colorado, and also in connection with DCT's proposed merger with Prologis and the related Form S-4. The complaint in the Bushansky Action alleges that DCT and the DCT Board violated federal securities laws by omitting from the Form S-4, and/or misrepresenting in the Form S-4, material information, rendering the Form S-4 materially deficient. Plaintiffs in the Rosenblatt and Bushansky Actions seek, among other things, (i) to enjoin the transaction (or rescind it to the extent it is completed), and (ii) attorneys' fees and costs in connection with these lawsuits. If additional similar complaints are filed, absent new or different allegations that are material, neither DCT nor Prologis will necessarily announce such additional filings.

        Although the ultimate outcome of litigation cannot be predicted with certainty, DCT and Prologis believe that these lawsuits are without merit and intend to defend against these actions vigorously.

THE MERGER AGREEMENT

        This section of this proxy statement/prospectus summarizes the material provisions of the merger agreement, which is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference. As a DCT stockholder, you are not a third-party beneficiary of the merger agreement and therefore, except as expressly provided in the merger agreement, you may not directly enforce any of its terms and conditions.

        This summary may not contain all of the information about the merger agreement that is important to you. DCT and Prologis urge you to carefully read the full text of the merger agreement because it is the legal document that governs the mergers. The merger agreement is not intended to provide you with any factual information about DCT or Prologis. In particular, the assertions embodied in the representations and warranties contained in the merger agreement (and summarized below) are qualified by certain information each of DCT and Prologis filed with the SEC prior to the effective date of the merger agreement, as well as by certain disclosure schedules each of the parties delivered to the other in connection with the signing of the merger agreement, that modify, qualify and create exceptions to the representations and warranties set forth in the merger agreement. Moreover, those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the United States federal securities laws. Moreover, the representations and warranties are not intended as statements of fact, but rather as a way of allocating risk among the parties to the merger agreement. The representations and warranties and other provisions of the merger agreement and the description of such provisions in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that each of DCT and Prologis file with the SEC and the other information in this proxy statement/prospectus. See "Where You Can Find More Information and Incorporation by Reference" beginning on page 182.

        DCT and Prologis acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, each of them is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this proxy statement/prospectus not misleading.

Form, Effective Time and Closing of the Mergers

        The merger agreement provides for the combination of DCT and Prologis through the merger of DCT with and into Prologis, with Prologis continuing as the surviving entity upon the terms and subject to the conditions set forth in the merger agreement. The company merger will become effective on the date and time at which the articles of merger have been filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland or at such other date and time as is agreed between the parties, not to exceed 30 days from the date the articles of merger are filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland, and specified in the articles of merger. The merger agreement also provides for the merger of DCT OP with and into Prologis OP with Prologis OP continuing as the surviving entity. The partnership merger will become effective on the date and time at which the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such other date and time as is agreed between the parties and specified in the certificate of merger. Prologis and DCT have agreed to cause the company merger effective time to occur immediately following the partnership merger effective time.

        The merger agreement provides that the closing of the mergers will take place at the date and time mutually agreed upon by Prologis and DCT but no later than the second business day after the satisfaction or waiver of the conditions to the closing of the mergers (described below under "—Conditions to Completion of the Mergers") (other than the conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or, if permissible, the waiver of those conditions).

Organizational Documents of Prologis Following the Mergers

        At the partnership merger effective time, Prologis shall continue to be the general partner of Prologis OP, until replaced in accordance with applicable law, and the Prologis OP partnership agreement, as in effect immediately prior to the partnership merger effective time shall be the limited partnership agreement of Prologis OP immediately following the partnership merger effective time, until thereafter amended in accordance with the provisions thereof and in accordance with applicable law.

        At the company merger effective time, the charter, as amended, of Prologis and the eighth amended and restated bylaws of Prologis, in each case, as in effect immediately prior to the company merger effective time, shall be the charter and bylaws of Prologis, until thereafter supplemented or amended as provided therein and in accordance with applicable law and the applicable provisions thereof.

Board of Directors of Prologis Following the Mergers

        The parties have agreed to take all actions necessary so that, as of the company merger effective time, the Prologis Board, shall be increased by one member, with the 11 current Prologis directors, Hamid R. Moghadam, Cristina G. Bita , George L. Fotiades, Lydia H. Kennard, J. Michael Losh, Irving F. Lyons III, David P. O'Connor, Olivier Piani, Jeffrey L. Skelton, Carl B. Webb, William D. Zollars, continuing as directors of Prologis. Hamid R. Moghadam will continue to serve as Prologis' Chief Executive Officer and Chairman of the Prologis Board. Irving F. Lyons III will continue to serve as Lead Independent Director for Prologis. The Prologis Board shall fill the newly created vacancy by immediately appointing Mr. Philip L. Hawkins to the Prologis Board, to serve as a director on the Prologis Board until the 2019 annual meeting of Prologis' stockholders and until his successor is duly elected and qualifies. In the merger agreement, Prologis also agreed to nominate Mr. Hawkins for reelection at the 2019 annual meeting of Prologis' stockholders to serve until the next subsequent annual meeting of Prologis' stockholders and until his successor is duly elected and qualifies. Prologis and DCT have agreed in the merger agreement that in the event Mr. Hawkins is unable to serve, for any reason, as a director of the Combined Company, DCT will have the right to designate another individual, reasonably acceptable to Prologis, to serve as a director of the Combined Company.

Merger Consideration; Effects of the Company Merger and the Partnership Merger

Merger Consideration

        At the company merger effective time, by virtue of the company merger and without any action on the part of Prologis, DCT or the holders of any capital stock of Prologis or DCT, all shares of capital stock of Prologis issued and outstanding as of immediately prior to the company merger effective time shall remain issued and outstanding shares of capital stock of Prologis. Each share of DCT common stock issued and outstanding as of immediately prior to the company merger effective time, other than shares of DCT common stock owned by any of the DCT parties or any wholly owned subsidiary of DCT and each share of DCT common stock owned by any of the Prologis parties or any of their respective wholly owned subsidiaries, shall automatically be converted into the right to receive the merger consideration. No fractional shares of Prologis common stock will be issued. In lieu of fractional shares of Prologis common stock, DCT stockholders will receive cash, without interest, in an amount equal to the fractional interest of Prologis common stock to which the holder would otherwise be entitled to receive multiplied by the volume weighted average price of Prologis common stock for the ten trading days immediately prior to the second business day prior to the closing date, starting with the opening of trading on the first trading day to the closing of the second to last trading day prior to the closing date, as reported by Bloomberg.

        At the partnership merger effective time, by virtue of the partnership merger and without any action on the part of Prologis OP, Prologis, DCT, DCT OP or the holders of DCT OP common units, or Prologis OP common units, or the holders of any other limited partnership interest in Prologis OP, (i) the general partner interests in DCT OP (other than the DCT OP common units held by DCT, which shall be converted as set forth below) shall be canceled and no payment shall be made with respect thereto, and (ii) each DCT OP common unit, including any DCT OP common unit issued upon the conversion of DCT LTIP units, prior to the partnership merger effective time, that is issued and outstanding immediately prior to the partnership merger effective time shall automatically be converted into a number of new validly issued Prologis OP common units, referred to herein as "new OP units" in an amount equal to the Exchange Ratio, and each holder of new OP units shall be admitted as a limited partner of Prologis OP following the partnership merger effective time in accordance with the terms of the Prologis OP partnership agreement. No fractional new OP units will be issued in the partnership merger. Any fractional new OP unit that would otherwise be issued to any holder of DCT OP Units shall be rounded up to the nearest whole number and the holders of DCT OP common units shall not be entitled to any further consideration with respect thereto.

Procedures for Surrendering DCT Stock Certificates or Book-Entry Shares

        The conversion of shares of DCT common stock into the right to receive the merger consideration will occur automatically at the company merger effective time and without any action on the part of Prologis, DCT or the holders of any capital stock of DCT or Prologis. In accordance with the merger agreement, Prologis has appointed Computershare Trust Company, N.A. as exchange agent to handle the payment and delivery of the merger consideration and the cash payments to be delivered in lieu of fractional shares. On or before the company merger effective time, Prologis will deliver to the exchange agent an amount of shares of Prologis common stock in book-entry form issuable pursuant to the terms of merger agreement equal to the aggregate merger consideration and cash in immediately available funds in an amount sufficient to pay the aggregate cash payments to be delivered in lieu of fractional shares. Prologis shall deposit or cause to be deposited with the exchange agent, as necessary from time to time following the company merger effective time, any dividends or other distributions, if any, to which a holder of shares of DCT common stock may be entitled pursuant to the terms of the merger agreement.

        As soon as reasonably practicable after the company merger effective time, but, in any event, no later than three business days thereafter, Prologis shall cause the exchange agent to mail (and to make available for collection by hand) to each holder of record of a DCT common stock certificate or certificates (or affidavits of loss in lieu thereof), if any, that immediately prior to the company merger effective time represented outstanding shares of DCT common stock whose shares were converted into the right to receive the merger consideration pursuant to the terms of the merger agreement, a letter of transmittal and instructions for use in effecting the surrender of DCT common stock certificates (or affidavits of loss in lieu thereof) to the exchange agent in exchange for the merger consideration into which the number of shares of DCT common stock previously represented by such DCT common stock certificate (or affidavits of loss in lieu thereof) shall have been converted pursuant to the merger agreement, together with any amounts payable in respect of any fractional shares and dividends or other distributions on shares of Prologis common stock in accordance with the terms of the merger agreement.

        Each DCT stockholder that surrenders its stock certificate (or affidavit of loss in lieu thereof) to the exchange agent together with a duly completed and validly executed letter of transmittal, and each DCT stockholder that holds book-entry shares of DCT common stock, will receive the merger consideration due to such common stockholder (including cash in lieu of any fractional share). Any holder of book-entry share or shares registered in the transfer books of DCT shall not be required to deliver a certificate or an executed letter of transmittal to the exchange agent and shall automatically, upon the company merger effective time be entitled to receive the merger consideration due to such common stockholder (including cash in lieu of any fractional share). After the company merger effective time, each certificate that previously represented DCT common stock will only represent the right to receive the merger consideration into which those shares of DCT common stock have been converted.

DCT Equity Incentive Plans

        Long-Term Incentive Plan Units.    Immediately prior to the partnership merger effective time, each issued and outstanding (i)  unvested DCT LTIP unit shall automatically become fully vested in accordance with the terms of the DCT equity incentive plan and award agreement or other agreement or document evidencing such DCT LTIP units, and (ii) vested DCT LTIP unit eligible for conversion into a DCT OP common unit prior to or at the partnership merger effective time shall automatically be converted into a DCT OP common unit pursuant to the DCT OP partnership agreement. At the partnership merger effective time, each issued and outstanding DCT LTIP unit not previously converted into a DCT OP common unit, if any, shall be automatically converted into 1.02 Prologis LTIP units. No fractional Prologis LTIP units will be issued in connection with the conversion of such DCT LTIP units. Any fractional Prologis LTIP units that would otherwise be issued to any holder of DCT LTIP units shall be rounded up to the nearest whole number and the holders of DCT LTIP units shall not be entitled to any further consideration with respect thereto.

        Restricted Stock.    Immediately prior to the company merger effective time, each issued and outstanding unvested share of DCT common stock subject to a DCT restricted stock award granted under the DCT equity incentive plan shall automatically become fully vested, contingent upon the closing of the company merger, and shall automatically be converted into the right to receive the merger consideration in the same manner as all other shares of DCT common stock.

        Stock Options.    At the company merger effective time, each outstanding and unexercised option to purchase DCT common stock granted under the DCT equity incentive plan will vest in full and will terminate and will be converted into the right of the holder thereof to receive a number of shares of Prologis common stock, rounded down to the nearest whole number of shares, equal to (a) the Exchange Ratio multiplied by (b) the number of shares of DCT common stock obtained by (i) multiplying (A) the number of shares of DCT common stock that were subject to such option immediately prior to the company merger effective time by (B) the excess, if any, of the fair market value of a share of DCT common stock determined immediately prior to the company merger effective time over the per share exercise price of such option, and (ii) dividing the resulting amount determined under (i) by the fair market value of a share of DCT common stock determined immediately prior to the company merger effective time.

        Phantom Shares.    At the company merger effective time, each outstanding DCT phantom share granted under the DCT equity incentive plan will vest in full and the holder thereof will receive a number of shares of Prologis common stock per DCT phantom share equal to the number of shares of Prologis common stock that each DCT stockholder is entitled to receive per share of DCT common stock as the merger consideration.

Withholding

        All payments under the merger agreement are subject to any withholding required under applicable tax law.

Dissenters' Rights

        No dissenters' or appraisal rights, or rights of objecting stockholders under Title 3, Subtitle 2 of the MGCL, will be available to holders of DCT common stock with respect to the company merger or the other transactions contemplated by the merger agreement, including any remedy under Sections 3-201 et seq. of the MGCL.

Representations and Warranties

        The merger agreement contains a number of representations and warranties made by the DCT parties, on the one hand, and the Prologis parties, on the other hand. The representations and warranties were made by the parties as of the date of the merger agreement and do not survive the effective time of the mergers. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the merger agreement and qualified by information each of DCT and Prologis filed with the SEC prior to the date of the merger agreement and in the disclosure schedules delivered in connection with the merger agreement.

Representations and Warranties of the DCT parties

        The merger agreement contains customary representations and warranties made by the DCT parties that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, in the DCT disclosure schedule or in certain reports filed by DCT with the SEC on or after January 1, 2016 and at least two business days prior to the date of the merger agreement. In particular, certain of these representations and warranties are subject to materiality or "company material adverse effect" qualifications (as further described in the section entitled "—Definitions of 'Company Material Adverse Effect' and 'Parent Material Adverse Effect"' beginning on page 105 of this proxy statement/prospectus). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of DCT did not have actual knowledge. The merger agreement includes representations and warranties by the DCT parties relating to, among other things:

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  valid existence, good standing and compliance with law;

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  capital structure;

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  subsidiaries;

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  due authorization, execution, delivery and validity of the merger agreement;

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  absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

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  absence of existing default or violation under organizational documents or certain other agreements;

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  SEC filings, financial statements and internal controls;

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  absence of undisclosed material liabilities;

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  litigation;

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  absence of certain changes since January 1, 2018;

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  tax matters, including qualification as a REIT;

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  real property matters;

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  environmental matters;

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  employee benefit plans and employees;

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  labor and employment matters;

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  broker's, finder's and investment banker's fees;

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  opinion of DCT's financial advisor;

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  stockholder vote required in order to approve the company merger;

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  material contracts;

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  related party transactions;

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  intellectual property matters;

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  insurance;

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  accuracy of information supplied for inclusion in the proxy statement/prospectus and registration statement;

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  inapplicability of the Investment Company Act of 1940, as amended; and

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  exemption of the mergers from anti-takeover statutes.

Representations and Warranties of the Prologis parties

        The merger agreement contains customary representations and warranties made by the Prologis parties that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, in the Prologis disclosure schedule or in certain reports filed by Prologis with the SEC on or after January 1, 2016 and at least two business days prior to the date of the merger agreement. In particular, certain of these representations and warranties are subject to materiality or "parent material adverse effect" qualifications (as further described in the section entitled "—Definitions of 'Company Material Adverse Effect' and 'Parent Material Adverse Effect"' beginning on page 105 of this proxy statement/prospectus). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of Prologis did not have actual knowledge. The merger agreement includes representations and warranties by the Prologis parties relating to, among other things:

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  valid existence, good standing and compliance with law;

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  capital structure;

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  significant subsidiaries;

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  due authorization, execution, delivery and validity of the merger agreement;

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  absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

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  absence of existing default or violation under organizational documents or certain other agreements;

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  SEC filings, financial statements and internal controls;

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  absence of undisclosed material liabilities;

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  litigation;

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  absence of certain changes since January 1, 2018;

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  tax matters, including qualification as a REIT;

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  real property matters;

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  environmental matters;

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  material contracts;

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  related party transactions;

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  insurance;

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  accuracy of information supplied for inclusion in the proxy statement/prospectus and registration statement;

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  inapplicability of the Investment Company Act of 1940, as amended; and

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  exemption of the mergers from anti-takeover statutes.

Definitions of "Company Material Adverse Effect" and "Parent Material Adverse Effect"

        Many of the representations of the DCT parties and the Prologis parties are qualified by a "company material adverse effect" or "parent material adverse effect" standard, respectively (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, has had, or would reasonably be expected to have, a material adverse effect). For the purposes of the merger agreement, both "company material adverse effect" and "parent material adverse effect" mean an effect, event, change, development, circumstance, condition or occurrence that (i) has had, or would reasonably be expected to have, a material adverse effect on, the assets, business, results of operations, or financial condition of (a) DCT and DCT's subsidiaries or (b) Prologis, Prologis OP and Prologis' subsidiaries, as applicable, taken as a whole or (ii) that will or would reasonably be expected to prevent or materially impair or delay the ability of the DCT parties or the Prologis parties, as applicable, to consummate the mergers or the other transactions contemplated by the merger agreement on or before the Outside Closing Date. However, for purposes of clause (i) above with respect to both the DCT parties and the Prologis parties, any event, change, development, circumstance, condition or occurrence or effect will not be considered a material adverse effect to the extent arising out of or resulting from the following:

  •
  changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, trade disputes or the imposition of trade restrictions, tariffs or similar taxes;

  •
  changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles that, in each case, generally affect asset managers, the industrial real estate sector or owners, operators, lessors or developers of industrial real estate;

  •
  the negotiation, execution, announcement or performance of the merger agreement in accordance with the terms hereof or the consummation of the transactions contemplated by the merger agreement, including any litigation resulting therefrom and the impact thereof on relationships, contractual or otherwise, with tenants, employees, lenders, financing sources, ground lessors, stockholders, joint venture partners, limited partners or similar relationships;

  •
  acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the merger agreement;

  •
  earthquakes, hurricanes or other natural disasters;

  •
  any decline in the market price, or change in trading volume, of the capital stock of DCT or Prologis, as applicable, or any failure to meet internal or publicly announced financial projections, forecasts or predictions (provided, that any event giving rise to such decline, change or failure may otherwise be taken into account in determining whether there has been a company material adverse effect or parent material adverse effect, as applicable, if not falling into one of the other exceptions above); or

  •
  the pendency of the transactions contemplated by the merger agreement,

which, (i) in the case of the first, second, and fourth bullet points immediately above, do not materially disproportionately affect DCT or DCT's subsidiaries or Prologis, Prologis OP and Prologis' subsidiaries, as applicable, taken as a whole, relative to other similarly situated asset managers, owners, operators, lessors and developers of industrial real estate and (ii) in the case of the fifth bullet point immediately above, do not materially disproportionately affect DCT or DCT's subsidiaries or Prologis, Prologis OP and Prologis' subsidiaries, as applicable, taken as a whole, relative to other similarly situated asset managers, owners, operators, lessors and developers of industrial real estate in the geographic regions in the United States in which DCT or DCT's subsidiaries or Prologis, Prologis OP and Prologis' subsidiaries, as applicable, operate or own or lease properties.

Covenants and Agreements

Conduct of Business of the DCT Parties Pending the Mergers

        The DCT parties have agreed to certain restrictions on them from the date of the merger agreement until the earlier to occur of the partnership merger effective time and the date, if any, on which the merger agreement is terminated, referred to herein as the interim period. In general, except to the extent required by law, as otherwise expressly required or permitted by the merger agreement or as may be consented to in writing by Prologis (which consent shall not be unreasonably withheld, delayed or conditioned and will be deemed to have been given if the designee of Prologis fails to object to any request by DCT for consent within 48 hours after receipt of such request for consent; provided, however, that if the designee of Prologis denies such request it will specify the reasons for such denial so that DCT will have the opportunity to adjust and re-submit such request for consent), each of the DCT parties shall use its respective commercially reasonable efforts to, and shall cause DCT's subsidiaries to use its commercially reasonable efforts to (i) carry on their respective businesses in all material respects in the ordinary course, consistent with past practice and (ii) (a) maintain its material assets and properties in their current condition (normal wear and tear excepted), (b) preserve intact in all material respects their present business organizations, ongoing businesses and significant business relationships, (c) provided it does not require additional compensation, keep available the services of their present officers, and (d) preserve each of DCT's and DCT Industrial Value Fund I, Inc.'s status as a REIT within the meaning of the Code. Without limiting the generality of the foregoing, none of the DCT parties or any of the DCT subsidiaries will, during the interim period, subject to certain specified exceptions and except to the extent required by law, as otherwise expressly required or permitted by the merger agreement or as may be consented to in writing by Prologis (which consent shall not be unreasonably withheld, delayed or conditioned and will be deemed to have been given if the designee of Prologis fails to object to any request by DCT for consent within 48 hours after receipt of such request for consent; provided, however, that if the designee of Prologis denies such request it will specify the reasons for such denial so that DCT will have the opportunity to adjust and re-submit such request for consent):

  •
  split, combine, reclassify or subdivide any shares of stock, units or other equity securities or ownership interests of DCT or any of its subsidiaries (other than any wholly owned DCT subsidiary);

  •
  declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock or property or otherwise) in respect of, any shares of capital stock of DCT, any units of DCT OP or other equity securities or ownership interests in DCT or any DCT subsidiary, except for:

  •
  quarterly distributions at a rate not in excess of the regularly quarterly cash dividend most recently declared prior to the date of the merger agreement;

  •
  regular distributions that are required to be made in respect of the DCT OP common units and the DCT LTIP units, as applicable, in connection with any dividends paid on the shares of DCT common stock;

  •
  dividends or distributions, declared, set aside or paid by any DCT subsidiary to DCT or any DCT subsidiary that is, directly or indirectly, wholly owned by DCT;

  •
  distributions by any DCT subsidiary that is not wholly owned, directly or indirectly, by DCT (including DCT Industrial Value Fund I, Inc.), in accordance with the requirements of the organizational documents of such DCT subsidiary; or

  •
  distributions required for DCT or DCT Industrial Value Fund I, Inc. to maintain its status as a REIT under the Code or avoid or reduce the incurrence of any entity-level income or excise taxes by DCT or DCT Industrial Value Fund I, Inc. (determined, in the case of DCT Industrial Value Fund I, Inc., as if its current taxable year ended with the company merger);

  •
  purchase, redeem, repurchase, or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of DCT or a DCT subsidiary, except for:

  •
  the acquisition by DCT of DCT common stock in connection with the surrender of DCT common stock by holders of options on DCT common stock in order to pay the exercise price of such options in connection with their exercise;

  •
  the repurchase of DCT "excess shares" pursuant to the DCT charter;

  •
  the withholding of DCT common stock to satisfy withholding tax obligations with respect to outstanding awards granted pursuant to the DCT equity incentive plan;

  •
  the redemption or purchase of DCT OP common units under the terms of the DCT OP partnership agreement;

  •
  the conversion or purchase of DCT LTIP units under the terms of the DCT OP partnership agreement;

  •
  in connection with the exercise of any option on DCT common stock in order to satisfy exercise price obligations; or

  •
  in connection with the redemption or repurchase by a wholly owned DCT subsidiary of its own securities (but solely to the extent such securities or equity equivalents are owned by the DCT or a DCT subsidiary);

  •
  authorize for issuance, issue, sell or grant, or agree or commit to issue, sell or grant (whether through the issuance or granting of options, warrants, convertible securities, voting securities, commitments, subscriptions, rights to purchase or otherwise), any shares, units or other beneficial interest of any class or any other securities or equity equivalents (including, without limitation, "phantom" stock rights or stock appreciation rights) of DCT or any DCT subsidiary, except for:

  •
  transactions among DCT and one or more wholly owned DCT subsidiaries or among one or more wholly owned DCT subsidiaries;

    •
    issuances of shares of DCT common stock upon the exercise or settlement of any option on DCT common stock, DCT restricted stock award, DCT phantom shares or other equity-based awards granted under the DCT equity incentive plan and outstanding as of the date of the merger agreement and issuances of equity or equity-based awards to the extent required under the terms of the DCT equity incentive plan, applicable award agreement or as set forth in the DCT disclosures to the merger agreement;

    •
    exchanges of DCT OP common units for shares of DCT common stock, in accordance with the DCT OP partnership agreement;

    •
    exchanges of DCT LTIP units for DCT OP common units, in accordance with the DCT OP partnership agreement; or

    •
    transactions specifically listed in the DCT disclosure schedule;

  •
  acquire or agree to acquire, any business of any corporation, partnership, joint venture, other business organization or any division or material amount of assets thereof, real property or personal property, except for:

  •
  acquisitions at a total cost of less than $75,000,000 in the aggregate; or

  •
  acquisitions under any joint venture agreement to which DCT or DCT subsidiary is a party as of the date of the merger agreement;

  •
  sell, assign, transfer or dispose of, or effect a deed in lieu of foreclosure with respect to any DCT property (or real property that if owned by DCT or any DCT subsidiary on the date of the merger agreement would be a DCT property) or any other material assets, or place or permit any lien, mortgage or deed of trust, claim against title, charge which is a lien, security interest or other encumbrance thereupon (whether by asset acquisition, stock acquisition or otherwise, including by merging or consolidating with, or by purchasing an equity interest in or portion of the assets of, or by any other manner), except for

  •
  sales, transfers or other such dispositions of any DCT property or any other material assets that do not exceed $20,000,000 in the aggregate;

  •
  certain pledges or encumbrances of direct or indirect equity interests in entities from time to time under DCT's existing revolving credit facilities; or

  •
  transactions specifically listed in the DCT disclosure schedule;

  •
  for any real property that is under ground-up development as of the date of the merger agreement, expend or incur any amount, or enter into, amend, modify, exercise rights under or terminate any contracts for the design, development and construction of such properties that are material contracts of DCT, except:

  •
  as contemplated by any existing DCT development contract (as defined in the merger agreement);

  •
  for transactions specifically listed in the DCT disclosure schedule; or

  •
  up to $50,000,000 in the aggregate in excess of the amounts set forth in the two preceding bullet points;

  •
  incur, create, assume, refinance, replace or prepay any amount of indebtedness for borrowed money, assume, guarantee or endorse, or otherwise become responsible (whether directly,

    contingently or otherwise) for, any indebtedness of any other person or entity (other than a wholly owned DCT subsidiary), except:

    •
    indebtedness incurred under DCT's or any DCT subsidiary's existing credit facilities (whether drawn or undrawn as of the date hereof) or other similar lines of credit in existence as of the date hereof in the ordinary course of business for working capital purposes in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted above);

    •
    indebtedness incurred under existing construction loan facilities with respect to ongoing construction projects by DCT or any DCT subsidiary;

    •
    indebtedness incurred in connection with the funding of any transactions permitted by the DCT parties' interim operating covenants in the merger agreement;

    •
    refinancing of any existing indebtedness, including the replacement or renewal of any letters of credit (provided, that the terms of such new indebtedness shall not in the aggregate, for each separate instrument of indebtedness, be materially more onerous on DCT compared to the existing indebtedness and the principal amount of such replacement indebtedness shall not be materially greater than the indebtedness it is replacing);

    •
    any additional indebtedness in an amount that, in the aggregate, does not exceed $50,000,000;

    •
    any indebtedness specifically listed in the DCT disclosure schedule;

    •
    inter-company indebtedness among DCT and DCT subsidiaries; or

    •
    any surety bonds not exceeding $5,000,000 individually or $50,000,000 in the aggregate;

  •
  issue or sell debt securities or warrants or other rights to acquire any debt securities of DCT or any DCT subsidiary or guarantee any debt securities of another person or entity;

  •
  make any loans, advances or capital contributions to, or investments in, any other person or entity (including, without limitation, to any of its officers, directors, affiliates, agents or consultants), or make any change in its existing borrowing or lending arrangements for or on behalf of such person or entity, enter into any "keep well" or other similar arrangement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of the foregoing, other than:

  •
  by DCT or a wholly owned DCT subsidiary to DCT or a wholly owned DCT subsidiary;

  •
  loans or advances required to be made under any of DCT's leases, ground leases pursuant to which any third party is a lessee or sublessee on any DCT property or any existing joint venture arrangements to which a DCT subsidiary is a party as of the date of the merger agreement;

  •
  as provided for in any existing joint venture arrangement to which DCT or a DCT subsidiary is a party as of the date of the merger agreement; or

  •
  as contractually required by any DCT material contract in effect on the date of the merger agreement that has been made available to Prologis;

  •
  waive, release, assign, settle or compromise any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), directly or indirectly, other than waivers, releases, assignments, settlements or compromises that:

  •
  with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under an existing property-level insurance policy) that do not exceed $5,000,000 individually or $50,000,000 in the aggregate;

  •
  do not involve the imposition of any material injunctive relief against DCT or any DCT subsidiary;

  •
  do not provide for any admission of material liability by DCT or any DCT subsidiary; or

  •
  with respect to any legal action involving any present, former or purported holder or group of holders of DCT common stock or DCT OP common unit, have been reported to Prologis in accordance with the merger agreement;

  •
  fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at December 31, 2017, except as required by a change in GAAP or in applicable law, or make any change other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

  •
  enter into any new line of business;

  •
  fail to timely file all material reports and other material documents required to be filed with any governmental authority;

  •
  enter into any joint venture, partnership or new funds or other similar agreement;

  •
  hire any officer (with a title of vice president or higher) of DCT or promote or appoint any person to a position of officer (with a title of vice president or higher) of DCT (other than to replace any officer that departs after the date of the merger agreement) without consultation with the Prologis Board except as required by law or as specifically set forth in the DCT disclosure schedule;

  •
  increase in any manner the amount, rate or terms of compensation or benefits of any of DCT's directors or officers not required by any plan or arrangement as in effect on the date hereof except as required by law or as specifically set forth in the DCT disclosure schedule;

  •
  enter into, adopt, amend or terminate any employment, bonus, severance or retirement contract or other compensation or employee benefits arrangement, except as required by law or as specifically set forth in the DCT disclosure schedule;

  •
  accelerate the vesting or payment of any award under the DCT equity incentive plan or of any other compensation or benefits except as required by law or as specifically set forth in the DCT disclosure schedule;

  •
  grant any awards under the DCT equity incentive plan or any bonus, incentive, performance or other compensation plan or arrangement other than, with respect to increases in salary, in the ordinary course of business and consistent with past practice (as to non-equity awards only) in the case of non-officer employees, or in connection with any non-officer employee hires or promotions, consistent with past practice, except as required by law or as specifically set forth in the DCT disclosure schedule;

  •
  except to the extent required to comply with the DCT parties' obligations under the merger agreement or with applicable law, amend or propose to amend the DCT charter or bylaws, the amended and restated agreement of limited partnership of DCT OP or certificate of formation or such equivalent organizational or governing documents of any DCT subsidiary material to DCT and the DCT subsidiaries, considered as a whole, if such amendment would be materially adverse to DCT or Prologis;

  •
  adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of DCT or any DCT subsidiaries or adopt resolutions providing for or authorizing such merger, liquidation, dissolution, consolidation, restructuring, recapitalization or reorganization (other than the mergers contemplated by the merger agreement), except in connection with any acquisitions permitted by the merger agreement and in a manner that would not reasonably be expected (i) to be materially adverse to DCT or (ii) prevent or impair the ability of DCT to consummate the mergers;

  •
  amend any term of any outstanding stock or other equity security of DCT or any DCT subsidiary;

  •
  enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any material contract of DCT (or any contract that, if existing as of the date hereof, would constitute a material contract of DCT), except:

  •
  as expressly permitted by the merger agreement or the disclosure schedules thereto;

  •
  any termination or renewal in accordance with the terms of any existing material contract of DCT;

  •
  the entry into any modification or amendment of, or waiver or consent under, any mortgage or related agreement to which DCT or any DCT subsidiary is a party as required or necessitated by the merger agreement or the transactions contemplated therein, provided that any such modification, amendment, waiver or consent does not materially increase the principal amount thereunder or otherwise materially adversely affect DCT, any DCT subsidiary or Prologis;

  •
  the entry into any commercial leases in the ordinary course of business;

  •
  any renewal of any of the insurance policies of DCT upon the scheduled termination on substantially the same terms as currently in effect;

  •
  as specifically listed in the DCT disclosure schedule;

  •
  as may be reasonably necessary to comply with the terms of the merger agreement; or

  •
  in connection with change orders related to any construction, development, redevelopment or capital expenditure projects that either (i) do not materially increase the cost of any such project, or (ii) are otherwise permitted pursuant to the merger agreement;

  •
  enter into any agreement that would limit or otherwise restrict (or purport to limit or otherwise restrict) DCT or any of the DCT subsidiaries or any of their successors from engaging or competing in any line of business or owning property in, whether or not restricted to, any geographic area;

  •
  make or commit to make any capital expenditures, except

  •
  pursuant to DCT's budget previously provided to Prologis;

  •
  capital expenditures for tenant improvements in connection with new DCT leases;

  •
  capital expenditures necessary to repair any casualty losses in an amount up to $10,000,000 in the aggregate or to the extent such losses are covered by existing insurance; and

    •
    capital expenditures in the ordinary course of business consistent with past practice necessary to comply with applicable law or to repair or prevent damage to any DCT properties or as is necessary in the event of an emergency situation, after prior notice to Prologis;

  •
  take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause DCT or DCT Industrial Value Fund I, Inc. to fail to qualify as a REIT or any DCT subsidiary other than DCT Industrial Value Fund I, Inc. to cease to be treated as any of a partnership or disregarded entity for federal income tax purposes or a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of the Code, as the case may be;

  •
  enter into or modify in a manner adverse to DCT or Prologis any tax protection agreement applicable to DCT or any DCT subsidiary, make, change or rescind any material election relating to taxes, change a material method of tax accounting, file any federal income tax return or amend any material income tax return, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes, or knowingly surrender any right to claim any material tax refund, except, in each case:

  •
  to the extent required by law; or

  •
  to the extent necessary to preserve any DCT party's or DCT subsidiary's qualification as (i) a REIT under the Code, (ii) a disregarded entity or partnership for United States federal income tax purposes, (iii) a Qualified REIT Subsidiary, or (iv) Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code;

  •
  permit any insurance policy naming DCT or any of its subsidiaries or officers as a beneficiary or an insured or a loss payable payee, or DCT's directors and officers liability insurance policy, to be canceled, terminated or allowed to expire unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the canceled, terminated or expired policy;

  •
  take any action that would reasonably be expected to prevent or delay the consummation of the transactions contemplated by the merger agreement, except as permitted by the merger agreement; or

  •
  authorize, or enter into any contract, agreement, commitment or arrangement to take any of the foregoing actions.

        However, nothing in the merger agreement shall prohibit (i) DCT from taking any action, at any time or from time to time, that in the reasonable judgment of the DCT Board, upon advice of outside counsel to DCT, is necessary for DCT or DCT Industrial Value Fund I, Inc. to avoid or continue to avoid incurring entity-level income or excise taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the company merger effective time including making dividend or other distribution payments in accordance with the merger agreement to stockholders of DCT or DCT Industrial Value Fund I, Inc., as applicable, in accordance with the merger agreement or otherwise, or to qualify or preserve the status of DCT subsidiaries or (ii) DCT OP from taking any action, at any time or from time to time, as DCT OP reasonably determines to be necessary to be in compliance at all times with all of its obligations under any DCT tax protection agreement and avoid liability for any indemnification or other payment under any DCT tax protection agreement.

Conduct of Business of the Prologis Parties Pending the Mergers

        The Prologis parties have agreed to certain restrictions on them during the interim period. In general, except to the extent required by law, as otherwise expressly required or permitted by the merger agreement or as may be consented to in writing by DCT (which consent shall not be unreasonably withheld, delayed or conditioned and will be deemed to have been given if the designee of DCT fails to object to any request by Prologis for consent within 48 hours after receipt of such request for consent; provided, however, that if the designee of DCT denies such request it will specify the reasons for such denial so that Prologis will have the opportunity to adjust and re-submit such request for consent), each of the Prologis parties shall use its respective commercially reasonable efforts to, and shall cause Prologis' subsidiaries to use its commercially reasonable efforts to (i) carry on their respective businesses in all material respects in the ordinary course, consistent with past practice and (ii) (a) maintain its material assets and properties in their current condition (normal wear and tear excepted), (b) preserve intact in all material respects their present business organizations, ongoing businesses and significant business relationships, (c) provided it does not require additional compensation, keep available the services of their present executive officers and (d) preserve Prologis' status as a REIT within the meaning of the Code. Without limiting the foregoing, none of the Prologis parties or any significant subsidiary of Prologis designated in the Prologis disclosure schedule, referred to herein as a Prologis significant subsidiary, will, during the interim period, subject to certain specified exceptions and except to the extent required by law, as otherwise expressly required or permitted by the merger agreement or as may be consented to in writing by DCT (which consent shall not be unreasonably withheld, delayed or conditioned and will be deemed to have been given if the designee of DCT fails to object to any request by Prologis for consent within 48 hours after receipt of such request for consent; provided, however, that if the designee of DCT denies such request it will specify the reasons for such denial so that Prologis will have the opportunity to adjust and re-submit such request for consent):

  •
  declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock or property or otherwise) in respect of, any shares of capital stock of Prologis, any units of Prologis OP or other equity securities or ownership interests in Prologis, Prologis OP or any Prologis significant subsidiary, except for:

  •
  quarterly distributions at a rate not in excess of the regularly quarterly cash dividend most recently declared prior to the date of the merger agreement;

  •
  regular distributions that are required to be made in respect of the Prologis OP common units, in connection with any dividends paid on the shares of Prologis common stock;

  •
  dividends or distributions, declared, set aside or paid by Prologis OP or any Prologis significant subsidiary to Prologis, Prologis OP or any Prologis significant subsidiary that is, directly or indirectly, wholly owned by Prologis;

  •
  distributions by Prologis OP or any Prologis significant subsidiary that is not wholly owned, directly or indirectly, by Prologis, in accordance with the requirements of the organizational documents of such Prologis significant subsidiary; or

  •
  distributions required for Prologis or Prologis significant subsidiary to maintain its status as a REIT under the Code or avoid or reduce the incurrence of any entity-level income or excise taxes by Prologis or Prologis significant subsidiary;

  •
  acquire or agree to acquire, any business of any corporation, partnership, joint venture, other business organization or any division or material amount of assets thereof or real property that would, or would reasonably be expected to, prevent or materially impair the ability of the Prologis parties to consummate the mergers on a timely basis or that would be required to be reflected in the pro forma financial statements included in the Form S-4;

  •
  fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at December 31, 2017, except as required by a change in GAAP or in applicable law, or make any change other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

  •
  fail to timely file all material reports and other material documents required to be filed with any governmental authority, except to the extent that such failure would not prevent or materially impair the ability of the Prologis parties to consummate the mergers on a timely basis;

  •
  except to the extent required to comply with its obligations under the merger agreement or with applicable law, amend or propose to amend the Prologis charter or bylaws, the Prologis OP partnership agreement or certificate of limited partnership or such equivalent organizational or governing documents of any Prologis significant subsidiary material to Prologis, Prologis OP and the Prologis significant subsidiaries, considered as a whole, if such amendment would be materially adverse to DCT or Prologis;

  •
  adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of Prologis, Prologis OP or any Prologis significant subsidiary or adopt resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, restructuring, recapitalization or reorganization, except in a manner that would not reasonably be expected (i) to be materially adverse to DCT or (ii) prevent or impair the ability of DCT to consummate the mergers on a timely basis;

  •
  take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause Prologis or any Prologis REIT subsidiary to fail to qualify as a REIT or Prologis OP or any Prologis significant subsidiary other than a Prologis REIT subsidiary to cease to be treated as any of a partnership or disregarded entity for federal income tax purposes or a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of the Code, as the case may be;

  •
  make, change or rescind any material election relating to taxes, change a material method of tax accounting, file any federal income tax return (except to the extent prepared in a manner in accordance with past practice, except as required by applicable law) or amend any material income tax return, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes, or knowingly surrender any right to claim any material tax refund, except, in each case:

  •
  to the extent required by law; or

  •
  to the extent necessary to preserve any Prologis party's or Prologis significant subsidiary's qualification as (i) a REIT under the Code, (ii) a disregarded entity or partnership for United States federal income tax purposes, (iii) a Qualified REIT Subsidiary, or (iv) Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code;

  •
  except to the extent permitted by the merger agreement or as required by applicable law, take any action that would reasonably be expected to prevent or delay the consummation of the transactions contemplated by the merger agreement; or

  •
  authorize, or enter into any contract, agreement, commitment or arrangement to take any of the foregoing actions.

        However, nothing in the merger agreement shall prohibit (i) Prologis from taking any action, at any time or from time to time, that in the reasonable judgment of the Prologis Board, upon advice of outside counsel to Prologis, is necessary for Prologis or any Prologis REIT subsidiary to avoid or continue to avoid incurring entity-level income or excise taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the company merger effective time including making dividend or other distribution payments in accordance with the merger agreement to stockholders of Prologis or any Prologis REIT subsidiary, as applicable, in accordance with the merger agreement or otherwise, or to qualify or preserve the status of Prologis OP and any Prologis subsidiary other than any Prologis REIT subsidiaries or (ii) Prologis OP from taking any action, at any time or from time to time, as Prologis OP reasonably determines to be necessary to be in compliance at all times with all of its obligations under any Prologis tax protection agreement and avoid liability for any indemnification or other payment under any Prologis tax protection agreement.

No Solicitation of Transactions

        Except as expressly provided for in the merger agreement, from the date of the merger agreement, DCT shall not, shall cause its subsidiaries and its and their respective officers and directors not to, and shall instruct and use its reasonable best efforts to cause its and its subsidiaries' affiliates, trustees, employees or consultants or investment bankers, financial advisors, attorneys, accountants or other representative retained by such person or entity not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information), any inquiries, indications of interest or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as defined below), (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide any nonpublic information or data to any person or entity relating to, an acquisition proposal or any inquiries, proposals, indications of interest or offers that constitute, or would reasonably be expected to lead to an acquisition proposal, (iii) approve or execute or enter into any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement providing for any acquisition proposal, referred to herein as an acquisition agreement or (iv) propose or agree to do any of the foregoing. DCT or its representatives may, however, contact a person or entity who has submitted an unsolicited bona fide written acquisition proposal for the sole purpose of clarifying the terms of such acquisition proposal in connection with determining whether such acquisition proposal constitutes, or would reasonably be likely to lead to, a superior proposal (as defined below), but, prior to any such contact, DCT must comply with its obligations under the merger agreement with respect to such acquisition proposal and must disclose to Prologis the terms that DCT and its representatives are seeking to have clarified by such person or entity.

        For the purposes of the merger agreement, "acquisition proposal" means, with respect to DCT, (i) any merger, consolidation, share exchange or similar business combination transaction involving DCT that would result in any person or entity beneficially owning more than twenty percent (20%) of the outstanding voting securities of DCT, as the case may be, or any successor thereto or parent company thereof, (ii) any sale, lease, exchange, mortgage, pledge, license, transfer or other disposition, directly or indirectly (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture or any similar transaction), of any of DCT's or its subsidiaries' assets (including stock or other ownership interests of its Subsidiaries) representing more than twenty percent (20%) of the assets of DCT and its subsidiaries, on a consolidated basis, (iii) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange, joint venture or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing more than twenty percent (20%) of the outstanding voting securities of DCT or any successor thereto or parent company thereof, (iv) any tender offer or exchange offer that, if consummated, would result in any person, entity or "group" (as such term is defined under in Rule 13d-3 promulgated under the Exchange Act and the rules and regulations promulgated thereunder) acquiring beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership, of more than twenty percent (20%) of the outstanding shares of the outstanding voting securities of DCT or any successor thereto or parent company thereof or (v) any recapitalization, restructuring, liquidation, dissolution or other similar type of transaction in which a third party shall acquire beneficial ownership of more than twenty percent (20%) of the outstanding voting securities of DCT, or any successor thereto or parent company thereof. The term "acquisition proposal" shall not include the mergers or the other transactions contemplated by the merger agreement.

        Notwithstanding the restrictions set forth above, the merger agreement provides that the DCT Board shall be permitted to take the following actions, prior to the meeting of DCT's stockholders for the purpose of seeking approval of the company merger by the holders of a majority of DCT's common stock, in response to an unsolicited bona fide written acquisition proposal by such person made after the date of the merger agreement (provided that the acquisition proposal by such person did not result from a breach of the non-solicitation covenant and covenants restricting the sharing of information in the merger agreement) and which the DCT Board concludes in good faith (after consultation with its outside legal counsel and its financial advisors) either constitutes or would reasonably be expected to lead to a superior proposal, if the DCT Board concluded in good faith (after consultation with its outside legal counsel) that failure to do so would be inconsistent with their duties as directors under applicable law: (i) engage in discussions and negotiations regarding such acquisition proposal with the person or entity who made such acquisition proposal and (ii) provide any nonpublic information or data to the person or entity who made such acquisition proposal after entering into a confidentiality agreement between DCT, on the one hand, and such person or entity, on the other hand, having confidentiality and use provisions that are no more favorable to such counterparty than those contained in the confidentiality agreement with respect to Prologis.

        DCT shall promptly (but in no event later than 24 hours) notify Prologis of the receipt by DCT, the DCT Board or any of their respective representatives of any inquiry, proposal, indication of interest or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal. The notice shall be made orally and promptly thereafter confirmed in writing, and shall indicate the identity of the person making such inquiry, proposal, indication of interest or offer, and the material terms and conditions of, such inquiry, proposal, indication of interest or offer (including a copy thereof if in writing and any material documentation or correspondence that sets forth any such terms). DCT shall also promptly (but in no event later than 24 hours) notify Prologis, orally and promptly thereafter in writing, of any changes or modifications to the material terms of the acquisition proposal and keep Prologis informed on a reasonably current basis regarding material developments, discussions and negotiations concerning any such acquisition proposal.

        Except as described below, neither the DCT Board nor any committee thereof shall (i) withhold, withdraw, qualify or modify in any manner adverse to the Prologis parties the recommendation of the DCT Board that the stockholders of DCT vote in favor of the approval of the company merger, referred to herein as the company recommendation, (ii) adopt, approve or recommend any acquisition proposal, (iii) fail to include the company recommendation in the proxy statement/prospectus, (iv) fail to recommend against any acquisition proposal subject to Regulation 14D promulgated under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within ten business days after Prologis so requests in writing, (v) if an acquisition proposal or any material modification thereof is made public or is otherwise sent to the holders of DCT common stock, fail to issue a press release or other public communication that reaffirms the company recommendation within ten business days after Prologis so requests in writing, (vi) authorize, cause or permit DCT or any of its affiliates to enter into any acquisition agreement (other than an acceptable confidentiality agreement) or (vii) propose, resolve or agree to take any action set forth in the foregoing clauses, any action set forth above is referred to herein as a change in company recommendation.

        Notwithstanding the foregoing, with respect to an acquisition proposal and at any time prior to the receipt of the approval of the company merger by the holders of a majority of the DCT common stock, which is referred to herein as the DCT stockholder approval, the DCT Board may make a change in company recommendation or terminate the merger agreement, if and only if (i) an unsolicited bona fide written acquisition proposal (provided that the acquisition proposal by such person did not result from a breach of the non-solicitation covenant and covenants restricting the sharing of information in the merger agreement) is made to DCT and is not withdrawn, (ii) the DCT Board has concluded in good faith (after consultation with its outside legal counsel and its financial advisors) that such acquisition proposal constitutes a superior proposal (as defined below), (iii) the DCT Board has concluded in good faith (after consultation with its outside legal counsel) that failure to take such action would be inconsistent with their duties as directors under applicable law, (iv) four business days, which is referred to herein as the notice period, shall have elapsed since DCT has given written notice to Prologis advising Prologis that it intends to take such action and specifying in reasonable detail the reasons therefor, including the material terms and conditions of any such superior proposal that is the basis of the proposed action, which is referred to herein as the superior proposal notice, which superior proposal notice shall not be deemed a change in company recommendation for any purpose of the merger agreement, (v) during such notice period, DCT has considered and, if requested by Prologis, engaged and caused its representatives to engage in good faith discussions with Prologis regarding any adjustment or modification of the terms of the merger agreement proposed by Prologis and (vi) the DCT Board, following such notice period, again concludes in good faith (after consultation with its outside legal counsel and its financial advisors and taking into account any adjustment or modification of the terms of the merger agreement proposed by Prologis) that the failure to do so would be inconsistent with their duties as directors under applicable law and that such acquisition proposal continues to constitute a superior proposal. If during the notice period, any material revisions are made to the superior proposal (including any change in the purchase price or form of consideration in such superior proposal), the DCT Board shall give notice to Prologis regarding such revisions prior to the expiration of the notice period and the notice period shall thereafter expire on the third business day immediately following the date of the delivery of such notice (in no event will delivery of a such notice regarding revisions shorten the four business day duration applicable to the initial notice period). If the DCT Board does not determine in accordance with clause (vi) above that such acquisition proposal is a superior proposal, but thereafter determines to make a change in company recommendation or terminate the merger agreement with respect to another acquisition proposal (whether from the same or different person), the foregoing procedures shall apply anew.

        For the purposes of the merger agreement, in circumstances not involving or relating to an acquisition proposal and at any time prior to the receipt of the DCT stockholder approval, the DCT Board may make a change in company recommendation if and only if (i) an intervening event occurs, (ii) the DCT Board has concluded in good faith (after consultation with its outside legal counsel) that failure to take such action would be inconsistent with their duties as directors under applicable law, (iii) four business days, which is referred to herein as the intervening event notice period, shall have elapsed since DCT has given written notice (which written notice shall not be deemed a change in company recommendation for any purpose of the merger agreement) to Prologis advising that DCT intends to take such action and specifying in reasonable detail the reasons therefor, (iv) during such intervening event notice period, DCT has considered and, if requested by Prologis, engaged and caused its representatives to engage in good faith discussions with Prologis regarding any adjustment or modification of the terms of the merger agreement proposed by Prologis and (v) the DCT Board, following such intervening event notice period, again reasonably determines in good faith (after consultation with its outside legal counsel and its financial advisors, and taking into account any adjustment or modification of the terms of the merger agreement proposed by Prologis) that failure to do so would be inconsistent with their duties as directors under applicable law. In the event that the DCT Board does not make a change in company recommendation following such intervening event notice period, but thereafter determines to make a change in company recommendation in circumstances not involving an acquisition proposal, the foregoing procedures shall apply anew.

        For purposes of the merger agreement and with respect to an acquisition proposal, "superior proposal" means a bona fide unsolicited written acquisition proposal (except that, for purposes of this definition, the references in the definition of "acquisition proposal" to "twenty percent (20%)" shall be replaced by "fifty percent (50%)") made by a third party on terms that the DCT Board determines in good faith (after consultation with outside legal counsel and financial advisors and taking into account all factors and matters deemed relevant in good faith by the DCT Board, including, to the extent deemed relevant by the DCT Board, financial, legal, regulatory and any other aspects of the transactions including the identity of the person or entity making such proposal, any termination fees, expense reimbursement provisions, conditions to consummation and whether the acquisition proposal is reasonably capable of being consummated) would, if consummated, be more favorable to DCT and the holders of DCT's common stock than the transactions contemplated by the merger agreement. "Intervening event" means a material fact, effect, event, change, development, circumstance, condition or occurrence that has occurred or arisen after the date of the merger agreement, that was not known to the DCT Board (or, if known, the consequences of which were not reasonably foreseeable to the DCT Board as of the date of the merger agreement) and materially affects the business, assets or operations of DCT and the DCT subsidiaries, taken as a whole.

        The merger agreement requires DCT to, and to cause its subsidiaries, and its and their representatives to, (i) cease immediately and terminate any and all existing activities, discussions or negotiations with any third parties with respect to any acquisition proposal, (ii) terminate any such third party's access to any physical or electronic data rooms and (iii) request that any such third party and its representatives destroy or return all confidential information concerning DCT or its subsidiaries furnished by or on behalf of DCT or any of its subsidiaries and destroy all analyses and other materials prepared by or on behalf of such person or entity that contain, reflect or analyze such confidential information, in the case of the foregoing clauses (ii) and (iii), to the extent required by and in accordance with the terms of the applicable confidentiality agreement between DCT or any DCT subsidiary and such person or entity. DCT agrees that it will promptly inform its and its subsidiaries' respective representatives of the obligations set forth above.

        Unless the merger agreement is terminated with respect to a superior proposal, notwithstanding a change in company recommendation, DCT shall cause the approval of the company merger to be submitted to a vote of its stockholders. In addition, DCT shall not submit to the vote of its stockholders any acquisition proposal other than the mergers prior to the termination of the merger agreement.

Form S-4, Proxy Statement/Prospectus; DCT Stockholder Meeting

        The merger agreement provides that, as soon as reasonably practicable following the date of the merger agreement, DCT and Prologis shall jointly prepare and cause to be filed with the SEC the proxy statement included in this proxy statement/prospectus and a registration statement on Form S-4 with respect to the DCT common stock issuable in the company merger, which includes this proxy statement/prospectus. Prologis shall prepare and cause to be submitted to the NYSE the application and other agreements and documentation necessary for the listing of the Prologis common stock issuable in the company merger on the NYSE. Each of DCT and Prologis shall also use its commercially reasonable best efforts to have the application for the listing of the Prologis common stock accepted by the NYSE as promptly as is practicable following submission.

        The Prologis parties shall have the right, to the extent necessary (and following consultation with DCT), to prepare and file a Form S-4 with respect to the new OP units, referred to herein as the "OP unit Form S-4," to be issued in connection with the partnership merger. The DCT parties will cooperate in the preparation of the OP unit Form S-4. In the event the Prologis parties determine to prepare and file the OP unit Form S-4, the Prologis parties shall prepare and cause to be filed with the SEC, as promptly as reasonably practicable after such determination, the OP unit Form S-4.

        DCT shall use its commercially reasonable efforts to cause this proxy statement/prospectus to be mailed or delivered to its stockholders entitled to vote at its stockholder meeting and to hold the stockholder meeting as soon as practicable after the Form S-4 is declared effective. DCT shall also include in the proxy statement/prospectus its recommendation to its stockholders that they approve the company merger and the other transactions contemplated by the merger agreement and shall use its reasonable best efforts to obtain its stockholder approval.

Indemnification; Directors' and Officers' Insurance

        From and after the company merger effective time, pursuant to the terms of the merger agreement and subject to certain limitations, Prologis shall, for a period of six years from the company merger effective time, indemnify and hold harmless each person who is at the date hereof, was previously, or is during any of the interim period, serving as, among others, manager, director, officer, trustee or fiduciary of DCT or any of its subsidiaries, in connection with any claim with respect to matters occurring on or before the company merger effective time and any losses, claims, damages, liabilities, costs, claim expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such claim, to the fullest extent that a Maryland corporation is permitted to indemnify and hold harmless its own such persons or entities under the applicable laws of the State of Maryland, as in effect on the date of the merger agreement or thereafter in effect. Prologis shall also promptly pay on behalf of or advance to each of the indemnified parties, to the fullest extent that a Maryland corporation is permitted to indemnify and hold harmless its own such persons or entities under the applicable laws of the State of Maryland, as now or hereafter in effect, any claim expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any claim in advance of the final disposition of such claim, including payment on behalf of or advancement to the indemnified party of any claim expenses incurred by such indemnified party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but subject to Prologis' receipt of an undertaking by or on behalf of such indemnified party to repay such claim expenses if it is ultimately determined under applicable laws or any of the DCT governing documents that such indemnified party is not entitled to be indemnified.

        Prior to the company merger effective time, DCT shall obtain and fully pay the premium for, and Prologis shall maintain in full force and effect (and the obligations under to be honored), during the six year period beginning on the date of the company merger, a "tail" prepaid directors' and officers' liability insurance policy or policies (which policy or policies by their respective express terms shall survive the mergers) from DCT's current insurance carrier or an insurance carrier with the same or better credit rating as DCT's current insurance carrier, of at least the same coverage and amounts and containing terms and conditions, retentions and limits of liability that are no less favorable than DCT's and its subsidiaries' existing directors' and officers' liability policy or policies for the benefit of the indemnified parties with respect to directors' and officers' liability insurance for claims arising from facts or events that occurred on or prior to the company merger effective time.

        Notwithstanding the foregoing, (i) in no event shall DCT be required to pay an aggregate premium for such "tail" insurance policy in excess of 250% of the current annual premium paid by DCT for such insurance, and (ii) if the aggregate premium exceeds 250%, DCT shall be entitled to obtain comparable "tail" insurance as reasonably available for an aggregate cost equal to 250% of the current annual premium.

Efforts to Complete Transactions; Consents

        Each of the DCT parties and the Prologis parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the mergers and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including any that are required to be obtained under any law or any contract, agreement or instrument to which DCT or any DCT subsidiary or Prologis, Prologis OP or any Prologis subsidiary, as applicable, is a party or by which any of their respective properties or assets are bound, to defend all lawsuits or other legal proceedings challenging the merger agreement or the consummation of the mergers, to effect all necessary registrations and other filings and submissions of information requested by a governmental authority, and to use its commercially reasonable efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the mergers.

Access to Information; Confidentiality

        During the interim period, to the extent permitted by applicable law and contracts, each of the DCT parties and the Prologis parties shall, and shall cause each of its subsidiaries to, furnish DCT or Prologis, as applicable, with such financial and operating data and other information with respect to the business, properties, offices, books, contracts, records and personnel of DCT and its subsidiaries or Prologis, Prologis OP and any Prologis subsidiaries, as applicable, as DCT or Prologis, as applicable, may from time to time reasonably request, and, with respect to DCT and its subsidiaries and subject to the terms of the DCT leases, facilitate reasonable access for Prologis and its authorized representatives during normal business hours, and upon reasonable advance notice, to all DCT properties.

        Prior to the partnership merger effective time, each of DCT and Prologis shall hold, and will cause its respective representatives and affiliates to hold, any nonpublic information in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the existing confidentiality agreement by and between the parties, which shall remain in full force and effect pursuant to the terms thereof notwithstanding the execution and delivery of the merger agreement or the termination thereof.

Public Announcements

        So long as the merger agreement is in effect, each of DCT and Prologis shall, subject to certain exceptions, consult with each other before issuing any press release or otherwise making any public statements or filings with respect to the merger agreement or any of the transactions contemplated by the merger agreement. In addition, none of DCT or Prologis shall issue any such press release or make any such public statement or filing prior to obtaining the consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed).

Notification of Certain Matters; Transaction Litigation

        DCT and Prologis shall provide prompt notice to the other of any notice or other communication received by such party from any governmental authority in connection with the merger agreement, the mergers or the transactions contemplated by the merger agreement or from any person or entity alleging that its consent is or may be required in connection with any such transaction.

        Promptly after becoming aware, each of DCT and Prologis shall give written notice to the other if any representation or warranty made by it in the merger agreement becomes untrue or inaccurate such that, if uncured, would reasonably be expected to result in any of the applicable closing conditions not being capable of being satisfied prior to the Outside Closing Date, or if it fails to comply with or satisfy in any material respect any covenant, condition or agreement contained in the merger agreement such that, if uncured, would result in any of the applicable closing conditions not to be satisfied.

        Each of DCT and Prologis shall give prompt notice to the other if, to DCT's knowledge or Prologis' knowledge, as applicable, the occurrence of any state of facts, effect, event, change, development, circumstance, condition or occurrence would cause, or would reasonably be expected to cause, any of the closing conditions not to be satisfied or satisfaction to be reasonably delayed.

        Each of DCT and Prologis shall give prompt written notice to the other upon becoming aware of the occurrence or impending occurrence of any effect, event, change, development, circumstance, condition or occurrence relating to it or any of its subsidiaries, which could reasonably be expected to have, individually or in the aggregate, a company material adverse effect or parent material adverse effect, as applicable.

        Each of DCT and Prologis shall give prompt notice to the other of any claim, action, suit, litigation, proceeding, arbitration, mediation or other investigation or audit commenced or, to DCT's knowledge or Prologis' knowledge, as applicable, threatened against, relating to or involving such party or any of its subsidiaries that relates to the merger agreement, the mergers or the other transactions contemplated by the merger agreement and each party shall keep the other party reasonably informed regarding any such matters. Each party has agreed to allow the other the opportunity to reasonably participate in the defense and settlement of any stockholder litigation and DCT will not to agree to a settlement of any stockholder litigation without Prologis' consent (not to be unreasonably withheld, conditioned or delayed).

        In addition, each of DCT and Prologis shall give the other the opportunity to reasonably participate in the defense and settlement of any litigation against the other, its directors or its officers relating to the merger agreement, the mergers and the transactions contemplated by the merger agreement. No settlement of any such action involving DCT shall be agreed to without Prologis' prior written consent.

Other Covenants and Agreements

        The merger agreement contains certain other covenants and agreements, including covenants related to:

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  each of DCT and Prologis using its respective commercially reasonable efforts (before and, as relevant, after the company merger effective time) to cause the company merger to qualify as a reorganization under the Code;

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  each of DCT and Prologis, from and after the closing taking, or causing its affiliates to take all actions, or forbear from taking all actions, within its control, as necessary to ensure that each of DCT and Prologis will be classified as a REIT for the taxable year of such entity that includes the closing date, and will not take or permit any of its subsidiaries to take, within their control, any action which is inconsistent with such REIT qualification;

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  each of DCT and Prologis taking all steps to cause any disposition of shares of DCT common stock or acquisitions of Prologis common stock resulting from the transactions contemplated by the merger agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act;

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  Prologis voting all shares of DCT common stock beneficially owned by it, Prologis OP or any Prologis subsidiary as of the record date of the DCT stockholder meeting, if any, in favor of approval of the company merger;

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  the Prologis Board adopting resolutions and taking all other action necessary so that, immediately following the company merger effective time, the number of directors that will comprise the full Prologis Board shall be increased by one and the person designated by DCT will be appointed to the Prologis Board;

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  the DCT Board adopting such resolutions or taking such other actions as may be required to terminate DCT's equity incentive plan, dividend reinvestment and stock purchase plan, and continuous equity offering program;

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  if requested by Prologis, DCT or each applicable DCT subsidiary terminating each employee benefit plan of DCT intended to be qualified within the meaning of Section 401(a) of the Code as of the day prior to the closing date; and

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  Prologis and its subsidiaries, during the period commencing on the closing and ending twelve months thereafter, providing each employee of DCT or any DCT subsidiary immediately prior to the closing and who remains employed by DCT or any DCT subsidiary immediately following the closing with compensation and benefits, that are mutually agreed between the Prologis parties and each such continuing employee.

Conditions to Completion of the Mergers

Mutual Closing Conditions

        The obligation of each of the DCT parties and the Prologis parties to effect the mergers and to consummate the other transactions contemplated by the merger agreement is subject to the satisfaction or, to the extent allowed by applicable law, waiver by the other parties, at or prior to the partnership merger effective time, of each of the following conditions:

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  approval by DCT stockholders of the company merger;

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  the absence of any temporary restraining order, preliminary or permanent injunction or other order, decree or judgment issued by any governmental authority shall be in effect which would have the effect of making illegal or otherwise prohibiting the consummation of the mergers or any of the other transactions contemplated by the merger agreement;

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  no law shall have been enacted, entered, promulgated or enforced by any governmental authority and be in effect which would have the effect of making illegal or otherwise prohibiting the consummation of the mergers or any of the other transactions contemplated by the merger agreement;

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  a Form S-4 having been declared effective and no stop order suspending the effectiveness of such Form S-4 having been issued and remaining in effect and no proceeding to that effect having been commenced by the SEC and not withdrawn; and

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  the shares of Prologis common stock to be issued in connection with the company merger having been approved for listing on the NYSE, subject to official notice of issuance at or prior to the closing of the mergers.

Additional Closing Conditions for the Benefit of the Prologis Parties

        The obligations of the Prologis parties to effect the mergers and to consummate the other transactions contemplated by the merger agreement are further subject to the satisfaction or, to the extent permitted by applicable law, waiver by Prologis, at or prior to the partnership merger effective time, of each of the following additional conditions:

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  the accuracy in all material respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time) of certain representations and warranties made in the merger agreement by the DCT parties regarding their valid existence and good standing, the ownership and validity of the shares of the

    DCT subsidiaries, certain aspects of their capital structure, and information supplied for inclusion in the proxy statement/prospectus;

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  the accuracy in all respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time) of certain representations and warranties made in the merger agreement by the DCT parties regarding the power of the DCT parties to enter into and perform their respective obligations under the merger agreement, the absence of certain material changes with respect to the DCT parties, DCT's fairness opinion, the vote of DCT's stockholders necessary to approve the company merger, the absence of any requirement of registration under the Investment Company Act of 1940, as amended, and the inapplicability of anti-takeover statutes to the transactions contemplated by the merger agreement;

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  the accuracy in all but de minimis respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time) of certain representations and warranties made in the merger agreement by the DCT parties relating to the capital structure of each DCT party;

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  the accuracy of all other representations and warranties made in the merger agreement by the DCT parties (disregarding any materiality or company material adverse effect qualifications contained in such representations and warranties) as of the date of the merger agreement and as of the company merger effective time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time), except for any such inaccuracies that would not reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

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  each of the DCT parties having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the closing;

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  no company material adverse effect has occurred, individually or in the aggregate, since the date of the merger agreement;

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  receipt by Prologis of an officer's certificate dated as of the closing date on behalf of the DCT parties, certifying that the closing conditions described in the six preceding bullets have been satisfied;

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  receipt by Prologis of a written opinion of Goodwin Procter (or such other nationally recognized REIT counsel as may be reasonably acceptable to Prologis and DCT) dated as of the closing date, to the effect that beginning with its taxable year ended December 31, 2003 and ending with its taxable year that ends with the company merger, DCT has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code; and

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  receipt by Prologis of the written opinion of Mayer Brown (or other counsel as may be reasonably acceptable to Prologis and DCT), dated as of the closing date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the company merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

Additional Closing Conditions for the Benefit of the DCT Parties

        The obligations of the DCT parties to effect the mergers and to consummate the other transactions contemplated by the merger agreement are further subject to the satisfaction or, to the extent permitted by applicable law, waiver by DCT, at or prior to the partnership merger effective time, of each of the following additional conditions:

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  the accuracy in all material respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time) of certain representations and warranties made in the merger agreement by the Prologis parties regarding their valid existence and good standing and information supplied for inclusion in the proxy statement/prospectus;

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  the accuracy in all respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time) of certain representations and warranties made in the merger agreement by the Prologis parties regarding the power of the Prologis parties to enter into and perform their respective obligations under the merger agreement, the absence of certain material changes with respect to the Prologis parties and the vote of the Prologis Board and Prologis, as the sole general partner of Prologis OP, necessary to approve the merger agreement and the transactions contemplated by the merger agreement;

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  the accuracy in all but de minimis respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time) of certain representations and warranties made in the merger agreement by the Prologis parties relating to the capital structure of each Prologis party;

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  the accuracy of all other representations and warranties made in the merger agreement by the Prologis parties (disregarding any materiality or company material adverse effect qualifications contained in such representations and warranties) as of the date of the merger agreement and as of the company merger effective time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time), except for any such inaccuracies that would not reasonably be expected to have, individually or in the aggregate, a parent material adverse effect;

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  each of the Prologis parties having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the closing;

  •
  no parent material adverse effect has occurred, individually or in the aggregate, since the date of the merger agreement;

  •
  receipt by DCT of an officer's certificate dated as of the closing date on behalf of the Prologis parties, certifying that the closing conditions described in the six preceding bullets have been satisfied;

  •
  receipt by Prologis of a written opinion of Mayer Brown (or such other nationally recognized REIT counsel as may be reasonably acceptable to Prologis and DCT) dated as of the closing date, to the effect that beginning with its taxable year ended December 31, 1997, Prologis has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and Prologis' actual and proposed method of operation has enabled it and will continue to enable it to satisfy the requirements for qualification and taxation as a REIT; and

  •
  receipt by Prologis of an opinion dated as of the closing date from Goodwin Procter or other counsel reasonably satisfactory to Prologis regarding the company merger's qualification as a reorganization within the meaning of Section 368(a) of the Code.

Termination of the Merger Agreement

Termination by Mutual Agreement

        The merger agreement may be terminated and the mergers may be abandoned at any time prior to the partnership merger effective time, whether before or after the receipt of the DCT stockholder approval, by the mutual consent of DCT and Prologis, which action must be taken or authorized by the DCT Board and the Prologis Board.

Termination by Either DCT or Prologis

        The merger agreement may also be terminated by either DCT or Prologis upon written notice to the other party, at any time prior to the partnership merger effective time, whether before or after the receipt of the DCT stockholder approval, if:

  •
  upon a vote at the DCT stockholder meeting, the DCT stockholder approval is not obtained (provided that this termination right shall not be available to DCT if the failure to obtain such DCT stockholder approval was primarily caused by any action or failure to act of any of the DCT parties that constitutes a material breach of their respective obligations with respect to the preparation of the Form S-4 and the proxy statement/prospectus and causing the DCT stockholder meeting to occur or consideration of acquisition proposals and making any change in company recommendation);

  •
  a governmental authority of competent jurisdiction shall have issued an order, decree, judgment, injunction or taken any other action, which permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the mergers, and such order, decree, judgment, injunction or other action shall have become final and non-appealable; or

  •
  the mergers shall not have been consummated on or before 5:00 p.m. (New York time) on the Outside Closing Date (provided that this termination right will not be available to a party whose failure to comply with any provision of the merger agreement has been the primary cause of, or resulted in, the failure of the mergers to occur on or before such date).

Termination by DCT

        The merger agreement may also be terminated by DCT upon written notice from DCT to Prologis:

  •
  at any time prior to the receipt of DCT stockholder approval, in order to enter into an acquisition agreement with respect to a superior proposal in compliance with the terms of the merger agreement (provided that the merger agreement may not be so terminated unless DCT concurrently pays the termination fee plus the expense reimbursement described below under "—Termination Fee and Expenses Payable by DCT to Prologis"); or

  •
  if there has been a breach or failure to perform in any material respect by any of the Prologis parties of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of any of the Prologis parties, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the failure to be satisfied of certain closing conditions, unless such breach is reasonably capable of being cured by the earlier of 30 days after notice of such breach or failure to perform is given or two business days prior to the Outside Closing Date unless any of the DCT parties is in breach of any of its own respective representations, warranties, covenants or agreements set forth in the merger agreement such that certain closing conditions would not be satisfied.

Termination by Prologis

        The merger agreement may also be terminated by Prologis upon written notice from Prologis to DCT:

  •
  if the DCT Board shall make a change in company recommendation (provided that Prologis' right to terminate the merger agreement for this reason will expire once DCT stockholder approval is obtained);

  •
  upon a willful breach of the non-solicitation covenants by DCT; or

  •
  if there has been a breach or failure to perform in any material respect by any of the DCT parties of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of any of the DCT parties, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the failure to be satisfied of certain closing conditions, unless such breach is reasonably capable of being cured by the earlier of 30 days after notice of such breach or failure to perform is given or two business days prior to the Outside Closing Date unless any of the Prologis parties is in breach of any of its own respective representations, warranties, covenants or agreements set forth in the merger agreement such that certain closing conditions would not be satisfied.

Termination Fee and Expenses Payable by DCT to Prologis

        DCT has agreed to pay to Prologis a termination fee of $216 million upon the occurrence of either of the following:

  •
  termination of the merger agreement by DCT upon written notice from DCT to Prologis, at any time prior to the receipt of the DCT stockholder approval, in order to enter into an acquisition agreement with respect to a superior proposal in compliance with the terms of the merger agreement; or

  •
  termination of the merger agreement by Prologis upon written notice from Prologis to DCT following a change in company recommendation.

        Further, DCT has agreed to pay to Prologis a termination fee of $216 million (minus, if previously paid, the expenses set forth below) upon the occurrence of any of the following (provided that for purposes of the analysis below, the references to "20%" in the definition of acquisition proposal shall instead be "50%"):

  •
  termination of the merger agreement by DCT or Prologis if after a vote at the DCT stockholder meeting, the DCT stockholder approval is not obtained and after the date of the merger agreement and prior to the termination of the merger agreement, DCT (a) receives or has received a bona fide acquisition proposal with respect to DCT that has been publicly announced or otherwise communicated to the DCT Board prior to the time of the DCT stockholder meeting and (b) before the date that is twelve months after the date of termination of the merger agreement, DCT consummates an acquisition proposal or enters into an acquisition agreement;

  •
  termination of the merger agreement by DCT or Prologis if the consummation of the mergers shall not have occurred on or before 5:00 p.m. (New York time) on the Outside Closing Date and after the date of the merger agreement and prior to the termination of the merger agreement, DCT (a) receives or has received a bona fide acquisition proposal with respect to DCT that has been publicly announced or otherwise communicated to the DCT Board prior to the date of termination of the merger agreement and (b) before the date that is twelve months after the date of termination of the merger agreement, DCT consummates an acquisition proposal or enters into an acquisition agreement; or

  •
  termination of the merger agreement by Prologis upon written notice from Prologis to DCT, if DCT or DCT OP breaches or fails to perform in any material respect any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the failure to be satisfied of certain conditions set forth in the merger agreement and such condition is incapable of being satisfied by the earlier of 30 days after such notice is given or two business days prior to the Outside Closing Date after the date of the merger agreement and prior to the termination of the merger agreement, DCT (a) receives or has received a bona fide acquisition proposal with respect to DCT that has been publicly announced or otherwise communicated to the DCT Board prior to the date of termination of the merger agreement and (b) before the date that is twelve months after the date of termination of the merger agreement, DCT consummates an acquisition proposal or enters into an acquisition agreement.

        However, the termination fee shall only be $100 million if:

  •
  the merger agreement is terminated:

  •
  by DCT prior to the receipt of the DCT stockholder approval in order to enter into an acquisition agreement with respect to a superior proposal from a qualified bidder in compliance with the merger agreement; or

  •
  by Prologis following a change in company recommendation by the DCT Board as a result of superior proposal from a qualified bidder; and

  •
  a bidder will be a qualified bidder if such bidder made a bona fide written acquisition proposal on or prior to 11:59 p.m. (New York time) on May 29, 2018 that, on or prior to such date, the DCT Board concluded in good faith (after consultation with its outside legal counsel and its financial advisors) either constituted or would reasonably be expected to lead to a superior proposal; and

  •
  the termination of the merger agreement occurred prior to the later of the following:

  •
  11:59 p.m. (New York time) on June 13, 2018; and

  •
  11:59 p.m. (New York time) on the first day after the end of any notice period (including any extensions thereof) with respect to a superior proposal by a qualified bidder for which such notice period commenced on or prior to June 13, 2018.

        DCT did not receive a bona fide written acquisition proposal from any bidder, including any qualified bidder, on or prior to 11:59 p.m. (New York time) on May 29, 2018.

        DCT has agreed to pay to Prologis all documented reasonable out-of-pocket expenses (including fees and expenses of counsel and other advisors) paid or payable by any of the Prologis parties in connection with the merger agreement and the transactions contemplated by the merger agreement up to a maximum of $15 million if the merger agreement is terminated by either DCT or Prologis because the DCT stockholders failed to approve the company merger at a duly convened meeting. Any such amount paid by DCT would be credited against the payment of any termination fee that DCT subsequently becomes obligated to pay Prologis.

Miscellaneous Provisions

Payment of Expenses

        Other than as described above under "—Termination of the Merger Agreement—Termination Fee and Expenses Payable by DCT to Prologis," the merger agreement provides that each party will pay its own fees and expenses in connection with the merger agreement.

Amendment

        The merger agreement may be amended by the parties by an instrument in writing signed on behalf of each of the parties, at any time before or after the DCT stockholder approval is obtained. After such approval is obtained, no amendment shall be made which by law requires further approval by such stockholders without obtaining such approval.

Specific Performance

        The parties to the merger agreement are entitled to seek an injunction or injunctions to prevent breaches of the merger agreement by any other party and to specifically enforce the terms and provisions of the merger agreement.

Governing Law

        The merger agreement is governed by, and construed in accordance with, the laws of the State of Delaware without regard to its rules of conflict of laws, except that all disputes, claims or controversies arising out of or relating to the merger agreement, or the negotiation, validity or performance of the merger agreement, or the transactions contemplated by the merger agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without regard to its rules of conflict of laws.

 DIRECTORS AND MANAGEMENT OF THE COMBINED COMPANY AFTER THE MERGERS

        Immediately following the effective time of the company merger, the board of directors of the Combined Company will be increased to 12 members, with the 11 current Prologis directors, Hamid R. Moghadam, Irving F. Lyons III, Cristina G. Bita, George L. Fotiades, Lydia H. Kennard, J. Michael Losh, David P. O'Connor, Olivier Piani, Jeffrey L. Skelton, Carl B. Webb and William D. Zollars, continuing as directors of the Combined Company. In addition, Philip L. Hawkins will join the board of directors of the Combined Company, to serve until the next annual meeting of the stockholders of the Combined Company (and until his successor qualifies and is duly elected). In the merger agreement, Prologis also agreed to nominate Mr. Hawkins for reelection at the 2019 annual meeting of Prologis' stockholders to serve until the next subsequent annual meeting of the Prologis' stockholders and until his successor is duly elected and qualifies. Mr. Hawkins is currently DCT's President and Chief Executive Officer and a member of the DCT Board.

        The executive officers of Prologis immediately prior to the effective time of the company merger will continue to serve as the executive officers of the Combined Company, with Hamid R. Moghadam continuing to serve as the Chief Executive Officer of the Combined Company. See "The Merger Agreement—Board of Directors of Prologis Following the Mergers" on page 100 for more information.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO HOLDERS OF THE COMBINED COMPANY STOCK

        The following is a general summary of the United States federal income tax considerations regarding the Combined Company's qualification and taxation as a REIT and the ownership and disposition of the Combined Company common stock received in the company merger. Since these provisions are highly technical and complex, you are urged to consult your own tax advisor with respect to the United States federal, state, local, foreign and other tax consequences of the ownership and disposition of the Combined Company common stock. This summary of material federal income tax considerations is for general information only and is not tax advice. The information in this summary is based on current law, including:

  •
  the Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Code;

  •
  the legislative history of the Code;

  •
  administrative interpretations and practices of the IRS; and

  •
  court decisions;

in each case, as of the date of this proxy statement/prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers that requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this summary. Any such change could apply retroactively to transactions preceding the date of the change. Prologis and DCT have not requested and do not intend to request a ruling from the IRS regarding the Combined Company's qualification as a REIT, and the statements in this proxy statement/prospectus are not binding on the IRS or any court. Thus, Prologis and DCT can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-United States tax considerations, or any tax considerations arising under any federal tax laws other than federal income tax laws.

        You are urged to consult your tax advisor regarding the specific tax consequences to you of:

  •
  The ownership and sale or other disposition of the Combined Company common stock received in the company merger, including the federal, state, local, non-United States and other tax consequences;

  •
  The Combined Company's election to be taxed as a REIT for federal income tax purposes; and

  •
  Potential changes in applicable tax laws.

The Combined Company's Qualification and Taxation as a REIT

        General.    Each of Prologis and DCT has operated in a manner that it believes has allowed it to qualify as a REIT for United States federal income tax purposes under the Code and each intends to continue to do so through the time of the company merger. The Combined Company intends to continue operating in such a manner following the company merger. However, the Combined Company's (and, prior to the company merger, Prologis' and DCT's) qualification and taxation as a REIT depend upon its ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by its tax counsel. Accordingly, the actual results of the Combined Company's (and, prior to the company merger, Prologis' and

DCT's) operations during any particular taxable year may not satisfy those requirements, and no assurance can be given that the Combined Company (or, prior to the company merger, Prologis or DCT) have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify."

        The sections of the Code and the corresponding Treasury Regulations that relate to the qualification and taxation as a REIT are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and Treasury Regulations promulgated under the Code, and administrative and judicial interpretations of the Code, and those rules and Treasury Regulations.

        Provided the Combined Company qualifies for taxation as a REIT, the Combined Company generally will not be required to pay federal corporate income taxes on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a "C corporation." Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when that income is distributed. The Combined Company will, however, be required to pay federal income tax as follows:

  •
  First, the Combined Company will be required to pay tax at regular corporate rates on any undistributed "REIT taxable income," including undistributed net capital gains.

  •
  Second, if the Combined Company has (1) net income from the sale or other disposition of "foreclosure property" held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, the Combined Company will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

  •
  Third, the Combined Company will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

  •
  Fourth, if the Combined Company fails to satisfy the 75% gross income test or the 95% gross income test, as described below, but has otherwise maintained its qualification as a REIT because certain other requirements are met, the Combined Company will be required to pay a tax equal to (1) the greater of (A) the amount by which 75% of its gross income exceeds the amount qualifying under the 75% gross income test, and (B) the amount by which 95% of its gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect the Combined Company's profitability.

  •
  Fifth, if the Combined Company fails to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, provided such failure is due to reasonable cause and not due to willful neglect, and the Combined Company nonetheless maintains its REIT qualification because of specified cure provisions, the Combined Company will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused the Combined Company to fail such test.

  •
  Sixth, if the Combined Company fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, the Combined Company may retain its REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

  •
  Seventh, the Combined Company will be required to pay a 4% excise tax to the extent it fails to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for the year, (2) 95% of its REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

  •
  Eighth, if the Combined Company acquires any asset from a corporation that is or has been a C corporation in a transaction in which the Combined Company's initial basis in the asset is less than the fair market value of the asset at the time the Combined Company acquires the asset, and the Combined Company subsequently recognizes gain on the disposition of the asset during the applicable recognition period, then the Combined Company will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) the Combined Company's adjusted basis in the asset, in each case determined as of the date on which the Combined Company acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the necessary parties make or refrain from making the appropriate elections under the applicable Treasury Regulations then in effect.

  •
  Ninth, the Combined Company's subsidiaries that are C corporations, including its "taxable REIT subsidiaries," generally will be required to pay federal corporate income tax on their taxable income. See "—Ownership of Interests in Taxable REIT Subsidiaries."

  •
  Tenth, Prologis OP and other subsidiaries of the Combined Company that are classified as partnerships for United States federal income tax purposes may be required to pay tax, penalties and interest in connection with an income tax audit. See "Tax Aspects of Prologis OP, the Subsidiary Partnerships and the Limited Liability Companies—Partnership Audit Rules."

  •
  Eleventh, the Combined Company will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions," "excess interest" or "redetermined TRS service income." In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary of the Combined Company to any of its tenants. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of the Combined Company for amounts paid to the Combined Company that are in excess of the amounts that would have been deducted based on arm's-length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary attributable to services provided to the Combined Company or on its behalf that is less than the income that the taxable REIT subsidiary would have earned from such services based on arm's-length negotiations. See "—Redetermined Rents, Redetermined Deductions, Excess Interest, and Redetermined TRS Service Income" below.

  •
  Twelfth, if the Combined Company fails to comply with the requirement to send annual letters to its stockholders requesting information regarding the actual ownership of the Combined Company's stock and the failure is not due to reasonable cause or is due to willful neglect, the Combined Company will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

        The Code defines a REIT as a corporation, trust or association:

          (1)   that is managed by one or more trustees or directors;

          (2)   that issues transferable shares or transferable certificates to evidence its beneficial ownership;

          (3)   that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

          (4)   that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

          (5)   that is beneficially owned by 100 or more persons;

          (6)   not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities), during the last half of each taxable year; and

          (7)   that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) above do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

        For purposes of condition (6), specified tax-exempt entities are treated as individuals, except that a "look-through" exception applies with respect to pension funds.

        We believe that Prologis has been organized, has operated and has issued sufficient shares of capital stock with sufficient diversity of ownership to allow Prologis (as the Combined Company) to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, the Prologis charter provides for restrictions on the ownership and transfer of its shares intended to assist Prologis (as the Combined Company) in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions may not ensure that the Combined Company will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If the Combined Company fails to satisfy these share ownership requirements, except as provided in the next sentence, its status as a REIT will terminate. If, however, the Combined Company complies with the rules contained in applicable Treasury Regulations that require it to ascertain the actual ownership of its shares and the Combined Company does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the requirement described in condition (6) above, the Combined Company will be treated as having met this requirement. See the section below entitled "—Failure to Qualify."

        In addition, the Combined Company may not maintain its status as a REIT unless its taxable year is the calendar year. Prologis has, and we intend the Combined Company to continue to have, a calendar taxable year.

        Ownership of a Partnership Interest.    The Combined Company will own and operate one or more properties through partnerships and limited liability companies treated as partnerships for federal income tax purposes. Treasury Regulations provide that if the Combined Company is a partner in a partnership, the Combined Company will be deemed to own its proportionate share of the assets of the partnership based on the Combined Company's interest in the partnership's capital, subject to special rules relating to the 10% asset test described below. The Combined Company also will be deemed to be entitled to its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in the hands of the Combined Company for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which the Combined Company directly or indirectly owns an interest include such partnership's share of assets and items of income of any partnership in which it owns an interest. Thus, the Combined Company's proportionate share of the assets and items of income of Prologis OP, including Prologis OP's share of these items for any partnership in which Prologis OP owns an interest, are treated as the Combined Company's assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. We have included a brief summary of the rules governing the federal income taxation of partnerships below in "—Tax Aspects of Prologis OP, the Subsidiary Partnerships and the Limited Liability Companies."

        The Combined Company will have direct control of Prologis OP and indirect control of some of the Combined Company's subsidiary partnerships, and we intend the Combined Company to continue to operate them in a manner consistent with the requirements for qualification as a REIT. However, the Combined Company will be a limited partner in certain partnerships. If a partnership in which the Combined Company owns an interest takes or expects to take actions that could jeopardize the Combined Company's status as a REIT or require the Combined Company to pay tax, the Combined Company may be forced to dispose of its interest in such entity. In addition, it is possible that a partnership could take an action that could cause the Combined Company to fail a REIT income or asset test, and that the Combined Company would not become aware of such action in time to dispose of its interest in the partnership or take other corrective action on a timely basis. In that case, the Combined Company could fail to qualify as a REIT unless it were entitled to relief, as described below. See "—Failure to Qualify" below. The treatment described in this paragraph also applies with respect to the Combined Company's ownership of interests in limited liability companies or other entities or arrangements that are treated as partnerships for federal income tax purposes.

        Ownership of Interests in Qualified REIT Subsidiaries.    The Combined Company will own 100% of the stock of a number of corporate subsidiaries that we believe will be treated as qualified REIT subsidiaries under the Code, and may acquire additional qualified REIT subsidiaries in the future. A corporation will qualify as a qualified REIT subsidiary if the Combined Company owns 100% of its stock and it is not a "taxable REIT subsidiary," as described below. A qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as the Combined Company's assets, liabilities and such items (as the case may be) for all purposes under the Code, including the REIT qualification tests. For this reason, references in this discussion to the Combined Company's income and assets include the income and assets of any qualified REIT subsidiary owned by the Combined Company. A qualified REIT subsidiary is not required to pay federal income tax, and the Combined Company's ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under "—Asset Tests."

        Ownership of Interests in Taxable REIT Subsidiaries.    Taxable REIT subsidiaries are corporations other than REITs and qualified REIT subsidiaries in which the Combined Company will directly or indirectly hold stock, and that have made a joint election with the Combined Company to be treated as taxable REIT subsidiaries. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which one of the Combined Company's taxable REIT subsidiaries owns more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, the Combined Company's taxable REIT subsidiaries may be limited in their ability to deduct interest expenses as described below under "—Limitations on Deductibility of Business Interest." Prologis and DCT currently hold an interest in a number of taxable REIT subsidiaries that we intend to be taxable REIT subsidiaries of the Combined Company following the merger, and the Combined Company may acquire securities in one or more additional taxable REIT subsidiaries in the future. The Combined Company's ownership of securities of taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests, but will be subject to the 20% asset test, described below under "—Asset Tests."

        Affiliated REITs.    Prologis and DCT own interests in certain corporate subsidiaries which have elected to be taxed as REITs, which will be corporate subsidiaries of the Combined Company following the merger. Provided each of these subsidiary REITs qualifies as a REIT, the Combined Company's interest in each subsidiary REIT will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by the Combined Company from each such subsidiary REIT will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each subsidiary REIT must independently satisfy the various REIT qualification requirements described in this summary. If a subsidiary REIT were to fail to qualify as a REIT, and certain relief provisions did not apply, such subsidiary REIT would be treated as a taxable C corporation and its income would be subject to federal income tax. In addition, a failure of a subsidiary REIT to qualify as a REIT could have an adverse effect on the Combined Company's ability to comply with the REIT income and asset tests, and thus could impair the Combined Company's ability to qualify as a REIT.

        Income Tests.    The Combined Company must satisfy two gross income requirements annually to maintain its qualification as a REIT. First, in each taxable year, the Combined Company must derive directly or indirectly at least 75% of its gross income (excluding gross income from prohibited transactions, from certain hedging transactions entered into after July 30, 2008 and from certain foreign currency gains recognized after July 30, 2008) from investments relating to real property or mortgages on real property, including "rents from real property" and, in certain circumstances, interest, or from certain types of temporary investments. Second, in each taxable year, the Combined Company must derive at least 95% of its gross income (excluding gross income from prohibited transactions, from certain hedges of indebtedness, from certain other hedges entered into after July 30, 2008 and from certain foreign currency gains) from (a) these real property investments, (b) dividends, interest and gain from the sale or disposition of stock or securities, or (c) any combination of the foregoing. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents the Combined Company receives from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements described above only if all of the following conditions are met:

  •
  The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount the Combined Company receives or accrues generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

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  The Combined Company, or an actual or constructive owner of 10% or more of the Combined Company's stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents received from such a tenant that is also a taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a

    "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which the Combined Company owns stock possessing more than 50% of the voting power or more than 50% of the total value;

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  Rent attributable to personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property;" and

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  The Combined Company generally must not operate or manage its property or furnish or render services to its tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom the Combined Company derives no revenue or a taxable REIT subsidiary. The Combined Company may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, the Combined Company may employ a taxable REIT subsidiary, which may be wholly or partially owned by the Combined Company, to provide both customary and non-customary services to the Combined Company's tenants without causing the rent the Combined Company receives from those tenants to fail to qualify as "rents from real property." Any amounts the Combined Company receives from a taxable REIT subsidiary with respect to its provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        We generally do not intend the Combined Company to take, or to permit Prologis OP to take, actions it believes will cause the Combined Company to fail to satisfy any of the rental conditions described above. However, the Combined Company may intentionally take actions that fail to satisfy these conditions to the extent the failure will not, based on the advice of tax counsel, jeopardize the Combined Company's tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we do not expect the Combined Company to obtain appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with the Combined Company's determinations of value.

        From time to time, the Combined Company may enter into hedging transactions with respect to one or more of its assets or liabilities. The Combined Company's hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such transaction, that is clearly and timely identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such hedging transaction was entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test to the extent such hedging transaction was entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such transaction, entered into on or prior to July 30, 2008 will be treated as nonqualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test. The term "hedging transaction," as used above, generally means (A) any transaction entered into in the normal course of business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, and (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test (or any property which generates such income and gain) and (B) for taxable years beginning after December 31, 2015, new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that the Combined Company does not properly identify such transactions as hedges or the Combined Company hedges with other types of financial instruments, or hedges other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend the Combined Company to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

        The Combined Company will hold investments in certain entities located outside the United States, and from time to time it may acquire additional properties outside of the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could cause the Combined Company to incur foreign currency gains or losses. Prior to July 30, 2008, the characterization of any such foreign currency gains for purposes of the REIT gross income tests was unclear, although the IRS had indicated that REITs may apply the principles of proposed Treasury Regulations to determine whether such foreign currency gain constitutes qualifying income under the REIT income tests. As a result, any foreign currency gain relating to rents received from any property located outside of the United States were anticipated to be qualifying income for purposes of the 75% and 95% gross income tests. Any foreign currency gains recognized after July 30, 2008 to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and will be exempt from these tests.

        The Combined Company's taxable REIT subsidiaries may provide certain services in exchange for a fee or derive other income that would not qualify under the REIT gross income tests. Such fees and other income will not accrue to the Combined Company, but, to the extent the Combined Company's taxable REIT subsidiaries pay dividends, the Combined Company generally will derive its allocable share of such dividend income through its interest in Prologis OP. Such dividend income qualifies under the 95%, but not the 75%, REIT gross income test. Prologis OP may provide certain management or administrative services to the Combined Company's taxable REIT subsidiaries. In addition, certain of the Combined Company's subsidiaries receive fees, which may include incentive fees, in exchange for the provision of certain services to asset management clients. The fees the Combined Company derives as a result of the provision of such services will be non-qualifying income to the Combined Company under both the 95% and 75% REIT income tests. The amount of such dividend and fee income will depend on a number of factors that cannot be determined with certainty, including the level of services provided by the subsidiaries receiving fees, the Combined Company's taxable REIT subsidiaries and Prologis OP. The Combined Company will monitor the amount of the dividend income from its taxable REIT subsidiaries and the fee income (received by certain subsidiaries) described above, and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the REIT income tests. However, there can be no guarantee that such actions will in all cases prevent the Combined Company from violating a REIT income test.

        We believe that the aggregate amount of the Combined Company's nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If the Combined Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, the Combined Company may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Code. The Combined Company generally may make use of the relief provisions if:

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  following the Combined Company's identification of the failure to meet the 75% or 95% gross income tests for any taxable year, it files a schedule with the IRS setting forth each item of its gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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  the Combined Company's failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances the Combined Company would be entitled to the benefit of these relief provisions. For example, if the Combined Company fails to satisfy the gross income tests because non-qualifying income that the Combined Company intentionally accrues or receives exceeds the limits on non-qualifying income, the IRS could conclude that the Combined Company's failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, the Combined Company will not qualify as a REIT. As discussed above in "—The Combined Company's Qualification and Taxation as a REIT," even if these relief provisions apply, and the Combined Company retains its status as a REIT, a tax would be imposed with respect to the Combined Company's non-qualifying income. The Combined Company may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of its income.

        Prohibited Transaction Income.    Any gain the Combined Company recognizes (including any net foreign currency gain) on the sale of property (other than foreclosure property) held as inventory or other property held primarily for sale to customers in the ordinary course of business, including the Combined Company's share of any such gain realized by its qualified REIT subsidiaries, partnerships or limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income could also adversely affect the Combined Company's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. A sale of property will not be treated as a prohibited transaction if the sale meets the requirements of safe harbor provisions contained in the Code. We intend the Combined Company hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with its investment objectives. We do not expect any of the Combined Company's sales to be prohibited transactions, but the Combined Company may not always meet the safe harbor requirements described above. The IRS may contend that one or more of these sales is subject to the 100% penalty tax.

        Redetermined Rents, Redetermined Deductions, Excess Interest, and Redetermined TRS Service Income.    Any redetermined rents, redetermined deductions, excess interest or (for taxable years beginning after December 31, 2015) redetermined TRS service income the Combined Company generates will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of the Combined Company's taxable REIT subsidiaries to any of its tenants, redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to the Combined Company that are in excess of the amounts that would have been deducted based on arm's-length agreements, and redetermined TRS service income is income of a taxable REIT subsidiary attributable to services provided to the Combined Company or on its behalf that is less than the income that would have been earned from such services based on arm's-length agreements. Rents the Combined Company receives will not constitute redetermined rents if they qualify under the safe harbor provisions contained in the Code.

        We intend the Combined Company to deal with its taxable REIT subsidiaries on a commercially reasonable arm's-length basis, but the Combined Company may not always satisfy the safe harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, the Combined Company would be required to pay a 100% penalty tax on the difference between an arm's-length amount and the amount actually paid.

        Asset Tests.    At the close of each quarter of the Combined Company's taxable year, the Combined Company must also satisfy four tests relating to the nature and diversification of its assets. First, at least 75% of the value of the Combined Company's total assets, including assets held by its qualified REIT subsidiaries and its allocable share of the assets held by the partnerships and limited liability companies in which it owns an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the Combined Company receives such proceeds. For taxable years beginning after December 31, 2015, the term "real estate assets" also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

        Second, not more than 25% of the value of the Combined Company's total assets may be represented by securities, other than those securities included in the 75% asset test.

        Third, of the investments included in the 25% asset class, and except for investments in other REITs, the Combined Company's qualified REIT subsidiaries and the Combined Company's taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of the Combined Company's total assets, and the Combined Company may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the "straight debt" safe-harbor. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of the Combined Company's interest in the assets of a partnership or limited liability company in which it owns an interest will be based on the Combined Company's proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

        Fourth, not more than 20% of the value of the Combined Company's total assets may be represented by the securities of one or more taxable REIT subsidiaries. Through Prologis OP, the Combined Company will own an interest in several corporations which have jointly elected or will jointly elect with the Combined Company to be treated as taxable REIT subsidiaries. Some of these corporations own the stock of other corporations, which have also become taxable REIT subsidiaries. So long as each of these corporations qualifies as a taxable REIT subsidiary, the Combined Company will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to its ownership of their securities. The Combined Company may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of the Combined Company's taxable REIT subsidiaries will not exceed 20% of the aggregate value of the Combined Company's gross assets. With respect to each issuer in which the Combined Company will own securities, that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that the value of the securities of each issuer will not exceed 5% of the total value of the Combined Company's assets and the Combined Company's ownership of the securities of each issuer will comply with the 10% voting securities limitation and 10% value limitation. No independent appraisals have been obtained to support these conclusions, and there can be no assurance that the IRS will agree with the Combined Company's determinations of value.

        Fifth, not more than 25% of the value of the Combined Company's total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the treatment of debt instruments of publicly offered REITs as real estate assets, as described above.

        The asset tests must be satisfied at the close of each quarter of the Combined Company's taxable year in it (directly or through its qualified REIT subsidiaries, partnerships or limited liability companies) acquires securities in the applicable issuer, and also at the close of each quarter of the Combined Company's taxable year in which it increases its ownership of securities of such issuer, including as a result of increasing its interest in Prologis OP or other partnerships and limited liability companies that own such securities, or acquire other assets. For example, the Combined Company's indirect ownership of securities of each issuer will increase as a result of the Combined Company's capital contributions to Prologis OP or as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, the Combined Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a change caused by changes in the foreign currency exchange rate used to value foreign assets). If the Combined Company fails to satisfy an asset test because it acquires securities or other property during a quarter, the Combined Company may cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. For this purpose, an increase in the Combined Company's interests in Prologis OP or any other partnership or limited liability company in which the Combined Company directly or indirectly owns an interest will be treated as an acquisition of a portion of the securities or other property owned by that partnership or limited liability company.

        Certain relief provisions may be available to the Combined Company if it discovers a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, the Combined Company will be deemed to have met the 5% and 10% asset tests if the value of its nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of the Combined Company's assets at the end of the applicable quarter or (b) $10,000,000, and (2) the Combined Company disposes of the nonqualifying assets or otherwise satisfies such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, the Combined Company may avoid disqualification as a REIT after the 30-day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow the Combined Company to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.

        Although we believe that the Combined Company will satisfy the asset tests and will take steps to ensure that the Combined Company satisfies such tests for any quarter with respect to which retesting is to occur, there can be no assurance that those efforts will always be successful, or will not require a reduction in Prologis OP's overall interest in an issuer. If the Combined Company fails to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, the Combined Company would cease to qualify as a REIT. See "—Failure to Qualify" below.

        Annual Distribution Requirements.    To maintain its qualification as a REIT, the Combined Company is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to the sum of:

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  90% of the Combined Company's "REIT taxable income," and

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  90% of the Combined Company's after tax net income, if any, from foreclosure property; minus

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  the excess of the sum of certain items of the Combined Company's non-cash income over 5% of "REIT taxable income" as described below.

        The Combined Company's "REIT taxable income" is computed without regard to the dividends paid deduction and its net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

        In addition, if the Combined Company disposes of any asset it acquired from a corporation which is or has been a C corporation in a transaction in which the Combined Company's initial basis in the asset is less than the fair market value of the asset at the time the Combined Company acquired the asset, within the applicable recognition period, the Combined Company would be required to distribute at least 90% of the after-tax gain, if any, it recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date the Combined Company acquired the asset over (b) the Combined Company's adjusted basis in the asset on the date the Combined Company acquired the asset. The applicable recognition period for assets acquired prior to August 8, 2016 is five years from the date of acquisition of such assets, and the applicable recognition period for assets acquired on or after August 8, 2016 and on or before February 17, 2017 is ten years from the date of acquisition of such assets. Treasury Regulations issued on January 17, 2017 changed the applicable recognition period back to five years for assets acquired after February 17, 2017, and may also be applied to assets acquired on or after August 8, 2016.

        The Combined Company generally must pay the distributions described above in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by the Combined Company and received by the Combined Company's stockholders on December 31 of the year in which they are declared. In addition, at the Combined Company's election, a distribution will be treated as paid in a taxable year if it is declared before the Combined Company timely files its tax return for that year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve month period following the close of that year. Except as provided below, these distributions are taxable to the Combined Company's stockholders, other than tax-exempt entities, as discussed below, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the Combined Company's 90% distribution requirement. The amount distributed, except as provided below, must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This limitation on preferential distributions will not apply to the Combined Company's distributions, provided the Combined Company qualifies as a "publicly offered REIT." We believe that the Combined Company will be a "publicly offered REIT." To the extent that the Combined Company does not distribute all of its net capital gain or distribute at least 90%, but less than 100%, of its "REIT taxable income," as adjusted, the Combined Company will be required to pay tax on the undistributed amount at regular ordinary and capital gain corporate tax rates. We intend the Combined Company to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, Prologis OP partnership agreement authorizes the Combined Company, as general partner, to take such steps as may be necessary to cause Prologis OP to distribute to its partners an amount sufficient to permit the Combined Company to meet these distribution requirements.

        We expect that the Combined Company's "REIT taxable income" will be less than the Combined Company's cash flow because of depreciation and other non-cash charges included in computing the Combined Company's "REIT taxable income." Accordingly, we anticipate that the Combined Company will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. However, from time to time, the Combined Company may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining the Combined Company's taxable income. If these timing differences occur, the Combined Company may be required to borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

        In certain cases, the Combined Company may decide to make distributions partly in cash and partly in stock. If the Combined Company makes such a distribution, taxable stockholders would be required to include the full amount of the dividend (i.e., the cash and the stock portion) as ordinary income (subject to limited exceptions), to the extent of the Combined Company's current and accumulated earnings and profits for United States federal income tax purposes, as described below under the headings "Taxation of the Combined Company's Stockholders—Taxable United States Stockholders—Distributions Generally" and "Taxation of the Combined Company's Stockholders—Non-United States Stockholders—Distributions Generally." As a result, the Combined Company's stockholders could recognize taxable income in excess of the cash received and may be required to pay tax with respect to such dividends in excess of the cash received. If a taxable stockholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to non-United States holders, the Combined Company may be required to withhold United States tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

        Under some circumstances, the Combined Company may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to its stockholders in a later year, which the Combined Company may include in its deduction for dividends paid for the earlier year. Thus, the Combined Company may be able to avoid being taxed on amounts distributed as deficiency dividends. However, the Combined Company will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

        Furthermore, the Combined Company will be required to pay a 4% excise tax to the extent it fails to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of its REIT ordinary income for such year, 95% of its REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the tax in subsequent years.

        Like-Kind Exchanges.    The Combined Company may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject the Combined Company to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

        Earnings and Profits Distribution Requirement.    A REIT is not permitted to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute all such earnings and profits. The Combined Company's failure to comply with this rule would require it to pay a "deficiency dividend" to its stockholders, and interest to the IRS, to distribute any remaining earnings and profits. A failure to make this deficiency dividend distribution would result in the loss of the Combined Company's REIT status. See "—Failure to Qualify."

        Limitation on Deductibility of Business Interest.    Under new legislation, the deduction for net business interest is generally limited to 30% of the borrower's adjusted taxable income (excluding non-business income, net operating losses, business interest income, and, for taxable years beginning before January 1, 2022, computed without regard to depreciation and amortization). This limitation on the deductibility of net business interest could result in additional taxable income for the Combined Company and its United States subsidiaries that are C corporations, including the Combined Company's taxable REIT subsidiaries, unless the Combined Company and its subsidiaries qualify as real estate companies and elect not to be subject to such limitation in exchange for using longer depreciation periods than may otherwise be available.

Failure to Qualify

        Specified cure provisions will be available to the Combined Company in the event that it violates a provision of the Code that would result in its failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.

        If the Combined Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, the Combined Company will be required to pay tax on its taxable income at regular corporate rates. Distributions to the Combined Company's stockholders in any year in which it fails to qualify as a REIT will not be deductible by the Combined Company and the Combined Company will not be required to distribute any amounts to its stockholders. As a result, we anticipate that the Combined Company's failure to qualify as a REIT would reduce the cash available for distribution by the Combined Company to its stockholders. In addition, if the Combined Company fails to qualify as a REIT, all distributions to its stockholders will be taxable as ordinary corporate dividends to the extent of the Combined Company's current and accumulated earnings and profits. In this event, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, the Combined Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which it lost its qualification. It is not possible to state whether in all circumstances the Combined Company would be entitled to this statutory relief.

Tax Aspects of Prologis OP, the Subsidiary Partnerships and the Limited Liability Companies

        General.    Substantially all of the Combined Company's investments will be held indirectly through Prologis OP and subsidiary partnerships and limited liability companies. In general, partnerships and limited liability companies that are classified as partnerships for federal income tax purposes are "pass-through" entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the entity. The Combined Company will include in its income its proportionate share of these partnership and limited liability company items for purposes of the various REIT income tests and in the computation of the Combined Company's REIT taxable income. Moreover, for purposes of the REIT asset tests and subject to special rules relating to the 10% asset test described above, the Combined Company will include its proportionate share of assets held by Prologis OP and the Combined Company's subsidiary partnerships and limited liability companies.

        Entity Classification.    The Combined Company's ownership of an interest in Prologis OP involves special tax considerations, including the possibility that the IRS might challenge the status of Prologis OP or one or more of the subsidiary partnerships or limited liability companies as partnerships, as opposed to associations taxable as corporations for federal income tax purposes. If Prologis OP or one or more of the subsidiary partnerships or limited liability companies were treated as an association, they would be taxable as a corporation and therefore be required to pay an entity-level income tax. In this situation, the character of the Combined Company's assets and items of gross income would change and could prevent the Combined Company from satisfying the asset tests and possibly the income tests. This, in turn, could prevent the Combined Company from qualifying as a REIT. In addition, a change in the tax status of Prologis OP or one or more of the subsidiary partnerships or limited liability companies might be treated as a taxable event, in which case, the Combined Company might incur a tax liability without any related cash distributions.

        Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation and which has at least two members may elect to be treated as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership (or disregarded entity) for federal income tax purposes unless it elects otherwise.

        An entity that is otherwise classified as a partnership may be treated as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are considered readily tradable on a secondary market or the substantial equivalent thereof. Treasury Regulations provide safe harbors under which the interests in a partnership will not be considered readily tradable on a secondary market (or its substantial equivalent). In addition, a publicly traded partnership will not be treated as a corporation for tax purposes if 90% or more of its gross income consists of "qualifying income." Qualifying income generally includes rents from real property, gain from the sale of real property, and other income that would satisfy the 95% gross income test applicable to REITs as described above. We expect Prologis OP and the subsidiary partnerships and limited liability companies to qualify for one or more exemptions from treatment as a corporation under the publicly traded partnership rules. Consequently, we believe that Prologis OP and the subsidiary partnerships and limited liability companies will be classified as partnerships (or disregarded entities) for federal income tax purposes. No assurance can be given, however, that the IRS would not assert that Prologis OP or a subsidiary partnership or limited liability company constitutes a publicly traded partnership or that facts and circumstances will not develop which could result in Prologis OP or a subsidiary partnership or limited liability company being treated as a publicly traded partnership that is treated as a corporation for federal tax purposes.

        Allocations of Income, Gain, Loss and Deduction.    The net proceeds from the Combined Company's issuance of any preferred stock will be contributed to Prologis OP in exchange for its preferred limited partnership units. In addition, to the extent the Combined Company issues preferred stock in exchange for preferred limited partnership units of Prologis 2, L.P., the Combined Company will contribute substantially all of such units to Prologis OP in exchange for additional preferred limited partnership units in Prologis OP. In each case, Prologis OP partnership agreement will provide for preferred distributions of cash and preferred allocations of income to the Combined Company with respect to these newly issued preferred units. As a consequence, the Combined Company will receive distributions from Prologis OP that the Combined Company will use to pay dividends on substantially all of the shares of preferred stock that the Combined Company issues before any of the other partners in Prologis OP (other than a holder of preferred units, if such units are not then held by the Combined Company) receive a distribution.

        In addition, if necessary, income will be specially allocated to the Combined Company, and losses will be allocated to the other partners of Prologis OP, in amounts necessary to ensure that the balance in the Combined Company's capital account will at all times be equal to or in excess of the amount the Combined Company is required to pay on the preferred stock then issued by the Combined Company upon liquidation or redemption. Similar preferred distributions and allocations will be made for the benefit of other holders of preferred or other special limited partnership units in Prologis OP. Except as provided below, all remaining items of operating income and loss will be allocated to the holders of Prologis OP common units in proportion to the number of units or performance units held by each such unitholder. All remaining items of gain or loss relating to the disposition of Prologis OP's assets upon liquidation will be allocated first to the partners in the amounts necessary, in general, to equalize the Combined Company's and the limited partners' per unit capital accounts, with any special allocation of gain to the holders of performance units being offset by a reduction in the gain allocation to the Combined Company and to unitholders that were performance investors.

        Certain limited partners have agreed to guarantee debt of Prologis OP, either directly or indirectly under limited circumstances. As a result of these guarantees, and notwithstanding the foregoing discussion of allocations of income and loss of Prologis OP to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of gain or loss upon a liquidation of Prologis OP.

        If an allocation of income of a partnership or limited liability company does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated according to the partners' or members' interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. Prologis OP's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

        Tax Allocations With Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value and the adjusted tax basis of the contributed property at the time of contribution as adjusted from time to time. These allocations are solely for federal income tax purposes, and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Prologis OP was formed by way of contributions of appreciated property, i.e., property having an adjusted tax basis less than its fair market value at the time of contribution, and additional appreciated property subsequently has been contributed to it in exchange for interests in Prologis OP. Moreover, a substantial amount of appreciated property will be contributed to Prologis OP in connection with the partnership merger. Prologis OP partnership agreement requires that allocations of income, gain, loss and deduction attributable to these appreciated properties be made in a manner consistent with Section 704(c) of the Code.

        Treasury Regulations issued under Section 704(c) of the Code provide partnerships and limited liability companies with a choice of several methods of accounting for book-tax differences. Prologis OP has agreed to use the "traditional method" to account for book-tax differences for the properties initially contributed to Prologis OP and for some assets acquired subsequently. Prologis OP has also agreed to use the "traditional method" to account for book-tax differences for the properties acquired by Prologis OP in connection with the partnership merger. Under the "traditional method," which is the least favorable method from the Combined Company's perspective, the carryover basis of contributed interests in the properties in the hands of Prologis OP (i) could cause the Combined Company to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to the Combined Company if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause the Combined Company to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to the Combined Company as a result of such sale, with a corresponding benefit to the other partners in Prologis OP. An allocation described in (ii) above might cause the Combined Company or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect the Combined Company's ability to comply with the REIT distribution requirements. See "—The Combined Company's Qualification and Taxation as a REIT." To the extent the Combined Company's depreciation is reduced, or the Combined Company's gain on sale is increased, the Combined Company's stockholders may recognize additional dividend income without an increase in distributions. No assurance can be made as to the method that will be used to account for book-tax differences for properties to be acquired by Prologis OP in the future.

        Any property acquired by Prologis OP in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

        Partnership Audit Rules.    The Bipartisan Budget Act of 2015 changes the rules applicable to United States federal income tax audits of partnerships. Under these rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which the Combined Company directly or indirectly invests being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and the Combined Company, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though the Combined Company, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these rules depend in many respects on the promulgation of future regulations or other guidance by the United States Treasury.

Taxation of the Combined Company's Stockholders

        This summary assumes you hold shares of the Combined Company common stock as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all United States federal income tax consequences that may be relevant to you in light of your particular circumstances. In addition, except where specifically noted, this discussion does not address the tax consequences relevant to persons subject to special rules, including, without limitation:

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  banks, insurance companies, and other financial institutions;

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  tax-exempt organizations or governmental organizations;

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  S corporations, partnerships or other entities or arrangements treated as partnerships for United States federal income tax purposes (and investors therein);

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  persons who hold shares of the Combined Company common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

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  persons subject to the alternative minimum tax;

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  regulated investment companies and REITs;

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  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid United States federal income tax;

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  broker, dealers or traders in securities;

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  United States expatriates and former citizens or long-term residents of the United States;

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  persons holding shares of the Combined Company common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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  persons deemed to sell the Combined Company common stock under the constructive sale provisions of the Code; or

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  United States persons whose functional currency is not the United States dollar.

        When we use the term "United States holder," we mean a holder of shares of the Combined Company common stock who, for United States federal income tax purposes, is or is treated as:

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  an individual who is a citizen or resident of the United States;

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  a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust that (1) is subject to the primary supervision of a United States court and the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for United States federal income tax purposes.

        If you are an individual, corporation, estate or trust that holds shares of the Combined Company common stock and you are not a United States holder, you are a "non-United States holder."

        If an entity treated as a partnership for United States federal income tax purposes holds shares of the Combined Company common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of the Combined Company common stock and the partners in such partnerships should consult their tax advisors regarding the United States federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE COMBINED COMPANY COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-UNITED STATES TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Taxable United States Holders

        If you are a United States holder, this section applies to you. Otherwise, the next section, "Non-United States Holders," applies to you.

        Distributions Generally.    Distributions out of the Combined Company's current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends generally taxable to United States holders as ordinary income. As long as the Combined Company qualifies as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of United States holders that are corporations. For purposes of determining whether distributions to United States holders are out of current or accumulated earnings and profits, the Combined Company's earnings and profits will be allocated first to distributions on its outstanding preferred stock and then to distributions on its outstanding common stock.

        To the extent that the Combined Company makes distributions in excess of its current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each United States holder. This treatment will reduce the adjusted tax basis which each United States holder has in its shares of Combined Company stock by the amount of the distribution, but not below zero. Distributions in excess of the Combined Company's current and accumulated earnings and profits and in excess of a United States holder's adjusted tax basis in its shares will be taxable as capital gain, provided that the shares have been held as capital assets. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends the Combined Company declares in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by the Combined Company and received by the stockholder on December 31 of that year, provided the Combined Company actually pays the dividend on or before January 31 of the following year. Stockholders may not include in their own income or on their tax returns any of the Combined Company's net operating losses or capital losses.

        In addition, certain dividends partially paid in the Combined Company's stock and partially paid in cash will be taxable to the recipient United States holder to the same extent as if entirely paid in cash. See "The Combined Company's Qualification and Taxation as a REIT—Annual Distribution Requirements" above.

        For taxable years beginning after December 31, 2017 and before January 1, 2026, a non-corporate United States holder may deduct 20% of ordinary REIT dividends (i.e., not including any REIT capital gain dividends or qualified dividends). The cumulative amount that a United States holder may deduct for any taxable year with respect to ordinary REIT dividends from all sources (together with certain other categories of income that are also eligible for such 20% deduction) may not exceed 20% of such United States holder's total taxable income (excluding any net capital gain).

        Capital Gain Distributions.    Distributions that the Combined Company properly designates as capital gain dividends will be taxable to United States holders as gain from the sale or disposition of a capital asset to the extent that such gain does not exceed the Combined Company's actual net capital gain for the taxable year and to the extent such gain does not exceed the Combined Company's dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. If the Combined Company properly designates any portion of a dividend as a capital gain dividend, then we intend the Combined Company to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of the Combined Company's stock for the year to such stockholders in proportion to the amount that the Combined Company's total dividends, as determined for federal income tax purposes, paid or made available to such stockholders for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of the Combined Company's stock for the year.

        Retention of Net Long-Term Capital Gains.    The Combined Company may elect to retain, rather than distribute as a capital gain dividend, its net long-term capital gains. If the Combined Company makes this election, the Combined Company would pay tax on its retained net long-term capital gains. In addition, to the extent the Combined Company designates, a United States holder generally would:

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  include its proportionate share of the Combined Company's undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of the Combined Company's taxable year falls;

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  be deemed to have paid the capital gains tax imposed on the Combined Company on the designated amounts included in the United States holder's long-term capital gains;

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  receive a credit or refund for the amount of tax deemed paid by it;

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  increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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  in the case of a United States holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains as required by Treasury Regulations to be prescribed by the IRS.

        Passive Activity Losses and Investment Interest Limitations.    Distributions the Combined Company makes and gain arising from the sale or exchange of the Combined Company shares by a United States holder will not be treated as passive activity income. As a result, United States holders generally will not be able to apply any "passive losses" against this income or gain. A United States holder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the United States holder will be taxed at ordinary income rates on such amount. Other distributions made by the Combined Company, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

        Dispositions of the Combined Company's Stock.    If a United States holder sells or disposes of its shares of the Combined Company's stock to a person other than the Combined Company, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property it receives on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if it has held the stock for more than one year. In general, if a United States holder recognizes loss upon the sale or other disposition of stock that it has held for six months or less, the loss recognized will be treated as a long-term capital loss to the extent the United States holder received distributions from the Combined Company, which were required to be treated as long-term capital gains.

        Tax Rates.    The maximum United States federal income tax rate on long-term capital gains and qualified dividends for individuals is generally 20%. In general, dividends payable by a REIT are not eligible for the reduced tax rate on qualified dividends, except to the extent the REIT's dividends are attributable either to dividends received from taxable corporations (such as the Combined Company's taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if the Combined Company distributes taxable income that it retained and paid tax on in the prior taxable year) or to dividends properly designated by the Combined Company as "capital gain dividends" (although, depending on the characteristics of the assets which produced these gains and on designations which the Combined Company may make, certain capital gain dividends may be taxed at a 25% rate). Ordinary REIT dividends that do not qualify for the reduced rate will be taxed at the higher tax rates applicable to ordinary income (the current maximum rate for non-corporate taxpayers is 37%, scheduled to increase to 39.6% for taxable years beginning after December 31, 2025), but will generally be eligible for a 20% deduction as described above.

        A tax of 3.8% generally is imposed on the "net investment income" of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from dividends and net gain attributable to the disposition of certain property, such as the Combined Company's stock, less certain deductions. In the case of individuals, this tax will only apply to the extent such individual's modified adjusted net income exceeds $200,000 ($250,000 for married couples filing a joint return and surviving spouses, and $125,000 for married individuals filing a separate return). Prospective investors should consult their own tax advisors regarding the possible implications of these rules in their particular circumstances.

        Information Reporting and Backup Withholding.    The Combined Company will report to its United States holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. A United States holder may be subject to backup withholding with respect to dividends paid by the Combined Company unless the United States holder is a corporation or is otherwise exempt and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the backup withholding rules. A United States holder that does not provide the Combined Company with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the United States holder's income tax liability. In addition, the Combined Company may be required to withhold a portion of distributions to any United States holders who fail to certify their non-foreign status.

Tax-Exempt United States Holders

        Except as described below, dividend income from the Combined Company and gain arising upon the sale of shares generally will not be unrelated business taxable income to a tax-exempt United States holder. This income or gain will be unrelated business taxable income, however, if the tax-exempt United States holder holds its shares as "debt financed property" within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt United States holder. Generally, debt financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt United States holder.

        For tax-exempt United States holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in the Combined Company's shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in the Combined Company's shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" will be treated as unrelated business taxable income as to some trusts that hold more than 10%, by value, of the interests of a REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts. As a result of limitations on the transfer and ownership of stock contained in the Prologis charter, we do not expect the Combined Company to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to tax-exempt United States holders. However, because the Combined Company's stock will be publicly traded, we cannot guarantee that this will always be the case.

Non-United States Holders

        The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of the Combined Company's stock by non-United States holders. The rules governing the United States federal income taxation of the ownership and disposition of the Combined Company's stock by non-United States holders are complex, and no attempt is made herein to provide more than a brief summary. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-United States holder in light of such non-United States holder's particular circumstances and does not address any state, local or foreign tax consequences. We urge non-United States holders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the purchase, ownership, and disposition of shares of the Combined Company's stock, including any reporting requirements.

        Distributions Generally.    Distributions that are neither attributable to gain from the Combined Company's sale or exchange of United States real property interests nor designated by the Combined Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of the Combined Company's current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-United States holder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business (and, in the case of an applicable income tax treaty, are attributable to a permanent establishment) will be subject to tax on a net basis in the same manner as dividends paid to United States holders are subject to tax (currently at a 21% federal rate in the case of a non-United States holder that is a corporation and at graduated federal rates up to 37% in the case of other non-United States holders), and are generally not subject to withholding. Any such dividends received by a non-United States holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        Distributions in excess of the Combined Company's current and accumulated earnings and profits will not be taxable to a non-United States holder to the extent that such distributions do not exceed the non-United States holder's adjusted basis in the Combined Company's stock, but rather will reduce the adjusted basis of such stock. However, such distributions may be subject to withholding of United States federal income tax at a 15% rate if such withholding would be required in connection with a sale or exchange of such non-United States holder's Combined Company stock under FIRPTA (as described below under "—Sale of the Combined Company's Stock"), in which case such non-United States holder would be required to file a United States tax return in order to claim a refund of the amount withheld. To the extent that these distributions exceed a non-United States holder's adjusted basis in the Combined Company's stock, they will generally give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below under "—Sale of the Combined Company's Stock." However, recent legislation may cause such excess distributions to be treated as dividend income for certain non-United States holders.

        Except as otherwise described below, we expect the Combined Company to withhold United States income tax at the rate of 30% on any distributions made to a non-United States holder unless:

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  a lower treaty rate applies and the non-United States holder files with the Combined Company an IRS Form W-8BEN or W-8BEN-E, as applicable, evidencing eligibility for that reduced treaty rate; or

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  the non-United States holder files an IRS Form W-8ECI with the Combined Company claiming that the distribution is income effectively connected with the non-United States holder's trade or business.

        However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of the Combined Company's current and accumulated earnings and profits.

        Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.    Distributions to a non-United States holder that the Combined Company properly designates as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

          (1)   the investment in the Combined Company's stock is treated as effectively connected with the non-United States holder's United States trade or business (and, in the case of an applicable income tax treaty, is attributable to a permanent establishment), in which case the non-United States holder will be subject to the same treatment as United States holders with respect to such gain, except that a non-United States holder that is a foreign corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty), as discussed above; or

          (2)   the non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Pursuant to the Foreign Investment in Real Property Tax Act, which we refer to as "FIRPTA," distributions to a non-United States holder that are attributable to gain from the Combined Company's sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-United States holder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-United States holders would generally be taxed at the same rates applicable to United States holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. The Combined Company also will be required to withhold and to remit to the IRS 21% (or less to the extent provided in applicable Treasury Regulations) of any distribution to a non-United States holder that is designated as a capital gain dividend, or, if greater, 21% (or less to the extent provided in applicable Treasury Regulations) of a distribution to the non-United States holder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-United States holder's United States federal income tax liability. However, any distribution with respect to any class of stock which is "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market located in the United States is not subject to FIRPTA, and therefore not subject to the 21% United States withholding tax described above, if the non-United States holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will be treated as ordinary dividend distributions.

        In addition, distributions to certain publicly traded non-United States holders that meet certain record-keeping and other requirements ("qualified shareholders") are exempt from FIRPTA and will instead be treated as ordinary dividend distributions, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the Combined Company's common stock. Furthermore, distributions to "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-United States holders should consult their tax advisors regarding the application of these rules.

        Retention of Net Capital Gains.    Although the law is not clear on the matter, it appears that amounts the Combined Company designates as retained capital gains in respect of the capital stock held by United States holders generally should be treated with respect to non-United States holders in the same manner as actual distributions by the Combined Company of capital gain dividends. Under this approach, a non-United States holder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by the Combined Company on such retained capital gains, and to receive from the IRS a refund to the extent of the non-United States holder's proportionate share of such tax paid by the Combined Company exceeds its actual United States federal income tax liability.

        Sale of the Combined Company's Stock.    Gain recognized by a non-United States holder upon the sale or exchange of the Combined Company's stock generally will not be subject to United States taxation unless such stock constitutes a "United States real property interest" within the meaning of FIRPTA. The Combined Company's stock will not constitute a "United States real property interest" so long as the Combined Company is a "domestically-controlled qualified investment entity." A "domestically-controlled qualified investment entity" includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-United States holders. For this purpose, any person that at all times during the testing period holds less than 5% of a class of the Combined Company's stock that is regularly traded on an established securities market in the United States is treated as a United States holder unless the Combined Company has actual knowledge that such person is a non-United States holder. We believe, but cannot guarantee, that the Combined Company will be a "domestically-controlled qualified investment entity," but because the Combined Company's capital stock is publicly traded, no assurance can be given that the Combined Company will be a "domestically-controlled qualified investment entity."

        Notwithstanding the foregoing, gain from the sale or exchange of the Combined Company's stock not otherwise subject to FIRPTA will be taxable to a non-United States holder if either (1) the investment in the Combined Company's stock is treated as effectively connected with the non-United States holder's United States trade or business (and, in the case of an applicable income tax treaty, is attributable to a permanent establishment) or (2) the non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if the Combined Company is a domestically controlled qualified investment entity, upon disposition of the Combined Company's stock (subject to the 10% exception applicable to "regularly traded" stock and the FIRPTA exemptions for "qualified shareholders" and "qualified foreign pension funds," each as described above), a non-United States holder may be treated as having gain from the sale or exchange of United States real property interest if the non-United States holder (1) disposes of the Combined Company's stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of the Combined Company's stock within 30 days after such ex-dividend date.

        Even if the Combined Company does not qualify as a "domestically-controlled qualified investment entity" at the time a non-United States holder sells or exchanges the Combined Company's stock, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" if:

          (1)   the Combined Company's stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

          (2)   such non-United States holder owned, actually and constructively, 10% or less of the Combined Company's stock throughout the five-year period ending on the date of the sale or exchange.

        In addition, dispositions of the Combined Company's stock by "qualified shareholders" are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the Combined Company's stock. Furthermore, dispositions of the Combined Company's stock by "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-United States holders should consult their tax advisors regarding the application of these rules.

        If gain on the sale or exchange of the Combined Company's stock were subject to taxation under FIRPTA, the non-United States holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable United States holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or exchange of the Combined Company's stock were subject to taxation under FIRPTA, and if shares of the Combined Company's stock were not "regularly traded" on an established securities market, the purchaser of the stock would be required to withhold and remit to the IRS 15% of the purchase price.

        Information Reporting and Backup Withholding.    Generally, the Combined Company must report annually to the IRS the amount of dividends paid to a non-United States holder, such non-United States holder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-United States holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-United States holder's country of residence.

        Payments of dividends or of proceeds from the disposition of stock made to a non-United States holder may be subject to information reporting and backup withholding unless such non-United States holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or W-8BEN-E, as applicable, or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either the Combined Company or its paying agent has actual knowledge, or reason to know, that a non-United States holder is a United States person.

        Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

        FATCA Withholding.    Pursuant to Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder, which we refer to as FATCA, a United States withholding tax at the rate of 30% is imposed on payments of certain United States source income (including dividends) and, beginning no earlier than January 1, 2019, on the gross proceeds from the sale or other taxable disposition of stock or property that can produce United States source interest or dividends paid to non-United States financial institutions and certain other non-United States non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk of FATCA withholding on the Combined Company's distributions to non-United States holders, these agreements are expected to reduce the risk of the withholding for non-United States holders in (or non-United States holders indirectly holding the Combined Company's stock through financial institutions in) those countries. Non-United States holders should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the Combined Company's stock.

The Tax Cuts and Jobs Act

        The tax act commonly known as the Tax Cuts and Jobs Act, which we refer to as the TCJA, was passed by Congress on December 20, 2017 and signed into law by President Trump on December 22, 2017. The TCJA significantly changed the United States federal income tax laws applicable to businesses and their owners, including REITs and their stockholders. Technical corrections or other amendments to the TCJA or administrative guidance interpreting the TCJA may be forthcoming at any time. We cannot predict the long-term effect of the TCJA or any future law changes on the Combined Company or its stockholders. Potential investors should consult with their tax advisors regarding the effect of the TCJA on their particular circumstances (including the impact of other changes enacted as part of the TCJA that do not directly relate to REITs and thus are not discussed herein).

        The TCJA makes significant changes to the taxation of international businesses, which may affect the Combined Company and how it is taxed on income earned by its non-United States subsidiaries. These changes may cause the Combined Company to recognize additional income for United States federal income tax purposes. In some cases it is not currently clear whether such income will be qualifying income for purposes of the 95% gross income tests applicable to REITs. Consequently, the recognition of such income could affect the Combined Company's ability to qualify as a REIT and may require certain of the Combined Company's non-United States subsidiaries to be restructured in order to maintain the Combined Company's REIT qualification.

Other Tax Consequences

        The Combined Company may be subject to state or local taxation in various state or local jurisdictions, including those in which the Combined Company transacts business, and the Combined Company's stockholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. The Combined Company's state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, a stockholder's state and local tax treatment may not conform to the federal income tax consequences discussed above. This discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Consequently, prospective investors should consult their tax advisors regarding the effect of state, local or foreign tax laws on an investment in the Combined Company's shares.

DESCRIPTION OF CAPITAL STOCK

General

        The following is a summary of some of the terms of Prologis' capital stock, its charter and its bylaws. You should read Prologis' charter and bylaws and the applicable provisions of Maryland law for complete information on its capital stock. The following summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of Prologis' charter and bylaws. To obtain copies of these documents, see "Where You Can Find More Information and Incorporation by Reference" beginning on page 182.

        The description of Prologis' capital stock in this section applies to the capital stock of the Combined Company after the mergers. See "Comparison of Rights of the Prologis Stockholders and the DCT Stockholders" beginning on page 163 for additional information.

        As of June 29, 2018, the total number of shares of stock of all classes which Prologis has authority to issue is 1,100,000,000 shares, consisting of 1,000,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share.

        As of June 29, 2018, approximately 533,303,000 shares of Prologis common stock were issued and outstanding. In addition, as of June 29, 2018, approximately 1,379,000 shares of Prologis' series Q preferred stock were issued and outstanding.

Common Stock

        The following description of Prologis common stock sets forth certain general terms and provisions of its common stock. This description is in all respects subject to and qualified in its entirety by reference to the applicable provisions of Prologis' charter and bylaws.

  Appraisal Rights

        Holders of shares of Prologis common stock do not have any appraisal rights.

  Preemptive Rights

        Prologis common stock has no preemptive rights to subscribe for any of its securities.

  Dividend Rights

        Subject to the preferential rights of any other shares or series or classes of stock, including Prologis' preferred stock, and to the provisions of its charter regarding ownership of shares of common stock in excess of the ownership limit, or such other limit specified in its charter or as otherwise permitted by the Prologis Board, Prologis may pay distributions to the holders of shares of its common stock if and when authorized by the Prologis Board and declared by Prologis out of funds legally available for distribution.

  Voting Rights

        Each outstanding share of Prologis common stock entitles the holder to one vote on all matters presented to stockholders generally for a vote, including the election of directors. Except as otherwise required by law and except as provided in any resolution adopted by the Prologis Board establishing any other class or series of stock, the holders of Prologis common stock possess equal and exclusive voting power, subject to the provisions of its charter regarding the ownership of shares of common stock in excess of the ownership limit or any other limit specified in such charter or otherwise permitted by the Prologis Board.

        Holders of Prologis common stock are not permitted to cumulate their votes for the election of directors. The Prologis Board is not classified.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless advised by its board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Under the MGCL, the term "substantially all of the company's assets" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Prologis' charter does not provide for a lesser percentage in any of the above situations.

  Liquidation Preference

        Under the MGCL, stockholders are generally not liable for Prologis' debts or obligations. If Prologis liquidates, subject to the right of any holders of its preferred stock to receive preferential distributions, each outstanding share of Prologis common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of its known debts and liabilities, including debts and liabilities arising out of Prologis' status as general partner of Prologis OP.

        Subject to the provisions of Prologis' charter regarding the ownership of shares of common stock in excess of the ownership limit, or such other limit specified in its charter, or as otherwise permitted by the Prologis Board as described below, all shares of common stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights.

  Conversion & Sinking Fund

        Holders of shares of Prologis common stock do not have any conversion, exchange, sinking fund, or redemption rights.

  Listing

        The common stock is listed on the NYSE under the symbol "PLD." Following completion of the company merger, the shares of common stock of the Combined Company will continue to be traded on the NYSE under the symbol "PLD."

  Classification of Common Stock

        Prologis' charter authorizes the Prologis Board to reclassify any unissued shares of capital stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

  Transfer Agent

        All shares of Prologis' common stock that are issued and outstanding are duly authorized, fully paid and nonassessable. The transfer agent, registrar and dividend disbursing agent for Prologis' common stock is currently Computershare Trust Company, N.A.

Restrictions on Ownership and Transfer

        In order for Prologis to qualify as a REIT under the Code, no more than 50% in value of all classes of its outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which Prologis has made an election to be treated as a REIT). In addition, if Prologis, or an owner of 10% or more of its capital stock, actually or constructively own 10% or more of one of its tenants (or a tenant of any partnership or limited liability company in which Prologis are a partner or member), the rent received by Prologis (either directly or through the partnership or limited liability company) from the tenant will not be qualifying income for purposes of the gross income tests for REITs contained in the Code. A REIT's stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

        Because the Prologis Board believes it is desirable for Prologis to qualify as a REIT, its charter, subject to certain exceptions as discussed below, provides that no person may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, (i) more than 9.8% (by value or number of shares, whichever is more restrictive) of its issued and outstanding common stock or (ii) series Q preferred stock, that, together with all other capital stock owned or deemed owned by such person, would cause such person to own or be deemed to own more than 9.8% (by value or number of shares, whichever is more restrictive) of its issued and outstanding capital stock. Further, subject to certain exceptions, no person, or persons acting as a group, shall at any time directly or indirectly acquire ownership of more than 25% of the series Q preferred stock. With respect to the 9.8% ownership limit, the constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of Prologis' common stock, any series of outstanding preferred stock or any other capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, common stock, any series of outstanding preferred stock or any other capital stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of its outstanding common stock or any other capital stock, as the case may be, and thereby subject the common stock, any series of outstanding preferred stock or any other capital stock to the applicable ownership limit. The Prologis Board may, but in no event will be required to, waive the 9.8% and 25% ownership limits, as applicable, with respect to a particular stockholder if it determines that such ownership will not jeopardize Prologis' status as a REIT and the Prologis Board otherwise decides such action would be in its best interest. As a condition of such waiver, the Prologis Board may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving Prologis' REIT status.

        Prologis' charter also provides that:

  •
  no person may actually or constructively own common stock or series Q preferred stock that would result in Prologis being "closely held" under Section 856(h) of the Code or otherwise cause Prologis to fail to qualify as a REIT;

  •
  no person may transfer common stock or series Q preferred stock if a transfer would result in shares of Prologis' capital stock being beneficially owned by fewer than 100 persons; and

  •
  any person who acquires or attempts or intends to acquire actual or constructive ownership of common stock or series Q preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to notify Prologis immediately and provide Prologis with such other information as Prologis may request in order to determine the effect of the transfer on Prologis' status as a REIT.

        These restrictions on transferability and ownership will not apply if the Prologis Board determines that it is no longer in Prologis' best interest to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by the affirmative vote of holders owning at least two-thirds of the shares of Prologis' outstanding capital stock entitled to vote thereon. Except as otherwise described above, any change in the applicable ownership limit would require an amendment to Prologis' charter, which must be declared advisable by the Prologis Board and approved by the affirmative vote of holders owning at least two-thirds of the shares of Prologis' outstanding capital stock entitled to vote on the amendment.

        Under Prologis' charter, if any attempted transfer of shares of stock or any other event would otherwise result in any person violating an ownership limit, any other limit imposed by the Prologis Board or the other restrictions in the charter, then any such attempted transfer will be void and of no force or effect with respect to the purported transferee as to that number of shares that exceeds the applicable ownership limit or such other limit or restriction (referred to as "excess shares"). Under those circumstances, the prohibited transferee will acquire no right or interest (or, in the case of any event other than an attempted transfer, the person or entity holding record title to any shares in excess of the applicable ownership limit will cease to own any right or interest) in the excess shares. Any excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by Prologis. This automatic transfer will be considered to be effective as of the close of business on the business day prior to the date of the violating transfer or event. Within 20 days of receiving notice from Prologis of the transfer of shares to such trust, the trustee of such trust will be required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or any other limit imposed by the Prologis Board, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by such trust for the excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the applicable market price of the excess shares as of the date of the event or the sales proceeds received by such trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner will be distributed to the beneficiary. Prior to a sale of any excess shares by such trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by Prologis with respect to the excess shares, and also will be entitled to exercise all voting rights with respect to the excess shares. Subject to Maryland law, effective as of the date that the shares have been transferred to such trust, the trustee will have the authority (at the trustee's sole discretion) to rescind as void any vote cast by a prohibited transferee or prohibited owner prior to the time that Prologis discovers that the shares have been automatically transferred to such trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if Prologis has already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If Prologis pays the prohibited transferee or prohibited owner any dividend or other distribution before it discovers that the shares were transferred to such trust, the prohibited transferee or prohibited owner will be required to repay the trustee upon demand for distribution to the beneficiary. If the transfer to such trust is not automatically effective (for any reason), to prevent violation of the applicable ownership limit or any other limit provided in Prologis' charter or imposed by the Prologis Board, then Prologis' charter provides that the transfer of the excess shares will be void ab initio and the intended transferee will acquire no rights to such shares.

        In addition, shares of stock held in such trust will be considered to have been offered for sale to Prologis, or its designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to such trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the applicable market price on the date that Prologis, or its designee, accept the offer. Prologis has the right to accept the offer until the trustee has sold the shares held in such trust. Upon that sale to Prologis, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.

        If any attempted transfer of shares would cause Prologis to be beneficially owned by fewer than 100 persons, its charter provides that the transfer will be void ab initio and the intended transferee will acquire no rights to such shares.

        All certificates representing shares will bear a legend referring to the restrictions described above.

        Under Prologis' charter, owners of its issued and outstanding common stock must, upon its demand, provide Prologis with a completed questionnaire containing information regarding ownership of the shares, as set forth in the Treasury Regulations, and must upon demand disclose to Prologis in writing such information that Prologis may request in order to determine the effect, if any, of the stockholder's actual and constructive ownership of shares of its stock, on its status as a REIT and to ensure compliance with each ownership limit, or any other limit specified in its charter or required by the Prologis Board. In addition, owners of any series of outstanding preferred stock (currently only series Q preferred stock is outstanding) must provide to Prologis information that it requests, in good faith, in order to determine its status as a REIT.

Anti-takeover Provisions in the Prologis Charter and Bylaws

        Certain provisions of the Prologis charter could make it less likely that Prologis management would be changed or someone would acquire voting control of Prologis without the consent of the Prologis Board. These provisions could delay, deter or prevent tender offers or takeover attempts that Prologis stockholders might believe are in their best interests, including tender offers or takeover attempts that could allow Prologis stockholders to receive premiums over the market price of their common stock.

  Preferred Stock

        At any time, without stockholder approval, the Prologis Board can issue one or more new series of preferred stock. In some cases, the issuance of preferred stock could discourage or make more difficult attempts to take control of Prologis through a merger, tender offer, proxy context or otherwise. Preferred stock with special voting rights or other features issued to persons favoring Prologis management could stop a takeover by preventing the person trying to take control of Prologis from acquiring enough voting shares to take control.

  Stockholders' Rights Plan

        Although Prologis does not have a stockholders' rights plan as of the date of this document, under Maryland law, the Prologis Board can adopt a rights plan without stockholder approval. If adopted, a rights plan could operate to cause substantial dilution to a person or group that attempts to acquire Prologis on terms not approved by the Prologis Board.

Extraordinary Actions

        Currently, the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter is required to amend the Prologis charter or approve certain other extraordinary actions, such as mergers, which could discourage or make more difficult attempts to take control of Prologis through a merger, tender offer, proxy context or otherwise.

  Opt Out of Business Combinations and Control Share Acquisition Statutes

        Prologis has elected in its bylaws not to be governed by the "control share acquisition" provisions of the MGCL (Sections 3-701 through 3-709), and the Prologis Board has determined, by irrevocable resolution, that Prologis will not be governed by the "business combination" provision of the MGCL (Section 3-602). Prologis' bylaws provide that Prologis cannot at a future date determine to be governed by either provision without the approval of a majority of the outstanding shares of common stock entitled to vote. In addition, the irrevocable resolution adopted by the Prologis Board may only be changed by the approval of a majority of the outstanding shares of common stock entitled to vote.

  Certain Elective Provisions of Maryland Law

        Any Maryland corporation that has a class of securities registered under the Exchange Act and at least three independent directors may elect to be governed in whole or in part by Maryland law provisions relating to extraordinary actions and unsolicited takeovers. Prologis has not elected to be governed by these specific provisions, but Prologis currently has more than three independent directors, so, except as described below, the Prologis Board could elect to provide for any of the following provisions. Pursuant to these provisions, the board of directors of any Maryland corporation fitting such description, without obtaining stockholder approval and notwithstanding a contrary provision in its charter or bylaws, may elect to:

  •
  classify the board;

  •
  increase the required stockholder vote to remove a director to two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors; and/or

  •
  require that a stockholder requested special meeting need be called only upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

        Additionally, the board could provide that:

  •
  the number of directors may be fixed only by a vote of the board of directors;

  •
  each vacancy on the board of directors (including a vacancy resulting from the removal of a director by the stockholders) may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum; and/or

  •
  any director elected to fill a vacancy will hold office for the full remainder of the term of the class of directors in which the vacancy occurred, rather than until the next election of directors.

        These provisions do not provide for limits on the power of a corporation to confer on the holders of any class or series of preferred stock the right to elect one or more directors. In addition, a corporation's charter may contain a provision or the board of directors of the corporation may adopt a resolution that prohibits the corporation from electing to be subject to any or all of these provisions. The Prologis Board adopted a resolution prohibiting Prologis from electing to be subject to the classified board provision in Section 3-803 of the MGCL. This resolution is irrevocable without the approval of a majority of the outstanding shares of common stock entitled to vote.

        Although Prologis has opted out of the classified board and is not currently governed by any of the remaining provisions, Prologis' charter and/or bylaws already provide for a two-thirds vote to remove directors and only for cause, and provide that the number of directors may be determined by a resolution of the Prologis Board (or by Prologis' stockholders through a bylaw amendment), subject to a minimum and maximum number, and that Prologis' secretary must call a special meeting of stockholders only upon the written request of stockholders entitled to cast at least 50% of all votes entitled to be cast at the meeting.

  Amendment to Prologis' Charter and Bylaws

        Prologis' charter may not be amended without the affirmative vote of at least two-thirds of the shares of capital stock outstanding and entitled to vote on the amendment, voting together as a single class.

        Except as described in the following paragraph, Prologis' bylaws may be amended by the vote of a majority of the Prologis Board or by a vote of a majority of the shares of Prologis' capital stock entitled to vote on the amendment, except with respect to the following bylaw provisions (each of which requires the approval of a majority of the shares of common stock entitled to vote on the amendment):

  •
  provisions opting out of the control share acquisition statute;

  •
  provisions confirming that the Prologis Board has determined by irrevocable resolution that Prologis will not be governed by the business combination provisions of the MGCL;

  •
  the requirement in Prologis' bylaws that its independent directors approve transactions involving Prologis' executive officers or directors or any limited partners of the Operating Partnership and their affiliates; and

  •
  provisions governing amendment of Prologis' bylaws.

COMPARISON OF RIGHTS OF THE PROLOGIS STOCKHOLDERS AND
THE DCT STOCKHOLDERS

        The rights of DCT stockholders are currently governed by and subject to the provisions of the MGCL and the charter and bylaws of DCT. Upon consummation of the mergers, the rights of the former DCT stockholders who receive Prologis common stock will be governed by the MGCL and the charter and bylaws of Prologis, rather than the charter and bylaws of DCT.

        The following is a summary of the similarities and material differences between the rights of Prologis stockholders (which will be the rights of DCT stockholders following the merger) and DCT stockholders, but does not purport to be a complete description of those similarities or differences or a complete description of the terms of the Prologis common stock subject to issuance in the mergers.

        This section does not include a complete description of all similarities or differences among the rights of Prologis stockholders and DCT stockholders, nor does it include a complete description of the specific rights of such stockholders.

        Furthermore, the identification of some of the similarities or differences in the rights of such holders as material is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of Maryland law, as well as the governing corporate instruments of each of Prologis and DCT, copies of which are available, without charge, to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions listed under "Where You Can Find More Information and Incorporation by Reference" beginning on page 182. The Prologis charter and bylaws are filed as exhibits to this proxy statement/prospectus and, to the extent that this proxy statement/prospectus, including the following summary, relates to those documents, it is qualified in its entirety by reference thereto.

	Rights of Prologis Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of DCT Stockholders
Corporate Governance	Prologis is a Maryland corporation that is a REIT for United States federal income tax purposes.	DCT is a Maryland corporation that is a REIT for United States federal income tax purposes.
	The rights of Prologis stockholders are governed by the MGCL, the Prologis charter and Prologis' bylaws.	The rights of DCT stockholders are governed by the MGCL, the DCT charter and DCT's bylaws.

	Rights of Prologis Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of DCT Stockholders
Authorized Capital Stock or Shares of Beneficial Interest

Prologis is authorized to issue an aggregate of 1,100,000,000 shares of capital stock, consisting of (i) 1,000,000,000 shares of common stock, $0.01 par value per share, and (ii) 100,000,000 shares of preferred stock, $0.01 par value per share, subject to specific designations.

Preferred Stock.    The Prologis Board is authorized, without stockholder action, to issue preferred stock from time to time and to establish, among other things, the designations, preferences and relative, participating, optional, conversion, or other rights and qualifications, limitations and restrictions thereof; the rates and times of payment of dividends, the price and manner of redemption; the amount payable in the event of liquidation, dissolution, and winding-up or in the event of any merger or consolidation of or sale of assets; the rights (if any) to convert the preferred stock into, and/or to purchase, stock of any other class or series, the terms of any sinking fund or redemption or purchase account (if any) to be provided for shares of such class of preferred stock; restrictions on ownership and transfer to preserve tax benefits; and the voting powers (if any) of the holders of any class of preferred stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share.

DCT is authorized to issue an aggregate of 650,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of common stock, $0.01 par value per share, (ii) 100,000,000 shares of shares-in-trust, $0.01 par value per share, and (iii) 50,000,000 shares of preferred stock, $0.01 par value per share, subject to specific designations. The DCT Board, with the approval of a majority of the DCT Board and without any action on the part of stockholders, may amend the DCT charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that DCT has the authority to issue.

Preferred Stock.    The DCT Board is authorized, without stockholder action, to issue preferred stock from time to time and to establish, among other things, the designations, preferences and relative, participating, optional, conversion, or other rights and qualifications, limitations and restrictions thereof; the rates and times of payment of dividends, the price and manner of redemption; the amount payable in the event of liquidation, dissolution, and winding-up or in the event of any merger or consolidation of or sale of assets; the rights (if any) to convert the preferred stock into, and/or to purchase, stock of any other class or series, the terms of any sinking fund or redemption or purchase account (if any) to be provided for shares of such class of preferred stock; restrictions on ownership and transfer to preserve tax benefits; and the voting powers (if any) of the holders of any class of preferred stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share.

	Rights of Prologis Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of DCT Stockholders
Management Control

The Prologis Board has exclusive control over the company's business affairs subject only to the restrictions in its charter and bylaws and applicable provisions of Maryland law. At each annual meeting of stockholders, Prologis' stockholders elect the directors to serve until the next annual meeting and until their successors are elected and qualify. The Prologis Board may alter or eliminate Prologis' business policies without a vote of the stockholders. Accordingly, except for their vote in the election of directors, stockholders have no control over Prologis' ordinary business policies. Prologis cannot change its policy of maintaining its status as a REIT, however, without the approval of holders of at least two-thirds of the shares of its capital stock outstanding and entitled to vote on the change.

The DCT Board has exclusive control over the company's business affairs subject only to the restrictions in its charter and bylaws and applicable provisions of Maryland law. At each annual meeting of stockholders, DCT's stockholders elect the directors to serve until the next annual meeting and until their successors are elected and qualify. The DCT Board may alter or eliminate DCT's business policies without a vote of the stockholders. Accordingly, except for their vote in the election of directors, stockholders have no control over DCT's ordinary business policies.

Board Duties to Stockholders

Under Maryland law, Prologis' directors must perform their duties in good faith, in a manner that they reasonably believe to be in the company's best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Prologis' directors who act in such a manner generally will not be liable to Prologis or its stockholders for monetary damages by reason of being a director. Under Maryland law, an act of a director is presumed to satisfy such standards.

Under Maryland law, DCT's directors must perform their duties in good faith, in a manner that they reasonably believe to be in the company's best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. DCT's directors who act in such a manner generally will not be liable to DCT or its stockholders for monetary damages by reason of being a director. Under Maryland law, an act of a director is presumed to satisfy such standards.

Liability of Investors	Under Maryland law, Prologis' stockholders are generally not personally liable for its debts or obligations.	Under Maryland law, DCT's stockholders are generally not personally liable for its debts or obligations.

	Rights of Prologis Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of DCT Stockholders
Liquidity

A stockholder may freely transfer shares of common stock, subject to restrictions on ownership and transfer of capital stock contained in Prologis' charter, and to prospectus delivery and other requirements for registered securities. Prologis' common stock is listed on the NYSE under the symbol "PLD." The breadth and strength of this secondary market will depend, among other things, upon the number of shares outstanding, Prologis' financial results and prospects, the general interest in Prologis' and other real estate investments, and Prologis' dividend yield compared to that of other debt and equity securities. Prologis' common stock is not redeemable or convertible at the option of the holder.

A stockholder may freely transfer shares of common stock, subject to restrictions on ownership and transfer of capital stock contained in DCT's charter, and to prospectus delivery and other requirements for registered securities. DCT's common stock is listed on the NYSE under the symbol "DCT." The breadth and strength of this secondary market will depend, among other things, upon the number of shares outstanding, DCT's financial results and prospects, the general interest in DCT's and other real estate investments, and DCT's dividend yield compared to that of other debt and equity securities. DCT's common stock is not redeemable or convertible at the option of the holder.

	Transfers of Prologis' common stock are subject to the ownership limits set forth in its charter as such limits may be changed by the Prologis Board.	Transfers of DCT's common stock are subject to the ownership limits set forth in its charter as such limits may be changed by the DCT Board.
Voting Rights

Directors are elected by the stockholders at Prologis' annual meetings. Maryland law requires that certain major corporate transactions, including most amendments to Prologis' charter, may not be consummated without the approval of its stockholders.

Directors are elected by the stockholders at DCT's annual meetings. Maryland law requires that certain major corporate transactions, including most amendments to DCT's charter, may not be consummated without the approval of its stockholders.

Each outstanding share of Prologis' common stock entitles the holder thereof to one vote on all matters submitted to a vote of Prologis' stockholders, including the election of directors, and the Prologis charter permits the Prologis Board to classify and authorize the issuance, from time to time, of preferred stock in one or more series or classes having voting power which may differ from that of the common stock.

Each outstanding share of DCT's common stock entitles the holder thereof to one vote on all matters submitted to a vote of DCT's stockholders, including the election of directors, and the DCT charter permits the DCT Board to classify and authorize the issuance, from time to time, of preferred stock in one or more series or classes having voting power which may differ from that of the common stock.

Cumulative Voting	Holders of Prologis stock do not have the right to cumulate their votes with respect to the election of directors.	Holders of DCT stock do not have the right to cumulate their votes with respect to the election of directors.

	Rights of Prologis Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of DCT Stockholders
Size of the Board of Directors

The number of directors, which must be between five and 13, may be changed by the Prologis Board. Currently, the Prologis Board consists of 11 directors.

Upon completion of the mergers, the board of directors of the Combined Company will be increased to 12 directors.

The number of directors, which may never be less than the minimum number required by the MGCL, is established by the DCT Board. Currently, the DCT Board consists of nine directors.
Independent Directors	A majority of the directors on the Prologis Board must be independent directors under the requirements of the NYSE listing rules and under Prologis' bylaws.	A majority of the directors on the DCT Board must be independent directors under the requirements of the NYSE listing rules.
Classified Board / Term of Directors

The Prologis Board is not classified. The directors of Prologis hold office for a term expiring at the next succeeding annual meeting of stockholders and until their successors are duly elected and qualify. In the event of an increase or decrease in the size of the Prologis Board, each incumbent director will generally continue as a director.

The DCT Board is not classified. The directors of DCT hold office for a term expiring at the next succeeding annual meeting of stockholders and until their successors are duly elected and qualify. In the event of an increase or decrease in the size of the DCT Board, each incumbent director will generally continue as a director.

Removal of Directors

Directors may be removed only for cause and only by the affirmative vote of holders of two-thirds of the votes entitled to be cast in the election of directors, subject to the rights of holders of Prologis preferred stock to elect and remove directors elected by such holders under certain circumstances.

Directors may be removed only for cause and only by the affirmative vote of holders of two-thirds of the votes entitled to be cast in the election of directors, subject to the rights of holders of DCT preferred stock to elect and remove directors elected by such holders under certain circumstances.

	Rights of Prologis Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of DCT Stockholders
Election of Directors

Prologis' bylaws provide that, in the case of a non-contested election, directors must receive a majority of votes cast for election at a meeting at which a quorum is present. For this purpose, a majority of the votes cast means that the number of votes that are cast "for" the election of a director must exceed the number of votes that are withheld from or cast against his or her election. Under Prologis' bylaws, any incumbent director who is not re-elected but would nevertheless for any reason otherwise remain in office is required to promptly tender his or her resignation to the Prologis Board for its consideration. The Prologis Board will act on any such tendered resignation within 90 days following certification of the stockholder vote and will promptly and publicly disclose its decision.

In a contested election (where a determination is made that the number of director nominees is expected to exceed the number of directors to be elected at a meeting), directors will be elected by a plurality of the votes cast.

DCT's bylaws provide that, in the case of a non-contested election, directors must receive a majority of votes cast for election at a meeting at which a quorum is present. For this purpose, a majority of the votes cast means that the number of votes that are cast "for" the election of a director must exceed the number of votes that are cast against his or her election. Under DCT's corporate governance guidelines, any director who fails to be elected by a majority vote in an uncontested election is required to promptly tender his or her resignation to the DCT Board for its consideration. The DCT Board will act on any such tendered resignation within 90 days following certification of the stockholder vote and will promptly and publicly disclose its decision.

In a contested election (when the secretary of DCT receives a notice that a stockholder has nominated a person for election to the DCT Board in compliance with the DCT charter and DCT's bylaws and applicable law and such nomination has not been withdrawn by such stockholder on or before the tenth day before DCT first mails its notice for such meeting to the stockholders), directors will be elected by a plurality of the votes cast.

	Rights of Prologis Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of DCT Stockholders
Filling Vacancies of Directors

Any vacancies on the Prologis Board are filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, provided that (i) a vacancy caused by an increase in the number of directors may be filled only by the affirmative vote of a majority of the entire Prologis Board and (ii) a vacancy caused by the removal of a director may be filled by the remaining directors, subject to approval by the stockholders entitled to elect the director who was removed at the next annual meeting of stockholders or at a special meeting of stockholders called for such purpose.

A director elected to fill a vacancy shall serve for the remainder of the term.

Any vacancies on the DCT Board are filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, provided that a vacancy caused by an increase in the number of directors may be filled only by the affirmative vote of a majority of the entire DCT Board.

A director elected to fill a vacancy shall serve for the remainder of the term.

Charter Amendments

Amendments to the Prologis charter shall generally be valid only if approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the amendment, voting together as a single class.

Amendments to the DCT charter shall generally be valid only if approved by the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the amendment. Certain amendments to the DCT charter require the affirmative vote of not less than two-thirds of votes entitled to be cast on the matter.

	Rights of Prologis Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of DCT Stockholders
Bylaw Amendments

Prologis' bylaws may be amended by the vote of a majority of the Prologis Board or by a vote of a majority of the shares of Prologis' capital stock entitled to vote on the amendment, except with respect to the following bylaw provisions (each of which requires the approval of a majority of the shares of common stock entitled to vote on the amendment): (i) provisions opting out of the control share acquisition statute; (ii) provisions confirming that the Prologis Board has determined by irrevocable resolution that Prologis will not be governed by the business combination provisions of the MGCL; (iii) provisions governing amendment of Prologis' bylaws; and (iv) the requirement in Prologis' bylaws that Prologis' independent directors approve transactions involving Prologis' executive officers or directors or any limited partners of Prologis OP and their affiliates.

DCT's bylaws may be amended by the vote of a majority of the DCT Board or by a vote of a majority of the shares of DCT's common stock entitled to vote on the amendment, except with respect to the following bylaw provisions (each of which requires the approval of a majority of the shares of common stock entitled to vote on the amendment): (i) provisions opting out of the control share acquisition statute; (ii) provisions confirming that the DCT Board has determined that DCT will not be governed by the business combination provisions of the MGCL; and (iii) provisions governing amendment of DCT's bylaws.

Irrevocable Board Resolutions

The Prologis Board may designate any of its resolutions to be "irrevocable." Resolutions so designated may not be revoked, altered or amended subsequently by the Prologis Board without approval of a majority of the outstanding shares of common stock entitled to vote.

Vote on Merger, Conversion, Consolidation or Sale of Substantially all Assets

Subject to exceptions, a consolidation, merger, conversion, statutory share exchange or transfer of all or substantially all of Prologis' assets must be advised by the Prologis Board and generally requires the affirmative vote of two-thirds of all the votes entitled to be cast by stockholders on the matter.

Subject to exceptions, a consolidation, merger, conversion, statutory share exchange or transfer of all or substantially all of DCT's assets must be advised by the DCT Board and generally requires the affirmative vote of a majority of all the votes entitled to be cast by stockholders on the matter.

	Rights of Prologis Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of DCT Stockholders
Dissolution

Prologis may be dissolved upon the affirmative vote of a majority of the entire Prologis Board declaring dissolution to be advisable, and approval of the dissolution at any annual or special stockholders meeting by the affirmative vote of the holders of two-thirds of the total number of shares of capital stock outstanding and entitled to vote on the dissolution, voting as a single class.

Holders of Prologis' common stock are entitled to share ratably in Prologis' assets legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up, after payment of or adequate provision for all of its known debts and liabilities. These rights are subject to the preferential liquidation rights of any other class or series of Prologis' stock.

The dissolution of DCT must be advised by a majority of the entire DCT Board and requires the affirmative vote of a majority of all the votes entitled to be cast by stockholders on the matter.

Holders of DCT's common stock are entitled to share ratably in DCT's assets legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up, after payment of or adequate provision for all of its known debts and liabilities. These rights are subject to the preferential liquidation rights of any other class or series of DCT's stock.

Ownership Limitations

In addition to certain other ownership limitations relating to capital stock set forth in Prologis' charter, and with certain limited exceptions, no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, (i) more than 9.8% (by value or number of shares, whichever is more restrictive) of Prologis' issued and outstanding common stock or (ii) Prologis' series Q preferred stock, that, together with all other capital stock owned or deemed owned by such person, would cause such person to own or be deemed to own more than 9.8% (by value or number of shares, whichever is more restrictive) of Prologis' issued and outstanding capital stock. Further, subject to certain exceptions, no person, or persons acting as a group, shall at any time directly or indirectly acquire ownership of more than 25% of Prologis' series Q preferred stock. These limits may be waived by the Prologis Board with respect to a particular stockholder if the board determines that such ownership will not jeopardize Prologis' status as a REIT and the Prologis Board otherwise decides such action would be in Prologis' best interest.

In addition to certain other ownership limitations relating to capital stock set forth in DCT's charter, and with certain limited exceptions, no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, (i) more than 9.8% (by value or number of shares, whichever is more restrictive) of DCT's outstanding common stock or (ii) more than 9.8% (by value or number of shares, whichever is more restrictive) of a particular class or series of DCT's preferred stock. These limits may be waived by the DCT Board with respect to a particular stockholder if the board determines that such ownership will not jeopardize DCT's status as a REIT.

	Rights of Prologis Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of DCT Stockholders
Annual Meetings of the Stockholders	An annual meeting of Prologis stockholders is required to be held each year, at a date, time and place as designated by the Prologis Board.	An annual meeting of DCT stockholders is required to be held each year, at a date, time and place as designated by the DCT Board.
Special Meetings of the Stockholders

A special meeting of Prologis stockholders may be called at any time by the chief executive officer, president, the chairman of the Prologis Board, or a majority of the directors, or by a committee of the Prologis Board which has been duly designated by the Prologis Board to call such meetings.

A special meeting will also be called by the secretary upon the written request of Prologis stockholders entitled to cast at least 50% of the votes entitled to be cast at the meeting.

Business transacted at the special meeting of stockholders will be limited to the purposes stated in the notice.

A special meeting of DCT stockholders may be called at any time by the chairman of the DCT Board, DCT's chief executive officer or the DCT Board.

Subject to the satisfaction of certain procedures, a special meeting will also be called by the secretary upon the written request of DCT stockholders entitled to cast not less than a majority of the votes entitled to be cast at the meeting.

Business transacted at the special meeting of stockholders will be limited to the purposes stated in the notice.

Advance Notice Provisions for Stockholder Nominations and Stockholder Business Proposals

The Prologis bylaws provide that with respect to an annual meeting of stockholders, nominations for election to the Prologis Board and the proposal of business to be considered by the stockholders may be made only:

The DCT bylaws provide that with respect to an annual meeting of stockholders, nominations for election to the DCT Board and the proposal of business to be considered by the stockholders may be made only:

	• pursuant to the notice of an annual meeting;	• pursuant to the notice of an annual meeting;
	• by or at the direction of the Prologis Board; or	• by or at the direction of the DCT Board; or

•

by a stockholder who is entitled to vote at the meeting, was a stockholder of record both at the time of giving notice and at the time of the meeting and has complied with the advance notice procedures and/or proxy access provisions set forth in Prologis' bylaws.

•

by a stockholder who is entitled to vote at the meeting, was a stockholder of record both at the time of giving notice and at the time of the meeting and has complied with the advance notice procedures and/or proxy access provisions set forth in DCT's bylaws.

	Rights of Prologis Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of DCT Stockholders
	Prologis' bylaws also provide that with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting. Nomination of individuals for election to the Prologis Board at a special meeting may only be made:	DCT's bylaws also provide that with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting. Nomination of individuals for election to the DCT Board at a special meeting may only be made:
	• pursuant to the notice of meeting;	• pursuant to the notice of meeting;
	• by or at the direction of the Prologis Board;	• by or at the direction of the DCT Board; or

•

by any committee of persons appointed by the Prologis Board with authority therefor; or

•

provided that the Prologis Board has determined that directors will be elected at the special meeting, by a stockholder who has complied with the advance notice provisions of the bylaws and was a stockholder of record both at the time of giving notice and at the time of the meeting.

•

provided that the DCT Board has determined that directors will be elected at the special meeting, by a stockholder who has complied with the advance notice provisions of the bylaws and was a stockholder of record both at the time of giving notice and at the time of the meeting.

Proxy Access for Director Nominations

Available for eligible stockholders (or a group of up to 20 stockholders) who meet the requirements set forth in Prologis' bylaws, including the requirement to have owned 3% or more of Prologis' issued and outstanding common stock continuously for a period of three years or longer as of the date of nomination, for a maximum number of stockholder nominees equal to the lesser of (i) 20% of the number of directors up for election, or if such amount is not a whole number, the closest whole number below 20% and (ii) two.

Available for eligible stockholders (or a group of up to 20 stockholders) who meet the requirements set forth in DCT's bylaws, including the requirement to have owned 3% or more of DCT's issued and outstanding common stock continuously for a period of three years or longer as of the date of nomination, for a maximum number of stockholder nominees equal to 20% of the number of directors then in office, or if such amount is not a whole number, the closest whole number below 20%.

	Rights of Prologis Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of DCT Stockholders

Notice of proxy access must be received by the secretary of Prologis at the principal executive office of Prologis not earlier than the 120th day nor later than the 90th day prior to the first anniversary of the preceding year's annual meeting, subject to certain adjustments if the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting.

Notice of proxy access must be received by the secretary of DCT at the principal executive office of DCT not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, subject to certain adjustments if the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting.

Notice of Stockholder Meetings

The Prologis bylaws provide that not less than ten nor more than 90 days before each meeting of stockholders, it shall give notice to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote but who is entitled to notice of the meeting, written or electronic notice stating the time and place of the meeting, and in the case of a special meeting or as otherwise may be required by Maryland law, the purpose for which the meeting is called. The notice shall be given by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business or by any other means permitted by Maryland law.

The DCT bylaws provide that not less than ten nor more than 90 days before each meeting of stockholders, it shall give notice to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote but who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting, and in the case of a special meeting or as otherwise may be required by Maryland law, the purpose for which the meeting is called. The notice shall be given by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business or by any other means permitted by Maryland law.

	Rights of Prologis Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of DCT Stockholders
State of Anti-Takeover Statutes

Maryland law provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers of the corporation or by employees who are also directors of the corporation. "Control shares" are shares of stock of the corporation which, if aggregated with other shares controlled by the acquirer, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Generally, a "control share acquisition" means the acquisition of outstanding control shares. A control share acquisition does not include shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted under Maryland law, Prologis has elected not to be governed by the provisions of the control share acquisition statute.

Maryland law provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers of the corporation or by employees who are also directors of the corporation. "Control shares" are shares of stock of the corporation which, if aggregated with other shares controlled by the acquirer, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Generally, a "control share acquisition" means the acquisition of outstanding control shares. A control share acquisition does not include shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted under Maryland law, DCT has elected not to be governed by the provisions of the control share acquisition statute.

Rights of Prologis Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of DCT Stockholders

Under Maryland law, certain "business combinations" (which include a merger, consolidation, share exchange and certain transfers, issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned, directly or indirectly, 10% or more of the voting power at any time within the preceding two years, in each case referred to as an "interested stockholder," or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the corporation's board of directors and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliates or associates. The super-majority vote requirements do not apply, however, to business combinations that are approved or exempted by the corporation's board of directors prior to the time that the interested stockholder becomes an interested stockholder or the business combination satisfies certain minimum price, form of consideration and procedural requirements. As permitted under Maryland law, the Prologis Board has by resolution opted out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between Prologis and any interested stockholder.

Under Maryland law, certain "business combinations" (which include a merger, consolidation, share exchange and certain transfers, issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned, directly or indirectly, 10% or more of the voting power at any time within the preceding two years, in each case referred to as an "interested stockholder," or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the corporation's board of directors and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliates or associates. The super-majority vote requirements do not apply, however, to business combinations that are approved or exempted by the corporation's board of directors prior to the time that the interested stockholder becomes an interested stockholder or the business combination satisfies certain minimum price, form of consideration and procedural requirements. As permitted under Maryland law, the DCT Board has by resolution opted out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between DCT and any interested stockholder.

Rights of Prologis Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of DCT Stockholders

The Prologis charter provides that holders of its stock are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law unless the Prologis Board determines that such rights apply.

The DCT charter provides that holders of its stock are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law unless the DCT Board determines that such rights apply.

Under certain provisions of Maryland law relating to unsolicited takeovers, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject, by provision in its charter or bylaws or by resolutions of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions: (i) a classified board, (ii) a two-thirds vote requirement for removing a director, (iii) a requirement that the number of directors be fixed only by vote of the directors, (iv) that any and all vacancies on the board of directors may be filled by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the class of directors in which the vacancy occurred, and (v) a majority requirement for the calling of a stockholder-requested special meeting of stockholders. Prologis has affirmatively opted out of the classified board provision described above and may not elect to become subject to such provision without the affirmative vote of at least a majority of the votes entitled to be cast on the matter. Through provisions in Prologis' charter and bylaws unrelated to the statute, it already has a two-thirds vote requirement for the removal of directors, has a 50% requirement for stockholder-requested special meetings, and vests in the Prologis Board the power to fix the number of directorships, provided that the number is not less than the minimum number required by Maryland law.

Under certain provisions of Maryland law relating to unsolicited takeovers, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject, by provision in its charter or bylaws or by resolutions of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions: (i) a classified board, (ii) a two-thirds vote requirement for removing a director, (iii) a requirement that the number of directors be fixed only by vote of the directors, (iv) that any and all vacancies on the board of directors may be filled by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the class of directors in which the vacancy occurred, and (v) a majority requirement for the calling of a stockholder-requested special meeting of stockholders. DCT has affirmatively opted out of the classified board provision described above and may not elect to become subject to such provision without the affirmative vote of at least a majority of the votes entitled to be cast on the matter. Through provisions in DCT's charter and bylaws unrelated to the statute, it already has a two-thirds vote requirement for the removal of directors, has a majority requirement for stockholder-requested special meetings, and vests in the DCT Board the power to fix the number of directorships, provided that the number is not less than the minimum number required by Maryland law.

	Rights of Prologis Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of DCT Stockholders

In addition, pursuant to DCT's bylaws, any vacancies on the DCT Board are filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, provided that a vacancy caused by an increase in the number of directors may be filled only by the affirmative vote of a majority of the entire DCT Board.

Stockholder Rights Plan	Prologis does not have a stockholder rights plan in effect.

DCT does not have a stockholder rights plan in effect and will not adopt a stockholder rights plan unless DCT's stockholders approve in advance the adoption of a plan or, if adopted by the DCT Board, DCT will submit the stockholder rights plan to its stockholders for a ratification vote within 12 months of adoption or the plan will terminate.

Liability and Indemnification of Directors and Officers

Prologis' charter contains provisions limiting, to the maximum extent that Maryland law in effect from time to time permits, the liability of its directors or officers to Prologis or its stockholders for money damages. Therefore, Prologis directors and officers shall have no liability to Prologis or its stockholders for money or other damages except to the extent that (i) it is proven that the director or officer actually received an improper personal benefit or profit or (ii) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the action, or failure to act, of the director or officer, was the result of active and deliberate dishonesty and was material to the cause of action.

DCT's charter contains provisions limiting, to the maximum extent that Maryland law in effect from time to time permits, the liability of present or former directors or officers to DCT or its stockholders for money damages. Therefore, DCT directors and officers shall have no liability to DCT or its stockholders for money or other damages except to the extent that (i) it is proven that the director or officer actually received an improper personal benefit or profit, or (ii) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the action, or failure to act, of the director or officer, was the result of active and deliberate dishonesty and was material to the cause of action.

	Prologis' charter and bylaws require it to indemnify its directors and officers to the fullest extent permitted from time to time by the MGCL.	DCT's bylaws require it to indemnify its directors and officers to the fullest extent permitted from time to time by the MGCL.

	Rights of Prologis Stockholders (which will be the rights of stockholders of the Combined Company following the mergers)	Rights of DCT Stockholders
Exclusive Forum Provision	Prologis does not have an exclusive forum provision in its bylaws.

DCT's bylaws provide that unless DCT consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, Business and Technology Case Management Program, or if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of DCT, (b) any action asserting a claim of breach of any duty owed by any current or former director or officer or other employee of DCT to DCT or its stockholders, (c) any action asserting a claim against DCT or any current or former director or officer or other employee of DCT arising pursuant to any provision of the MGCL or DCT's charter or DCT's bylaws, (d) any action asserting a claim against DCT or any current or former director or officer or other employee of DCT that is governed by the internal affairs doctrine, or (e) any other action asserting a claim of any nature by or on behalf of any DCT stockholder against DCT or any current or former director or officer or other employee of DCT.

STOCKHOLDER PROPOSALS

2018 DCT Annual Meeting of Stockholders

        DCT will not hold an annual meeting of stockholders in 2018 if the mergers are completed because DCT will have been merged out of existence in the company merger. However, if the merger agreement is terminated for any reason, DCT expects to hold an annual meeting of stockholders in 2018. A date has not been set for DCT's 2018 annual meeting.

        If DCT holds an annual meeting in 2018, for stockholder proposals to be brought before the 2018 annual meeting, DCT's bylaws provide that any eligible proposing stockholder must give written notice to DCT's secretary.

        Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in DCT's proxy materials for the 2018 annual meeting of stockholders must be received at DCT's principal executive offices a reasonable time before DCT begins to print and send its proxy materials. Such proposals must also comply with the requirements as to form and substance established by the SEC. Any such proposals should be addressed to: Secretary, DCT Industrial Trust Inc., 555 17th Street, Suite 3700, Denver, Colorado 80202.

        In order for an eligible stockholder or group of stockholders to nominate a director nominee for election at DCT's 2018 annual meeting of stockholders pursuant to the proxy access provision of DCT's bylaws, notice of such nomination and other required information must be received by DCT not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which a public announcement of the date of such meeting is first made.

        In addition, DCT's bylaws require the eligible stockholder or group of stockholders to update and supplement such information (or provide notice stating that there are no updates or supplements) as of specified dates. Notices and other required information must be received by DCT's Secretary at its principal executive office, which is currently DCT Industrial Trust Inc., 555 17th Street, Suite 3700, Denver, Colorado 80202.

        For any stockholder nomination or proposal that is not submitted for inclusion in DCT's 2018 proxy statement, but is instead sought to be presented directly at the 2018 annual meeting of stockholders, DCT's bylaws permit such a presentation if (1) a stockholder's notice of the proposal or nominee and any required supporting information is timely delivered to DCT's Secretary, and (2) it is a proper matter for action by the stockholders. For consideration at the 2018 annual meeting therefore, any stockholder nominee or proposals not submitted by the deadline for inclusion in the proxy must be received by DCT not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which a public announcement of the date of such meeting is first made. Notices of intention to present proposals at the 2018 annual meeting of stockholders should be addressed to: Secretary, DCT Industrial Trust Inc., 555 17th Street, Suite 3700, Denver, Colorado 80202.

 LEGAL MATTERS

        It is a condition to the mergers that Prologis and DCT receive opinions from Mayer Brown LLP and Goodwin Procter LLP, respectively, concerning the United States federal income tax consequences of the mergers. The validity of the shares of Prologis to be issued in the mergers will be passed upon for Prologis by Venable LLP.

EXPERTS

Prologis

        The consolidated financial statements and financial statement schedule III of Prologis and Prologis OP and subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management's assessment of the effectiveness of internal control over financial reporting of Prologis as of December 31, 2017 have been incorporated by reference herein and in reliance upon the reports of KPMG LLP, independent registered public accounting firm, whose reports are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

DCT

        The consolidated financial statements of DCT and DCT OP appearing in the DCT and DCT OP Annual Report (Form 10-K) for the year ended December 31, 2017 (including the schedule appearing therein), and the effectiveness of DCT's internal control over financial reporting as of December 31, 2017 incorporated by reference into this proxy statement/prospectus of Prologis and DCT, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        Prologis and DCT each file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Prologis and DCT, who file electronically with the SEC. The address of that site is www.sec.gov.

        Investors may also consult Prologis' or DCT's website for more information about Prologis or DCT, respectively. Prologis' website is www.prologis.com. DCT's website is www.dctindustrial.com. Information included on these websites is not incorporated by reference into this proxy statement/prospectus.

        Prologis has filed with the SEC a registration statement of which this proxy statement/prospectus forms a part. The registration statement registers the shares of Prologis common stock to be issued to DCT stockholders in the mergers. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about Prologis common stock. The rules and regulations of the SEC allow Prologis and DCT to omit certain information included in the registration statement from this proxy statement/prospectus.

        In addition, the SEC allows Prologis and DCT to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus or later filed. This proxy statement/prospectus contains summaries of certain provisions contained in some of the Prologis or DCT documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.

        This proxy statement/prospectus incorporates by reference the documents listed below that Prologis has previously filed with the SEC; provided, however, that we are not incorporating by reference, in each case, any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents listed below contain important information about Prologis, its financial condition or other matters.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

  •
  Current Reports on Form 8-K or Form 8-K/A, as applicable, filed on January 18, 2018, January 26, 2018, March 27, 2018, April 30, 2018 (Items 1.01 and 9.01), May 1, 2018, May 8, 2018, June 15, 2018 and June 20, 2018 (other than documents or portions of those documents not deemed to be filed).

  •
  The information specifically incorporated by reference into Prologis' Annual Report on Form 10-K for the fiscal year ended December 31, 2017 from Prologis' Definitive Proxy Statement for Prologis' 2018 Annual Meeting of Stockholders, on Schedule 14A filed with the SEC on March 23, 2018.

        In addition, Prologis incorporates by reference herein any filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this proxy statement/prospectus and prior to the effectiveness of this proxy statement/prospectus and any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the effective date of the mergers (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K or exhibits filed under Item 9.01 relating to those Items, unless expressly stated otherwise therein). Such documents are considered to be a part of this proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

        You can obtain any of the documents listed above from the SEC, through the SEC's website at the address described above or from Prologis by requesting them in writing or by telephone at the following address:

Prologis, Inc.
Pier 1, Bay 1
San Francisco, CA 94111
Attention: Investor Relations
(415) 394-9000
www.prologis.com

        These documents are available from Prologis without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

        This proxy statement/prospectus also incorporates by reference the documents listed below that DCT has previously filed with the SEC; provided, however, that we are not incorporating by reference, in each case, any documents, portion of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents listed below contain important information about DCT, its financial condition or other matters.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

  •
  Current Reports on Form 8-K, filed on March 2, 2018, April 30, 2018 (Items 1.01, 5.02, 8.01 and 9.01) and May 1, 2018 (other than documents or portions of those documents not deemed to be filed).

  •
  The information specifically incorporated by reference into DCT's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 from DCT's Definitive Proxy Statement for DCT's 2018 Annual Meeting of Stockholders, on Schedule 14A filed with the SEC on March 21, 2018.

        In addition, DCT incorporates by reference any filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this proxy statement/prospectus and prior to the effectiveness of this proxy statement/prospectus and any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the date of the DCT special meeting (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K or exhibits filed under Item 9.01 relating to those Items, unless expressly stated otherwise therein). Such documents are considered to be a part of this proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

        You can obtain any of these documents from the SEC, through the SEC's website at the address described above, or DCT will provide you with copies of these documents, without charge, upon written or oral request to:

DCT Industrial Trust Inc.
555 17th Street, Suite 3700
Denver, CO 80202
Attention: Investor Relations
(303) 597-1550
www.dctindustrial.com

        If you are a stockholder of DCT and would like to request documents, please do so by August 12, 2018, to receive them before the DCT special meeting. If you request any documents from Prologis or DCT, Prologis or DCT, as applicable, will mail them to you by first class mail, or another equally prompt means, within one business day after Prologis or DCT receives your request.

        If you have any questions about the mergers or how to submit your proxy, or you need additional copies of this proxy statement/prospectus, the enclosed proxy card or voting instructions, you can also contact D.F. King, DCT's proxy solicitor, at the following addresses and telephone numbers:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
Toll-free: (800) 884-5101
Banks and Brokers: (212) 269-5550
Email: DCT@dfking.com

        This document is a prospectus of Prologis and is a proxy statement of DCT for the DCT special meeting. Neither Prologis nor DCT has authorized anyone to give any information or make any representation about the mergers or Prologis or DCT that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that Prologis or DCT has incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you different, additional or inconsistent information, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

        On April 29, 2018, Prologis and Prologis OP, entered into the merger agreement with DCT and DCT OP, pursuant to which, subject to the terms and conditions set forth in the merger agreement, (i) DCT will merge with and into Prologis, with Prologis surviving the merger and (ii) immediately prior to the effective time of the company merger, DCT OP will merge with and into Prologis OP, with Prologis OP surviving the merger, and together with the company merger, the "mergers." The combined company after the mergers is herein referred to as the Combined Company. A copy of the merger agreement is attached as Annex A. We encourage you to read the merger agreement carefully.

        Under the terms of the merger agreement, at the effective time of the company merger, each issued and outstanding share of DCT common stock will be converted automatically into the right to receive 1.02 shares of Prologis common stock. At the effective time of the partnership merger, each issued and outstanding common unit of DCT OP will be converted into the right to receive 1.02 common units of Prologis OP. This exchange ratio is fixed and will not be adjusted to reflect changes in the stock price prior to closing. Changes in the price of Prologis common stock prior to the mergers will affect the market value of the merger consideration that DCT stockholders and unitholders will receive on the closing date of the mergers. Subject to approval by DCT's stockholders and the other closing conditions described in this proxy statement/prospectus, the mergers are expected to be consummated in the third quarter of 2018.

        Based on current information, it is expected that former DCT stockholders will own approximately 15% and current Prologis stockholders will own approximately 85% of the issued and outstanding common stock of the Combined Company after consummation of the mergers. After consideration of all applicable factors pursuant to the business combination accounting rules, we concluded the mergers will be treated as an asset acquisition under GAAP. As a result, the transaction costs will be capitalized to the basis of the acquired properties.

Pro forma information

        The following Unaudited Pro Forma Condensed Combined Financial Statements combine the historical consolidated financial statements of Prologis and DCT as if the mergers had previously occurred on the dates specified below. The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet at March 31, 2018 has been prepared as if the mergers had occurred as of that date. The accompanying Unaudited Pro Forma Condensed Combined Statements of Income for the year ended December 31, 2017 and the three months ended March 31, 2018 have been prepared as if the mergers had occurred as of January 1, 2017.

        During the period from January 1, 2017 to March 31, 2018, Prologis and DCT acquired and disposed of various real estate assets. None of the assets acquired or disposed of by the respective companies during this period exceeded the significance level that requires the presentation of pro forma financial information pursuant to Regulation S-X, Article 11. As such, the following Unaudited Pro Forma Condensed Combined Statements of Income for the year ended December 31, 2017 and the three months ended March 31, 2018 do not include pro forma adjustments to present the impact of these insignificant acquisitions and dispositions as if they occurred on January 1, 2017.

        Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are referred to in this section as the accompanying notes.

        The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain information that is currently available. Under acquisition accounting, the total purchase price is allocated to the net tangible and identifiable intangible assets acquired and liabilities assumed of DCT based on their respective fair values, as further described in the accompanying notes. The total merger consideration and assignment of fair values to DCT's assets and liabilities has not been finalized and is subject to change and the actual amounts at the time the mergers are completed could vary materially from this pro forma information.

        The pro forma information has been prepared in accordance with the rules and regulations of the SEC. All significant adjustments necessary to reflect the effects of the mergers that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements have been made. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results or financial position that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future operating results or financial position.

        You are urged to read the pro forma information below together with Prologis' and DCT's publicly available historical consolidated financial statements and accompanying notes, which are incorporated by reference elsewhere herein.

Merger Consideration

        For purposes of the Unaudited Pro Forma Condensed Combined Financial Statements, Prologis has assumed a preliminary total purchase price of approximately $6.7 billion for the mergers, which consists of the Prologis common stock and Prologis OP common units issued in exchange for the DCT common stock and DCT OP common units (in millions, except price per share/unit):

Number of DCT shares and units to be converted to Prologis shares and units at March 31, 2018(1)	99.8
Multiplied by price of Prologis common stock on June 29, 2018(2)	$65.69

Estimated fair value of Prologis shares and units to be issued	6,556
Estimated transaction costs(3)	96

Estimated aggregate consideration	$6,652

(1)
The DCT stockholders and DCT OP unitholders will receive 1.02 of a newly issued share of Prologis common stock and Prologis OP common unit, respectively, for each DCT share or unit that they own.

(2)
The estimated purchase price is based on the closing price of Prologis' common stock on June 29, 2018, the latest practicable trading day before the date of this proxy statement/prospectus. Pursuant to accounting rules, the final purchase price will be based on the price of the Prologis' common stock as of the closing date, and therefore, will be different than the amount shown above. Based on a sensitivity analysis, a change in the Prologis common stock price of 10% would result in an approximate $656 million change in the estimated aggregate consideration, excluding transaction costs.

(3)
For purposes of the pro forma information, estimated transaction costs for the mergers were included in the estimated aggregate consideration. These estimated transaction costs are expected to be approximately $96 million and include costs associated with investment banker advisory fees, legal and accounting fees, termination and severance and other costs. These costs will be capitalized. Termination and severance costs for the conversion of unvested shares of DCT common stock and DCT OP common units under DCT's equity incentive plan that become fully vested at closing are included in the estimated fair value of Prologis common stock and Prologis OP common units to be issued.

        The Unaudited Pro Forma Condensed Combined Financial Statements included herein do not give effect to any potential cost reductions or other operating efficiencies that we expect to result from the mergers.

PROLOGIS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2018

(In thousands)

	Historical
			Pro Forma Adjustments		Pro Forma Combined
	Prologis	DCT (A)
ASSETS
Investments in real estate properties	$25,876,002	$4,672,022	$3,378,127	(B)	$33,926,151
Less accumulated depreciation	4,199,159	911,736	(911,736)	(C)	4,199,159

Net investments in real estate properties	21,676,843	3,760,286	4,289,863		29,726,992
Investments in and advances to unconsolidated entities	5,675,999	73,691	14,292	(D)	5,763,982
Assets held for sale or contribution	473,154	3,146	1,654	(E)	477,954

Net investments in real estate	27,825,996	3,837,123	4,305,809		35,968,928
Cash and cash equivalents	458,099	80,984	—		539,083
Other assets	1,387,390	137,734	336,611	(F)	1,861,735

Total assets	$29,671,485	$4,055,841	$4,642,420		$38,369,746

LIABILITIES AND EQUITY
Liabilities:
Debt	$9,460,177	$1,750,926	$63,188	(G)	$11,274,291
Accounts payable and accrued expenses	692,853	95,020	—		787,873
Other liabilities	730,335	126,873	(11,511)	(H)	845,697

Total liabilities	10,883,365	1,972,819	51,677		12,907,861

Equity:
Stockholders' equity:
Preferred shares	68,948	—	—		68,948
Common stock	5,331	941	21	(I)	6,293
Additional paid-in capital	19,303,909	2,999,304	3,406,930	(I)	25,710,143
Accumulated other comprehensive loss	(903,343)	(7,352)	7,352	(I)	(903,343)
Distributions in excess of net earnings	(2,794,770)	(1,005,434)	1,005,434	(I)	(2,794,770)

Total stockholders' equity	15,680,075	1,987,459	4,419,737		22,087,271
Noncontrolling interests	2,643,034	15,807	5,529	(J)	2,664,370
Limited partnership unitholders	465,011	79,756	165,477	(I)	710,244

Total equity	18,788,120	2,083,022	4,590,743		25,461,885

Total liabilities and equity	$29,671,485	$4,055,841	$4,642,420		$38,369,746

PROLOGIS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the three months ended March 31, 2018

(In thousands, except per share data)

	Historical
			Pro Forma Adjustments		Pro Forma Combined
	Prologis	DCT (A)
Revenues:
Rental	$427,901	$82,534	$10	(K)	$510,445
Rental recoveries	128,042	26,889	—		154,931
Strategic capital	132,961	384	—		133,345
Development management and other	4,752	—	—		4,752

Total revenues	693,656	109,807	10		803,473

Expenses:
Rental	142,941	26,963	—	(L)	169,904
Strategic capital	43,860	—	—		43,860
General and administrative	62,428	7,464	—	(L)	69,892
Depreciation and amortization	204,081	41,603	20,412	(M)	266,096
Other	3,239	5	—		3,244

Total expenses	456,549	76,035	20,412		552,996

Operating income	237,107	33,772	(20,402)		250,477
Other income (expense):
Earnings from unconsolidated entities, net	62,656	1,077	(598)	(N)	63,135
Interest expense	(47,245)	(16,050)	6,030	(O)	(57,265)
Interest and other income, net	1,976	34	—		2,010
Gains on dispositions of investments in real estate, net	195,111	32,190	—		227,301
Foreign currency and derivative losses, net	(41,094)	—	—		(41,094)

Total other income	171,404	17,251	5,432		194,087

Earnings before income taxes	408,511	51,023	(14,970)		444,564
Total income tax expense	16,552	81	—		16,633

Consolidated net earnings	391,959	50,942	(14,970)		427,931
Less net earnings attributable to noncontrolling interests	24,581	2,119	(556)	(P)	26,144

Net earnings attributable to controlling interests	367,378	48,823	(14,414)		401,787
Less preferred stock dividends	1,476	—	—		1,476

Net earnings attributable to common stockholders	$365,902	$48,823	$(14,414)		$400,311

Weighted average common shares outstanding—Basic	532,185	93,812		(Q)	628,337
Weighted average common shares outstanding—Diluted	554,123	93,837		(Q)	653,955
Net earnings per share attributable to common stockholders—Basic	$0.69	$0.52			$0.64
Net earnings per share attributable to common stockholders—Diluted	$0.68	$0.52			$0.63

PROLOGIS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the year ended December 31, 2017

(In thousands, except per share data)

	Historical
			Pro Forma Adjustments		Pro Forma Combined
	Prologis	DCT (A)
Revenues:
Rental	$1,737,839	$320,295	$8,215	(K)	$2,066,349
Rental recoveries	487,302	102,731	—		590,033
Strategic capital	373,889	1,442	—		375,331
Development management and other	19,104	—	—		19,104

Total revenues	2,618,134	424,468	8,215		3,050,817

Expenses:
Rental	569,523	103,000	—	(L)	672,523
Strategic capital	155,141	—	—		155,141
General and administrative	231,059	28,994	—	(L)	260,053
Depreciation and amortization	879,140	169,466	78,596	(M)	1,127,202
Other	12,205	(274)	—		11,931

Total expenses	1,847,068	301,186	78,596		2,226,850

Operating income	771,066	123,282	(70,381)		823,967
Other income (expense):
Earnings from unconsolidated entities, net	248,567	6,394	(2,394)	(N)	252,567
Interest expense	(274,486)	(66,054)	24,029	(O)	(316,511)
Interest and other income (expense), net	13,731	(5)	—		13,726
Gains on dispositions of investments in real estate and revaluation of equity investments upon acquisition of a controlling interest, net	1,182,965	47,126	—		1,230,091
Foreign currency and derivative losses, net	(57,896)	—	—		(57,896)
Losses on early extinguishment of debt, net	(68,379)	—	—		(68,379)

Total other income (expense)	1,044,502	(12,539)	21,635		1,053,598

Earnings before income taxes	1,815,568	110,743	(48,746)		1,877,565
Total income tax expense	54,609	2,267	—		56,876

Consolidated net earnings	1,760,959	108,476	(48,746)		1,820,689
Less net earnings attributable to noncontrolling interests	108,634	4,982	(1,812)	(P)	111,804

Net earnings attributable to controlling interests	1,652,325	103,494	(46,934)		1,708,885
Less preferred stock dividends	6,499	—	—		6,499
Loss on preferred stock repurchase	3,895	—	—		3,895

Net earnings attributable to common stockholders	$1,641,931	$103,494	$(46,934)		$1,698,491

Weighted average common shares outstanding—Basic	530,400	92,574		(Q)	626,552
Weighted average common shares outstanding—Diluted	552,300	92,688		(Q)	652,132
Net earnings per share attributable to common stockholders—Basic	$3.10	$1.11			$2.71
Net earnings per share attributable to common stockholders—Diluted	$3.06	$1.11			$2.68

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(1) Preliminary Purchase Price Allocation

        The following preliminary allocation of the DCT purchase price is based on the preliminary estimate of the fair value of the tangible and intangible assets and liabilities of DCT at March 31, 2018. The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the actual consummation date of the mergers and will be completed after the mergers are consummated. Such final determination of the purchase price may be significantly different from the preliminary estimates used in the pro forma financial statements.

        The estimated purchase price of DCT of $6.7 billion (as calculated in the manner described above) is allocated to the assets acquired and liabilities to be assumed based on the following preliminary basis at March 31, 2018 (dollar amounts in thousands):

Investments in real estate properties, net	$8,050,149
Investments in and advances to unconsolidated entities	87,983
Assets held for sale or contribution	4,800
Cash and other assets	555,329
Debt	(1,814,114)
Accounts payable, accrued expenses and other liabilities	(210,382)
Noncontrolling interests	(21,336)

Total estimated purchase price	$6,652,429

(2) Pro Forma Adjustments

  (A)
  In order to conform to the Prologis presentation, we condensed certain amounts presented in DCT historical financial statements and reclassified certain insignificant DCT balances.

Condensed Combined Balance Sheet Adjustments:

  (B)
  DCT's real estate assets have been adjusted to their estimated fair value at March 31, 2018. We estimated the fair value of each property generally by applying a capitalization rate to the estimated net operating income and adding a portfolio premium to the property based on the relative fair value of the property in comparison to the total portfolio. We determined the capitalization rates that were appropriate by market based on recent appraisals, transactions or other market data.

  (C)
  DCT's historical accumulated depreciation balance is eliminated.

  (D)
  DCT's investments in and advances to unconsolidated entities have been adjusted to their estimated fair value at March 31, 2018. The fair values for the investments were calculated using similar valuation methods as those used for consolidated real estate assets.

  (E)
  At March 31, 2018, DCT had five properties that were classified as held for sale and carried at the lesser of cost or fair value less costs to sell. Adjustments to DCT's historical balances associated with these properties reflect the real estate assets at their sales price less costs to sell.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(2) Pro Forma Adjustments (Continued)

  (F)
  Adjustments to DCT's historical balance of other assets are as follows (in thousands):

Elimination of straight-line rent receivable	$(75,473)
Elimination of acquired lease intangible assets	(25,649)
Elimination of deferred financing costs	(934)
Recognition of value of acquired lease intangible assets	438,667

Total	$336,611

    The fair value of acquired lease intangible assets includes leasing commissions, foregone rent, and above market leases. We recognize an asset for leasing commissions based on our estimate of the cost to lease space in the applicable markets. Foregone rents include the value of the revenue and recovery of costs foregone during a reasonable lease-up period, as if the space was vacant, in each of the applicable markets. An asset was recognized for acquired leases with favorable rents based on our best estimate of current market rents in each of the applicable markets.

  (G)
  DCT's debt balances have been adjusted to their estimated fair value at March 31, 2018. Fair value was estimated based on contractual future cash flows discounted using borrowing spreads and market interest rates that would have been available to us for the issuance of debt with similar terms and remaining maturities.

  (H)
  Adjustments to DCT's historical balance of other liabilities are as follows (in thousands):

Elimination of unearned rent	$(29,916)
Elimination of acquired lease intangible liabilities	(19,672)
Recognition of value of acquired lease intangible liabilities	38,077

Total	$(11,511)

    The fair value of acquired lease intangible liabilities includes a liability for acquired leases with unfavorable rents based on our best estimate of current market rents in each of the applicable markets.

  (I)
  Adjustments represent the elimination of historical DCT balances and the issuance of Prologis common stock and Prologis OP common units in exchange for the shares of DCT common stock and DCT OP common units in the mergers.

  (J)
  The adjustment for noncontrolling interests in the consolidated entities at March 31, 2018 is based on the non-controlling interests' share in the fair value adjustments described above.

        Condensed Combined Statement of Income Adjustments—The pro forma adjustments to the Statement of Income assume that a purchase price allocation done as of January 1, 2017 was equivalent to the amounts assigned based on the estimated purchase price allocation done at March 31, 2018 and reflected in the Pro Forma Condensed Combined Balance Sheet.

  (K)
  Rental income is adjusted to remove $4.1 million and $14.7 million of DCT's historical straight-line rent and amortization of the asset or liability from acquired leases with favorable or unfavorable market rents for the three months ended March 31, 2018 and the year ended December 31, 2017, respectively. Rental income is further adjusted to recognize $4.1 million and $23.0 million attributed to acquired leases on a straight-line basis and the amortization of

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(2) Pro Forma Adjustments (Continued)

    the asset or liability from the acquired leases with favorable or unfavorable rents for the three months ended March 31, 2018 and the year ended December 31, 2017, respectively. For purposes of the favorable and unfavorable rent adjustments, we estimated a weighted average remaining lease term associated with these leases of four years.

  (L)
  We expect that the mergers will create significant corporate general and administrative as well as property operating cost savings. There can be no assurance that we will be successful in achieving these anticipated cost savings. As these adjustments cannot be factually supported, we have not included any estimate of the expected future cost savings.

  (M)
  Depreciation and amortization expense is adjusted to remove $41.6 million and $169.5 million of DCT's historical depreciation and amortization expense and recognize $62.0 million and $248.1 million for the three months ended March 31, 2018 and the year ended December 31, 2017, respectively. For purposes of this adjustment, we estimated the various components of the real estate acquired and used an estimated average useful life of thirty years for operating properties and used the remaining lease term associated with the in-place leases that approximated six years.

  (N)
  We adjusted DCT's investment in unconsolidated entities to fair value. As a result, we adjusted the equity in earnings that DCT recognized from these entities to reflect the impact the amortization of these fair value adjustments would have had on earnings from these unconsolidated entities.

  (O)
  At January 1, 2017, we reflected DCT's debt at fair value. The adjustment to interest expense includes the removal of DCT's historical interest expense, including amortization of deferred financing costs and debt premiums and discounts, and calculation of interest expense based on the estimated fair value of acquired debt, net of amounts capitalized. The fair value represented a weighted average interest rate of 3.0% at March 31, 2018 (see note G).

  (P)
  An adjustment was made to reflect the adjustment to the income allocated to noncontrolling interests in the co-investment entities that DCT consolidates. In addition, an adjustment was made related to the limited partnership unitholders ownership percentage of 3.7% in the consolidated results of DCT OP, from the net impact of the purchase accounting adjustments described above.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(2) Pro Forma Adjustments (Continued)

  (Q)
  The unaudited pro forma adjustment to shares outstanding used in the calculation of basic earnings per share attributable to common stockholders and diluted earnings per share attributable to common stockholders, after giving effect to the exchange ratio, were as follows (in thousands):

	Three Months Ended March 31, 2018	Year Ended December 31, 2017
Prologis weighted average common shares outstanding—Basic	532,185	530,400
Shares issued to DCT stockholders—pro forma basis(1)	96,152	96,152

Weighted average common shares outstanding—Basic	628,337	626,552

Prologis weighted average common shares outstanding—Diluted	554,123	552,300
Shares and units issued to DCT stockholders—pro forma basis(1)	99,832	99,832

Weighted average common shares outstanding—Diluted	653,955	652,132

(1)
The pro forma weighted average shares outstanding assumes the issuance of shares and units of Prologis common stock and Prologis OP common units in connection with the mergers throughout all periods presented.

Annex A
EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

PROLOGIS, INC.,

PROLOGIS, L.P.,

DCT INDUSTRIAL TRUST INC.

AND

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

DATED AS OF APRIL 29, 2018

A-i

A-ii

A-iii

SCHEDULES

COMPANY DISCLOSURE SCHEDULE

Section	Title
1.1	Company's Knowledge
2.6	Company Designee
4.1(a)	Jurisdictions of Foreign Qualification
4.1(b)	Subsidiaries' Good Standing
4.3(c)	Outstanding Equity Awards
4.3(d)	Transfer Restrictions
4.3(e)	Redemption
4.3(f)	Registration Rights/Requirements
4.3(h)	Voting Agreements/Contractual Obligations/Rights
4.3(j)	OP Units
4.4	Subsidiary Interests
4.5	Other Interests
4.6	Consents and Approvals; No Violations
4.10	Absence of Certain Changes
4.11(f)	U.S. Federal Income Tax Status
4.11(m)	Tax Protection Agreements
4.11(r)	Pending 1031 Exchanges
4.12(a)	Encumbrances
4.12(b)	Properties under Contract
4.12(h)	Ground Leases
4.12(i)	Development Properties and Vacant Land
4.14(a)	Company Employee Programs
4.14(f)	Post-Termination Benefits
4.14(g)	Employee Benefit Plans
4.19(a)	Company Material Contracts
4.19(b)	Company Material Contracts Violations
4.19(c)	Outstanding Indebtedness
4.21(a)	Company's Registered Intellectual Property
6.1(c)	Issuance and Sale of Shares
6.1(f)	Dispositions
6.1(g)	Investment Proposals
6.1(h)	Additional Indebtedness
6.1(o)	Amendments to Employee Programs
6.1(s)	Amendment of Company Material Contract
6.2	Company Interim Period Designee
7.5(c)	Officers' and Directors' Indemnification

A-iv

 PARENT DISCLOSURE SCHEDULE

Section	Title
1.1(a)	Parent Significant Subsidiaries
1.1(b)	Parent's Knowledge
5.3(e)	Capitalization
5.10	Taxes
6.1	Parent Interim Period Designee
6.2	Conduct of Business by Parent

EXHIBITS

Exhibit A	Form of Goodwin Procter LLP Tax Opinion
Exhibit B	Form of Mayer Brown LLP Section 368 Opinion
Exhibit C	Form of Mayer Brown LLP Tax Opinion
Exhibit D	Form of Goodwin Procter LLP Section 368 Opinion

A-v

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 29, 2018, is made by and among PROLOGIS, INC., a Maryland corporation ("Parent"), PROLOGIS, L.P., a Delaware limited partnership ("Parent OP" and, together with Parent, the "Parent Parties"), DCT INDUSTRIAL TRUST INC., a Maryland corporation (the "Company"), and DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership (the "Partnership" and, together with the Company, the "Company Parties"). Parent, Parent OP, the Company and the Partnership are each sometimes referred to herein as a "Party" and, collectively, as the "Parties".

        WHEREAS, the board of directors of Parent (the "Parent Board") and the board of directors of the Company (the "Company Board") have each declared advisable and approved the merger of the Company with and into Parent, with Parent being the surviving entity (the "Company Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the "MGCL"), whereby, among other matters, each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") as of immediately prior to the Company Merger Effective Time, other than shares of Company Common Stock owned by any Parent Party or any Subsidiary of any Parent Party or the Company, will be converted into the right to receive the Merger Consideration;

        WHEREAS, Parent, as the sole general partner of Parent OP, and the Company, as the sole general partner of the Partnership, have each approved the merger of the Partnership with and into Parent OP, with Parent OP being the surviving entity (the "Partnership Merger" and, together with the Company Merger, the "Mergers"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, as amended ("DRULPA"), whereby each of the limited partnership interests of the Partnership (the "Partnership OP Units") issued and outstanding immediately prior to the Partnership Merger Effective Time will be converted into the right to receive New OP Units;

        WHEREAS, for U.S. federal income tax purposes, it is intended that (a) the Company Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement be, and hereby is adopted as a "plan of reorganization" with respect to the Company Merger for purposes of Sections 354 and 361 of the Code, and (b) the Partnership Merger shall qualify as and constitute an "assets-over" form of merger under Treasury Regulations Section 1.708-1(c)(3)(i), with Parent OP being the continuing partnership pursuant to Treasury Regulations Section 1.708-1(c)(1); and

        WHEREAS, each of the Parties desires to make certain representations, warranties, covenants and agreements in connection with the execution of this Agreement and to prescribe various conditions to the Mergers.

        NOW, THEREFORE, in consideration of foregoing and the respective representations, warranties, covenants and agreements, and subject to the conditions set forth herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Certain Definitions.

        "Acquisition Proposal" means, with respect to the Company, (a) any merger, consolidation, share exchange or similar business combination transaction involving the Company that would result in any Person beneficially owning more than twenty percent (20%) of the outstanding voting securities of the Company, as the case may be, or any successor thereto or parent company thereof, (b) any sale, lease, exchange, mortgage, pledge, license, transfer or other disposition, directly or indirectly (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture or any similar transaction), of any of its or its Subsidiaries' assets (including stock or other ownership interests of its

Subsidiaries) representing more than twenty percent (20%) of the assets of the Company and the Company Subsidiaries, on a consolidated basis, (c) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange, joint venture or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing more than twenty percent (20%) of the outstanding voting securities of the Company or any successor thereto or parent company thereof, (d) any tender offer or exchange offer that, if consummated, would result in any Person or "group" (as such term is defined under in Rule 13d-3 promulgated under the Exchange Act) acquiring beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership, of more than twenty percent (20%) of the outstanding shares of the outstanding voting securities of the Company or any successor thereto or parent company thereof, or (e) any recapitalization, restructuring, liquidation, dissolution or other similar type of transaction in which a Third Party shall acquire beneficial ownership of more than twenty percent (20%) of the outstanding voting securities of the Company, or any successor thereto or parent company thereof; provided, however, that the term "Acquisition Proposal" shall not include the Mergers or the other transactions contemplated by this Agreement.

        "Action" means any claim, action, suit, litigation, proceeding, arbitration, mediation or other investigation or audit (in each case, whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought, conducted, tried or heard by or before, or otherwise involving, any Governmental Authority).

        "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

        "Business Day" means any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York, New York.

        "Claim" means any threatened, asserted, pending or completed Action or inquiry, whether civil, criminal, administrative, investigative or otherwise, including any arbitration or other alternative dispute resolution mechanism, and whether instituted by any Party hereto, any Governmental Authority or any other Person arising out of or pertaining to matters that relate to such Indemnified Party's duties (including with respect to any acts or omissions occurring in connection with the approval of this Agreement, the Mergers and the consummation of the other transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith) or service as a manager, director, officer, trustee, employee, agent or fiduciary of the Company or any of the Company Subsidiaries or, to the extent such Person is or was serving at the request or for the benefit of the Company or any of the Company Subsidiaries, any other entity or any Company Employee Plan maintained by any of the foregoing at or prior to the Partnership Merger Effective Time.

        "Claim Expenses" means reasonable documented attorneys' fees and all other reasonable documented out-of-pocket costs, expenses and obligations (including experts' fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim, including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party as contemplated in Section 7.5.

        "Class A Convertible Common Unit" means a limited partnership interest in Parent OP designated as a "Class A Convertible Common Unit" under the Parent Partnership Agreement.

        "Company Articles of Incorporation" means the Third Articles of Amendment and Restatement of the Company, as amended and supplemented and in effect on the date hereof.

        "Company Bylaws" means the Amended and Restated Bylaws of the Company, as amended and supplemented and in effect on the date hereof.

        "Company Continuous Equity Offering Program" means the continuous equity offering program of the Company, whereby the Company may issue 5.0 million shares of Company Common Stock from time to time through September 10, 2018, as amended and in effect on the date hereof.

        "Company Datasite" means that certain datasite maintained by the Company at intralinks.com in connection with this Agreement and the transactions contemplated thereby, as such was in existence on the date that is one (1) Business Day prior to the date hereof.

        "Company Development Contracts" means any contracts for the design, development and construction of the Company Development Properties, including any binding agreement for ground-up development or commencement of construction by the Company or a Company Subsidiary.

        "Company Dividend Reinvestment and Stock Purchase Plan" means the Company Dividend Reinvestment and Stock Purchase Plan, as amended and in effect on the date hereof.

        "Company Equity Incentive Plan" means Second Amended and Restated Company 2006 Long-Term Incentive Plan, as amended and in effect on the date hereof.

        "Company Leases" means any lease, sublease, or other right of occupancy that the Company or the Company Subsidiaries are party to as landlord with respect to each of the applicable Company Properties.

        "Company LTIP Units" means limited partnership interests in the Partnership granted under the Company Equity Incentive Plan and designated as an "LTIP Unit" under the Partnership Agreement.

        "Company Material Adverse Effect" means, with respect to the Company, an Event that (a) has had, or would reasonably be expected to have, a material adverse effect on the assets, business, results of operations, or financial condition of the Company and the Company Subsidiaries taken as a whole, other than Events arising out of or resulting from (i) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, trade disputes or the imposition of trade restrictions, tariffs or similar taxes, (ii) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles that, in each case, generally affect asset managers, the industrial real estate sector or owners, operators, lessors or developers of industrial real estate, (iii) the negotiation, execution, announcement or performance of this Agreement in accordance with the terms hereof or the consummation of the transactions contemplated by this Agreement, including any litigation resulting therefrom and the impact thereof on relationships, contractual or otherwise, with tenants, employees, lenders, financing sources, ground lessors, stockholders, joint venture partners, limited partners or similar relationships, (iv) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (v) earthquakes, hurricanes or other natural disasters, (vi) any decline in the market price, or change in trading volume, of the capital stock of the Company or any failure to meet internal or publicly announced financial projections, forecasts or predictions (provided, that any Event giving rise to such decline, change or failure may otherwise be taken into account in determining whether there has been a Company Material Adverse Effect if not falling into one of the other exceptions contained in this definition), or (vii) the pendency of the transactions contemplated hereby; provided, however, that such Events (x) in the case of the foregoing clauses (i), (ii) and (iv), do not materially disproportionately affect the Company and the Company Subsidiaries, taken as a whole, relative to other similarly situated asset managers, owners, operators, lessors and developers of industrial real estate, and (y) in the case of the foregoing clause (v), do not materially disproportionately affect the Company and the Company Subsidiaries, taken as a whole, relative to other similarly situated asset managers, owners, operators, lessors and developers of industrial real estate in the geographic regions in the United States in which the

Company and Company Subsidiaries operate or own or lease properties, or (b) will or would reasonably be expected to prevent or materially impair or delay the ability of the Company Parties to consummate the Mergers or the other transactions contemplated hereby on or prior to the Drop Dead Date.

        "Company Material Contracts" means, with respect to the Company or any of its Subsidiaries, all contracts, agreements or understandings (whether written or oral) that are currently in effect or pursuant to which the Company or such Company Subsidiary has obligations or its assets are otherwise bound:

          (a)   that requires the Company or any Company Subsidiary to dispose of assets or properties (other than in connection with a ground lease affecting a Company Property) with a fair market value in excess of $100,000,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction;

          (b)   that requires the Company or any Company Subsidiary to acquire assets or properties (other than in connection with a ground lease affecting a Company Property) with a fair market value in excess of $100,000,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction;

          (c)   that constitutes a loan to any Person (other than a wholly owned Company Subsidiary) by the Company or any Company Subsidiary (other than advances made pursuant to and expressly disclosed in the Company Leases or pursuant to any disbursement agreement, development agreement, or development addendum entered into in connection with a Company Lease with respect to the development, construction, or equipping of the Company Properties or the funding of improvements to Company Properties) in an amount in excess of $50,000,000;

          (d)   that constitutes an Indebtedness obligation of Company or any Company Subsidiary with a principal amount as of the date hereof greater than $50,000,000;

          (e)   that obligates the Company or any Company Subsidiary to make non-contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $50,000,000 and that is not cancelable within one hundred eighty (180) days without material penalty to the Company or any Company Subsidiary, except for any Company Lease or any ground lease affecting any Company Property;

          (f)    that contains any non-compete, non-solicit or exclusivity provisions with respect to the ability of Company or any Company Subsidiary to engage in any line of business or conduct business in a geographic area;

          (g)   that sets forth the operational terms of a joint venture, partnership, limited liability company or strategic alliance of Company or any Company Subsidiary with a Third Party;

          (h)   constitutes an interest rate cap, interest rate collar, interest rate swap or other contract or agreement relating to a hedging transaction which has a notional amount in excess of $10,000,000;

          (i)    any Company Development Contract with a total contract amount in excess of $75,000,000;

          (j)    that obligates the Company or any Company Subsidiary to indemnify any past or present directors, officers, trustees, employees and agents of the Company or any Company Subsidiary pursuant to which the Company or a Company Subsidiary is the indemnitor (other than the Company Governing Documents and the organizational documents of the Company Subsidiaries) which, solely in the case of any such Contracts providing indemnification to any such trustees or agents, would be material to the Company; or

          (k)   that is required to be filed as an exhibit to the Company's Annual Report on Form 10-K on or after January 1, 2016 pursuant to Item 601(b)(2), Item 601(b)(4), Item 601(b)(9) or Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations.

        "Company Option" means any option to purchase Company Common Stock granted under the Company Equity Incentive Plan.

        "Company Phantom Shares" means any phantom shares of the Company granted under the Company Equity Incentive Plan.

        "Company Restricted Stock Award" means an award of Company Common Stock granted under the Company Equity Incentive Plan that is unvested or subject to a substantial risk of forfeiture.

        "Company's Knowledge" means the actual knowledge of those individuals identified in Section 1.1 of the Company Disclosure Schedule.

        "Confidentiality Agreement" means the letter agreement, dated April 9, 2018, between Parent and the Company.

        "Environment" means soil, sediment, surface or subsurface strata, surface water, ground water, ambient air and any biota living in or on such media.

        "Environmental Law" means any Law (including common law), relating to the pollution, protection, or restoration of the Environment, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

        "Environmental Permit" means any material permit, approval, license or other authorization required under any applicable Environmental Law.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means each entity, trade or business (whether or not incorporated) that, together with any other entity, trade or business (whether or not incorporated), is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

        "Event" means an effect, event, change, development, circumstance, condition or occurrence.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Expense Amount" means an amount not to exceed $15,000,000, equal to the sum of all documented reasonable out-of-pocket Expenses paid or payable by any of the Parent Parties, as applicable, in connection with this Agreement, the Mergers or any of the other transactions contemplated hereby.

        "Expenses" means all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) incurred by any of the Parent Parties or on their behalf in connection with or related to (a) any due diligence in connection with the transactions contemplated by this Agreement, (b) the authorization, preparation, negotiation, execution and performance of this Agreement, (c) the preparation, printing and filing of the Form S-4 and the preparation, printing, filing and mailing of the Proxy Statement/Prospectus, (d) all SEC and other regulatory filing fees incurred in connection with the transactions contemplated by this Agreement, (e) the solicitation of stockholder and partner approvals, (f) engaging the services of the Exchange Agent, (g) obtaining third party consents and (h) any other filings with the SEC and all other matters related to the consummation of the Mergers and the other transactions contemplated by this Agreement.

        "FLSA" means the federal Fair Labor Standards Act of 1938, as amended, and similar state, local and foreign laws related to the payment of wages, including minimum wage and overtime wages.

        "GAAP" means generally accepted accounting principles as applied in the United States.

        "Governmental Authority" means any United States (federal, state or local) or foreign government or arbitration board, panel or tribunal, or any governmental or quasi-governmental, regulatory, judicial, or administrative authority, board, bureau, agency, commission or self-regulatory organization or any United States or state court of competent jurisdiction.

        "Hazardous Materials" means any toxic, reactive, corrosive, ignitable or flammable chemical or chemical compound, or any hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, or for which liability or standards of care are imposed, under any Environmental Law including, without limitation, petroleum and petroleum products (including crude oil or any fraction thereof), asbestos, radioactive materials and polychlorinated biphenyls.

        "Indebtedness" means, with respect to any Person, without duplication, (a) all principal of and premium (if any) of all indebtedness, notes payable, accrued interest payable or other obligations of such Person for borrowed money (including any bonds, indentures, debentures or similar instruments), whether secured or unsecured, convertible or not convertible, (b) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person or incurred as financing with respect to property acquired by such Person, (c) all obligations of such Person secured by a lien on such Person's assets, (d) all capitalized lease obligations of such Person, (e) all obligations of such Person under interest rate, swap, collar or similar transactions or currency hedging transactions (valued at the termination value thereof), (f) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (g) all obligations in respect of bankers acceptances or letters of credit, (h) all obligations in respect of prepayment premiums, penalties, breakage costs, "make whole amounts," costs, expenses and other payment obligations that would arise if any of the Indebtedness described in the foregoing clauses (a) through (g) were prepaid or unwound and settled, (i) all guarantees of such Person of any such Indebtedness (as described in the foregoing clauses (a) through (h)) of any other Person, and (j) any agreement to provide any of the foregoing.

        "Initial Period" means the period commencing on the date of this Agreement and ending at 11:59 p.m. (New York time) on May 29, 2018.

        "Intellectual Property" means all United States and foreign (a) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions and extensions thereof, (b) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (c) registered and unregistered copyrights, copyrightable works and database rights, (d) confidential and proprietary information, including trade secrets, knowhow, ideas, formulae, models, algorithms and methodologies, (e) all rights in the foregoing and in other similar intangible assets, and (f) all applications and registrations for the foregoing.

        "Intervening Event" means a material fact or Event that has occurred or arisen after the date of this Agreement, that was not known to the Company Board (or, if known, the consequences of which were not reasonably foreseeable to the Company Board as of the date of this Agreement) and materially affects the business, assets or operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that in no event will any of the following constitute or be taken account into determining whether an "Intervening Event" has occurred: (a) the receipt, terms or existence of any Acquisition Proposal or any matter relating thereto, (b) changes in the market price or trading volume of the capital stock of the Company or Parent, or (c) the Company or Parent meeting, exceeding or failing to meet internal or publicly announced financial projections, forecasts or predictions; provided, further, that, with respect to the foregoing clauses (b) and (c), any fact or Event giving rise to such change, meeting, exceedance or failure may otherwise constitute or be taken into account in determining whether an "Intervening Event" has occurred if not falling into the foregoing clause (a) of this definition.

        "Investment Company Act" means the Investment Company Act of 1940, as amended.

        "IRS" means the United States Internal Revenue Service or any successor agency.

        "IT Assets" means software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, in each case, used in the operation of the businesses of the Company and the Company Subsidiaries.

        "Law" means any federal, state, local or foreign law, statute, code, directive, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree.

        "NYSE" means the New York Stock Exchange.

        "Parent Common Stock" means shares of common stock of Parent, par value $0.01 per share.

        "Parent Datasite" means that certain datasite maintained by Parent at intralinks.com in connection with this Agreement and the transactions contemplated thereby, as such was in existence on the date that is one (1) Business Day prior to the date hereof.

        "Parent Development Contracts" means any contracts for the design, development and construction of the Parent Development Properties, including any binding agreement for ground-up development or commencement of construction by Parent, Parent OP or a Parent Subsidiary.

        "Parent Equity Incentive Plans" means the following plans of the Parent Parties: the Third Amended and Restated 1997 Stock Option and Incentive Plan of Parent and Parent OP (as amended), the Amended and Restated 2002 Nonqualified Deferred Compensation Plan, the Amended and Restated 2002 Stock Option and Incentive Plan of Parent and Parent OP, the 2016 Outperformance Plan of Parent, the 2018 Outperformance Plan of Parent, the 2006 Long-Term Incentive Plan of Parent (as amended), the 2000 Share Option Plan for Outside Trustees of Parent (as amended), the 1997 Long-Term Incentive Plan (as amended) of Parent, the Deferred Fee Plan for Trustees of Parent, the 2012 Long-Term Incentive Plan of Parent and the Second Amended and Restated Promote Plan of the Parent.

        "Parent LTIP Unit" means a Partnership Unit which is designated as an "LTIP Unit" under the Parent Partnership Agreement.

        "Parent Material Adverse Effect" means, with respect to Parent, an Event that (a) has had, or would reasonably be expected to have, a material adverse effect on the assets, business, results of operations, or financial condition of Parent, Parent OP and the Parent Subsidiaries taken as a whole, other than Events arising out of or resulting from (i) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, trade disputes or the imposition of trade restrictions, tariffs or similar taxes, (ii) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles that, in each case, generally affect asset managers, the industrial real estate sector or owners, operators, lessors or developers of industrial real estate, (iii) the negotiation, execution, announcement or performance of this Agreement in accordance with the terms hereof or the consummation of the transactions contemplated by this Agreement, including any litigation resulting therefrom and the impact thereof on relationships, contractual or otherwise, with tenants, employees, lenders, financing sources, ground lessors, stockholders, joint venture partners, limited partners or similar relationships,

(iv) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (v) earthquakes, hurricanes or other natural disasters, (vi) any decline in the market price, or change in trading volume, of the capital stock of Parent or any failure to meet internal or publicly announced financial projections, forecasts or predictions (provided, that any Event giving rise to such decline, change or failure may otherwise be taken into account in determining whether there has been a Parent Material Adverse Effect if not falling into one of the other exceptions contained in this definition), or (vii) the pendency of the transactions contemplated hereby; provided, however, that such Events (x) in the cases of clauses (i), (ii) and (iv), do not materially disproportionately affect Parent, Parent OP and the Parent Subsidiaries, taken as a whole, relative to other similarly situated asset managers, owners, operators, lessors and developers of industrial real estate, and (y) in the case of clause (v) do not materially disproportionately affect the Parent, Parent OP and the Parent Subsidiaries, taken as a whole, relative to other similarly situated asset managers, owners, operators, lessors and developers of industrial real estate in the geographic regions in the United States in which Parent, Parent OP and Parent Subsidiaries operate or own or lease properties, or (b) will or would reasonably be expected to prevent or materially impair or delay the ability of the Parent Parties to consummate the Mergers or the other transactions contemplated hereby on or prior to the Drop Dead Date.

        "Parent Material Contract" means, with respect to Parent or any of its Subsidiaries, all contracts, agreements or understandings (whether written or oral) that are currently in effect or pursuant to which Parent, Parent OP or such Parent Subsidiary has obligations or its assets are otherwise bound that are required to be filed as an exhibit to the Parent's Annual Report on Form 10-K on or after January 1, 2016 pursuant to Item 601(b)(2), Item 601(b)(4), Item 601(b)(9) or Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations.

        "Parent OP Unit" means a limited partnership interests in Parent OP designated as a "Common Unit" under the Parent Partnership Agreement.

        "Parent Partnership Unit" means a partnership interest in Parent OP designated as a "Partnership Unit" under the Parent Partnership Agreement.

        "Parent Preferred Unit" means a limited partnership interest in Parent OP designated as a "Series Q Preferred Partnership Unit" under the Parent Partnership Agreement.

        "Parent Significant Subsidiary" means the Subsidiaries of Parent set forth in Section 1.1(a) of the Parent Disclosure Schedule.

        "Parent Subsidiary REIT" means any Parent Subsidiary that intends to qualify as a REIT under the Code.

        "Parent's Knowledge" means the actual knowledge of those individuals identified in Section 1.1(b) of the Parent Disclosure Schedule.

        "Person" means an individual, corporation, limited liability company, partnership, limited partnership, association, trust, unincorporated organization, REIT, other entity, organization or group (as defined in Section 13(d) of the Exchange Act) or a Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority.

        "Qualified Bidder" means a Person that has made during the Initial Period an unsolicited bona fide written Acquisition Proposal (provided that the Acquisition Proposal by such Person did not result from a breach of Section 7.4(a) or Section 7.4(c)) that the Company Board, during the Initial Period, concluded in good faith (after consultation with its outside legal counsel and its financial advisors) either constitutes or would reasonably be expected to lead to a Superior Proposal; provided, however, that notwithstanding the satisfaction of the foregoing criteria set forth in this sentence with respect to any Person, such Person shall not be deemed to be a "Qualified Bidder" unless the Company shall have notified Parent by no later than 5:00 p.m. (New York time) on the first day (1st) immediately following the end of the Initial Period that such Person has satisfied such criteria.

        "Representative" of any Person means any Affiliate, officer, director, trustee, employee or consultant of such Person or any investment banker, financial advisor, attorney, accountant or other representative retained by such Person.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Subsidiary" means with respect to any Person, any corporation, limited liability company, partnership, REIT or other organization, whether incorporated or unincorporated, of which at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

        "Superior Proposal" means a bona fide unsolicited written Acquisition Proposal (except that, for purposes of this definition all percentages included in the definition of "Acquisition Proposal" shall be replaced by fifty (50%)) made by a Third Party on terms that the Company Board determines in good faith (after consultation with outside legal counsel and financial advisors and taking into account all factors and matters deemed relevant in good faith by the Company Board, including, to the extent deemed relevant by the Company Board, financial, legal, regulatory and any other aspects of the transactions including the identity of the Person making such proposal, any termination fees, expense reimbursement provisions, conditions to consummation and whether the Acquisition Proposal is reasonably capable of being consummated) would, if consummated, be more favorable to the Company and the holders of the Company's Common Stock than the transactions contemplated by this Agreement.

        "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

        "Taxes" means any and all taxes and similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, net worth, excise, withholding, ad valorem, stamp, transfer, value added or gains taxes and similar charges.

        "Termination Fee" means an amount equal to $216,000,000; provided, however, that, in the event the Termination Fee becomes payable as a result of the termination of this Agreement prior to the Window Period End Time (a) by the Company pursuant to Section 9.1(e) with respect to a Superior Proposal by a Qualified Bidder or (b) by Parent pursuant to Section 9.1(f)(i) in response to a Change in Company Recommendation effected in compliance with Section 7.4(b)(iv) with respect to a Superior Proposal by a Qualified Bidder, then, in the case of either of the immediately preceding clauses (a) or (b), "Termination Fee" means an amount equal to $100,000,000.

        "Third Party" means any Person or group of Persons other than a Party to this Agreement or their respective Affiliates.

        "Unauthorized Code" means any virus, Trojan horse, worm, or other software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm software, hardware or data.

        "VWAP of Parent Common Stock" means the volume weighted average price of Parent Common Stock for the ten (10) trading days immediately prior to the second Business Day prior to the Closing Date, starting with the opening of trading on the first trading day to the closing of the second to last trading day prior to the Closing Date, as reported by Bloomberg (or, in the event Bloomberg does not report such information, such third-party service as is mutually agreed upon by the Parties).

        "WARN Act" means the federal Worker Adjustment and Retraining Notification Act of 1988, as amended, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

        "Willful Breach" means a deliberate and willful act which is taken or a deliberate and willful failure to act, which is not taken, in each case, with the actual knowledge that such act or failure to act constitutes or would result in a material breach of this Agreement, regardless of whether breaching was the intent and object of the act or the failure to act, and which in fact does cause a breach of this Agreement.

        "Window Period End Time" means, with respect to a Qualified Bidder, the later of (a) 11:59 p.m. (New York time) on June 13, 2018 and (b) 11:59 p.m. (New York time) on the first (1st) day after the end of any Notice Period (including any extensions thereof pursuant to Section 7.4(b)(iv)) with respect to a Superior Proposal by such Qualified Bidder for which such Notice Period commenced on or prior to June 13, 2018.

        Section 1.2    Terms Defined Elsewhere.     The following terms are defined elsewhere in this Agreement, as indicated below:

"Acceptable Confidentiality Agreement"	Section 7.4(b)(i)
"Acquisition Agreement"	Section 7.4(a)
"Agreement"	Preamble
"Articles of Merger"	Section 2.3(b)
"Book-Entry Share"	Section 3.1(b)
"Cabot REIT"	Section 4.11(b)
"Certificate"	Section 3.1(b)
"Certificate of Limited Partnership"	Section 4.1(c)
"Change in Company Recommendation"	Section 7.4(b)(iii)
"Closing"	Section 2.2
"Closing Date"	Section 2.2
"Code"	Recitals
"Company"	Preamble
"Company Board"	Recitals
"Company Common Stock"	Recitals
"Company Designee"	Section 2.6
"Company Development Property"	Section 4.12(i)
"Company Disclosure Schedule"	Article IV
"Company Employee Programs"	Section 4.14(a)
"Company Equity Award"	Section 4.3(c)
"Company Governing Documents"	Section 4.1(c)
"Company Interim Period Designee"	Section 6.2
"Company Merger"	Recitals
"Company Merger Effective Time"	Section 2.3(b)
"Company Parties"	Preamble
"Company Preferred Stock"	Section 4.3(a)
"Company Properties"	Section 4.12(a)
"Company Recommendation"	Section 4.2(b)

"Company SEC Reports"	Section 4.8(a)
"Company Shares-in-Trust"	Section 4.3(a)
"Company Stockholder Approval"	Section 4.18
"Company Stockholder Meeting"	Section 7.1(c)
"Company Subsidiary"	Section 4.1(b)
"Company Tax Protection Agreement"	Section 6.1(w)
"Continuing Employee"	Section 7.8(a)
"Drop Dead Date"	Section 9.1(b)(iii)
"DRULPA"	Recitals
"DSOS"	Section 2.3(a)
"Encumbrances"	Section 4.12(a)
"Exchange Agent"	Section 3.4(a)
"Exchange Fund"	Section 3.4(a)
"Exchange Ratio"	Section 3.1(b)
"Form S-4"	Section 4.6
"Fractional Share Consideration"	Section 3.1(b)
"HCERA"	Section 4.14(i)
"Health Plan"	Section 4.14(i)
"Indemnified Party"	Section 7.5(a)
"Indemnifying Parties"	Section 7.5(a)
"Interim Period"	Section 6.1
"Intervening Event Notice Period"	Section 7.4(b)(v)
"Letter of Transmittal"	Section 3.4(c)
"Maryland Court"	Section 10.7(b)
"Maximum Premium"	Section 7.5(c)
"Merger Consideration"	Section 3.1(b)
"Mergers"	Recitals
"MGCL"	Recitals
"New OP Units"	Section 3.2
"Notice Period"	Section 7.4(b)(iv)
"OP Unit Form S-4"	Section 7.1(a)
"Other Filings"	Section 7.2
"Parent"	Preamble
"Parent Board"	Recitals
"Parent Bylaws"	Section 5.1(d)
"Parent Charter"	Section 5.1(d)
"Parent Development Property"	Section 5.11(f)
"Parent Disclosure Schedule"	Article V
"Parent Equity Award"	Section 5.3(c)
"Parent Governing Documents"	Section 5.1(d)
"Parent Interim Period Designee"	Section 6.1
"Parent OP"	Preamble
"Parent OP Certificate of Limited Partnership"	Section 5.1(d)
"Parent OP Governing Documents"	Section 5.1(d)
"Parent Parties"	Preamble
"Parent Partnership Agreement"	Section 5.1(d)
"Parent Preferred Stock"	Section 5.3(a)
"Parent Properties"	Section 5.11(a)
"Parent SEC Reports"	Section 5.7(a)
"Parent Subsidiary"	Section 5.1(b)
"Parent Tax Protection Agreement"	Section 6.2

"Party"	Preamble
"Partnership"	Preamble
"Partnership Agreement"	Section 4.1(c)
"Partnership Governing Documents"	Section 4.1(c)
"Partnership Merger"	Recitals
"Partnership Merger Certificate"	Section 2.3(a)
"Partnership Merger Effective Time"	Section 2.3(a)
"Partnership OP Units"	Recitals
"Permit"	Section 4.7
"PPACA"	Section 4.14(i)
"Proxy Statement/Prospectus"	Section 3.4(a)
"Qualifying Income"	Section 9.4(a)
"Qualified REIT Subsidiary"	Section 4.11(f)
"Registered Intellectual Property"	Section 4.21(a)
"REIT"	Section 4.11(b)
"REIT Dividend"	Section 7.18(b)
"Sarbanes-Oxley Act"	Section 4.8(a)
"SDAT"	Section 2.3(b)
"Securities Laws"	Section 4.8(a)
"Superior Proposal Notice"	Section 7.4(b)(iv)
"Takeover Statutes"	Section 4.25
"Taxable REIT Subsidiary"	Section 4.11(f)
"Tax Protection Agreement"	Section 4.11(m)
"Transfer Taxes"	Section 7.9(b)

ARTICLE II

THE MERGERS

        Section 2.1    The Mergers.

          (a)    Partnership Merger.    Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DRULPA, at the Partnership Merger Effective Time, the Partnership and Parent OP shall consummate the Partnership Merger pursuant to which (i) the Partnership shall be merged with and into Parent OP, whereupon the separate existence of the Partnership shall cease and (ii) Parent OP shall continue as the surviving entity.

          (b)    Company Merger.    Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the MGCL, at the Company Merger Effective Time, the Company and Parent shall consummate the Company Merger pursuant to which (i) the Company shall be merged with and into Parent, whereupon the separate existence of the Company shall cease and (ii) Parent shall continue as the surviving entity.

        Section 2.2    Closing.     The closing of the Mergers (the "Closing") will take place at the date and time mutually agreed upon by the Parties, but no later than the second (2nd) Business Day after the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their terms are required to be satisfied at the Closing, but subject to the satisfaction or, if permissible, waiver of such conditions), and, subject to the foregoing, shall take place at the offices of Goodwin Procter LLP, Three Embarcadero Center, San Francisco, California 94111, or at such other time or place as mutually agreed in writing to by the Parties. The date on which the Closing actually occurs is referred to as the "Closing Date".

        Section 2.3    Effective Times.

          (a)    Partnership Merger Effective Time.    Concurrently with the Closing, the Parties shall file (i) the certificate of merger (the "Partnership Merger Certificate") with the Secretary of State of the State of Delaware (the "DSOS") in accordance with DRULPA, in such form as required by, and executed in accordance with, the applicable provisions of the DRULPA and (ii) make any other filings, recordings or publications required, if any, under the DRULPA in connection with the Partnership Merger. The Partnership Merger shall become effective on the date and time at which the Partnership Merger Certificate has been duly filed with the DSOS or at such other date and time as is agreed between the Parties and specified in the Partnership Merger Certificate (such date and time, the "Partnership Merger Effective Time").

          (b)    Company Merger Effective Time.    Concurrently with the Closing and immediately following the Partnership Merger Effective Time, the applicable Parties hereto shall file (i) the articles of merger with respect to the Company Merger (the "Articles of Merger") with the State Department of Assessments and Taxation of Maryland (the "SDAT") in such form as required by, and executed in accordance with, the applicable provisions of the MGCL and (ii) make any other filings, recordings or publications required, if any, under the MGCL in connection with the Company Merger. The Company Merger shall become effective on the date and time at which the Articles of Merger have been filed with, and accepted for record by, the SDAT or at such other date and time as is agreed between the Parties, not to exceed thirty (30) days from the date the Articles of Merger are filed with, and accepted for record by, the SDAT, and specified in the Articles of Merger (such date and time, the "Company Merger Effective Time").

        Section 2.4    Organizational Documents.

          (a)    General Partner; Limited Partnership Agreement.    At the Partnership Merger Effective Time, (i) Parent shall continue to be the general partner of Parent OP, until replaced in accordance with applicable Law, and (ii) the Parent Partnership Agreement as in effect immediately prior to the Partnership Merger Effective Time shall be the limited partnership agreement of Parent OP immediately following the Partnership Merger Effective Time, until thereafter amended in accordance with the provisions thereof and in accordance with applicable Law.

          (b)    Charter and Bylaws.    At the Company Merger Effective Time, (i) the Parent Governing Documents, as in effect immediately prior to the Company Merger Effective Time, shall be the articles of incorporation and bylaws of Parent, until thereafter supplemented or amended as provided therein and in accordance with applicable Law and the applicable provisions of the Parent Governing Documents.

        Nothing in this Section 2.4 shall affect in any way the indemnification or other obligations provided for in Section 7.5.

        Section 2.5    Directors and Officers of Parent and Officers of Parent OP.

          (a)   From and after the Partnership Merger Effective Time, the officers of Parent OP at the Partnership Merger Effective Time shall continue to be the officers of Parent OP as the surviving entity of the Partnership Merger, each to hold office in accordance with the Parent Partnership Agreement.

          (b)   Subject to applicable Law and Section 2.6, at the Company Merger Effective Time, the directors of Parent immediately prior to the Company Merger Effective Time shall continue to be the directors of Parent as the surviving entity in the Company Merger, each to hold office in accordance with the Parent Governing Documents.

          (c)   From and after the Company Merger Effective Time, the officers of Parent at the Company Merger Effective Time shall continue to be the officers of Parent as the surviving entity in the Company Merger, each to hold office in accordance with the Parent Governing Documents.

        Section 2.6    Parent Board Representation.     The Parties shall take all actions necessary so that, as of the Company Merger Effective Time, the Parent Board shall be increased by one (1) member and the Parent Board shall fill the newly created vacancy by immediately appointing to the Parent Board the Person designated by the Company and set forth in Section 2.6 of the Company Disclosure Schedule (the "Company Designee"), to serve as a director on the Parent Board until the 2019 annual meeting of Parent's stockholders and until the Company Designee's successor is duly elected and qualifies, and who shall also be nominated by the Parent Board for reelection to the Parent Board at the 2019 annual meeting of Parent's stockholders to serve until the next subsequent annual meeting of the Parent's stockholders and until the Company Designee's successor is duly elected and qualifies. The Company and Parent agree that in the event that the Company Designee is unable to serve, for any reason, as a director of Parent at the Company Merger Effective Time, the Company shall have the right to designate another individual to serve as a director on the Parent Board, and to become a Company Designee, in place of such Company Designee originally designated; provided, however, that such other individual to be appointed to the Parent Board at the Company Merger Effective Time shall be reasonably acceptable to Parent.

        Section 2.7    Tax Consequences.     It is intended that, for U.S. federal income tax purposes: (a) the Company Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement be, and hereby is adopted as, a "plan of reorganization" for purposes of Sections 354 and 361 of the Code; and (b) the Partnership Merger shall qualify as and constitute an "assets-over" form of merger under Treasury Regulations Section 1.708-1(c)(3)(i), with Parent OP being the continuing partnership pursuant to Treasury Regulations Section 1.708-1(c)(1) whereby the Partnership will be treated as contributing its assets to Parent OP in exchange for New OP Units, followed by a distribution by the Partnership of the New OP Units in liquidation of the Partnership.

ARTICLE III

EFFECTS OF THE MERGERS

        Section 3.1    Effect on Capital Stock.     At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of Parent, the Company or the holders of any capital stock of the Company or Parent:

          (a)    Parent Capital Stock.    All shares of capital stock of Parent issued and outstanding as of immediately prior to the Company Merger Effective Time shall remain issued and outstanding shares of capital stock of Parent.

          (b)    Conversion of Company Common Stock.    Subject to Section 3.6, each share of Company Common Stock issued and outstanding immediately prior to the Company Merger Effective Time, other than shares of Company Common Stock to be canceled in accordance with Section 3.1(c), shall automatically be converted into the right to receive 1.02 (as the same may be adjusted pursuant to Section 3.1(d), the "Exchange Ratio") validly issued, fully paid and non-assessable shares of Parent Common Stock (the "Merger Consideration"), without interest, but subject to any withholding required under applicable tax Law, plus the right, if any, to receive pursuant to Section 3.8, cash in lieu of fractional shares of Parent Common Stock into which such shares of Company Common Stock would have been converted pursuant to this Section 3.1(b) (the "Fractional Share Consideration"). All shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (a "Certificate") or book-entry share registered in the transfer books of the Company (a "Book-Entry Share") that immediately prior to the Company Merger Effective

  Time represented shares of Company Common Stock shall cease to have any rights with respect to such shares of Company Common Stock, except, in all cases, the right to receive the Merger Consideration, without interest, in accordance with this Section 3.1(b), including the right, if any, to receive the Fractional Share Consideration, together with the amounts, if any, payable pursuant to Section 3.4(e).

          (c)    Cancellation of Company Common Stock.    Each share of Company Common Stock owned by any of the Company Parties or any wholly owned Company Subsidiary and each share of Company Common Stock owned by any of the Parent Parties or any of their respective wholly owned Subsidiaries, in each case, as of immediately prior to the Company Merger Effective Time, shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (d)    Adjustments.    The Exchange Ratio shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock or Parent Common Stock, as the case may be), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of Company Common Stock or Parent Common Stock, as the case may be, outstanding after the date hereof and prior to the Company Merger Effective Time.

        Section 3.2    Effect on Partnership Interests.     At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of Parent OP, Parent, the Partnership, the Company or the holders of Partnership OP Units or holders of Parent OP Units or the holders of Parent Preferred Units: (a) the general partner interests in the Partnership (other than the Partnership OP Units held by the Company, which shall be converted pursuant to clause (b) hereof) shall be canceled and no payment shall be made with respect thereto, and (b) each Partnership OP Unit, including any Partnership OP Unit issued upon the conversion of Company LTIP Units prior to the Partnership Merger Effective Time, that is issued and outstanding immediately prior to the Partnership Merger Effective Time shall automatically be converted into a number of new validly issued Parent OP Units ("New OP Units") in an amount equal to the Exchange Ratio, and each holder of New OP Units shall be admitted as a limited partner of Parent OP following the Partnership Merger Effective Time in accordance with the terms of the Parent Partnership Agreement. No fractional New OP Units will be issued in the Partnership Merger. Any fractional New OP Unit that would otherwise be issued to any holder of Partnership OP Units shall be rounded up to the nearest whole number and the holders of Partnership OP Units shall not be entitled to any further consideration with respect thereto.

        Section 3.3    Effect on Equity-Based Awards.

          (a)    Treatment of Company LTIP Units.    Immediately prior to the Partnership Merger Effective Time, each issued and outstanding, (i) unvested Company LTIP Unit shall automatically become fully vested in accordance with the terms of the Company Equity Incentive Plan and award agreement or other agreement or document evidencing such Company LTIP Units, and (ii) vested Company LTIP Unit eligible for conversion into a Partnership OP Unit prior to or at the Partnership Merger Effective Time shall automatically be converted into a Partnership OP Unit pursuant to the Partnership Agreement. At the Partnership Merger Effective Time, each issued and outstanding Company LTIP Unit not previously converted into a Partnership OP Unit, if any, shall be automatically converted into Parent LTIP Units in an amount equal to the Exchange Ratio, with Parent OP waiving any fees associated with the conversion of such Company LTIP Units that would otherwise be payable by the holders of such Company LTIP Units, and, for purposes of applying the limitation set forth in Section 8.6(H) of the Parent Partnership Agreement, any Parent LTIP Units issued to a holder of Company LTIP Units pursuant to this Agreement shall be treated as issued on the date on which the corresponding Company LTIP

  Units were issued to such holder by the Partnership. Each holder of Parent LTIP Units shall be admitted as an LTIP Unit limited partner of Parent OP following the Partnership Merger Effective Time in accordance with the Parent Partnership Agreement. No fractional Parent LTIP Units will be issued in connection with the conversion of such Company LTIP Units pursuant to this Section 3.3(a). Any fractional Parent LTIP Unit that would otherwise be issued to any holder of Company LTIP Units shall be rounded up to the nearest whole number and the holders of Company LTIP Units shall not be entitled to any further consideration with respect thereto.

          (b)    Treatment of Company Restricted Stock.    Immediately prior to the Company Merger Effective Time, any and all outstanding issuance and forfeiture conditions on any shares of Company Common Stock subject to Company Restricted Stock Awards shall be deemed satisfied in full, contingent upon the closing of the Company Merger, as stated in the Company Equity Incentive Plan and award agreement or other agreement or document evidencing such Company Restricted Stock Awards, and the holders of such shares of Company Common Stock will be entitled to receive the Merger Consideration pursuant to Section 3.1(b).

          (c)    Treatment of Company Options.    At the Company Merger Effective Time, each outstanding and unexercised Company Option will vest in full and will terminate and will be converted into the right of the holder thereof to receive a number of shares of Parent Common Stock, determined as of the Company Merger Effective Time, equal to (i)(A) the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Company Merger Effective Time multiplied by (B) the excess, if any, of the fair market value of a share of Company Common Stock determined immediately prior to the Company Merger Effective Time over the per share exercise price of the Company Option, rounded down to the nearest whole number of shares of Parent Common Stock, multiplied by (ii) the Exchange Ratio.

          (d)    Treatment of Company Phantom Shares.    At the Company Merger Effective Time, each outstanding Company Phantom Share will vest in full and the holder thereof shall be entitled to receive the Merger Consideration pursuant to Section 3.1(b); provided, however, that any payments or settlement in respect of Company Phantom Shares shall be subject to the terms and conditions of the award and all payments shall comply with the requirements of Section 409A of the Code.

          (e)    Company Equity Incentive Plan.    Prior to the Company Merger Effective Time, the Company and Parent agree that the Company shall, and shall be permitted under this Agreement to, take all corporate action necessary to effectuate the provisions of this Section 3.3(c).

        Section 3.4    Exchange of Certificates.

          (a)    Exchange Agent.    Not less than five (5) days prior to the dissemination of the proxy statement/prospectus in definitive form relating to the Company Stockholder Meeting and the issuance of Parent Common Stock in connection with the transactions contemplated by this Agreement (together with any amendments or supplements thereto, the "Proxy Statement/Prospectus"), Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as exchange agent (the "Exchange Agent") for the payment and delivery of the Merger Consideration and the Fractional Share Consideration, as provided in Section 3.1(b) and Section 3.8. On or before the Company Merger Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent (i) an amount of shares of Parent Common Stock in book-entry form issuable pursuant to Section 3.1(b) equal to the aggregate Merger Consideration, and (ii) cash in immediately available funds in an amount sufficient to pay the aggregate Fractional Share Consideration. Parent shall deposit or cause to be deposited with the Exchange Agent, as necessary from time to time following the Company Merger Effective Time, any dividends or other distributions, if any, to which a holder of shares of Company Common Stock may be entitled pursuant to Section 3.4(e). Such book-entry shares of Parent Common Stock, aggregate Fractional Share Consideration and the amounts of any dividends or other distributions deposited with the

  Exchange Agent pursuant to this Section 3.4(a) are collectively referred to in this Agreement as the "Exchange Fund". The Exchange Fund shall be for the sole benefit of the holders of shares of Company Common Stock. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make delivery of the Merger Consideration, payment of the Fractional Share Consideration and any amounts payable in respect of dividends or other distributions on shares of Parent Common Stock in accordance with Section 3.4(e) out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose.

          (b)    Share and Partnership OP Unit Transfer Books.

            (i)  From and after the Partnership Merger Effective Time, there shall be no transfers on the unit transfer books of the Partnership or Parent OP of Partnership OP Units. From and after the Partnership Merger Effective Time, the holders of Partnership OP Units outstanding immediately prior to the Partnership Merger Effective Time shall cease to have rights with respect to such Partnership OP Units, except as otherwise provided herein.

           (ii)  From and after the Company Merger Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of the Company Common Stock. From and after the Company Merger Effective Time, the holders of Certificates (or Book-Entry Shares) representing ownership shares of the Company Common Stock outstanding immediately prior to the Company Merger Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. From and after the Company Merger Effective Time, any Certificates or Book-Entry Shares presented to the Exchange Agent, Parent or the Company's transfer agent for any reason shall be exchanged as provided in this Section 3.4 with respect to the shares of Company Common Stock formerly represented thereby.

          (c)    Exchange Procedures.    As soon as possible after the Company Merger Effective Time (but, in any event, no later than three (3) Business Days following the Company Merger Effective Time), Parent shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a Certificate or Certificates (or affidavits of loss in lieu thereof) that immediately prior to the Company Merger Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 3.1(b): (i) a letter of transmittal (a "Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates (or affidavits of loss in lieu thereof) shall pass only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof), to the Exchange Agent, which Letter of Transmittal shall be in such form and have such other customary provisions as Parent and the Company may reasonably agree upon, and (ii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for the Merger Consideration into which the number of shares of Company Common Stock previously represented by such Certificate (or affidavits of loss in lieu thereof) shall have been converted pursuant to this Agreement, together with any amounts payable in respect of the Fractional Share Consideration in accordance with Section 3.8 and dividends or other distributions on shares of Parent Common Stock in accordance with Section 3.4(e). Upon surrender of a Certificate (or affidavit of loss in lieu thereof) to the Exchange Agent, or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, together with such Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate (or affidavit of loss in lieu thereof) shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of the shares of Company Common Stock previously represented by such Certificate (or affidavit of loss in lieu thereof) pursuant to the provisions of this Article III, plus any Fractional Share Consideration that such holder has the right to receive pursuant to the provisions of Section 3.8 and any amounts that such holder has the right to receive in respect of dividends or other distributions on shares of Parent Common Stock in accordance with Section 3.4(e) to be mailed or delivered by wire transfer, as soon as reasonably practicable following the later to occur of (A) the Company Merger Effective Time or (B) the Exchange Agent's receipt of such Certificate (or affidavit of loss in lieu thereof), and the Certificate (or affidavits of loss in lieu thereof) so surrendered shall be forthwith canceled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate (or affidavit of loss in lieu thereof) so surrendered is registered, if such Certificate (or affidavit of loss in lieu thereof) shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate (or affidavit of loss in lieu thereof) or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.4, each Certificate (or affidavit of loss in lieu thereof) shall be deemed, at any time after the Company Merger Effective Time, to represent only the right to receive, upon such surrender, the Merger Consideration as contemplated by this Article III. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate (or affidavit of loss in lieu thereof).

          (d)    Book-Entry Shares.    Any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed Letter of Transmittal to the Exchange Agent to receive the Merger Consideration (or any amounts payable in respect of the Fractional Share Consideration in accordance with Section 3.1(b) or distribution to which such holder is entitled pursuant to Section 3.4(e)) that such holder is entitled to receive pursuant to this Article III. In lieu thereof, each registered holder of one or more Book-Entry Shares shall automatically upon the Company Merger Effective Time be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver as soon as reasonably practicable after the Company Merger Effective Time, the Merger Consideration in accordance with Section 3.1(b), together with any amounts payable in respect of the Fractional Share Consideration in accordance with Section 3.1(b)3.8 and any distribution to which such holder is entitled pursuant to Section 3.4(e) for each Book-Entry Share. Payment of the Merger Consideration, Fractional Share Consideration and distributions with respect to Book-Entry Shares shall only be made to the person in whose name such Book-Entry Shares are registered. No interest shall be paid or accrue on any cash payable upon the conversion of any Book-Entry Share.

          (e)    Dividends with Respect to Parent Common Stock.    No dividends or other distributions with respect to Parent Common Stock with a record date after the Company Merger Effective Time shall be paid to the holder of any unsurrendered Certificate (or affidavit of loss in lieu thereof) or unsurrendered Book-Entry Share with respect to the shares of Parent Common Stock issuable hereunder, and all such dividends and other distributions shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share with respect to the shares of Parent Common Stock issuable hereunder in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Certificate (or affidavit of loss in lieu thereof) or the conversion of such Book-Entry Share, there shall be paid to the holder thereof, without interest, (i) the amount of dividends or other distributions with a record date after the Company Merger Effective Time theretofore paid with respect to such shares of Parent Common Stock to which such holder is entitled pursuant to this Agreement, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Company Merger Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

          (f)    No Further Ownership Rights in Company Common Stock.    At the Company Merger Effective Time, holders of shares of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Company other than the right to receive the Merger Consideration as provided in Section 3.1(b) , together with any amounts payable in respect of the Fractional Share Consideration in accordance with Section 3.8 and dividends or other distributions on shares of Parent Common Stock in accordance with Section 3.4(e). The Merger Consideration paid upon the surrender for exchange of Certificates (or affidavits of loss in lieu thereof) representing shares of Company Common Stock (or automatic conversion in the case of Book-Entry Shares) in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the shares of Company Common Stock theretofore represented by such Certificates or Book-Entry Shares.

          (g)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including any Fractional Share Consideration and any applicable dividends or other distributions with respect to Parent Common Stock) which remains undistributed to the holders of shares of Company Common Stock for six (6) months after the Company Merger Effective Time shall be delivered to Parent, upon demand, and any former holders of shares of Company Common Stock prior to the Company Merger who have not theretofore complied with this Article III shall thereafter look only to Parent and only as general creditors thereof for payment of the Merger Consideration.

          (h)    No Liability.    None of the Parent Parties, the Company Parties, the Exchange Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person if any portion of the Exchange Fund has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any such shares immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of any claims or interest of such holders or their successors, assigns or personal representatives previously entitled thereto.

          (i)    Investment of Exchange Fund.    The Exchange Agent shall invest the cash portion of the Exchange Fund, as directed by the Parent. Any net profit resulting from, or interest or other income produced by, such investments shall be paid to Parent. No investment of the Exchange Fund shall relieve Parent or the Exchange Agent from making the payments required by this Article III. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of any of the cash payments contemplated by Section 3.4(e) or Section 3.8, Parent shall, as promptly as reasonably practicable, replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments in accordance with Section 3.4(e) and Section 3.8.

        Section 3.5    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, to the extent required by Parent or the Exchange Agent, the posting by such Person of a bond in customary amount, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, Fractional Share Consideration and any dividends or distributions to which such holder is entitled pursuant to this Article III.

        Section 3.6    Withholding Rights.     Each of the Parties, each of their respective Representatives and the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration and the Fractional Share Consideration (and any other consideration otherwise payable pursuant to this Agreement or deemed paid for Tax purposes), such amounts as it is required to deduct and withhold with respect to such payments under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax Law. Any such amounts so deducted and withheld shall be paid over to the applicable Governmental Authority in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        Section 3.7    Dissenters' Rights.     No dissenters' or appraisal rights, or rights of objecting stockholders under Title 3, Subtitle 2 of the MGCL, shall be available with respect to the Mergers or other transactions contemplated hereby, including any remedy under Sections 3-201 et seq. of the MGCL.

        Section 3.8    No Fractional Shares.     No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Company Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall receive, in lieu thereof, cash, without interest, in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the VWAP of Parent Common Stock.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

        Except (a) as disclosed in publicly-available Company SEC Reports filed with, or furnished to, as applicable, the SEC on or after January 1, 2016 and at least two (2) Business Days prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading "Risk Factors" (but including any description of historic facts or events included therein) and any disclosure of risks or other matters included in any "forward-looking statements" disclaimer (but including any description of historic facts or events included therein) or other statements that are cautionary, predictive or forward-looking in nature), or (b) as set forth in the disclosure schedules of the Company Parties delivered at or prior to the execution of this Agreement by the Company Parties to the Parent Parties (the "Company Disclosure Schedule") (it being acknowledged and agreed that disclosure of any item in any Section of Article IV of the Company Disclosure Schedule shall qualify or modify the Section of Article IV to which it corresponds and any other Section of this Article IV to the extent the applicability of the disclosure to such other Section is reasonably apparent from the text of the disclosure made; provided, that (x) nothing in the Company Disclosure Schedule is intended to broaden the scope of any representation or warranty of the Company Parties made herein and (y) no reference to or disclosure of any item or other matter in the Company Disclosure Schedule shall be construed as an admission or indication that (1) such item or other matter is material, (2) such item or other matter is required to be referred to or disclosed in the Company Disclosure Schedule or (3) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which the Company or any of the Company Subsidiaries is a party exists or has actually occurred), each of the Company Parties, jointly and severally, represent and warrant to the Parent Parties that:

        Section 4.1    Existence; Good Standing; Compliance with Law.

          (a)   The Company is a corporation duly formed, validly existing and in good standing under the Laws of the State of Maryland. Section 4.1(a) of the Company Disclosure Schedule lists the jurisdictions in which the Company is duly qualified or licensed to do business as a foreign corporation. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have, or reasonably be expected to have, a Company

  Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate, lease, hold and encumber its properties and carry on its business as now conducted.

          (b)   A true, correct and complete list of each of the Company's Subsidiaries (each a "Company Subsidiary" and, collectively, the "Company Subsidiaries"), together with the jurisdiction of organization and the Company's direct or indirect ownership or other equity interest in each such Company Subsidiary, is listed in Section 4.1(b) of the Company Disclosure Schedule. Each of the Company Subsidiaries is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification or licensing, except for jurisdictions in which such failure to be so qualified, licensed or to be in good standing would not, individually or in the aggregate, have or reasonably be expected to have, a Company Material Adverse Effect. Each Company Subsidiary has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

          (c)   The Company has previously made available to Parent true, correct and complete copies of (i) the Company Articles of Incorporation, (ii) the Company Bylaws (together with the Company Articles of Incorporation, the "Company Governing Documents"), (iii) the certificate of limited partnership of the Partnership (the "Certificate of Limited Partnership"), (iv) the amended and restated agreement of limited partnership of the Partnership (the "Partnership Agreement" and, together with the Certificate of Limited Partnership, the "Partnership Governing Documents"), in each case as amended and in effect on the date of this Agreement. Each of the Company Governing Documents and the Partnership Governing Documents are in full force and effect, and neither the Company nor the Partnership is in violation of any of the provisions of such documents.

        Section 4.2    Authority.

          (a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement to which the Company is a party, including the Company Merger. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on behalf of the Company, subject, with respect to the Company Merger, to receipt of the Company Stockholder Approval, and to the filing of the Articles of Merger with the SDAT and, with respect to the Partnership Merger, to the filing of the Partnership Merger Certificate with the DSOS. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Company Merger or to consummate the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by each of the Parent Parties, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (b)   The Company Board, at a duly held meeting, has, on behalf of the Company and in its capacity as the general partner of the Partnership, (i) duly and validly authorized and approved the execution, delivery and performance of this Agreement and the Mergers and declared that the Mergers are advisable and in the best interests of the Company or the Partnership, as applicable,

  (ii) directed that the Company Merger and the other transactions contemplated hereby be submitted for consideration at the Company Stockholder Meeting, and (iii) resolved to recommend that the stockholders of the Company vote in favor of the approval of the Company Merger (the "Company Recommendation") and to include the Company Recommendation in the Proxy Statement/Prospectus, except that this clause (iii) is subject to Section 7.4(b)(iv) and Section 7.4(b)(v), and such resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way.

          (c)   The Partnership has all requisite limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to which the Partnership is a party, including the Partnership Merger. The execution, delivery and performance by the Partnership of this Agreement and the consummation by the Partnership of the transactions contemplated hereby have been duly authorized by all necessary partnership action, and no other partnership proceedings or organizational action on the part of the Partnership are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, with respect to the Partnership Merger, to the filing of the Partnership Merger Certificate with the DSOS. This Agreement has been duly executed and delivered by the Partnership and, assuming the due authorization, execution and delivery hereof by each of the Parent Parties, constitutes a valid and legally binding obligation of the Partnership, enforceable against Partnership in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        Section 4.3    Capitalization.

          (a)   The authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock") and 100,000,000 Shares-in-Trust, $0.01 par value per share ("Company Shares-in-Trust"). As of the close of business on April 23, 2018, (i) 94,098,626 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) no shares of Company Shares-in-Trust were issued and outstanding, (iv) an aggregate of 1,259,521 shares of Company Common Stock were reserved for issuance pursuant to the terms of outstanding Company LTIP Units, Company Phantom Shares and Company Options granted pursuant to the Company Equity Incentive Plan, (v) 2,368,367 shares of Company Common Stock have been authorized and reserved for issuance pursuant to the Company Equity Incentive Plan, subject to adjustment on the terms set forth in the Company Equity Incentive Plan, (vi) no warrants, rights, performance shares, performance share units, convertible or exchangeable securities or similar securities rights that are derivative of, or provide economic rights based, directly or indirectly, on the value or price of, any capital stock or other voting securities or ownership interests in the Company or any Company Subsidiary (other than the Company LTIP Units, Company Phantom Shares and Company Options disclosed in clause (iv) and the Partnership OP Units disclosed in clause (vii)) with respect to the Company Common Stock were outstanding, (vii) 2,173,228 shares of Company Common Stock were reserved for issuance upon redemption of Partnership OP Units and (viii) 1,129,886 shares of Company Common Stock were reserved for issuance under the Company Dividend Reinvestment and Stock Purchase Plan. Since April 23, 2018 to the date of this Agreement, no shares of capital stock of the Company have been issued or reserved for issuance other than, in each case, with respect to shares of Common Stock reserved for issuance as described above. All issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

          (b)   The Company has no outstanding bonds, debentures, notes or other obligations or securities the holders of which have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the stockholders of the Company on any matter (whether together with such stockholders or as a separate class).

          (c)   Section 4.3(c) of the Company Disclosure Schedule sets forth a true, complete and correct list of all outstanding equity awards as of April 23, 2018, including Company LTIP Units, Company Phantom Shares, Company Options and Company Restricted Stock Awards, granted by the Company under the Company Equity Incentive Plan (each a "Company Equity Award" and, collectively, the "Company Equity Awards"), including the name of the Person to whom such Company Equity Awards have been granted, the number of shares of Company Common Stock subject to each Company Equity Award, the date on which such Company Equity Award was granted and the terms for vesting of such Company Equity Award. All shares of Company Common Stock to be issued pursuant to any Company Equity Award shall be, when issued, duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights. As of April 23, 2018, there were an aggregate of 1,340,363 Company Equity Awards outstanding. Other than the Company Equity Awards set forth in Section 4.3(c) of the Company Disclosure Schedule there are no other equity-based awards or other rights with respect to shares of the Company's Common Stock issued and outstanding under the Company Equity Incentive Plan as of April 23, 2018. All Company Equity Awards were (i) granted, accounted for, reported and disclosed in accordance with applicable Law and accounting rules and (ii) granted in accordance with the terms of the Company Equity Incentive Plan. The treatment of the Company Equity Awards contemplated in Section 3.3(b) complies with the terms of the Company Equity Incentive Plan and applicable award agreements.

          (d)   Except as set forth in Section 4.3(d) of the Company Disclosure Schedule, there are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any shares of capital stock or other equity interests of the Company or any Company Subsidiary or which restrict the transfer of any such shares, nor are there, to the Company's Knowledge, any third party agreements or understandings with respect to the voting of any such shares or equity interests or which restrict the transfer of any such shares or equity interests.

          (e)   Except as set forth in the Partnership Agreement and Section 4.3(e) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem, exchange, convert or otherwise acquire any shares of capital stock, partnership interests or any other securities of the Company or any Company Subsidiary.

          (f)    Except as set forth in Section 4.3(f) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act.

          (g)   The Company does not have a "poison pill" or similar stockholder rights plan.

          (h)   Except as set forth in this Section 4.3 and in Section 4.3(h) of the Company Disclosure Schedule, there are no (i) voting trusts, proxies or other similar agreements or understandings to which the Company or any Company Subsidiary was bound with respect to the voting of any shares of capital stock of the Company or Company Subsidiaries, (ii) contractual obligations or commitments of any character to which the Company or any Company Subsidiary was a party or by which the Company or any Company Subsidiary was bound restricting the transfer of, or requiring the registration for the sale of, any shares of capital stock of the Company or any Company Subsidiary or (iii) stock appreciation rights, performance shares, performance share units, contingent value rights, "phantom" stock or similar securities rights that are derivative of, or provide economic rights based, directly or indirectly, on the value or price of, any capital stock or other voting securities or ownership interests in the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has granted any pre-emptive rights, anti-dilutive rights, or rights of first refusal or similar rights with respect to any of its capital stock or other equity interests.

          (i)    All dividends or other distributions on the shares of Company Common Stock and any material dividends or other distributions on any securities of any Company Subsidiary which have been authorized and declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

          (j)    The Company is the sole general partner of the Partnership. As of April 23, 2018, the Company owned 96.7% of the Partnership OP Units. As of April 23, 2018, the Partnership's Limited Partners (as defined in the Partnership Agreement) (not including the Partnership OP Units held by the Company), owned 3.3% of the Partnership OP Units. Section 4.3(j) of the Company Disclosure Schedule sets forth a true, correct and complete list of the holders of all Partnership OP Units, such holder's most recent address and the exact number and type (e.g., general, limited, etc.) of Partnership OP Units held as of April 23, 2018. Except as set forth in this Section 4.3 or in Section 4.3(j) of the Company Disclosure Schedule, there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Partnership to issue, transfer or sell any partnership interests of the Partnership. Except as set forth in the Partnership Agreement, this Section 4.3 or in Section 4.3(j) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Partnership to repurchase, redeem or otherwise acquire any partnership interests of the Partnership. The partnership interests owned by the Company and, to the Company's Knowledge, the partnership interests owned by the Partnership's Limited Partners (as defined in the Partnership Agreement), are subject only to the restrictions on transfer set forth in the Partnership Agreement and those imposed by applicable Securities Laws.

        Section 4.4    Subsidiary Interests.     All issued and outstanding shares of capital stock of each of the Company Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the other Company Subsidiaries are duly authorized and validly issued. Except as set forth in Section 4.4 of the Company Disclosure Schedule, there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate any Company Subsidiary (other than the Partnership OP Units and Company LTIP Units disclosed pursuant to Section 4.3) to issue, transfer or sell any interests with respect to any Company Subsidiary. Except for the Partnership OP Units identified in Section 4.3(j) of the Company Disclosure Schedule as being owned by a holder other than the Company and as disclosed in Section 4.4 of the Company Disclosure Schedule, all issued and outstanding shares or other equity interests of each Company Subsidiary are owned directly or indirectly by the Company free and clear of all liens, pledges, security interests, claims, call rights, options, right of first refusal, rights of first offer, agreements, limitations on the Company's or any Company Subsidiary's voting rights, charges or other encumbrances of any nature whatsoever.

        Section 4.5    Other Interests.     Except for the interests in the Company Subsidiaries set forth in Section 4.1(b) of the Company Disclosure Schedule and as set forth in Section 4.5 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any Person.

        Section 4.6    Consents and Approvals; No Violations.     Except as set forth in Section 4.6 of the Company Disclosure Schedule, subject to receipt of the Company Stockholder Approval, and except (a) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, state securities or state "blue sky" Laws, and (b) for filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT, and the filing of the Partnership Merger Certificate with the DSOS, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company Parties of the transactions contemplated hereby or compliance by the Company or the Company Subsidiaries with any of the provisions hereof will (i) conflict with or result in any breach or violation of any provision of the Company Governing Documents or the Partnership Governing Documents, (ii) require any filing by the Company or any Company Subsidiary with, notice to, or permit, authorization, consent or approval of, any Governmental Authority, except (A) the filing with the SEC of (I) the Proxy Statement/Prospectus in preliminary and definitive form and of a registration statement on Form S-4 pursuant to which the offer and sale of shares of Parent Common Stock in the Company Merger will be registered pursuant to the Securities Act (together with any amendments or supplements thereto, the "Form S-4"), and declaration and effectiveness of the Form S-4, and (II) such reports under, and other compliance with, the Exchange Act (and the rules and regulations promulgated thereunder) and the Securities Act (and the rules and regulations promulgated thereunder) as may be required in connection with this Agreement and the transactions contemplated hereby, (B) as may be required under the rules and regulations of the NYSE, and (C) such filings as may be required in connection with Transfer Taxes, (iii) require any consent or notice under, result in a violation or breach by the Company or any Company Subsidiary of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, result in the triggering of any payment or result in the creation of any Encumbrance on any property or asset of the Company or any of the Company Subsidiaries pursuant to any of the terms, conditions or provisions of any Company Material Contract to which Company or any Company Subsidiary is a party or by which it or any of its respective properties or assets may be bound, or (iv) violate or conflict with any Law applicable to the Company or any Company Subsidiary or any of its respective properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches or defaults which would not, individually or in the aggregate, have, or would reasonably be expected to have, a Company Material Adverse Effect.

        Section 4.7    Compliance with Applicable Laws.     Since January 1, 2016, none of the Company or any Company Subsidiary has been, or is in, violation of, or has been given written notice of or been charged with any violation of, any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound (except for Laws addressed in Section 4.12, Section 4.13 or Section 4.21, which shall be governed solely by such Sections), except for any such violations that have been cured, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except for the Permits that are the subject of Section 4.12 and Section 4.13, which are addressed solely in those Sections, the Company and each Company Subsidiary has all permits, authorizations, approvals, registrations, certificates, orders, waivers, clearances and variances (each, a "Permit") necessary to conduct the Company's or a Company Subsidiary's business, as applicable, substantially as it is being conducted as of the date hereof, except in each case as would not reasonably be likely to have a Company Material Adverse Effect. To the Company's Knowledge, none of the Company or any Company Subsidiary has received written notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business. All such Permits are valid and in full force and effect and there are no pending or, to the Company's Knowledge, threatened administrative or judicial Actions that would reasonably be expected to result in modification, termination or revocation thereof, except which modification, termination or revocation would not, individually or in the aggregate, have, or would reasonably be expected to have, a Company Material Adverse Effect. Since January 1, 2016, the Company and each Company Subsidiary has been in material compliance with the terms and requirements of such Permits.

        Section 4.8    SEC Reports, Financial Statements and Internal Controls.

          (a)   Each of the Company Parties has, since January 1, 2016, filed with or otherwise furnished to (as applicable) the SEC on a timely basis all reports, schedules, forms, registration statements, definitive proxy statements and other documents required to be filed or furnished by it under the Exchange Act or the Securities Act (the "Securities Laws"), together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act") (such documents, together with any documents and information incorporated therein by reference, collectively, the "Company SEC Reports"), all of which were prepared in all material respects in accordance with the requirements of the Securities Laws. As of their respective dates, the Company SEC Reports (other than preliminary materials) (a) complied (or with respect to Company SEC Reports filed after the date hereof, will comply) as to form in all material respects with the requirements of the Securities Laws and (b) at the time of filing or being furnished (or effectiveness in the case of registration statements) did not (or with respect to Company SEC Reports filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Company SEC Reports filed or furnished and publicly available prior to the date of this Agreement and provided that no representation or warranty is made hereunder as to statements made or incorporated by reference in the Form S-4 or the Proxy Statement/Prospectus that were not supplied by or on behalf of the Company or the Partnership. Neither the Company nor the Partnership has any outstanding and unresolved comments from the SEC with respect to the Company SEC Reports. Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings or cash flows, as the case may be, of the Company and the Company Subsidiaries for the periods set forth therein, in each case in accordance with GAAP and the applicable rules, accounting requirements and regulations of the SEC consistently applied during the periods involved, except to the extent such financial statements have been modified or superseded by later Company SEC Reports, and except, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act and pursuant to Sections 13 or 15(d) of the Exchange Act and for normal year-end audit adjustments which would not be material in amount or effect. With the exception of the Partnership, no Company Subsidiary is required to file any form or report with the SEC.

          (b)   Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement, including any contract relating to any transaction or relationship between or among the Company and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate of the Company or any Company Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company, any Company Subsidiary or such Company's or Company Subsidiary's audited financial statements or other Company SEC Reports.

          (c)   There are no liabilities of the Company or any Company Subsidiary of a nature that would be required under GAAP to be set forth on the financial statements of the Company or the notes thereto, other than liabilities (i) adequately provided for on the balance sheet of the Company dated as of December 31, 2017 (including the notes thereto) as required by GAAP, (ii) incurred under this Agreement or in connection with the transactions contemplated hereby, (iii) that will be discharged or paid in full prior to the Closing Date, or (iv) incurred in the ordinary course of business, consistent with past practice, subsequent to December 31, 2017.

          (d)   Since the end of the Company's most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company's internal control over financial reporting (whether or not remediated) and no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred since December 31, 2017 that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting. Since January 1, 2016, (x) the Company has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information relating to the Company and required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure, (y) to the Company's Knowledge, such disclosure controls and procedures are effective in timely alerting the principal executive officer and principal financial officer of the Company to material information relating to the Company required to be included in the reports the Company is required to file under the Exchange Act, and (z) the Company's principal executive officer and its principal financial officer have disclosed to the Company's independent registered public accounting firm and the audit committee of the Company Board (A) all known significant deficiencies and material weaknesses in the design or operation of the Company's internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information, and (B) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. As of the date of this Agreement, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and the regulations of the SEC promulgated thereunder, and the statements contained in all such certifications were, as of their respective dates made, complete and correct in all material respects.

        Section 4.9    Litigation.     There is no Action pending or, to the Company's Knowledge, threatened against the Company or any of the Company Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary nor any of the Company Properties is subject to any outstanding order, writ, judgment, injunction, stipulation, award or decree of any Governmental Authority that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.10    Absence of Certain Changes.     Except as set forth in Section 4.10 of the Company Disclosure Schedule, from January 1, 2018 through the date hereof, the Company and the Company Subsidiaries have conducted their businesses in all material respects in the ordinary course of business consistent with past practice and there has not been: (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than the regular quarterly dividends to be paid to holders of Company Common Stock); (b) any Company Material Contracts entered into by the Company or any of the Company Subsidiaries; (c) any material change in the Company's accounting principles, practices or methods except insofar as may have been required by a change in GAAP; or (d) any Event that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.11    Taxes.

          (a)   Each of the Company and the Company Subsidiaries (a) has timely filed (or had filed on their behalf) all material Tax Returns required to be filed by any of them (after giving effect to any filing extension granted by a Governmental Authority), and such Tax Returns are true, correct and complete in all material respects, and (b) has timely paid (or had timely paid on their behalf) all material Taxes required to be paid by it, other than Taxes being contested in good faith and for which adequate reserves have been established in the Company's most recent financial statements contained in the Company SEC Reports.

          (b)   Each of the Company and DCT Industrial Value Fund I, Inc., a Maryland corporation (the "Cabot REIT"), (i) for all taxable years commencing with the taxable year ending, in the case of the Company, December 31, 2003, and, in the case of Cabot REIT, December 31, 2005, in each case, through December 31, 2017 has been subject to taxation as a "real estate investment trust" (a "REIT") within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since December 31, 2017 to the date hereof, and will continue to operate until the Closing, in such a manner as to permit it to continue to qualify as a REIT, and (iii) has not taken or omitted to take any action that would reasonably be expected to result in a successful challenge by the IRS or any other Governmental Authority to its status as a REIT.

          (c)   The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements in accordance with GAAP, whether or not shown as being due on any Tax Returns.

          (d)   No deficiencies for any Taxes have been asserted or assessed in writing against the Company or any of the Company Subsidiaries and remain outstanding as of the date of this Agreement, and no requests for waivers of the time to assess any such Taxes are pending.

          (e)   The Company does not directly or indirectly hold any asset the disposition of which would subject it to tax on built-in gain pursuant to IRS Notice 88-19, Section 1.337(d)-7 of the Treasury Regulations, or any other temporary or final regulations issued under Section 337(d) of the Code or any elections made thereunder.

          (f)    No entity in which the Company directly or indirectly owns an interest is or at any time since the later of its acquisition or formation has been a corporation for United States federal income tax purposes, other than the Cabot REIT, a corporation that qualifies as a "qualified REIT subsidiary" within the meaning of Section 856(i)(2) of the Code ("Qualified REIT Subsidiary") or a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code ("Taxable REIT Subsidiary"). Section 4.11(f) of the Company Disclosure Schedule sets forth a true, correct and complete list of each entity in which the Company directly or indirectly owns an interest and the U.S. federal income tax status of such entity as a REIT, Qualified REIT Subsidiary, Taxable REIT Subsidiary, "partnership" or entity disregarded from its owner, controlled foreign corporation or passive foreign investment company.

          (g)   No entity in which the Company directly or indirectly owns an interest is or at any time since the later of its acquisition or formation has been a "publicly traded partnership" taxable as a corporation under of Section 7704(b) of the Code.

          (h)   Taking into account all distributions to be made by the Company and the Cabot REIT prior to the Company Merger Effective Time, each of the Company and the Cabot REIT will have distributed cash to its stockholders (i) in the case of the Company, in its taxable year ending with the Company Merger in an amount equal to or in excess of the amount required to be distributed pursuant to Section 857(a) of the Code in respect of its taxable year ending with the Company

  Merger, and (ii) in the case of the Cabot REIT, in its taxable year in which the Company Merger occurs in an amount equal to or in excess of the amount required to be distributed pursuant to Section 857(a) of the Code in respect of such taxable year determined as if such taxable year ended with the Company Merger, and in each case the calculation of such amounts shall be provided to Parent for its review and comment.

          (i)    Neither the Company nor any Company Subsidiary (other than a Taxable REIT Subsidiary of the Company) has engaged at any time in any "prohibited transactions" within the meaning of Section 857(b)(6) of the Code. Neither the Company nor any Company Subsidiary has engaged in any transaction that would give rise to "redetermined rents", "redetermined deductions", "excess interest" or "redetermined TRS service income", in each case as defined in Section 857(b)(7) of the Code.

          (j)    (i) There are no audits, investigations by any Governmental Authority or other proceedings ongoing or, to the knowledge of the Company, threatened with regard to any material Taxes or Tax Returns of the Company or any Company Subsidiary, including claims by any Governmental Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns; (ii) neither the Company nor any of the Company Subsidiaries has entered into any "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); and (iii) neither the Company nor any Company Subsidiary has requested or received a ruling from, or requested or entered into a binding agreement with, the IRS or other Governmental Authorities relating to Taxes.

          (k)   The Company and the Company Subsidiaries have complied, in all material respects, with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471 through 1474, and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate Governmental Authority all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

          (l)    There are no liens for Taxes upon any property or assets of the Company or any Company Subsidiary except liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

          (m)  There is no Tax allocation or sharing agreement or similar arrangement with respect to which the Company or any Company Subsidiary is a party (other than customary arrangements under commercial contracts or borrowings entered into in the ordinary course of business). Except as set forth in Section 4.11(m) of the Company Disclosure Schedule, there are no Tax Protection Agreements to which the Company, any Company Subsidiary or any other entity in which the Company or a Company Subsidiary has an interest is directly or indirectly subject. For purposes of this Agreement, "Tax Protection Agreement" means any agreement pursuant to which a Person has agreed to (i) maintain a minimum level of debt, continue a particular debt or allocate a certain amount of debt to a particular Person, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) use or refrain from using a particular method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of such Person or any of its subsidiaries, (v) use or refrain from using a particular method for allocating one or more liabilities of such Person or any of its subsidiaries under Section 752 of the Code, and/or (vi) only dispose of assets in a particular manner, in each case for Tax reasons.

          (n)   Except for ordinary course transactions that may be "reportable transactions" solely on account of the recognition of a tax loss, neither the Company nor any Company Subsidiary is or has been a party to any "reportable transaction" as such term is used in the Treasury regulations under Section 6011 of the Code.

          (o)   Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (p)   The Company has no Knowledge of any prior or current ownership of the Company's Common Stock (through the date hereof) that would prevent the Company from qualifying as a "domestically controlled qualified investment entity" within the meaning of Section 897(h)(4)(B) of the Code.

          (q)   Neither the Company nor any of the Company Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

          (r)   Section 4.11(r) of the Company Disclosure Schedule sets forth a list of all transactions intended to qualify as an exchange subject to Section 1031(a)(1) of the Code in which the Company nor any of the Company Subsidiaries has participated that has not been completed as of the date hereof.

          (s)   Neither the Company nor any of the Company Subsidiaries (other than a Taxable REIT Subsidiary) has or has had any earnings and profits attributable to such entity or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.

        Section 4.12    Properties.

          (a)   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of Company Subsidiaries owns fee simple title to, or has a leasehold interest in, each of the real properties identified as owned by the Company in the Company SEC Reports (collectively, the "Company Properties"). In each case, such Company Properties are owned or leased, as the case may be, free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances"), except as set forth in Section 4.12(a) of the Company Disclosure Schedule and for (i) liens for Taxes or other governmental charges, assessments or levies that are not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Company (if such reserves are required by GAAP), (ii) statutory landlord's, mechanic's, carrier's, workmen's, repairmen's or other similar liens arising or incurred in the ordinary course of business consistent with past practice that are not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Company (if such reserves are required by GAAP), or that are not otherwise material, (iii) Encumbrances disclosed in the public records or in existing title policies, the existence of which does not, and would not reasonably be expected to, materially impair the marketability, value or use and enjoyment of such real property, and (iv) other Encumbrances that do not, and would not reasonably be expected to, materially impair or interfere with the marketability, value or use and enjoyment of any such real property (as such property is currently being used or, with respect to any development properties, intended to be used).

          (b)   Section 4.12(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of the real property which, as of the date of this Agreement, is under contract to be purchased by the Company or a Company Subsidiary after the date of this Agreement or that is required under a binding contract to be leased or subleased by the Company or a Company Subsidiary as lessee or sublessee after the date of this Agreement. Except as set forth in Section 4.12(b) of the Company Disclosure Schedule, there are no written agreements to which either the Company or any Company Subsidiary is a party pursuant to which either the Company or any Company Subsidiary is obligated to buy, lease or sublease any real properties at some future date.

          (c)   There are title insurance policies issued to the Company or the applicable Company Subsidiary for each Company Property, and no written claim has been made against any such policy by the Company or any Company Subsidiary.

          (d)   Neither the Company nor any Company Subsidiary has received written notice of any violation of any Law affecting any of the Company Properties, which has not been cured, contested in good faith or which violations would individually, or in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect.

          (e)   Neither the Company nor any Company Subsidiary has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or, to the Company's Knowledge, threatened with respect to any of the Company Properties, that would interfere in any material manner with the current use (or with respect to development properties, the future intended use) of the Company Properties (assuming its continued use in the manner it is currently used), or otherwise impair in any material manner the operations of such Company Properties (assuming (other than in connection with development properties) its continued use in the manner it is currently operated), or (ii) any Laws including, without limitation, any zoning regulation or ordinance, building or similar Law, code, ordinance, order or regulation has been violated (and remains in violation) for any Company Property (other than violations of any zoning regulation or ordinance resulting from a change to such zoning regulation or ordinance which render such Company Property legally non-conforming pursuant to such zoning regulations or ordinances), which have not been cured, contested in good faith or which violations would individually, or in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect.

          (f)    Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, any statutory rights or options to occupy or purchase any Company Property in favor of a Governmental Authority, neither the Company nor any of the Company Subsidiaries has granted any unexpired option agreements, rights of first offer or rights of first refusal with respect to the purchase of a Company Property or any portion thereof or any other unexpired rights in favor of any Persons to purchase or otherwise acquire a Company Property or any portion thereof or entered into any contract for sale or letter of intent to sell any Company Property or any portion thereof.

          (g)   To the Company's Knowledge, each of the Company Properties has sufficient direct or indirect access to and from publicly dedicated streets for its current use and operation, without any constraints that materially interfere with the normal use, occupancy and operation thereof.

          (h)   Section 4.12(h) of the Company Disclosure Schedule lists all ground leases (whether as lessor or lessee) affecting the interest of the Company or any Company Subsidiary in the Company Properties in effect as of the date hereof, true and complete in all material respects copies of which ground leases were made available to Parent on the Company Datasite prior to the date hereof.

          (i)    Section 4.12(i) of the Company Disclosure Schedule sets forth a true, correct and complete list of the real property which is under ground-up development as of the date hereof (each, a "Company Development Property", and, collectively, the "Company Development Properties"). There are no defaults under any of the Company Development Contracts which, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect. Company or Company Subsidiaries have obtained any and all material approvals, consents and authorizations to initiate and complete the currently contemplated development, redevelopment or constructions of the Company Development Properties. Section 4.12(i) of the Company Disclosure Schedule lists the common name and address of each Company Property which is vacant land.

        Section 4.13    Environmental Matters.

          (a)   The Company and the Company Subsidiaries (i) are in compliance in all material respects with all Environmental Laws, and (ii) are in compliance in all material respects with their respective Environmental Permits.

          (b)   Neither the Company nor any Company Subsidiary has received any written notice alleging that the Company or any Company Subsidiary may be in violation of, or have liability under any Environmental Law the subject of which remains unresolved, except, as such violation or liability has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   Neither the Company nor any Company Subsidiary has entered into or agreed to any consent decree or order or is a party to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials that, in each case, would be reasonably likely to result in material liability for the Company or any Company Subsidiary.

          (d)   Since January 1, 2016, neither the Company nor any Company Subsidiary has (i) contractually assumed any material liability of another Person under any Environmental Law or (ii) released Hazardous Materials on any real property owned, leased or operated by the Company or the Company Subsidiaries, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (e)   Notwithstanding any other provision of this Agreement, this Section 4.13 contains the exclusive representations and warranties of the Company Parties with respect to Environmental Laws, Hazardous Materials or other environmental matters.

        Section 4.14    Employee Benefit Plans.

          (a)   Section 4.14(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of every material employee benefit plan, within the meaning of ERISA Section 3(3) (whether or not subject to ERISA), and each bonus, stock, stock option or other equity-based compensation arrangement or plan, incentive, deferred compensation, retirement or supplemental retirement, severance, employment, change-in-control, profit sharing, pension, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, and each insurance and other similar fringe or employee benefit plan that is currently maintained or contributed to by the Company or any Company Subsidiary or under or with respect to which the Company or any Company Subsidiary or their respective ERISA Affiliates would have any material liability ("Company Employee Programs").

          (b)   Each Company Employee Program that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS regarding its qualification thereunder and, to the Company's knowledge, no event has occurred and no condition exists that could reasonably be expected to result in the revocation of any such determination.

          (c)   Each Company Employee Program complies in form and has been administered in accordance with the requirements of applicable Law, including, without limitation, ERISA and the Code, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and is being administered and operated in all material respects in accordance with its terms. No Company Employee Program or any other employee benefit plan maintained, sponsored or contributed to by the Company or any ERISA Affiliate now or at any time within the previous six years was subject to Title IV of ERISA or is a multiemployer plan, within the meaning of ERISA Section 3(37). None of the Company Benefit Programs is a multiple employer pension plan or a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).

          (d)   All payments and/or contributions required to have been made with respect to all Company Employee Programs either have been made or have been accrued in accordance with the terms of the applicable Company Employee Program and applicable Law.

          (e)   No material liability or Action has been made, commenced or, to the knowledge of the Company, threatened with respect to any Company Employee Program (other than for benefits payable in the ordinary course of business).

          (f)    No Company Employee Program provides for post-termination or retiree medical benefits (other than under Section 4980B of the Code or pursuant to state health continuation laws) to any current or future retiree or former employee, other than as set forth in Section 4.14(f) of the Company Disclosure Schedule.

          (g)   Except as set forth in Section 4.14(g) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Company Merger will (either alone or together with any other event) (i) result in, or cause the accelerated vesting payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or other service provider of the Company, or (ii) result in any payment or benefit to any person which would constitute an "excess parachute payment" (within the meaning of Section 280G of the Code).

          (h)   There have been no non-exempt "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Company Benefit Program and none of the Company or any of its ERISA Affiliates has engaged in any prohibited transaction, in any case that have not been corrected in full, except, in either case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (i)    The Company, and each Employee Benefit Plan that is a "group health plan" as defined in Section 733(a)(1) of ERISA (a "Health Plan"), (i) is currently in compliance in all material respects with the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 ("PPACA"), the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152 ("HCERA"), and the regulations and guidance issued thereunder, and (ii) has been in compliance in all material respects with such Laws since March 23, 2010. No event has occurred, and no conditions or circumstance exists, that would reasonably be expected to subject the Company, or any Health Plan, to material penalties or excise taxes under Sections 4980D, 4980H, or 4980I of the Code or any other provision of PPACA, HCERA, or the Code.

        Section 4.15    Labor and Employment Matters.

          (a)   Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization, nor are there any negotiations or discussions currently pending or occurring between the Company, or any of the Company Subsidiaries, and any union or employee association regarding any collective bargaining agreement or any other work rules or polices. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries relating to their business. To the Company's Knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Company Subsidiaries.

          (b)   There are no proceedings pending or, to the Company's Knowledge, threatened against the Company or any of the Company Subsidiaries in any forum by or on behalf of any present or former employee of the Company or any of the Company Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied employment contract, violation of any Law governing employment or the termination thereof, or any other discriminatory, wrongful or tortious conduct on the part of the Company or any of the Company Subsidiaries in connection with the employment relationship, which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

          (c)   Since January 1, 2016, the Company and the Company Subsidiaries have been and are in compliance with (i) all applicable Laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, harassment, non-discrimination in employment, workers' compensation, unemployment compensation and the collection and payment of withholding or payroll Taxes and similar Taxes and (ii) all obligations of the Company and the Company Subsidiaries under any employment agreement, consulting agreement, severance agreement, collective bargaining agreement or any similar employment or labor-related agreement or understanding, except, in each case, any such noncompliance that would not, individually or in the aggregate, have, or would reasonably be expected to have, a Company Material Adverse Effect. Since January 1, 2016, all independent contractors and consultants providing personal services to the Company and the Company Subsidiaries have been properly classified as independent contractors for purposes of all Laws, including Laws with respect to employee benefits, and all employees of the Company and the Company Subsidiaries have been properly classified under the FLSA, except, in each case, as would not, individually or in the aggregate, have, or would reasonably be expected to have, a Company Material Adverse Effect.

          (d)   During the preceding three (3) years, (i) the Company and the Company Subsidiaries have not effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) in connection with the Company or any of the Company Subsidiaries affecting any site of employment or one or more facilities or operating units within any site of employment or facility and (iii) the Company and the Company Subsidiaries have not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar applicable Law.

        Section 4.16    No Brokers.     Other than with Merrill Lynch, Pierce, Fenner & Smith Incorporated, which the Company has retained as its financial advisor in connection with the Mergers, neither the Company nor any of the Company Subsidiaries has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of such entity or any of the

Parent Parties to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Mergers.

        Section 4.17    Opinion of Financial Advisor.     The Company Board has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio provided for pursuant to this Agreement is fair, from a financial point of view, to holders of Company Common Stock. A true and complete copy of such opinion will be provided to Parent by the Company solely for informational purposes within one (1) Business Day after the date of this Agreement.

        Section 4.18    Vote Required.     The affirmative vote of the holders of a majority of the shares of outstanding Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company or any Company Subsidiary (other than the Partnership), necessary to approve the Mergers and, to the extent such stockholder approval is required, the other transactions contemplated by this Agreement (the "Company Stockholder Approval"). The Company, as the sole general partner of the Partnership and as a limited partner, has approved this Agreement and the Partnership Merger, and such approval is the only approval necessary for the approval of this Agreement, the Partnership Merger and the other transactions contemplated by this Agreement by, or on behalf of, the Partnership.

        Section 4.19    Company Material Contracts.

          (a)   Except as set forth in Section 4.19(a) of the Company Disclosure Schedule, the Company SEC Reports set forth a true, correct and complete list of all Company Material Contracts as of the date hereof. A true, complete and correct copy of each Company Material Contract, as of the date of this Agreement, has been made available by the Company to Parent prior to the date of this Agreement. Each Company Material Contract is legal, valid, binding and enforceable on the Company and each Company Subsidiary that is a party thereto, and, to the Company's Knowledge, on each other Person party thereto, and is in full force and effect except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

          (b)   Except as set forth in Section 4.19(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is, and, to the Company's Knowledge, no other Party to a Company Material Contract is in violation of, or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Company Material Contract to which it is a party or by which any of its properties or assets is bound, except for violations or defaults that, individually or in the aggregate, have not and would not reasonably be expected to have, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received written, or to the Knowledge of the Company, oral notice of any material violation of, or material default under, any Company Material Contract.

          (c)   Section 4.19(c) of the Company Disclosure Schedule sets forth (i) a true, correct and complete list of all outstanding Indebtedness of the Company and Company Subsidiaries as of the date set forth therein, other than Indebtedness payable to the Company or a Company Subsidiary, and (ii) the respective principal amounts, interest amounts and other penalties and premiums outstanding thereunder as of the date hereof.

        Section 4.20    Related Party Transactions.     From January 1, 2016 through the date of this Agreement, there have been no transactions or contracts between the Company or any Company Subsidiary, on the one hand, and any Affiliates (other than Company Subsidiaries) of the Company or other Persons, on the other hand, that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

        Section 4.21    Intellectual Property.

          (a)   Section 4.21(a) of the Company Disclosure Schedule sets forth a correct and complete list of all Intellectual Property owned by the Company or any Company Subsidiary that is the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by any Governmental Authority or domain name registrar (the "Registered Intellectual Property"), together with all material unregistered trademarks. To the Company's Knowledge, all material Registered Intellectual Property has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees

          (b)   To the Company's Knowledge, the conduct of the business of the Company and the Company Subsidiaries as it is currently conducted and planned to be conducted does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any third party and the Company has not received any written allegations to that effect.

          (c)   To the Company's Knowledge, no third party is currently misappropriating, infringing or otherwise violating any Intellectual Property rights of Company or any Company Subsidiary.

          (d)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries own or are licensed to use, or otherwise possess valid rights to use, all Intellectual Property necessary to conduct the business of Company and the Company Subsidiaries as it is currently conducted; provided, however, that the foregoing representation and warranty in this Section 4.21(d) shall not constitute or be deemed or construed as any representation or warranty with respect to infringement, misappropriation, or violation of any Intellectual Property rights (which is addressed in Section 4.21(b) and Section 4.21(c)).

          (e)   To the Company's Knowledge, the Company and the Company Subsidiaries have taken commercially reasonable measures to protect the confidentiality of all trade secrets and any other material confidential information of the Company and the Company Subsidiaries (and any confidential information owned by any Person to whom the Company or any of the Company Subsidiaries has a confidentiality obligation). To the Company's Knowledge, no such trade secrets or other material confidential information has been disclosed by the Company or any Company Subsidiaries to any Person other than pursuant to a written agreement restricting the disclosure and use of such trade secrets or any other material confidential information by such Person.

          (f)    The IT Assets (i) are in operating order in all material respects and are fulfilling the purposes for which they were acquired, licensed or established in an efficient manner without material downtime or errors, (ii) have not, in the past three (3) years, experienced any material errors and/or breakdowns, (iii) to the Company's Knowledge, do not contain Unauthorized Code, (iv) to the Company's Knowledge, have not experienced any material security breaches, and (v) are considered by the Company to effectively perform, in all material respects, all information technology operations necessary to conduct the businesses of the Company and the Company Subsidiaries as it is currently conducted.

        Section 4.22    Insurance.     The Company and the Company Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance) and which the Company believes are adequate for the operation of its business and the protection of its assets. There is no claim by the Company or any Company Subsidiary pending under any such insurance policies which (a) has been denied or disputed by the insurer or (b) would have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid and the Company and the Company Subsidiaries are in compliance in all material respects with the terms of such insurance policies, and no written notice of cancellation or termination has been received by the Company with respect to any such insurance policy other than in connection with ordinary course renewals.

        Section 4.23    Information Supplied.     None of the information supplied or to be supplied by or on behalf of the Company Parties for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement/Prospectus will (a) in the case of the Form S-4, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time it is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) in the case of the Proxy Statement/Prospectus, on the date such Proxy Statement/Prospectus is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, or at the time that the Form S-4 is declared effective or at the Company Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. At each of the times described in the preceding sentence, the Form S-4 and the Proxy Statement/Prospectus will (with respect to the Company, its officers and directors and the Company Subsidiaries) comply as to form in all material respects with the applicable requirements of the Securities Laws. No representation or warranty is made hereunder as to statements made or incorporated by reference in the Form S-4 or the Proxy Statement/Prospectus that were not supplied by or on behalf of the Company or the Partnership.

        Section 4.24    Investment Company Act.     None of the Company or any Company Subsidiary is required to be registered under the Investment Company Act.

        Section 4.25    Takeover Statutes.     Each of the Company Parties has taken such actions and votes as are necessary on its part to render the provisions of any "fair price," "moratorium," "control share acquisition," the provisions contained in Subtitle 6 of Title 3 of the MGCL or any other anti-takeover statute or similar federal or state statute (the "Takeover Statutes") inapplicable to this Agreement, the Mergers and other transactions contemplated by this Agreement.

        Section 4.26    No Other Representations or Warranties.

        Except for the representations and warranties made by the Company and the Partnership in this Article IV, neither the Company, the Partnership or any of their respective Representatives makes any representations or warranties, and the Company and the Partnership hereby disclaim any other representations or warranties, with respect to the Company, the Partnership, the Company Subsidiaries, or their businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or the negotiation, execution, delivery or performance of this Agreement by the Company and the Partnership, notwithstanding the delivery or disclosure to Parent or its Representatives of any documentation or other information with respect to any one or more of the foregoing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

        Except (a) as disclosed in publicly-available Parent SEC Reports filed with, or furnished to, as applicable, the SEC on or after January 1, 2016 and at least two (2) Business Days prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading "Risk Factors" (but including any description of historic facts or events included therein) and any disclosure of risks or other matters included in any "forward-looking statements" disclaimer (but including any description of historic facts or events included therein) or other statements that are cautionary, predictive or forward-looking in nature), or (b) as set forth in the disclosure schedules of the Parent Parties delivered at or prior to the execution of this Agreement by the Parent Parties to the Company Parties (the "Parent Disclosure Schedule") (it being acknowledged and agreed that disclosure of any item in any Section of Article V of the Parent Disclosure Schedule shall qualify or modify the Section of Article V to which it corresponds and any other Section of Article V to the extent the applicability of the disclosure to such other Section is reasonably apparent from the text of the disclosure made; provided, that (x) nothing in the Parent Disclosure Schedule is intended to broaden the scope of any representation or warranty of the Parent Parties made herein and (y) no reference to or disclosure of any item or other matter in the Parent Disclosure Schedule shall be construed as an admission or indication that (1) such item or other matter is material, (2) such item or other matter is required to be referred to or disclosed in the Parent Disclosure Schedule or (3) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which Parent, Parent OP or any of the Parent Subsidiaries is a party exists or has actually occurred), each of the Parent Parties, jointly and severally, represent and warrant to the Company Parties that:

        Section 5.1    Existence; Good Standing; Compliance with Law.

          (a)   Parent is a corporation duly formed, validly existing and in good standing under the Laws of the State of Maryland. Parent is duly qualified or licensed to do business as a foreign corporation and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have, or reasonably be expected to have, a Parent Material Adverse Effect. Parent has all requisite corporate power and authority to own, operate, lease, hold and encumber its properties and carry on its business as now conducted.

          (b)   Parent OP is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. Parent OP is duly qualified or licensed to do business as a foreign limited partnership and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have, or reasonably be expected to have, a Parent Material Adverse Effect. Parent OP has all requisite limited partnership power and authority to own, operate, lease, hold and encumber its properties and carry on its business as now conducted.

          (c)   Each of Parent's Subsidiaries (each such Subsidiary other than Parent OP, a "Parent Subsidiary" and, collectively, the "Parent Subsidiaries") is duly organized, validly existing and in good standing (where such concept is applicable) under the Laws of its jurisdiction of incorporation or organization. Each Parent Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification or licensing, except for jurisdictions in which such failure to be so qualified, licensed or to be in good standing would not, individually or in the aggregate, have, or reasonably be expected to have, a Parent Material Adverse Effect. Each Parent Subsidiary has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The Parent OP and each of the Parent Significant Subsidiaries are "significant subsidiaries" (as defined in Rule 1-02(w) of Regulation S-X) of Parent.

          (d)   Parent has previously provided or made available to the Company true, correct and complete copies of (i) the articles of incorporation, as amended, of Parent (the "Parent Charter"), (ii) the amended and restated bylaws of Parent (the "Parent Bylaws" and, together with the Parent Charter, the "Parent Governing Documents"), (iii) the certificate of limited partnership of Parent OP (the "Parent OP Certificate of Limited Partnership"), (iv) the thirteenth amended and restated agreement of limited partnership of Parent OP (the "Parent Partnership Agreement" and,

  together with the Parent OP Certificate of Limited Partnership, the "Parent OP Governing Documents") in each case as amended as in effect on the date of this Agreement. Each of the Parent Governing Documents and the Parent OP Governing Documents are in full force and effect, and neither Parent nor Parent OP is in violation of any of the provisions of such documents.

        Section 5.2    Authority.

          (a)   Parent has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to which Parent is a party, including the Company Merger. The execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on behalf of Parent, subject, with respect to the Company Merger, to the filing of the Articles of Merger with the SDAT and, with respect to the Partnership Merger, to the filing of the Partnership Merger Certificate with the DSOS. No other corporate proceedings on the part of Parent are necessary to authorize this Agreement or the Company Merger or to consummate the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof by each of the Company Parties, constitutes a valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (b)   The Parent Board at a duly held meeting, has, on behalf of Parent and in its capacity as general partner of Parent OP, by unanimous vote, duly and validly authorized and approved the execution, delivery and performance of this Agreement and the Mergers, and such resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way.

          (c)   Parent OP has all requisite limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to which Merger Partnership is a party, including the Partnership Merger. The execution, delivery and performance by Parent OP of this Agreement and the consummation by Parent OP of the transactions contemplated hereby have been duly authorized by all necessary partnership action, and no other partnership proceedings or organizational action on the part of Parent OP are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, with respect to the Partnership Merger, to the filing of the Partnership Merger Certificate with the DSOS. This Agreement has been duly executed and delivered by Parent OP and, assuming the due authorization, execution and delivery hereof by each of the Company Parties, constitutes a valid and legally binding obligation of Parent OP, enforceable against Parent OP in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        Section 5.3    Capitalization.

          (a)   The authorized capital stock of Parent consists of 1,000,000,000 shares of Parent Common Stock and 100,000,000 shares of preferred stock, par value $0.01 per share ("Parent Preferred Stock"). As of the close of business on April 23, 2018 (i) 533,240,492 shares of Parent Common Stock were issued and outstanding, (ii)1,378,965 shares of Parent Preferred Stock were issued and outstanding, (iii) 6,787,202 shares of Parent Common Stock were available for grant under the

  Parent Equity Incentive Plans, (iv) an aggregate of 9,317,878 shares of Parent Common Stock were reserved for issuance pursuant to the terms of outstanding Parent LTIP Units, stock options, restricted stock units and other awards granted pursuant to the Parent Equity Incentive Plans, (v) no warrants, rights, performance shares, performance share units, convertible or exchangeable securities or similar securities rights that are derivative of, or provide economic rights based, directly or indirectly, on the value or price of, any capital stock or other voting securities or ownership interests in the Parent or any Parent Subsidiary (other than the Parent LTIP Units, restricted stock units, other awards and options disclosed in clause (iv) and the partnership units disclosed in clause (vi)) with respect to the Parent Common Stock were outstanding and (vi)13,786,083 shares of Parent Common Stock were reserved for issuance upon redemption of Parent OP Units, Class A limited partnership interests in ProLogis Fraser, L.P. and Class B common units in Prologis 2, L.P. All issued and outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

          (b)   Parent has no outstanding bonds, debentures, notes or other obligations or securities the holders of which have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the stockholders of Parent on any matter (whether together with such stockholders or as a separate class).

          (c)   As of April 23, 2018, there were an aggregate of 1,924,758 outstanding equity awards granted by Parent under the Parent Equity Incentive Plans (each a "Parent Equity Award" and, collectively, the "Parent Equity Awards"). All shares of Parent Common Stock to be issued pursuant to any Parent Equity Award shall be, when issued, duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights. Other than such outstanding Parent Equity Awards, there are no other equity-based awards or other rights with respect to shares of the Parent's Common Stock issued and outstanding under the Parent Equity Incentive Plans. All Parent Equity Awards were (i) granted, accounted for, reported and disclosed in accordance with applicable Law and accounting rules and (ii) granted in accordance with the terms of the Parent Equity Incentive Plans.

          (d)   There are no agreements or understandings to which Parent, Parent OP or any Parent Significant Subsidiaries is a party with respect to the voting of any shares of capital stock of Parent or which restrict the transfer of any such shares, nor are there, to Parent's Knowledge, any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares.

          (e)   Except as set forth in the Parent Partnership Agreement and Section 5.3(e) of the Parent Disclosure Schedule, as of the date of this Agreement, there are no outstanding contractual obligations of Parent, Parent OP or any Parent Significant Subsidiary to repurchase, redeem, exchange, convert or otherwise acquire any shares of capital stock, partnership interests or any other securities of Parent, Parent OP or any Parent Significant Subsidiary.

          (f)    Parent is the sole member of the sole general partner of Parent OP. As of April 23, 2018, Parent owned 533,240,492 Parent OP Units and 1,378,965 Parent Preferred Units, constituting 97.11% of the Parent Partnership Units. As of April 23, 2018, Parent OP's Limited Partners (as defined in the Parent Partnership Agreement), owned in the aggregate 3,935,475 Parent OP Units and 8,894,478 Class A Convertible Common Units, constituting 2.89% of the Parent Partnership Units (based on assumed full conversion of all Class A Convertible Common Units outstanding as of March 31, 2018). There are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate Parent Partnership to issue, transfer or sell any Parent Partnership Units. Except as set forth in the Parent Partnership Agreement, there are no outstanding contractual obligations of Parent OP to repurchase, redeem or otherwise acquire any partnership interests of Parent OP. The partnership interests owned by

  Parent and, to the knowledge of Parent, the partnership interests owned by the Parent OP's Limited Partners (as defined in the Parent Partnership Agreement), are subject only to the restrictions on transfer set forth in the Parent Partnership Agreement and those imposed by applicable Securities Laws. All issued and outstanding Parent Partnership Units are duly authorized and validly issued.

          (g)   Parent does not have a "poison pill" or similar stockholder rights plan.

          (h)   Except as set forth in this Section 5.3, there are no (i) stock appreciation rights, performance shares, performance share units, contingent value rights, "phantom" stock or similar securities rights that are derivative of, or provide economic rights based, directly or indirectly, on the value or price of, any capital stock or other voting securities or ownership interests in Parent, Parent OP or any Parent Significant Subsidiary, (ii) voting trusts, proxies or other similar agreements or understandings to which Parent, Parent OP or any Parent Significant Subsidiary was bound with respect to the voting of any shares of capital stock of Parent, Parent OP or Parent Subsidiaries, or (iii) contractual obligations or commitments of any character to which Parent, Parent OP or any Parent Significant Subsidiary was a party or by which Parent, Parent OP or any Parent Significant Subsidiary was bound restricting the transfer or, or requiring the registration for sale of, any shares of capital stock of Parent or equity interests in Parent OP or any Parent Significant Subsidiary. None of Parent, Parent OP or any Parent Significant Subsidiary has granted any pre-emptive rights, anti-dilutive rights, or rights of first refusal or similar rights with respect to any of its capital stock or other equity interests.

          (i)    All dividends or other distributions on the shares of Parent Common Stock and any material dividends or other distributions on any securities of Parent OP or any Parent Significant Subsidiary which have been authorized and declared prior to the date hereof have been paid in full or set aside for payment (except to the extent such dividends have been publicly announced and are not yet due and payable).

        Section 5.4    Significant Subsidiary Interests.     All issued and outstanding shares of capital stock of each of the Parent Significant Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the Parent Significant Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. There are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate any Parent Significant Subsidiary to issue, transfer or sell any interests of any Parent Significant Subsidiary All issued and outstanding shares or other equity interests of each Parent Significant Subsidiary are owned directly or indirectly by Parent OP free and clear of all liens, pledges, security interests, claims, call rights, options, right of first refusal, rights of first offer, agreements, limitations on Parent OP's voting rights, charges or other encumbrances of any nature whatsoever.

        Section 5.5    Consents and Approvals; No Violations.     Except (a) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, state securities or state "blue sky" Laws, and (b) for filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT, and the filing of the Partnership Merger Certificate with the DSOS, none of the execution, delivery or performance of this Agreement by Parent and Parent OP, the consummation by Parent and Parent OP of the transactions contemplated hereby or compliance by Parent, Parent OP or the Parent Significant Subsidiaries with any of the provisions hereof will (i) conflict with or result in any breach or violation of any provision Parent Governing Documents or the Parent OP Governing Documents, (ii) require any filing by Parent, Parent OP or any Parent Significant Subsidiary with, notice to, or permit, authorization, consent or approval of, any Governmental Authority, except (A) the filing with the SEC of (1) the Form S-4 and Proxy Statement/Prospectus, and declaration and effectiveness of the Form S-4, and (2) such reports under, and other compliance with, the Exchange Act (and the rules and regulations promulgated thereunder) and the Securities Act (and the rules and regulations promulgated thereunder) as may be required in connection with this Agreement and the transactions contemplated hereby, (B) as may be required under the rules and regulations of the NYSE, and (C) such filings as may be required in connection with Transfer Taxes, (iii) require any consent or notice under, result in a violation or breach by Parent, Parent OP or any Parent Significant Subsidiary of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, result in the triggering of any payment or result in the creation of any Encumbrance on any property or asset of Parent, Parent OP or any of the Parent Significant Subsidiaries pursuant to any of the terms, conditions or provisions of any Parent Material Contract to which Parent, Parent OP or any Parent Significant Subsidiary is a party or by which it or any of its respective properties or assets may be bound, or (iv) violate or conflict with any Law applicable to Parent, Parent OP or any Parent Significant Subsidiary or any of its respective properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches or defaults which would not, individually or in the aggregate have, or would reasonably be expected to have, a Parent Material Adverse Effect.

        Section 5.6    Compliance with Applicable Laws.     Since January 1, 2016, none of Parent, Parent OP or the Parent Significant Subsidiaries has been, or is in, violation of, or has been given written notice of or been charged with any violation of, any Law applicable to Parent, Parent OP or any Parent Significant Subsidiary or by which any property or asset of Parent, Parent OP or any Parent Significant Subsidiary is bound (except for Laws addressed in Section 5.11 or Section 5.12, which shall be governed solely by such Sections), except for any such violations that have been cured, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except for Permits that are the subject of Section 5.11 and Section 5.12, which are addressed solely in those Sections, Parent, Parent OP and each Parent Significant Subsidiary has all Permits necessary to conduct Parent's, Parent OP's or a Parent Significant Subsidiary's business, as applicable, substantially as it is being conducted as of the date hereof, except in each case as would not reasonably be likely to have a Parent Material Adverse Effect. To Parent's Knowledge, none of Parent, Parent OP or any Parent Significant Subsidiary has received written notice that any such Permit will be terminated or modified or cannot be renewed in the ordinary course of business. All such Permits are valid and in full force and effect and there are no pending or, to Parent's Knowledge, threatened administrative or judicial Actions that would reasonably be expected to result in modification, termination or revocation thereof, except which modification, termination or revocation would not, individually or in the aggregate, have, or would reasonably be expected to have, a Parent Material Adverse Effect. Since January 1, 2016, Parent, Parent OP and each Parent Significant Subsidiary has been in material compliance with the terms and requirements of such Permits.

        Section 5.7    SEC Reports, Financial Statements and Internal Controls.

          (a)   Each of the Parent Parties has, since January 1, 2016, filed with or otherwise furnished to (as applicable) the SEC on a timely basis all reports, schedules, forms, registration statements, definitive proxy statements and other documents required to be filed or furnished by it under the Securities Laws, together with all certifications required pursuant to the Sarbanes-Oxley Act (such documents, together with any documents and information incorporated therein by reference, collectively, the "Parent SEC Reports"), all of which were prepared in all material respects in accordance with the requirements of the Securities Laws. As of their respective dates, Parent SEC Reports (other than preliminary materials) (a) complied (or with respect to Parent SEC Reports filed after the date hereof, will comply) as to form in all material respects with the requirements of the Securities Laws and (b) at the time of filing or being furnished (or effectiveness in the case of registration statements) did not (or with respect to Parent SEC Reports filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Parent SEC Reports filed or furnished and publicly available prior to the date of this Agreement and provided that no representation or warranty is made hereunder as to statements made or incorporated by reference in the Form S-4 or the Proxy Statement/Prospectus that were not supplied by or on behalf of Parent or the Parent OP. Neither Parent nor Parent OP has any outstanding and unresolved comments from the SEC with respect to Parent SEC Reports. Each of the consolidated balance sheets included in or incorporated by reference into Parent SEC Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Parent and the Parent Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Parent included in or incorporated by reference into Parent SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings or cash flows, as the case may be, of Parent and the Parent Subsidiaries for the periods set forth therein, in each case in accordance with GAAP and the applicable rules accounting requirements and regulations of the SEC consistently applied during the periods involved, except to the extent such financial statements have been modified or superseded by later Parent SEC Reports, and except, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act and pursuant to Sections 13 or 15(d) of the Exchange Act and for normal year-end audit adjustments which would not be material in amount or effect. No Parent Subsidiary is required to file any form or report with the SEC.

          (b)   None of Parent, Parent OP or any Parent Significant Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement, including any contract relating to any transaction or relationship between or among Parent, Parent OP and any Parent Significant Subsidiary, on the one hand, and any unconsolidated Affiliate of Parent, Parent OP or any Parent Significant Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent, Parent OP, any Parent Significant Subsidiary or such Parent's, Parent OP's or Parent Significant Subsidiary's audited financial statements or other Parent SEC Reports.

          (c)   There are no liabilities of Parent, Parent OP or any Parent Subsidiary of a nature that would be required under GAAP to be set forth on the financial statements of Parent or the notes thereto, other than liabilities (i) adequately provided for on the balance sheet of Parent dated as of December 31, 2017 (including the notes thereto) as required by GAAP, (ii) incurred under this Agreement or in connection with the transactions contemplated hereby, (iii) that will be discharged or paid in full prior to the Closing Date, or (iv) incurred in the ordinary course of business, consistent with past practice, subsequent to December 31, 2017.

          (d)   Since the end of Parent's most recent audited fiscal year, there have been no significant deficiencies or material weakness in Parent's internal control over financial reporting (whether or not remediated) and no change in Parent's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Parent's internal control over financial reporting. Parent is not aware of any change in its internal control over financial reporting that has occurred since December 31, 2017 that has materially affected, or is reasonably likely to materially affect, Parent's internal control over financial reporting. Since January 1, 2016, (x) Parent has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and is accumulated and communicated to Parent's management as appropriate to allow timely decisions regarding required disclosure, (y) to Parent's Knowledge, such disclosure controls and procedures are effective in timely alerting the principal executive officer and principal financial officer of Parent to material information required to be included in the reports Parent is required to file under the Exchange Act, and (z) Parent's principal executive officer and its principal financial officer have disclosed to Parent's independent registered public accounting firm and the audit committee of Parent Board (A) all known significant deficiencies and material weaknesses in the design or operation of Parent's internal control over financial reporting that are reasonably likely to adversely affect in any material respect Parent's ability to record, process, summarize and report financial information, and (B) any known fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls over financial reporting. As of the date of this Agreement, the principal executive officer and principal financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act and the regulations of the SEC promulgated thereunder, and the statements contained in all such certifications were, as of their respective dates made, complete and correct in all material respects.

        Section 5.8    Litigation.     There is no Action pending or, to Parent's Knowledge, threatened against Parent, Parent OP or any of the Parent Significant Subsidiaries which has or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. None of Parent, Parent OP or any Parent Significant Subsidiary nor any of the Parent Properties is subject to any outstanding order, writ, judgment, injunction, stipulation, award or decree of any Governmental Authority which has or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.9    Absence of Certain Changes.     Except as expressly contemplated by this Agreement, from January 1, 2018 through the date hereof, Parent, Parent OP and the Parent Significant Subsidiaries have conducted their businesses in all material respects in the ordinary course of business consistent with past practice and there has not been: (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent (other than the regular quarterly dividends to be paid to holders of Parent Common Stock); (b) any Parent Material Contracts entered into by Parent, Parent OP or any of the Parent Subsidiaries; (c) any material change in Parent's accounting principles, practices or methods except insofar as may have been required by a change in GAAP; or (d) any Event that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.10    Taxes.     Except as set forth in Section 5.10 of the Parent Disclosure Schedule:

          (a)   Each of Parent and the Parent Subsidiaries (a) has timely filed (or had filed on their behalf) all material Tax Returns required to be filed by any of them (after giving effect to any filing extension granted by a Governmental Authority), and such Tax Returns are true, correct and complete in all material respects, and (b) has paid (or had paid on their behalf) all material Taxes that are required to be paid by it, except, in each case, where the failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          (b)   Parent (i) for all taxable years commencing with its taxable year ending December 31, 1997 through its taxable year ending December 31, 2017 has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since December 31, 2017 to the date hereof, and intends to continue to operate for the taxable year that includes the Closing (and currently intends to continue to operate thereafter), in such a manner as to permit it to qualify as a REIT, and (iii) has not taken or omitted to take any action that would reasonably be expected to result in a successful challenge by the IRS or any other Governmental Authority to its status as a REIT.

          (c)   The most recent financial statements contained in Parent SEC Reports reflect an adequate reserve for all Taxes payable by Parent and the Parent Subsidiaries for all taxable periods and portions thereof through the date of such financial statements in accordance with GAAP, whether or not shown as being due on any Tax Returns.

          (d)   Except as set forth in Section 5.10(d) of the Parent Disclosure Schedule, no deficiencies for any Taxes have been asserted or assessed in writing against Parent or any of the Parent Subsidiaries and remain outstanding as of the date of this Agreement, and no requests for waivers of the time to assess any such Taxes are pending.

          (e)   No entity in which Parent directly or indirectly owns an interest is or at any time since the later of its acquisition or formation has been a corporation for United States federal income tax purposes, other than a Parent Subsidiary REIT, a corporation that qualifies as Qualified REIT Subsidiary or a Taxable REIT Subsidiary.

          (f)    No entity in which Parent directly or indirectly owns an interest is or at any time since the later of its acquisition or formation has been a "publicly traded partnership" taxable as a corporation under of Section 7704(b) of the Code.

          (g)   Neither Parent nor any Parent Subsidiary (other than a Taxable REIT Subsidiary of Parent) has engaged at any time in any "prohibited transactions" within the meaning of Section 857(b)(6) of the Code. Neither Parent nor any Parent Subsidiary has engaged in any transaction that would give rise to "redetermined rents", "redetermined deductions", "excess interest" or "redetermined TRS service income", in each case as defined in Section 857(b)(7) of the Code.

          (h)   (i) Except as set forth in Section 5.10(h)(i) of the Parent Disclosure Schedule, there are no audits, investigations by any Governmental Authority or other proceedings ongoing or, to the knowledge of Parent, threatened with regard to any material Taxes or Tax Returns of Parent or any Parent Subsidiary, including claims by any Governmental Authority in a jurisdiction where Parent or any Parent Subsidiary does not file Tax Returns; (ii) except as set forth in Section 5.10(h)(ii) of the Parent Disclosure Schedule, neither Parent nor any of the Parent Subsidiaries has entered into any "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); and (iii) except as set forth in Section 5.10(h)(iii) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary has requested or received a ruling from, or requested or entered into a binding agreement with, the IRS or other Governmental Authorities relating to Taxes.

          (i)    Parent and the Parent Subsidiaries have complied, in all material respects, with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471 through 1474, and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate Governmental Authority all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

          (j)    There are no liens for Taxes upon any property or assets of Parent or any Parent Subsidiary except liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

          (k)   There is no Tax allocation or sharing agreement or similar arrangement with respect to which Parent or any Parent Subsidiary is a party (other than customary arrangements under commercial contracts or borrowings entered into in the ordinary course of business).

          (l)    Except for ordinary course transactions that may be "reportable transactions" solely on account of the recognition of a tax loss, neither Parent nor any Parent Subsidiary is or has been a party to any "reportable transaction" as such term is used in the Treasury regulations under Section 6011 of the Code.

          (m)  Except as set forth in Section 5.10(m) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than Parent or a Parent Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provisions of state, local or foreign law), as a transferee or successor, by contract or otherwise.

          (n)   Neither Parent nor any Parent Subsidiary (other than a Taxable REIT Subsidiary) has or has had any earnings and profits attributable to such entity or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.

        Section 5.11    Properties.

          (a)   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent, Parent OP or one of the Parent Subsidiaries owns fee simple title to or has a leasehold interest in each of the real properties identified as owned by Parent in the Parent SEC Reports (collectively, the "Parent Properties"), which are all of the real estate properties owned or leased by them, and, in each case, such Parent Properties are owned or leased, as the case may be, free and clear of Encumbrances, except for (i) liens for taxes or other governmental charges, assessments or levies that are not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of Parent (if such reserves are required by GAAP), (ii) statutory landlord's, mechanic's, carrier's, workmen's, repairmen's or other similar liens arising or incurred in the ordinary course of business consistent with past practice that are not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Company (if such reserves are required by GAAP), or that are not otherwise material, (iii) Encumbrances disclosed in the public records or in existing title policies, the existence of which does not, and would not reasonably be expected to, materially impair the marketability, value or use and enjoyment of such real property, and (iv) other Encumbrances that do not, and would not reasonably be expected to, materially impair or interfere with the marketability, value or use and enjoyment of any such real property (as such property is currently being used or, with respect to any development properties, intended to be used).

          (b)   None of Parent, Parent OP or any Parent Subsidiary has received written notice of any violation of any Law affecting any of Parent Properties, which has not been cured, contested in good faith or which violations would not, individually, or in the aggregate, have, or reasonably be expected to have a Parent Material Adverse Effect.

          (c)   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent, Parent OP nor any Parent Subsidiary has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened in writing with respect to any of Parent Properties, that would interfere in any material manner with the current use of the Parent Properties (assuming its continued use in the manner it is currently used), or otherwise impair in any material manner the operations of such Parent Properties (assuming its continued use in the manner it is currently operated), or (ii) any Laws including, without limitation, any zoning regulation or ordinance, building or similar Law, code, ordinance, order or regulation has been violated (and remains in violation) for any Parent Property (other than violations of any zoning regulation or ordinance resulting from a change to such zoning regulation or ordinance which render such Parent Property legally non-conforming pursuant to such zoning regulations or ordinances), which have not been cured, contested in good faith or which violations would individually, or in the aggregate, have, or reasonably be expected to have, a Parent Material Adverse Effect.

          (d)   Except as would not have, or would not be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and except for any statutory rights or options to occupy or purchase any Parent Property in favor of a Governmental Authority, neither Parent nor any of the Parent Subsidiaries has granted any unexpired option agreements, rights of first offer or rights of first refusal with respect to the purchase of a Parent Property or any portion thereof or any other unexpired rights in favor of any Persons to purchase or otherwise acquire a Parent Property or any portion thereof or entered into any contract for sale or letter of intent to sell any Parent Property or any portion thereof.

          (e)   To the Parent's Knowledge, each of the Parent Properties has sufficient access to and from publicly dedicated streets for its current use and operation, without any constraints that interfere with the normal use, occupancy and operation thereof.

          (f)    With respect to any real property which, as of the date of this Agreement, is under ground-up development by the Parent, Parent OP or any Parent Subsidiary(each, a "Parent Development Property", and, collectively, the "Parent Development Properties"), there are no defaults under any of the Parent Development Contracts which, individually or in the aggregate, have had or would reasonably be expected to have a Parent Material Adverse Effect. Parent or Parent Subsidiaries have obtained any and all material approvals, consents and authorizations to initiate and complete the contemplated development, redevelopment or constructions of the Parent Development Properties as currently contemplated.

        Section 5.12    Environmental Matters.

          (a)   Parent and the Parent Subsidiaries (i) are in compliance in all material respects with all Environmental Laws, and (ii) are in compliance in all material respects with their respective Environmental Permits.

          (b)   Neither the Parent nor any Parent Subsidiary has received any written notice alleging that Parent or any Parent Subsidiary may be in violation of, or have liability under, any Environmental Law, the subject of which remains unresolved, except as such violation or liability has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   Neither Parent nor any Parent Subsidiary has entered into or agreed to any consent decree or order or is a party to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials that, in each case, would be reasonably likely to result in material liability for Parent or any Parent Subsidiary.

          (d)   Since January 1, 2016, neither Parent nor any Parent Subsidiary has (i) contractually assumed any material liability of another Person under any Environmental Law or (ii) released Hazardous Materials on any real property owned, leased or operated by Parent or the Parent Subsidiaries, in each case, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (e)   Notwithstanding any other provision of this Agreement, this Section 5.12 contains the exclusive representations and warranties of the Parent Parties with respect to Environmental Laws, Hazardous Materials or other environmental matters.

        Section 5.13    Vote Required.     The Parent Board and Parent, as the sole general partner of Parent OP, have approved this Agreement and the Partnership Merger, and such approvals are the only approvals necessary for the approval of this Agreement, the Partnership Merger and the other transactions contemplated by this Agreement by, or on behalf of, Parent OP.

        Section 5.14    Parent Material Contracts.

          (a)   The Parent SEC Reports set forth a true, correct and complete list of all Parent Material Contracts as of the date hereof. Each Parent Material Contract is legal, valid, binding and enforceable on the Parent, Parent OP and each Parent Subsidiary that is a party thereto, and, to the Parent's Knowledge, on each other Person party thereto, and is in full force and effect except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

          (b)   None of Parent, Parent OP or any Parent Subsidiary is in violation of, or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Parent Material Contract to which it is a party or by which any of its properties or assets is bound, except for violations or defaults that, individually or in the aggregate, have not and would not reasonably be expected to have, a Parent Material Adverse Effect. None of Parent, Parent OP or any Parent Subsidiary has received notice of any material violation of, or material default under, any Parent Material Contract.

        Section 5.15    Related Party Transactions.     From January 1, 2016 through the date of this Agreement, there have been no transactions or contracts between Parent or any Parent Subsidiary, on the one hand, and any Affiliates (other than Parent Subsidiaries) of Parent or other Persons, on the other hand, that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K promulgated by the SEC.

        Section 5.16    Insurance.     Parent, Parent OP and Parent Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Parent (taking into account the cost and availability of such insurance) and which Parent believes are adequate for the operation of its business and the protection of its assets. There is no claim by Parent, Parent OP or any Parent Subsidiary pending under any such insurance policies which (a) has been denied or disputed by the insurer and (b) would have, or reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, Parent and the Parent Subsidiaries are in compliance in all material respects with the terms of such insurance policies, and no written notice of cancellation or termination has been received by Parent with respect to any such insurance policy other than in connection with ordinary course renewals.

        Section 5.17    Information Supplied.     None of the information supplied or to be supplied by or on behalf of Parent Parties for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement/Prospectus will (a) in the case of the Form S-4, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time it is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) in the case of the Proxy Statement/Prospectus, on the date such Proxy Statement/Prospectus is first mailed to the Company's stockholders, or at the Company Stockholders Meeting, or at the time that the Form S-4 is declared effective or at the Company Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. At each of the times described in the preceding sentence, the Form S-4 and the Proxy Statement/Prospectus will (with respect to Parent, its officers and directors, Parent OP and the Parent Subsidiaries) comply as to form in all material respects with the applicable requirements of any Securities Laws. No representation or warranty is made hereunder as to statements made or incorporated by reference in the Form S-4 or the Proxy Statement/Prospectus that were not supplied by or on behalf of the Parent Parties.

        Section 5.18    Investment Company Act.     None of Parent, Parent OP or any Parent Subsidiary is required to be registered under the Investment Company Act.

        Section 5.19    Takeover Statute.     Each of the Parent Parties has taken such actions and votes as are necessary on its part to render the provisions of any Takeover Statute or similar federal or state statute inapplicable to this Agreement, the Mergers and the other transactions contemplated by this Agreement.

        Section 5.20    No Other Representations or Warranties.     Except for the representations and warranties made by the Parent Parties in this Article V, neither Parent, Parent OP or any of their respective Representatives makes any representations or warranties, and Parent and Parent OP hereby disclaim any other representations or warranties, with respect to Parent, Parent OP, the Parent Subsidiaries, or their businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or the negotiation, execution, delivery or performance of this Agreement by Parent and Parent OP, notwithstanding the delivery or disclosure to the Company or its Representatives of any documentation or other information with respect to any one or more of the foregoing.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGERS

        Section 6.1    Conduct of Business by the Company.     During the period from the date of this Agreement and the earlier to occur of the Partnership Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1 (the "Interim Period"), except to the extent required by Law, as otherwise expressly required or permitted by this Agreement or as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned and will be deemed to have been given if the designee of Parent as set forth in Section 6.1 of the Parent Disclosure Schedule (the "Parent Interim Period Designee") fails to object to any request by the Company for consent within forty-eight (48) hours after receipt of such request for consent; provided, however, that if the Parent Interim Period Designee denies such request for consent it shall specify the reasons for such denial so that the Company shall have an opportunity to adjust and re-submit such request for consent), the Company Parties shall use their commercially reasonable efforts to, and shall cause each of the Company Subsidiaries to use its commercially reasonable efforts to, (x) carry on their respective businesses in all material respects in the ordinary course, consistent with past practice, and (y) (1) maintain its material assets and properties in their current condition (normal wear and tear excepted), (2) preserve intact in all material respects their present business organizations, ongoing businesses and significant business relationships, (3) provided it does not require additional compensation, keep available the services of their present officers, and (4) preserve each of the Company's and Cabot REIT's status as a REIT within the meaning of the Code. Without limiting the generality of the foregoing, none of the Company Parties or any of the Company Subsidiaries will, during the Interim Period, except to the extent required by Law, as otherwise expressly required or permitted by this Agreement or as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned and will be deemed to have been given if the Parent Interim Period Designee fails to object to any request by the Company for consent within forty-eight (48) hours after receipt of such request for consent; provided, however, that if the Parent Interim Period Designee denies such request for consent it shall specify the reasons for such denial so that the Company shall have an opportunity to adjust and re-submit such request for consent):

          (a)   split, combine, reclassify or subdivide any shares of stock, units or other equity securities or ownership interests of the Company or any Company Subsidiary (other than a wholly owned Company Subsidiary);

          (b)   declare, set aside or pay any dividend on, or make any other distributions (whether in cash, stock or property or otherwise) in respect of, any shares of capital stock of the Company, any units of the Partnership or other equity securities or ownership interests in the Company or any Company Subsidiary, except for: (i) the declaration and payment by the Company of dividends in accordance with Section 7.18; (ii) the regular distributions that are required to be made in respect of the Partnership OP Units and the Company LTIP Units, as applicable, in connection with any dividends paid on the shares of the Company Common Stock, (iii) dividends or distributions, declared, set aside or paid by any Company Subsidiary to the Company or any Company Subsidiary that is, directly or indirectly, wholly owned by the Company; (iv) distributions by any Company Subsidiary that is not wholly owned, directly or indirectly, by the Company, including Cabot REIT, in accordance with the requirements of the organizational documents of such Company Subsidiary; and (v) distributions required for the Company or Cabot REIT to maintain its status as a REIT under the Code or avoid or reduce the incurrence of any entity-level income or excise Taxes by the Company or Cabot REIT (determined, in the case of Cabot REIT, as if the current taxable year of Cabot REIT ended with the Company Merger);

          (c)   except for (i) transactions among the Company and one or more wholly owned Company Subsidiaries or among one or more wholly owned Company Subsidiaries, (ii) issuances of shares of the Company Common Stock upon the exercise or settlement of any Company Option, Company Restricted Stock Award, Company Phantom Shares or other equity-based awards outstanding as of the date of this Agreement and issuances of equity or equity based awards pursuant to the Company Equity Incentive Plan to the extent required under the terms of the Company Equity Incentive Plan as in effect as of the date of this Agreement, (iii) exchanges of Partnership OP Units for shares of the Company Common Stock, in accordance with the Partnership Agreement, (iv) exchanges of Company LTIP Units for Partnership OP Units, in accordance with the Partnership Agreement, or (v) as set forth in Section 6.1(c) of the Company Disclosure Schedule, authorize for issuance, issue, sell or grant, or agree or commit to issue, sell or grant (whether through the issuance or granting of options, warrants, convertible securities, voting securities, commitments, subscriptions, rights to purchase or otherwise), any shares, units or other beneficial interest of any class or any other securities or equity equivalents (including, without limitation, "phantom" stock rights or stock appreciation rights) of the Company or any Company Subsidiaries; provided, however, for the avoidance of doubt, nothing set forth in this Section 6.1(c) specifically, or in Section 6.1 generally, shall prohibit the Company from filing replacement shelf registration statements on Form S-3ASR with the SEC with respect to any shelf registration statements on Form S-3ASR of the Company set to expire prior to the Partnership Merger Effective Time;

          (d)   purchase, redeem, repurchase, or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of the Company or a Company Subsidiary, other than (i) the acquisition by the Company of Company Common Stock in connection with the surrender of Company Common Stock by holders of Company Options in order to pay the exercise price of the Company Option in connection with the exercise of Company Options, (ii) the repurchase of Company "excess shares" pursuant to the Company Articles of Incorporation, (iii) the withholding of Company Common Stock to satisfy withholding Tax obligations with respect to outstanding awards granted pursuant to the Company Equity Incentive Plan, (iv) the redemption or purchase of Partnership OP Units under the terms of the Partnership Agreement, (v) the conversion or purchase of Company LTIP Units under the terms of the Partnership Agreement, (vi) in connection with the vesting of, or lapse of restrictions on, Company Restricted Stock Awards in order to satisfy withholding or exercise price obligations or (vii) in connection with the redemption or repurchase by a wholly owned Company Subsidiary of its own securities (but solely to the extent such securities or equity equivalents are owned by the Company or a Company Subsidiary);

          (e)   acquire or agree to acquire, any business of any corporation, partnership, joint venture, other business organization or any division or material amount of assets thereof, real property or personal property, except for acquisitions at a total cost of less than $75,000,000 in the aggregate; provided, however, that the Company and the Company Subsidiaries shall be permitted to take any action it is obligated to take under any joint venture agreement to which the Company or such Company Subsidiaries is a party as of the date of this Agreement;

          (f)    except as set forth in Section 6.1(e)(f) of the Company Disclosure Schedule, sell, assign, transfer or dispose of, or effect a deed in lieu of foreclosure with respect to any Company Property (or real property that if owned by the Company or any Company Subsidiaries on the date of this Agreement would be a Company Property) or any other material assets, or place or permit any Encumbrance thereupon (whether by asset acquisition, stock acquisition or otherwise, including by merging or consolidating with, or by purchasing an equity interest in or portion of the assets of, or by any other manner), except (i) sales, transfers or other such dispositions of any Company Property or any other material assets that do not exceed $20,000,000 in the aggregate, or (ii) pledges or Encumbrances of direct or indirect equity interests in entities from time to time under the Company's existing revolving credit facilities that (A) acquire properties permitted to be acquired under Section 6.1(e), or (B) by the Company, or any wholly-owned Company Subsidiary, with, to or from any existing wholly-owned Company Subsidiary;

          (g)   for any Company Development Properties, (i) expend or incur any amount, or (ii) enter into, amend, modify, exercise rights under or terminate any Company Development Contracts which are Company Material Contracts, except (A) as contemplated by any existing Company Development Contract, (B) as set forth in Section 6.1(g) of the Company Disclosure Schedule or (C) up to $50,000,000 in the aggregate in excess of the amounts set forth in clauses (A) and (B);

          (h)   (i) incur, create, assume, refinance, replace or prepay any amount of Indebtedness for borrowed money, assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for, any Indebtedness of any other Person (other than a wholly-owned Company Subsidiary), except (A) Indebtedness incurred under the Company's or any Company Subsidiary's existing credit facilities (whether drawn or undrawn as of the date hereof) or other similar lines of credit in existence as of the date hereof in the ordinary course of business for working capital purposes in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted by Section 6.1(b)), (B) Indebtedness incurred under existing construction loan facilities with respect to ongoing construction projects by the Company or any Company Subsidiary, (C) Indebtedness incurred in connection with the funding of any transactions permitted by this Section 6.1, (D) refinancing of any existing Indebtedness, including the replacement or renewal of any letters of credit (provided, that the terms of such new Indebtedness shall not in the aggregate, for each separate instrument of Indebtedness, be materially more onerous on the Company compared to the existing Indebtedness and the principal amount of such replacement Indebtedness shall not be materially greater than the Indebtedness it is replacing), (E) any additional Indebtedness in an amount that, in the aggregate, does not exceed $50,000,000, (F) as set forth in Section 6.1(g)(h) of the Company Disclosure Schedule, (G) inter-company Indebtedness among the Company and the Company Subsidiaries, (H) any surety bonds not exceeding $5,000,000 individually or $50,000,000 in the aggregate, or (ii) issue or sell debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary or guarantee any debt securities of another Person;

          (i)    make any loans, advances or capital contributions to, or investments in, any other Person (including, without limitation, to any of its officers, directors, Affiliates, agents or consultants), or make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, enter into any "keep well" or other similar arrangement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of the foregoing other than (i) by the Company or a wholly-owned Company Subsidiary to the Company or a wholly-owned Company Subsidiary, (ii) loans or advances required to be made under any of the Company Leases, ground leases pursuant to which any Third Party is a lessee or sublessee on any Company Property or any existing joint venture arrangements to which a Company Subsidiary is a party as of the date hereof, (iii) as provided for in any existing joint venture arrangement to which the Company or a Company Subsidiary is a party as of the date hereof, or (iv) as contractually required by any Company Material Contract in effect on the date hereof that has been made available to Parent;

          (j)    subject to Section 7.10, other than as expressly permitted by this Section 6.1, waive, release, assign, settle or compromise any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), directly or indirectly, other than waivers, releases, assignments, settlements or compromises that (i) with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under an existing property-level insurance policy) that do not exceed $5,000,000 individually or $50,000,000 in the aggregate, (ii) do not involve the imposition of any material injunctive relief against the Company or any Company Subsidiary, (iii) do not provide for any admission of material liability by the Company or any of the Company Subsidiaries, and (iv) with respect to any legal Action involving any present, former or purported holder or group of holders of Company Common Stock or Partnership OP Units, are in accordance with Section 7.10;

          (k)   fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at December 31, 2017, except as required by a change in GAAP or in applicable Law, or make any change other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

          (l)    enter into any new line of business;

          (m)  fail to timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law or applicable rules or regulations;

          (n)   enter into any joint venture, partnership or new funds or other similar agreement;

          (o)   except as required by applicable Law or as set forth in Section 6.1(o) of the Company Disclosure Schedule, (i) hire any officer (with a title of vice president or higher) of the Company or promote or appoint any Person to a position of officer (with a title of vice president or higher) of the Company (other than to replace any officer that departs after the date of this Agreement), in each case without consultation with the Parent Board, (ii) increase in any manner the amount, rate or terms of compensation or benefits of any of the Company's directors or officers not required by any plan or arrangement as in effect on the date hereof, (iii) enter into, adopt, amend or terminate any employment, bonus, severance or retirement contract or other compensation or Company Employee Program or any Company Employee Program that if entered into or adopted would be an Company Employee Program, (iv) accelerate the vesting or payment of any award under the Company Equity Incentive Plan or of any other compensation or benefits, or (v) grant any awards under the Company Equity Incentive Plan or any bonus, incentive, performance or other compensation plan or arrangement, other than, with respect to clauses (iii) and (v) (as to non-equity awards only), increases in salary in the ordinary course of business and consistent with past practice in the case of non-officer employees, or in connection with any non-officer employee hires or the promotion of any non-officer employees, consistent with past practice;

          (p)   except to the extent required to comply with its obligations hereunder or with applicable Law, amend or propose to amend (i) the Company Articles of Incorporation or Company Bylaws,

  (ii) the Partnership Agreement or Certificate of Formation or (iii) such equivalent organizational or governing documents of any Company Subsidiary material to the Company and the Company Subsidiaries, considered as a whole, if such amendment would be materially adverse to the Company or Parent;

          (q)   adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiaries or adopt resolutions providing for or authorizing such merger, liquidation dissolution, consolidation, restructuring, recapitalization or reorganization (other than the Mergers), except in connection with any acquisitions permitted pursuant to Section 6.1(e) and in a manner that would not reasonably be expected (i) to be materially adverse to the Company or (ii) prevent or impair the ability of the Company to consummate the Mergers;

          (r)   amend any term of any outstanding stock or other equity security of the Company or any Company Subsidiary;

          (s)   enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company Material Contract (or any contract that, if existing as of the date hereof, would constitute a Company Material Contract), except (i) as expressly permitted by this Section 6.1, (ii) any termination or renewal in accordance with the terms of any existing Company Material Contract, (iii) the entry into any modification or amendment of, or waiver or consent under, any mortgage or related agreement to which the Company or any Company Subsidiary is a party as required or necessitated by this Agreement or the transactions contemplated hereby; provided, that any such modification, amendment, waiver or consent does not materially increase the principal amount thereunder or otherwise materially adversely affect the Company, any Company Subsidiary or Parent, (iv) the entry into any commercial leases in the ordinary course of business, (v) any renewal of any of the insurance policies of the Company upon the scheduled termination on substantially the same terms as currently in effect, (vi) set forth in Section 6.1(s) of the Company Disclosure Schedule, (vii) as may be reasonably necessary to comply with the terms of this Agreement or (viii) in connection with change orders related to any construction, development, redevelopment or capital expenditure projects that either (A) do not materially increase the cost of any such project, or (B) are otherwise permitted pursuant to this Section 6.1;

          (t)    enter into any agreement that would limit or otherwise restrict (or purport to limit or otherwise restrict) the Company or any of the Company Subsidiaries or any of their successors from engaging or competing in any line of business or owning property in, whether or not restricted to, any geographic area;

          (u)   make or commit to make any capital expenditures except (i) pursuant to the Company's budget previously provided to Parent, (ii) capital expenditures for tenant improvements in connection with new Company Leases, (iii) capital expenditures necessary to repair any casualty losses in an amount up to $10,000,000 in the aggregate or to the extent such losses are covered by existing insurance, and (iv) capital expenditures in the ordinary course of business consistent with past practice necessary to comply with applicable Law or to repair or prevent damage to any of the Company Properties or as is necessary in the event of an emergency situation, after prior notice to Parent (provided, that if the nature of such emergency renders prior notice to Parent impracticable, the Company shall provide notice to Parent as promptly as reasonably practicable after making such capital expenditure);

          (v)   take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause (i) the Company or Cabot REIT to fail to qualify as a REIT, or (ii) any Company Subsidiary other than Cabot REIT to cease to be treated as any of (A) a partnership or disregarded entity for federal income tax purposes or (B) a Qualified REIT

  Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of the Code, as the case may be;

          (w)  enter into or modify in a manner adverse to the Company or Parent any Tax Protection Agreement applicable to the Company or any Company Subsidiary (a "Company Tax Protection Agreement"), make, change or rescind any material election relating to Taxes, change a material method of Tax accounting, file any federal income Tax Return (except to the extent prepared in a manner in accordance with past practice, except as required by applicable Law) or amend any material income Tax Return, settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund, except, in each case, (i) to the extent required by Law or (ii) to the extent necessary (A) to preserve the Company's and Cabot REIT's qualification as a REIT under the Code or (B) to qualify or preserve the status of any Company Subsidiary other than Cabot REIT as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

          (x)   permit any insurance policy naming the Company or any of its Subsidiaries or officers as a beneficiary or an insured or a loss payable payee, or the Company's directors and officers liability insurance policy, to be canceled, terminated or allowed to expire unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the canceled, terminated or expired policy; provided, however, that, with respect to any renewal of any such policy, the Company shall (i) use commercially reasonable efforts to obtain favorable terms with respect to the assignment or other transfer of such policy and termination fees or refunds payable pursuant to such policy and (ii) (A) provide Parent a reasonable opportunity to review and consider the terms of any such policy and (B) consider in good faith any comments Parent may provide to the Company with respect to the terms of any such policy;

          (y)   except to the extent permitted by Section 7.4(d), take any action that would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement; or

          (z)   authorize, or enter into any contract, agreement, commitment or arrangement to take any of the foregoing actions.

        Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit (i) the Company from taking any action, at any time or from time to time, that in the reasonable judgment of the Company Board, upon advice of outside counsel to the Company, is necessary for the Company or Cabot REIT to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Company Merger Effective Time, including making dividend or other distribution payments in accordance with Section 7.18 to stockholders of the Company or Cabot REIT, as applicable, in accordance with this Agreement or otherwise, or to qualify or preserve the status of any Company Subsidiary other than Cabot REIT as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be; and (ii) the Partnership from taking any action, at any time or from time to time, as the Partnership reasonably determines to be necessary to: (A) be in compliance at all times with all of its obligations under any Company Tax Protection Agreement; and (B) avoid liability for any indemnification or other payment under any Company Tax Protection Agreement.

        Section 6.2    Conduct of Business by Parent.     During the Interim Period, except to the extent required by Law, as otherwise expressly required or permitted by this Agreement or as may be consented to in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned and will be deemed to have been given if the designee of the Company set forth in Section 6.2 of the Company Disclosure Schedule (the "Company Interim Period Designee") fails to object to any request by Parent for consent within forty-eight (48) hours after receipt of such request for consent; provided, however, that if the Company Interim Period Designee denies such request for consent it shall specify the reasons for such denial so that Parent shall have an opportunity to adjust and re-submit such request for consent), the Parent Parties shall use their commercially reasonable efforts to, and shall cause each of the Parent Significant Subsidiaries to use its commercially reasonable efforts to, (x) carry on their respective businesses in all material respects in ordinary course, consistent with past practice, and (y) (1) maintain its material assets and properties in their current condition (normal wear and tear excepted), (2) preserve intact in all material respects their present business organizations, ongoing businesses and significant business relationships, (3) keep available the services of their present executive officers, and (4) preserve Parent's status as a REIT within the meaning of the Code. Without limiting the foregoing, neither the Parent Parties nor any Parent Significant Subsidiary will, during the Interim Period, except to the extent required by Law, as otherwise expressly required or permitted by this Agreement or as may be consented to in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned and will be deemed to have been given if the Company Interim Period Designee fails to object to any request by Parent for consent within forty-eight (48) hours after receipt of such request for consent; provided, however, that if the Company Interim Period Designee denies such request for consent it shall specify the reasons for such denial so that Parent shall have an opportunity to adjust and re-submit such request for consent):

          (a)   declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock or property or otherwise) in respect of any shares of capital stock of Parent, any units of Parent OP or other equity securities or ownership interests in Parent, Parent OP or any Parent Significant Subsidiary, except for: (i) the declaration and payment by Parent of dividends in accordance with Section 7.18, (ii) the regular distributions that are required to be made in respect of the Parent OP Units in connection with any dividends paid on the shares of the Parent Common Stock, (iii) dividends or distributions, declared, set aside or paid by Parent OP or any Parent Significant Subsidiary to Parent, Parent OP or any Parent Significant Subsidiary that is, directly or indirectly, wholly owned by Parent; (iv) distributions by Parent OP or any Parent Significant Subsidiary that is not wholly owned, directly or indirectly, by Parent, including any Parent Subsidiary REIT, in accordance with the requirements of the Parent OP Governing Documents or the organizational documents of such Parent Significant Subsidiary, as applicable; and (v) distributions required for Parent or any Parent Subsidiary REIT to maintain its status as a REIT under the Code or avoid or reduce the incurrence of any entity-level income or excise Taxes by Parent or such Parent Subsidiary REIT;

          (b)   acquire or agree to acquire, any business of any corporation, partnership, joint venture, other business organization or any division or material amount of assets thereof or real property (A) that would, or would reasonably be expected to, prevent or materially impair the ability of the Parent Parties to consummate the Mergers on a timely basis or (B) that would be required to be reflected in the pro forma financial statements included in the Form S-4;

          (c)   fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at December 31, 2017, except as required by a change in GAAP or in applicable Law, or make any change other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

          (d)   fail to timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law or applicable rules or regulations, except to the extent that such failure would not prevent or materially impair the ability of the Parent Parties to consummate the Mergers on a timely basis;

          (e)   except to the extent required to comply with its obligations hereunder or with applicable Law, amend or propose to amend (i) the Parent Charter (other than any amendments necessary to effect the Company Merger or the other transactions contemplated hereby) or Parent Bylaws, (ii) the Parent Partnership Agreement (other than any amendments necessary to effect the Partnership Merger, the Company Merger or the other transactions contemplated hereby or as set forth in Section 7.14(b)) or Parent OP Certificate of Limited Partnership or (iii) such equivalent organizational or governing documents of any Parent Significant Subsidiary material to Parent, Parent OP and the Parent Significant Subsidiaries, considered as a whole, if such amendment would be materially adverse to the Company or Parent;

          (f)    adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of Parent, Parent OP or any Parent Significant Subsidiaries or adopt resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, restructuring, recapitalization or reorganization (other than the Mergers), except in a manner that would not reasonably be expected (i) to be materially adverse to the Company or (ii) prevent or impair the ability of the Company to consummate the Mergers on a timely basis;

          (g)   take any action that would, or fail to take action, the failure of which to be taken would, reasonably be expected to cause (i) Parent or any Parent Subsidiary REIT to fail to qualify as a REIT or (ii) Parent OP and any Parent Significant Subsidiary other than a Parent Subsidiary REIT to cease to be treated as any of (A) a partnership or disregarded entity for federal income tax purposes or (B) a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of the Code, as the case may be;

          (h)   make, change or rescind any material election relating to Taxes, change a material method of Tax accounting, file any federal income Tax Return (except to the extent prepared in a manner in accordance with past practice, except as required by applicable Law) or amend any material income Tax Return, settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund, except, in each case, (i) to the extent required by Law or (ii) to the extent necessary (A) to preserve Parent's or any Parent Subsidiary REIT's qualification as a REIT under the Code or (B) to qualify or preserve the status of Parent OP or any Parent Significant Subsidiary other than a Parent Subsidiary REIT as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

          (i)    except to the extent permitted by Section 7.4(d) or as required by applicable Law, take any action that would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement; or

          (j)    authorize, or enter into any contract, agreement, commitment or arrangement to take any of the foregoing actions.

        Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit (i) Parent from taking any action, at any time or from time to time, that in the reasonable judgment of Parent Board, upon advice of outside counsel to Parent, is necessary for Parent or any Parent Subsidiary REIT to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Company Merger Effective Time, including making dividend or other distribution payments in accordance with Section 7.18 to stockholders of Parent or such Parent Subsidiary REIT, as applicable, in accordance with this Agreement or otherwise, or to qualify or preserve the status of Parent OP and any Parent Subsidiary other than a Parent Subsidiary REIT as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be; and (ii) Parent OP from taking any action, at any time or from time to time, as Parent OP reasonably determines to be necessary to: (A) be in compliance at all times with all of its obligations under any Tax Protection Agreement applicable to Parent, Parent OP or any Parent Subsidiary (a "Parent Tax Protection Agreement"), and (B) avoid liability for any indemnification or other payment under any Parent Tax Protection Agreement.

        Section 6.3    No Control of Other Party's Business.     Nothing contained in this Agreement shall give any of the Company Parties, directly or indirectly, the right to control or direct Parent's, Parent OP's or any Parent Subsidiary's operations prior to the Partnership Merger Effective Time, and nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company or any Company Subsidiary's operations prior to the Partnership Merger Effective Time. Prior to the Partnership Merger Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

ARTICLE VII

COVENANTS

        Section 7.1    Preparation of the Form S-4 and the Proxy Statement/Prospectus; Company Stockholder Meeting; Listing Application.

          (a)   As soon as reasonably practicable following the date of this Agreement, (i) the Company and Parent shall jointly prepare, and cause to be filed with the SEC, the Form S-4 with respect to the Parent Common Stock issuable in the Company Merger, which will include the Proxy Statement/Prospectus, and (ii) Parent shall prepare and cause to be submitted to the NYSE the application and other agreements and documentation necessary for the listing of the Parent Common Stock issuable in the Company Merger on the NYSE. Each of the Company and Parent shall use its commercially reasonable efforts to (A) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (B) ensure that the Form S-4 and the Proxy Statement/Prospectus comply in all material respects with the applicable provisions of the Exchange Act and Securities Act, and (C) keep the Form S-4 effective for so long as necessary to complete the Mergers. Parent shall use its commercially reasonable efforts to have the application for the listing of the Parent Common Stock accepted by the NYSE as promptly as is practicable following submission. Each of the Company and Parent shall furnish to the other Party any and all information concerning itself, its Affiliates and the holders of its capital stock as may be required or reasonably requested to be disclosed in the Proxy Statement/Prospectus as promptly as practicable after the date hereof and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and Proxy Statement/Prospectus and the preparation and filing of the NYSE listing application. The Parties shall notify each other promptly of the receipt of any comments from the SEC or the NYSE and of any request from the SEC for amendments or supplements to the Form S-4 or Proxy Statement/Prospectus or from the NYSE for amendments of supplements to the NYSE listing application or for additional information. Each Party shall, as promptly as practicable after receipt thereof, provide the other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the NYSE, on the other hand, and all written comments with respect to the Proxy Statement/Prospectus or the Form S-4 received from the SEC or with respect to the NYSE listing application received from the NYSE and advise the other Party of any oral comments with respect to the Proxy Statement/Prospectus or the Form S-4 received from the SEC or from the NYSE with respect to the NYSE listing application. Each of the Company and Parent shall use its commercially reasonable efforts to respond as promptly as practicable to any comments from the SEC with respect to the Form S-4 or the Proxy Statement/Prospectus, and to any comments from the NYSE with respect to the NYSE listing application. Notwithstanding the foregoing, prior to (1) filing the Form S-4 (or any amendment or supplement thereto) or responding to any comments of the SEC, or (2) submitting the NYSE listing application to the NYSE or responding to any comments of the NYSE, each of the Company and Parent shall cooperate and provide the other Party a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and shall give reasonable and good faith consideration to any comments thereon made by the other Party or its counsel and, with respect to clause (1) above, each of the Company and Parent also shall have consented to the filing contemplated therein (which consent shall not be unreasonably withheld, conditioned or delayed). Parent shall advise the Company, promptly after it receives notice thereof, (x) of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the Parent Common Stock issuable in connection with the Company Merger for offering or sale in any jurisdiction, and Parent shall use its commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated and (y) of the time the NYSE listing application is accepted. Parent shall take any other action required to be taken under the Securities Act, the Exchange Act, NYSE rules and regulations, any applicable foreign or state securities or "blue sky" Laws and the rules and regulations thereunder in connection with the issuance of the Parent Common Stock in the Company Merger, and the Company shall furnish to Parent all information concerning the Company and the Company's stockholders as may be reasonably requested in connection with any such actions. Parent shall also take any other action required to be taken under the Securities Act, any applicable foreign or state securities or "blue sky" Laws and the rules and regulations thereunder in connection with the issuance of the New OP Units in the Partnership Merger, and the Company shall furnish all information concerning the Company, the Partnership and the holders of the Partnership OP Units as may be reasonably requested in connection with any such actions. The Parent Parties shall have the right, to the extent necessary (and following consultation with the Company), to prepare and file a Form S-4 with respect to the New OP Units (the "OP Unit Form S-4") to be issued in connection with the Partnership Merger. The Company Parties will cooperate in the preparation of the OP Unit Form S-4 pursuant to the immediately preceding sentence. For the avoidance of doubt, in the event the Parent Parties determine to prepare and file the OP Unit Form S-4, (I) the Parent Parties shall prepare and cause to be filed with the SEC, as promptly as reasonably practicable after such determination, the OP Unit Form S-4, (II) all references in this Agreement to "Form S-4" (including this Section 7.1 and Section 8.1(d)) shall be deemed to refer to the Form S-4 and the OP Unit Form S-4, collectively.

          (b)   If, at any time prior to the receipt of the Company Stockholder Approval, any event occurs with respect to the Company, any Company Subsidiary or Parent, Parent OP or any of the Parent Subsidiaries, or any change occurs with respect to other information to be included in the Form S-4 or the Proxy Statement/Prospectus, which is required to be described in an amendment of, or a supplement to, the Form S-4 or the Proxy Statement/Prospectus, the Company or Parent, as the case may be, shall promptly notify the other Party of such event and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement/Prospectus or the Form S-4.

          (c)   As promptly as practicable following the date on which the Form S-4 is declared effective under the Securities Act, the Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of the Company's stockholders for the purpose of seeking the Company Stockholder Approval (together with any adjournments or postponements thereof, the "Company Stockholder Meeting"). The Company shall use its commercially reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the stockholders of the Company entitled to vote at the Company Stockholder Meeting and to hold the Company Stockholder Meeting as soon as practicable after the Form S-4 is declared effective under the Securities Act; provided, however, that in no event shall the Company be required to cause the Proxy Statement/Prospectus to be mailed prior to the thirty-fifth (35th) day following the date hereof. The Company Recommendation shall be included in the Proxy Statement/Prospectus and the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval, unless a Change in Company Recommendation has occurred in compliance with Section 7.4(b)(iv) or Section 7.4(b)(v). Notwithstanding the foregoing provisions of this Section 7.1(c), if, on a date for which the Company Stockholder Meeting is scheduled, the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, whether or not a quorum is present, the Company shall make one or more successive postponements or adjournments of the Company Stockholder Meeting solely for the purpose of and for the times reasonably necessary to solicit additional proxies and votes in favor of the Company Stockholder Approval; provided, that the Company Stockholder Meeting is not postponed or adjourned to a date that is more than thirty (30) days after the date for which the Company Stockholder Meeting was originally scheduled (excluding any postponement or adjournments required by applicable Law) without the consent of Parent.

        Section 7.2    Other Filings.     In connection with and without limiting the obligations under Section 7.1, as soon as practicable following the date of this Agreement, the Company, Parent and Parent OP each shall (or shall cause their applicable Subsidiaries to) use their commercially reasonable efforts to properly prepare and file any other filings required under the Exchange Act or any other Law relating to the Mergers (collectively, the "Other Filings"). Each of the Parties shall (and shall cause their Affiliates to) promptly notify the other Parties of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Authority or official, and each of the Parties shall supply the other Parties with copies of all correspondence between it and each of its Subsidiaries and representatives, on the one hand, and the SEC or the members of its staff or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings, except, in each case, that confidential competitively sensitive business information may be redacted from such exchanges. Each of the Parties shall promptly obtain and furnish the other Parties with (a) the information which may be reasonably required in order to make such Other Filings and (b) any additional information which may be requested by a Governmental Authority and which the Parties reasonably deem appropriate; provided that the Parties may, as they deem advisable and necessary, designate any sensitive materials provided to the other under this Section 7.2 as "outside counsel only" (in which case such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient without the advance written consent of the Party providing such materials). Without limiting the foregoing, each Party shall (i) use its commercially reasonable efforts to respond as promptly as practicable to any request by the SEC or any other Governmental Authority or official for information, documents or other materials in connection with the review of the Other Filings or the transactions contemplated hereby; and (ii) provide to the other Party, and permit the other Party to review and comment in advance of submission, all proposed correspondence, filings, and written communications to the SEC or any other Governmental Authority or official with respect to the transactions contemplated hereby. To the extent reasonably practicable, neither the Company nor Parent shall, nor shall they permit their respective

Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other Party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority.

        Section 7.3    Additional Agreements.     Subject to the terms and conditions herein provided, but subject to the obligation to act in good faith, and subject at all times to the Company's and its directors' and Parent's and its directors', as applicable, right and duty to act in a manner consistent with their duties, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Mergers and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including any that are required to be obtained under any Law or any contract, agreement or instrument to which the Company or any Company Subsidiary or Parent, Parent OP or any Parent Subsidiary, as applicable, is a party or by which any of their respective properties or assets are bound, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Mergers, to effect all necessary registrations and Other Filings and submissions of information requested by a Governmental Authority, and to use its commercially reasonable efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the Mergers.

        Section 7.4    Acquisition Proposals; Changes in Recommendation.

          (a)   Except as expressly provided by this Agreement, from and after the date hereof, the Company shall not, shall cause its Subsidiaries and its and their respective officers and directors not to, and shall instruct and use its reasonable best efforts to cause its and its Subsidiaries' other Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information), any inquiries, indications of interest or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide any nonpublic information or data to any Person relating to, an Acquisition Proposal or any inquiries, proposals, indications of interest or offers that constitute, or would reasonably be expected to lead to an Acquisition Proposal; provided, however, that the Company or its Representatives may contact a Person who has submitted an unsolicited bona fide written Acquisition Proposal for the sole purpose of clarifying the terms of such Acquisition Proposal in connection with determining whether such Acquisition Proposal constitutes, or would reasonably be likely to lead to, a Superior Proposal; provided, further, that, prior to any such contact, the Company must comply with its obligations under Section 7.4(b)(ii) with respect to such Acquisition Proposal and must disclose to Parent the terms that the Company and its Representatives are seeking to have clarified by such Person, (iii) approve or execute or enter into any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement providing for any Acquisition Proposal (an "Acquisition Agreement"), or (iv) propose or agree to do any of the foregoing. For the avoidance of doubt, this Section 7.4(a) shall not prohibit the Company or its Representatives from informing any Third Party of the terms of this Section 7.4 and referring such Third Party to any publicly-available copy of this Agreement.

          (b)   (i) Notwithstanding anything in this Agreement to the contrary, the Company Board shall be permitted to take the following actions, prior to the Company Stockholder Meeting, in response to an unsolicited bona fide written Acquisition Proposal by such Person made after the date of this Agreement (provided that the Acquisition Proposal by such Person did not result from a breach of

  Section 7.4(a) or Section 7.4(c)) and which the Company Board concludes in good faith (after consultation with its outside legal counsel and its financial advisors) either constitutes or would reasonably be expected to lead to a Superior Proposal, if the Company Board concludes in good faith (after consultation with its outside legal counsel) that failure to do so would be inconsistent with their duties as directors under applicable Law: (A) engage in discussions and negotiations regarding such Acquisition Proposal with the Person who made such Acquisition Proposal, and (B) provide any nonpublic information or data to the Person who made such Acquisition Proposal after entering into an Acceptable Confidentiality Agreement with such Person; provided, however, that, prior to taking any of the actions described in the immediately preceding clause (A) and clause (B), the Company must comply with its obligations under Section 7.4(b)(ii) with respect to such Acquisition Proposal and must notify Parent that it intends to take such action with respect to such Acquisition Proposal. The Company shall provide Parent with a copy of any nonpublic information or data provided to the Person who made such Acquisition Proposal prior to or simultaneously with furnishing such information to such Person to the extent such nonpublic information or data has not been previously provided to Parent. For purposes of this Section 7.4(b), an "Acceptable Confidentiality Agreement" means a confidentiality agreement between the Company, on the one hand, and a counterparty, on the other hand, having confidentiality and use provisions that are no more favorable to such counterparty than those contained in the Confidentiality Agreement with respect to Parent; provided, however, that such confidentiality agreement shall not contain any standstill.

             (ii)  The Company shall promptly (but in no event later than twenty-four (24) hours) notify Parent orally, and promptly thereafter in writing, of the receipt by the Company, the Company Board or any of their respective Representatives of any inquiry, proposal, indication of interest or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. Such notice shall indicate the identity of the Person making such inquiry, proposal, indication of interest or offer, and the material terms and conditions of, such inquiry, proposal, indication of interest or offer (including a copy thereof if in writing and any material documentation or correspondence that sets forth any such terms). The Company shall (A) promptly (but in no event later than twenty-four (24) hours) notify Parent, orally and promptly thereafter in writing, of any changes or modifications to the material terms of the Acquisition Proposal and (B) keep Parent informed on a reasonably current basis regarding material developments, discussions and negotiations concerning any such Acquisition Proposal.

            (iii)  Except as provided in Section 7.4(b)(iv) or Section 7.4(b)(v), neither the Company Board nor any committee thereof shall (A) withhold, withdraw, qualify or modify in any manner adverse to the Parent Parties the Company Recommendation, (B) adopt, approve or recommend any Acquisition Proposal, (C) fail to include the Company Recommendation in the Proxy Statement/Prospectus, (D) fail to recommend against any Acquisition Proposal subject to Regulation 14D promulgated under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within ten (10) Business Days after Parent so requests in writing, (E) if an Acquisition Proposal or any material modification thereof is made public or is otherwise sent to the holders of Company Common Stock, fail to issue a press release or other public communication that reaffirms the Company Recommendation within ten (10) Business Days after Parent so requests in writing, (F) authorize, cause or permit the Company or any of its Affiliates to enter into any Acquisition Agreement (other than an Acceptable Confidentiality Agreement in accordance with Section 7.4(b)(i)), or (G) propose, resolve or agree to take any action set forth in the foregoing clauses (A) through (F) (any action set forth in this Section 7.4(b)(iii), a "Change in Company Recommendation").

            (iv)  Notwithstanding anything in this Agreement to the contrary, with respect to an Acquisition Proposal and at any time prior to the receipt of the Company Stockholder Approval, the Company Board may make a Change in Company Recommendation or terminate this Agreement pursuant to Section 9.1(e), if and only if (A) an unsolicited bona fide written Acquisition Proposal (provided that the Acquisition Proposal did not result from a breach of Section 7.4(a) or Section 7.4(c)) is made to the Company and is not withdrawn, (B) the Company Board has concluded in good faith (after consultation with its outside legal counsel and its financial advisors) that such Acquisition Proposal constitutes a Superior Proposal, (C) the Company Board has concluded in good faith (after consultation with its outside legal counsel) that failure to take such action would be inconsistent with their duties as directors under applicable Law, (D) four (4) Business Days (the "Notice Period") shall have elapsed since the Company has given written notice to Parent advising Parent that the Company intends to take such action and specifying in reasonable detail the reasons therefor, including the material terms and conditions of any such Superior Proposal that is the basis of the proposed action (a "Superior Proposal Notice"), which Superior Proposal Notice shall not be deemed a Change in Company Recommendation for any purpose of this Agreement, (E) during such Notice Period, the Company has considered and, if requested by Parent, engaged and caused its Representatives to engage in good faith discussions with Parent regarding any adjustment or modification of the terms of this Agreement proposed by Parent, and (F) the Company Board, following such Notice Period, again concludes in good faith (after consultation with its outside legal counsel and its financial advisors and taking into account any adjustment or modification of the terms of this Agreement proposed by Parent) that the failure to do so would be inconsistent with their duties as directors under applicable Law and that such Acquisition Proposal continues to constitute a Superior Proposal; provided, however, that (1) if, during the Notice Period, any material revisions are made to the Superior Proposal (it being understood that a material revision shall include any change in the purchase price or form of consideration in such Superior Proposal), the Company Board shall give a new Superior Proposal Notice to Parent prior to the expiration of the Notice Period and shall comply in all respects with the requirements of this Section 7.4(b)(iv) and the Notice Period shall thereafter expire on the third (3rd) Business Day immediately following the date of the delivery of such new Superior Proposal Notice (provided that the delivery of a new Superior Proposal Notice shall in no event shorten the four (4) Business Day duration applicable to the initial Notice Period) and (2) in the event the Company Board does not determine in accordance with the immediately preceding clause (F) that such Acquisition Proposal is a Superior Proposal, but thereafter determines to make a Change in Company Recommendation pursuant to this Section 7.4 or terminate this Agreement pursuant to Section 9.1(e) with respect to an Acquisition Proposal (whether from the same or different Person), the foregoing procedures referred to in this Section 7.4(b)(iv) shall apply anew.

             (v)  Notwithstanding anything in this Agreement to the contrary, in circumstances not involving or relating to an Acquisition Proposal and at any time prior to the receipt of the Company Stockholder Approval, the Company Board may make a Change in Company Recommendation if and only if (A) an Intervening Event has occurred, (B) the Company Board has concluded in good faith (after consultation with its outside legal counsel) that failure to take such action would be inconsistent with their duties as directors under applicable Law, (C) four (4) Business Days (the "Intervening Event Notice Period") shall have elapsed since the Company has given written notice (which written notice shall not be deemed a Change in Company Recommendation for any purpose of this Agreement) to Parent advising that the Company intends to take such action and specifying in reasonable detail the reasons therefor, (D) during such Intervening Event Notice Period, the Company has considered and, if requested by Parent, engaged and caused its Representatives to engage in good faith discussions with Parent regarding any adjustment or modification of the terms of this Agreement proposed by Parent, and (E) the Company Board, following such Intervening Event Notice Period, again reasonably determines in good faith (after consultation with its outside legal counsel and its financial advisors, and taking into account any adjustment or modification of the terms of this Agreement proposed by Parent) that failure to do so would be inconsistent with their duties as directors under applicable Law; provided, however, that in the event the Company Board does not make a Change in Company Recommendation following such Intervening Event Notice Period, but thereafter determines to make a Change in Company Recommendation pursuant to this Section 7.4(b)(v) in circumstances not involving an Acquisition Proposal, the foregoing procedures referred to in this Section 7.4(b)(v) shall apply anew.

            (vi)  Nothing contained in this Section 7.4 shall prohibit the Company or its Subsidiaries, directly or indirectly, from (A) taking and disclosing to its respective stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act, (B) making any other disclosure to its stockholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal that the Company Board reasonably determines (after consultation with its outside counsel) is required by applicable Law or (C) issuing a "stop, look and listen" statement pending disclosure of its position thereunder; provided, however, that any such disclosure that addresses the approval, recommendation or declaration of advisability by the Company Board with respect to this Agreement or an Acquisition Proposal shall be deemed to be a Change in Company Recommendation unless the Company Board in connection with such communication publicly states that the Company Recommendation has not changed or refers to the prior recommendation of the Company, without disclosing any Change in Company Recommendation. For the avoidance of doubt, the Company Board may not make a Change in Company Recommendation unless in compliance with Section 7.4(b)(iv) or Section 7.4(b)(v).

          (c)   Upon execution of this Agreement, the Company agrees that it will and will cause its Subsidiaries, and its and their Representatives to, (i) cease immediately and terminate any and all existing activities, discussions or negotiations with any Third Parties conducted heretofore with respect to any Acquisition Proposal, (ii) terminate any such Third Party's access to any physical or electronic data rooms and (iii) request that any such Third Party and its Representatives (A) destroy or return all confidential information concerning the Company or the Company Subsidiaries furnished by or on behalf of the Company or any of the Company Subsidiaries and (B) destroy all analyses and other materials prepared by or on behalf of such Person that contain, reflect or analyze such confidential information, in the case of the foregoing clauses (ii) and (iii), to the extent required by and in accordance with the terms of the applicable confidentiality agreement between the Company or any of the Company Subsidiaries and such Person. The Company agrees that it will promptly inform its and its Subsidiaries' respective Representatives of the obligations undertaken in this Section 7.4. Any violation of the restrictions set forth in this Section 7.4 by any officer, director or investment banker of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 7.4 by the Company for purposes of this Agreement.

          (d)   Notwithstanding any Change in Company Recommendation, unless such Change in Company Recommendation is with respect to a Superior Proposal and this Agreement is terminated pursuant to Section 9.1(e), the Company shall cause the approval of the Company Mergers to be submitted to a vote of its stockholders at the Company Stockholder Meeting.

          (e)   Without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), adoption of this Agreement and approval of the Mergers and the other transactions contemplated hereby is the only matter, other than any say-on-golden parachute vote that may be required pursuant to Section 14A(b)(2) of the Exchange Act and Rule 14a-21(c) thereunder and a proposal to approve the adjournment of the Company Stockholder Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Company Stockholder Meeting to obtain the approval of the Company's stockholders, which the Company shall propose to be acted on by its stockholders at the Company Stockholder Meeting.

          (f)    The Company shall not submit to the vote of its stockholders any Acquisition Proposal other than the Mergers prior to the termination of this Agreement.

        Section 7.5    Officers' and Directors' Indemnification.

          (a)   From and after the Company Merger Effective Time, Parent (the "Indemnifying Party") shall, for a period of six (6) years from the Company Merger Effective Time: (i) indemnify and hold harmless each person who is at the date hereof, was previously, or is during any of the period from the date hereof until the Company Merger Effective Time, serving as a manager, director, officer, trustee or fiduciary of the Company or any of the Company Subsidiaries and acting in such capacity (collectively, the "Indemnified Parties") to the fullest extent that a Maryland corporation is permitted to indemnify and hold harmless its own such Persons under the applicable Laws of the State of Maryland, as now or hereafter in effect, in connection with any Claim with respect to matters occurring on or before the Company Merger Effective Time and any losses, claims, damages, liabilities, costs, Claim Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such Claim; and (ii) promptly pay on behalf of or advance to each of the Indemnified Parties, to the fullest extent that a Maryland corporation is permitted to indemnify and hold harmless its own such Persons under the applicable Laws of the State of Maryland, as now or hereafter in effect, any Claim Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Claim Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but subject to Parent's receipt of an undertaking by or on behalf of such Indemnified Party to repay such Claim Expenses if it is ultimately determined under applicable Laws or any of the Company Governing Documents that such Indemnified Party is not entitled to be indemnified; provided, however, that if, at any time prior to the sixth (6th) anniversary of the Company Merger Effective Time, any Indemnified Party delivers to Parent a written notice asserting that indemnification is required in accordance with this Section 7.5 with respect to a Claim, then the provisions for indemnification contained in this Section 7.5 with respect to such Claim shall survive the sixth (6th) anniversary of the Company Merger Effective Time and shall continue to apply until such time as such Claim is fully and finally resolved. The Indemnifying Party shall not settle, compromise or consent to the entry of any judgment in, or seek termination with respect to, any actual or threatened Claim in respect of which indemnification may be sought by an Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Parties from all liability arising out of such Claim. No Indemnified Party shall be liable for any amounts paid in any settlement effected without its prior express written consent.

          (b)   Without limiting the foregoing, each of the Parent Parties agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Company Merger Effective Time now existing in favor of the current or former directors, officers, agents or fiduciaries of the Company or any of the Company Subsidiaries as provided in the Company Governing Documents and indemnification or similar agreements of the Company shall survive the Company Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or modified in a manner adverse to the Indemnified parties, for a period of six (6) years following the Company Merger Effective Date; provided that if, at any time prior to the sixth (6th) anniversary of the Company Merger Effective Time, any Indemnified Party delivers to Parent a written notice asserting that indemnification is required in accordance with this Section 7.5 with respect to a Claim, then the provisions for indemnification contained in this Section 7.5 with respect to such Claim shall survive the sixth (6th) anniversary of the Company Merger Effective Time and shall continue to apply until such time as such Claim is fully and finally resolved.

          (c)   Prior to the Company Merger Effective Time, the Company shall obtain and fully pay the premium for, and Parent shall maintain in full force and effect (and the obligations under to be honored), during the six (6) year period beginning on the date of the Company Merger Effective Time, a "tail" prepaid directors' and officers' liability insurance policy or policies (which policy or policies by their respective express terms shall survive the Mergers) from the Company's current insurance carrier or an insurance carrier with the same or better credit rating as the Company's current insurance carrier, of at least the same coverage and amounts and containing terms and conditions, retentions and limits of liability that are no less favorable than the Company's and the Company Subsidiaries' existing directors' and officers' liability policy or policies for the benefit of the Indemnified Parties with respect to directors' and officers' liability insurance for Claims arising from facts or events that occurred on or prior to the Company Merger Effective Time; provided, however, that in no event shall the aggregate premium payable for such "tail" insurance policy exceed an amount equal to 250% of the annual premium paid by the Company for its directors' and officers' liability insurance as set forth in Section 7.5(c) of the Company Disclosure Schedule (such amount being the "Maximum Premium"). If the Company is unable to obtain the "tail" insurance described in the first sentence of this Section 7.5(c) for an amount equal to or less than the Maximum Premium, Company shall be entitled to obtain as much comparable "tail" insurance as reasonably available for an aggregate cost equal to the Maximum Premium.

          (d)   If any of Parent or its successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving company, partnership or other entity of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.5.

          (e)   The provisions of this Section 7.5 are intended to be for the express benefit of, and shall be enforceable by, each Indemnified Party and other Person referred to in this Section 7.5 (who are intended to be third party beneficiaries of this Section 7.5), his or her heirs and his or her personal representatives, shall be binding on all successors and assigns of Parent and the Company, and shall not be amended in a manner that is adverse to the Indemnified Party (including his or her successors, assigns and heirs) without the prior written consent of the Indemnified Party (including the successors, assigns and heirs) affected thereby. The exculpation and indemnification provided for by this Section 7.5 shall be in addition to, and not in substitution for, any other rights to indemnification or exculpation which an Indemnified Party and other Person referred to in this Section 7.5 is entitled, whether pursuant to applicable Law, contract or otherwise.

        Section 7.6    Access to Information; Confidentiality.

          (a)   During the Interim Period, to the extent permitted by applicable Law and contracts, each Party shall, and shall cause each of its Subsidiaries to, (i) furnish Company or Parent, as applicable, with such financial and operating data and other information with respect to the business, properties, offices, books, contracts, records and personnel of the Company and the Company Subsidiaries or Parent, Parent OP and Parent Subsidiaries, as applicable, as the Company or Parent, as applicable, may from time to time reasonably request, (ii) with respect to the Company and the Company Subsidiaries and subject to the terms of the Company Leases, facilitate reasonable access for Parent and its authorized Representatives during normal business hours, and upon reasonable advance notice, to all Company Properties; provided, however, that no investigation pursuant to this Section 7.6 shall affect or be deemed to modify any of the representations or warranties made by the Company Parties or the Parent Parties, as applicable, hereto and all such access shall be coordinated through the Company or Parent, as applicable, or its respective designated Representatives, in accordance with such reasonable procedures as they may establish. Notwithstanding the foregoing, neither the Company nor Parent shall be required by this Section 7.6 to provide the other Party or the Representatives of such other Party with access to or to disclose information (A) that is subject to the terms of a confidentiality agreement with a Third Party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice (if the Company or Parent, as applicable, has used commercially reasonable efforts to obtain permission or consent of such Third Party to such disclosure), (B) the disclosure of which would violate any Law or legal or contractual duty of the Party or any of its Representatives, (C) that is subject to any attorney-client, attorney work product or other legal privilege or would cause a risk of a loss of privilege to the disclosing Party or (D) if it reasonably determines that such access is reasonably likely to materially disrupt, impair or interfere with its, or its Subsidiaries', business or operations; provided, however, that the Parties will work in good faith to determine a means to provide access that will not materially disrupt, impair or interfere with such business or operations. Each of the Company and Parent will use its commercially reasonable efforts to minimize any disruption to the businesses of the other Party that may result from the requests for access, data and information hereunder. Prior to the Partnership Merger Effective Time, each of the Company Parties and each of the Parent Parties shall not, and shall cause their respective Representatives and Affiliates not to, contact or otherwise communicate with parties with which the other Party has a business relationship (including tenants/subtenants) regarding the business of such other Party or this Agreement and the transactions contemplated hereby without the prior written consent of such other Party (provided that, for the avoidance of doubt, nothing in this Section 7.6(a) shall be deemed to restrict a Party and its respective Representatives and Affiliates from contacting such parties in pursuing its own business activities (operating in the ordinary course)).

          (b)   Prior to the Partnership Merger Effective Time, each of the Company and Parent shall hold, and will cause its respective Representatives and Affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 7.6 in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement, which shall remain in full force and effect pursuant to the terms thereof notwithstanding the execution and delivery of this Agreement or the termination thereof; provided, however, that Section 7 of the Confidentiality Agreement shall terminate and be of no further force or effect.

        Section 7.7    Public Announcements.     Except with respect to any Change in Company Recommendation or any action taken by the Company or the Company Board pursuant to and in accordance with Section 7.4, so long as this Agreement is in effect, the Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement and, except as otherwise permitted or required by this Agreement, none of the Company or the Parent shall issue any such press release or make any such public statement or filing prior to obtaining the consent of the other Party(which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that a Party may, without the prior consent of the other Parties, issue any such press release or make any such public statement or filing as may be required by Law, order or the applicable rules of any stock exchange or quotation system if (a) for any reason it is not reasonably practicable to consult with the other Party before making any public statement with respect to this Agreement or any of the transactions contemplated by this Agreement or (b) the Party issuing such press release or making such public statement has used its commercially reasonable efforts to consult with the other Party and to obtain such Party's consent but has been unable to do so in a timely manner through no fault of such issuing Party.

        Section 7.8    Employment Matters.

          (a)   During the period commencing on the Closing and ending on the date that is twelve (12) months after the Closing (or if earlier, the date of the employee's termination of employment with Parent, Parent OP and the Parent Subsidiaries), Parent shall, and shall cause each Parent Subsidiary (including the Partnership and Parent OP), as applicable, to, provide each individual who is an employee of the Company or any Company Subsidiary immediately prior to the Closing and who remains employed by the Company, any Company Subsidiary, Parent or any Parent Subsidiary (including the Partnership and Parent OP) immediately following the Closing (each a "Continuing Employee" and collectively, the "Continuing Employees") with compensation and benefits, that are mutually agreed between the Parent Parties and each such Continuing Employee.

          (b)   Parent shall, and shall cause Parent OP and the Parent Subsidiaries to, provide credit for each Continuing Employee's length of service with the Company and the Company Subsidiaries (as well as service with any predecessor employer of the Company or any Company Subsidiary) for purposes of eligibility, vesting and benefit level under any vacation, severance or paid time-off arrangement (but not for purposes of any benefit accrual under any defined benefit pension plan) under each plan, program, policy, agreement or arrangement of Parent or the Parent Subsidiaries (including the Partnership and Parent) to the same extent that such service was recognized under a similar plan, program, policy, agreement or arrangement of the Company or any Company Subsidiary, except that no such prior service credit will be required or provided to the extent that (i) it results in a duplication of benefits, or (ii) such service was not recognized under the corresponding Company Employee Program.

          (c)   To the extent permitted by applicable Law, Parent shall use, and shall cause the Surviving Entity to use, commercially reasonable efforts to cause each Company Employee Program in which any Continuing Employee participates that provides health or welfare benefits to (i) waive all limitations as to preexisting conditions, exclusions, waiting periods and service conditions with respect to participation and coverage requirements applicable to Continuing Employees, other than limitations applicable under the corresponding Company Employee Program or to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Employee Program and (ii) honor any payments, charges and expenses of Continuing Employees (and their eligible dependents) that were applied toward the deductible and out-of-pocket maximums under the corresponding Company Employee Program in satisfying any applicable deductibles, out-of-pocket maximums or co-payments under a corresponding Company Employee Program during the calendar year in which the Closing occurs.

          (d)   During the Interim Period, the Parent Parties and the Company and the Company Subsidiaries shall, and agree to cause their applicable Affiliates to, cooperate with each other to accomplish the matters addressed by this Section 7.8 and the Company and the Company Subsidiaries agree, upon the reasonable request of Parent, to assist the Parent Parties with respect post-closing employment matters relating to employees of the Company and the Company Subsidiaries.

          (e)   Nothing in this Section 7.8 shall (i) confer any rights upon any Person, including any Continuing Employee or former employee of the Company or the Company Subsidiaries, other than the Parties to this Agreement and their respective successors and permitted assigns, (ii) constitute or create an employment agreement or create any right in any Continuing Employee or any other Person to any continued employment or service with or for the Company, the Company Subsidiaries, Parent, Parent OP, the Parent Subsidiaries, or the Surviving Entity, or to any compensation or benefits of any nature or kind whatsoever, (iii) constitute or be treated as an amendment, modification, adoption, suspension or termination of any Company Employee Program, program, policy, agreement or arrangement of the Company, the Company Subsidiaries, Parent, Parent OP, the Parent Subsidiaries, or the Surviving Entity, or (iv) alter or limit the ability of the Company, the Company Subsidiaries, Parent, Parent OP, the Parent Subsidiaries or the Surviving Entity to amend, modify or terminate any benefit plan, program, policy, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them.

        Section 7.9    Certain Tax Matters.

          (a)   Each of Parent and the Company shall use their respective commercially reasonable efforts (before and, as relevant, after the Company Merger Effective Time) to cause the Company Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Provided the Company shall have received the opinion of counsel referred to in Section 8.3(e) and Parent shall have received the opinion of counsel referred to in Section 8.2(e), the Parties shall treat the Company Merger as a "reorganization" under Section 368(a) of the Code and no Party shall take any position for Tax purposes inconsistent therewith, except to the extent otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

          (b)   Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, "Transfer Taxes"), and shall cooperate in attempting to minimize the amount of Transfer Taxes. Subject to Section 6.3, from and after the Partnership Merger Effective Time, the Parent Parties shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of shares of Company Common Stock, Partnership OP Units or Company LTIP Units, all Transfer Taxes.

          (c)   Each of Parent and its Affiliates covenants and agrees that from and after the Closing it will, or will cause its Affiliates to take all actions, or forbear from taking all actions, within its control, as necessary to ensure that each of the Company and Parent will be classified as a REIT for the taxable year of such entity that includes the Closing Date, and will not take or permit any of its Subsidiaries to take, within their control, any action which is inconsistent with such REIT qualification. The Parent and the Company shall cooperate to cause each TRS of the Company to jointly elect with Parent to be treated as a TRS of Parent, effective as of the Closing Date.

          (d)   To the extent permitted by applicable Law, Parent OP agrees to file composite state income Tax Returns for its taxable year in which the Closing occurs covering all holders of New OP Units and all holders of Parent LTIP units issued pursuant to Section 3.3 who elect in writing to be included in such composite state income Tax Returns. In connection with the foregoing, Parent OP will send election materials to all holders of New OP Units and all holders of Parent

  LTIP Units issued pursuant to Section 3.3 for which it has valid contact information in the same form and at the same time as such materials are sent to the other limited partners of Parent OP. Parent OP currently plans and intends to offer the same opportunity for subsequent taxable years, in which case holders of New OP Units and all holders of Parent LTIP Units issued pursuant to Section 3.3 will be offered the opportunity to be included in Parent OP's composite state income Tax Returns to the same extent that such opportunity is offered to the other limited partners of Parent OP.

          (e)   Parent OP shall adopt the "traditional method" as set forth in Treasury Regulations Section 1.704-3 (and any analogous provision of state or local income tax law) with respect to any variation between the adjusted tax basis and fair market value, as of the Partnership Merger Effective Time, of any of the Company Properties or any other assets deemed transferred by the Partnership to Parent OP for federal income tax purposes.

          (f)    During the Interim Period the Parties will cooperate in good faith to negotiate transactions acceptable to both the Company and Parent in their sole discretion, which may include: (i) identifying certain assets that the Parties may desire to be purchased by one or more Parent Subsidiaries or the Affiliates of the Parent Parties from one or more Company Subsidiaries during the Interim Period as part of one or more "like-kind exchanges" under Section 1031 of the Code by such Parent Subsidiaries, (ii) identifying certain assets that the Parties may desire to be purchased by one or more Company Subsidiaries from one or more Parent Subsidiaries or the Affiliates of the Parent Parties during the Interim Period as part of one or more "like-kind exchanges" under Section 1031 of the Code by such Company Subsidiaries, and (iii) in each case causing such purchases or sales to be completed during the Interim Period pursuant to such terms as may be agreed to by Parent and the Company, in their sole discretion, and as may be necessary for such purchases or sales to constitute part of one or more like-kind exchanges under Section 1031 of the Code. Notwithstanding or in limitation of the foregoing, no Party shall be required to negotiate or consummate any transaction contemplated by this Section 7.9(f) that such Party determines in its sole discretion may adversely affect such Party or, in the case of the Company, the holders of Partnership OP Units or, in the case of Parent, the holders of Parent Partnership Units.

        Section 7.10    Notification of Certain Matters; Transaction Litigation

          (a)   The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement.

          (b)   Promptly after becoming aware, the Company shall give written notice to Parent, and Parent shall give written notice to Company, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that, if uncured, it would be reasonably expected to result in any of the applicable closing conditions set forth in Article VIII not being capable of being satisfied by the Drop Dead Date; or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement such that, if uncured, it would result in any of the applicable closing conditions set forth in Article VIII not to be satisfied; provided, however, that no such notification (or failure to give such notification) shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement. Without limiting the foregoing, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, if, to the Company's Knowledge or the Parent's Knowledge,

  as applicable, the occurrence of any state of facts or Event would cause, or would reasonably be expected to cause, any of the conditions to Closing set forth in Article VIII not to be satisfied or satisfaction to be reasonably delayed. Notwithstanding anything to the contrary in this Agreement, the failure by the Company, Parent or their respective Representatives to provide such prompt notice under Section 7.10(a), Section 7.10(b) or Section 7.10(c) shall not constitute a breach of covenant for purposes of Section 8.2(b) or Section 8.3(b).

          (c)   Each of the Company and Parent agrees to give prompt written notice to the other Party upon becoming aware of the occurrence or impending occurrence of any Event relating to it or any of its Subsidiaries, which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

          (d)   The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any Action commenced or, to the Company's Knowledge or Parent's Knowledge, as applicable, threatened against, relating to or involving such Party or any Company Subsidiary or Parent Subsidiary, respectively, that relates to this Agreement, the Mergers or the other transactions contemplated by this Agreement and each Party shall keep the other Party reasonably informed regarding any such matters. The Company shall give Parent the opportunity to reasonably participate in the defense and settlement of any litigation against the Company, its directors or its officers relating to this Agreement, the Mergers and the transactions contemplated hereby, and no such settlement shall be agreed to without Parent's prior written consent; provided, however, that, with respect to any such settlement that only requires payment of monetary amounts by the Company, such consent shall not be unreasonably withheld, conditioned or delayed. Parent shall give the Company the opportunity to reasonably participate in the defense and settlement of any litigation against Parent, its directors or its officers relating to this Agreement, the Mergers and the transactions contemplated hereby.

        Section 7.11    Section 16 Matters.     Prior to the Company Merger Effective Time, the Company and Parent shall, as applicable, take all such steps to cause any dispositions of shares of Company Common Stock (including derivative securities with respect to shares of Company Common Stock) or acquisitions of Parent Common Stock resulting from the transactions contemplated by this Agreement by each individual who is, or may become (as a result of the transactions contemplated by this Agreement), subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or Parent, as the case may be, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 7.12    Voting of Shares; Voting of Partnership OP Units.     Parent shall vote all shares of Company Common Stock beneficially owned by it, Parent OP or any of the Parent Subsidiaries as of the record date for the Company Stockholder Meeting, if any, in favor of approval of the Company Merger.

        Section 7.13    Termination of Company Equity Incentive Plan, Company Dividend Reinvestment and Stock Purchase Plan.

          (a)   Prior to the Partnership Merger Effective Time, the Company Board shall adopt such resolutions or take such other actions as may be required by the Company Equity Incentive Plan no later than immediately prior to the Partnership Merger Effective Time to effect the intent of Article III and to terminate the Company Equity Incentive Plan effective as of the Partnership Merger Effective Time, and to ensure that no awards will be made under the Company Equity Incentive Plan following the Partnership Merger Effective Time and no Person shall otherwise acquire any interest in the Company, Parent, Parent OP or any Parent Subsidiary, whether by purchase, exercise or otherwise, under the Company Equity Incentive Plan after the Partnership Merger Effective Time.

          (b)   The Company Board shall adopt such resolutions or take such other actions as may be required to suspend the Company Dividend Reinvestment and Stock Purchase Plan and the Company Continuous Equity Offering Program, in each case, as soon as reasonably practicable following the date of this Agreement. Prior to the Partnership Merger Effective Time, the Company Board shall adopt such resolutions or take such other actions as may be required to terminate the Company Dividend Reinvestment and Stock Purchase Plan and the Company Continuous Equity Offering Program, effective prior to the Partnership Merger Effective Time, and ensure that no purchase or other rights under the Company Dividend Reinvestment and Stock Purchase Plan or the Company Continuous Equity Offering Program enable the holder of such rights to acquire any interest in Parent, Parent OP or any Parent Subsidiary as a result of such purchase or the exercise of such rights at or after the Partnership Merger Effective Time.

          (c)   If requested by Parent, the Company shall (or shall cause each applicable Company Subsidiary to), not earlier than ten (10) Business Days prior to the Closing Date, terminate each Company Employee Program intended to be qualified under Section 401(a) of the Code as of the day prior to the Closing Date (but contingent upon the occurrence of the Mergers) and adopt all required compliance amendments pursuant to written resolutions, the form and substance of which are reasonably satisfactory to Parent.

        Section 7.14    Governance.     Prior to the Company Merger Effective Time, the Parent Board shall adopt resolutions (subject to and effective immediately following the Company Merger Effective Time), and the Parent Board shall take all other actions necessary so that, effective immediately following the Company Merger Effective Time, the number of directors that will comprise the full Parent Board shall be increased by one (1) and the Company Designee will be appointed to the Parent Board as set forth in, and in accordance with, Section 2.6.

        Section 7.15    Takeover Statutes.     The Parties shall use their reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Mergers or any of the other transactions contemplated by this Agreement and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger and the other transactions contemplated by this Agreement.

        Section 7.16    Tax Representation Letters.

          (a)   The Company Parties shall (i) use their commercially reasonable efforts to obtain or cause to be provided, as appropriate, the opinions of counsel referred to in Section 8.2(c) and Section 8.3(e), (ii) deliver to Goodwin Procter LLP, counsel to the Company, and Mayer Brown LLP, counsel to Parent, or other counsel described in Section 8.2(c) and Section 8.3(d), respectively, a tax representation letter, dated as of the Closing Date and signed by an officer of the Company Parties, in form and substance as previously provided by such counsel and reasonably acceptable to such counsel, which such representations shall be subject to such changes and modifications from the language previously provided as may be deemed necessary or appropriate by Goodwin Procter LLP or Mayer Brown LLP, or such other counsel described in Section 8.2(c) and Section 8.3(d), and shall be reasonably acceptable to and approved by Parent and the Company, respectively (in either case, which approval shall not be unreasonably conditioned, withheld or delayed), containing representations of the Company Parties for purposes of rendering the opinions described in Section 8.2(c) and Section 8.3(d), and (iii) deliver to Mayer Brown LLP, counsel to Parent, and Goodwin Procter LLP, counsel to the Company, or other counsel described in Section 8.2(e) and Section 8.3(e), respectively, tax representation letters, dated as of the effective date of the Form S-4 and the Closing Date, respectively, and signed by an officer of the Company Parties, in form and substance as shall be mutually agreeable to the Company and Parent, containing representations of the Company Parties as shall be reasonably necessary or appropriate to enable Mayer Brown LLP, or other counsel described in Section 8.2(e), to render an opinion on the effective date of the Form S-4 and on the Closing Date, respectively, as described in Section 8.2(e), and Goodwin Procter LLP, or other counsel described in Section 8.3(e), to render an opinion on the effective date of the Form S-4 and on the Closing Date, respectively, as described in Section 8.3(e).

          (b)   The Parent Parties shall (i) use their commercially reasonable efforts to obtain or cause to be provided, as appropriate, the opinions of counsel referred to in Section 8.2(e) and Section 8.3(d), (ii) deliver to Mayer Brown LLP, counsel to Parent, and Goodwin Procter LLP, counsel to the Company, or other counsel described in Section 8.2(c) and Section 8.3(d), respectively, a tax representation letter, dated as of the Closing Date and signed by an officer of the Parent Parties, in form and substance as previously provided by such counsel and reasonably acceptable to such counsel, which such representations shall be subject to such changes and modifications from the language previously provided as may be deemed necessary or appropriate by Mayer Brown LLP or Goodwin Procter LLP, or such other counsel described in Section 8.2(c) and Section 8.3(d), and shall be reasonably acceptable to and approved by Parent and the Company, respectively (in either case, which approval shall not be unreasonably conditioned, withheld or delayed), containing representations of the Parent Parties for purposes of rendering the opinions described in Section 8.2(c) and Section 8.3(d), and (iii) deliver to Mayer Brown LLP, counsel to Parent, and Goodwin Procter LLP, counsel to the Company, or other counsel described in Section 8.2(e) and Section 8.3(e), respectively, tax representation letters, dated as of the effective date of the Form S-4 and the Closing Date, respectively, and signed by an officer of the Parent Parties, in form and substance as shall be mutually agreeable to the Company and Parent, containing representations of the Parent Parties as shall be reasonably necessary or appropriate to enable Mayer Brown LLP, or other counsel described in Section 8.2(e), to render an opinion on the effective date of the Form S-4 and on the Closing Date, as described in Section 8.2(e), and Goodwin Procter LLP, or other counsel described in Section 8.3(e), to render an opinion on the effective date of the Form S-4 and on the Closing Date, as described in Section 8.3(e).

        Section 7.17    Accrued Dividends.     In the event that a distribution with respect to the Company Common Stock permitted under the terms of this Agreement has (a) a record date prior to the Partnership Merger Effective Time and (b) has not been paid as of the Partnership Merger Effective Time, the holders of shares of Company Common Stock, Partnership OP Units, and Company LTIP Units shall be entitled to receive such distribution from the Company (or the Partnership, as applicable) as of immediately prior to the time such shares or units are exchanged pursuant to Article III.

        Section 7.18    Dividends and Distributions.

          (a)   From and after the date of this Agreement until the earlier of the Partnership Merger Effective Time and termination of this Agreement pursuant to Section 9.1, neither Parent nor the Company shall make, declare or set aside any dividend or other distribution to its respective stockholders without the prior written consent of Parent (in the case of the Company) or the Company (in the case of Parent); provided, however, that the written consent of the other Party shall not be required (but written notice shall be given) for (i) in the case of the Company, the authorization and payment of quarterly distributions at a rate not in excess of the regular quarterly cash dividend most recently declared prior to the date of this Agreement (which is $0.36 per quarter) and, for the avoidance of doubt, the regular distributions that are required to be made in respect of the Partnership OP Units and Company LTIP Units in connection with any dividends paid on the shares of the Company Common Stock and (ii) in the case of Parent, for the authorization and payment of quarterly distributions at a rate not in excess of the regularly quarterly cash dividend most recently declared prior to the date of this Agreement (which is $0.44 per quarter) and, for the avoidance of doubt, the regular distributions that are required to be made in respect of the Parent OP Units in connection with any dividends paid on the shares of the Parent Common Stock; provided, further, that (A) it is agreed that the Parties shall take such actions as are necessary to ensure that if either the holders of Company Common Stock or the holders of Parent Common Stock receive a distribution for a particular quarter prior to the Closing Date, then the holders of Company Common Stock and the holders of Parent Common Stock, respectively, shall also receive a distribution for such quarter, whether in full or pro-rated for the applicable quarter, as necessary to result in the holders of Company Common Stock and the holders of Parent Common Stock receiving dividends covering the same periods prior to the Closing Date and (B) the Parties will cooperate such that any such quarterly distribution by the Company and Parent shall have the same record date and the same payment date in order to ensure that the stockholders of the Company and the stockholders of Parent receive the same number of such dividends prior to the Partnership Merger Effective Time.

          (b)   Notwithstanding the foregoing or anything else to the contrary in this Agreement, each of the Company and Parent, as applicable, shall be permitted to declare and pay a dividend to its stockholders, the record date and payment date for which shall be the close of business on the last Business Day prior to the Closing Date, distributing any amounts determined by such Party (in each case in consultation with the other Party) to be the minimum dividend required to be distributed in order for such Party to qualify as a REIT and to avoid to the extent reasonably possible the incurrence of income or excise Tax (any dividend paid pursuant to this paragraph, a "REIT Dividend").

          (c)   If either Party determines that it is necessary to declare a REIT Dividend, it shall notify the other Party at least 20 days prior to the date of the Company Stockholder Meeting and such other Party shall be entitled to declare a dividend per share payable (i) in the case of Company, to holders of Company Common Stock, in an amount per share of Company Common Stock equal to the quotient obtained by dividing (A) the REIT Dividend declared by Parent with respect to each share of Parent Common Stock by (B) the Exchange Ratio and (ii) in the case of Parent, to holders of Parent Common Stock, in an amount per share of Parent Common Stock equal to the product of (x) the REIT Dividend declared by the Company with respect to each share of Company Common Stock and (y) the Exchange Ratio. The record date and payment date for any dividend payable pursuant to this Section 7.18(c) shall be the close of business on the last Business Day prior to the Closing Date.

        Section 7.19    Pending Closing.     Between the Partnership Merger Effective Time and the Company Merger Effective Time, Parent and the Company shall not take any action or conduct any business of any nature whatsoever other than as specifically contemplated by this Agreement and as necessary to effect the Company Merger.

        Section 7.20    Registration Rights Agreements.     Parent will use its reasonable best efforts to cause the resale of the Parent Common Stock that may be issued upon redemption of the New OP Units to be included on its existing registration statement promptly following the Closing (but, in any event, on or prior to the thirtieth (30th) day after the Closing Date).

ARTICLE VIII

CONDITIONS TO THE MERGERS

        Section 8.1    Conditions to the Obligations of Each Party to Effect the Mergers.     The obligations of the Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent allowed by applicable Law, waiver by the other Parties, at or prior to the Partnership Merger Effective Time, of each of the following conditions:

          (a)    Stockholder Approval.    The Company Stockholder Approval shall have been obtained.

          (b)    No Prohibitive Laws.    No Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority and be in effect which would have the effect of making illegal or otherwise prohibiting the consummation of the Mergers or any of the other transactions contemplated by this Agreement.

          (c)    No Injunctions, Orders or Restraints; Illegality.    No temporary restraining order, preliminary or permanent injunction or other order, decree or judgment issued by a Governmental Authority shall be in effect which would have the effect of making illegal or otherwise prohibiting the consummation of the Mergers or any of the other transactions contemplated by this Agreement.

          (d)    Registration Statement.    The Form S-4 shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect and no proceeding to that effect shall have been commenced by the SEC and not withdrawn.

          (e)    Listing.    The shares of Parent Common Stock to be issued in the Company Merger shall have been approved for listing on the NYSE, subject to official notice of issuance, at or prior to the Closing.

        Section 8.2    Conditions to Obligations of the Parent Parties.     The obligations of the Parent Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are further subject to the satisfaction or, to the extent allowed by applicable Law, waiver by Parent, at or prior to the Partnership Merger Effective Time, of each of the following additional conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of the Company Parties contained in Section 4.1 (Existence, Good Standing; Compliance with Law), Section 4.4 (Subsidiary Interests), Section 4.5 (Other Interests) and Section 4.23 (Information Supplied) shall be true and correct in all material respects as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time), (ii) the representations and warranties of the Company Parties contained in Section 4.2 (Authority), Section 4.10 (Absence of Certain Changes), Section 4.17 (Opinions of Financial Advisors), Section 4.18 (Vote Required), Section 4.24 (Investment Company Act) and Section 4.25 (Takeover Statutes) shall be true and correct in all respects as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time), (iii) the representations and warranties of the Company Parties contained in Section 4.3 (Capitalization) shall be true and correct in all but de minimis respects as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time), and (iv) each of the other representations and warranties of the Company Parties contained in this Agreement shall be true and correct as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time), with only such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that, with respect to the foregoing clauses (i) and (iv), any exceptions and qualifications with regard to materiality or Company Material Adverse Effect contained therein shall be disregarded for purposes of this Section 8.2(a). Parent shall have received a certificate signed on behalf of each of the Company Parties, dated as of the Closing Date, to the foregoing effect.

          (b)    Performance of Obligations of the Company Parties.    The Company Parties shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Parent shall have received a certificate signed on behalf of each of the Company Parties, dated as of the Closing Date, to the foregoing effect.

          (c)    REIT Qualification Opinion.    Parent shall have received a written tax opinion of Goodwin Procter LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company), substantially in the form of Exhibit A to this Agreement, dated as of the Closing Date, to the effect that, beginning with its taxable year ended December 31, 2003 and ending with its taxable year that ends with the Company Merger, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code (which opinion shall be based upon the representation letters described in Section 7.16(a)(ii) and Section 7.16(b)(ii)).

          (d)    Absence of Material Adverse Change.    Since the date of this Agreement, there shall not have been an Event that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of each of the Company Parties, dated as of the Closing Date, to the foregoing effect.

          (e)    Section 368 Opinion.    Parent shall have received the written opinion of Mayer Brown LLP (or other counsel as may be reasonably acceptable to Parent and the Company), substantially in the form of Exhibit B to this Agreement, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Company Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel shall rely upon the tax representation letters described in Section 7.16(a)(iii) and Section 7.16(b)(iii).

        Section 8.3    Conditions to Obligations of the Company Parties.     The obligations of the Company Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are further subject to the satisfaction or, to the extent allowed by applicable Law, waiver by the Company, at or prior to the Closing, of each of the following additional conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of the Parent Parties contained in Section 5.1 (Existence, Good Standing; Compliance with Law) and Section 5.17 (Information Supplied), shall be true and correct in all material respects as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time), (ii) the representations and warranties of the Parent Parties contained in Section 5.2 (Authority), Section 5.9 (Absence of Certain Changes) Section 5.13 (Vote Required) shall be true and correct in all respects as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time), (iii) the representations and warranties of Parent Parties contained in Section 5.3 (Capitalization) shall be true and correct in all but de minimis respects as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time), and (iv) each of the other representations and warranties of the Parent Parties contained in this Agreement shall be true and correct as of the date hereof and as of the Closing, as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time), with only such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; provided, however, that, with respect to the foregoing clauses (i) and (iv), any exceptions and qualifications with regard to materiality or Parent Material Adverse Effect contained therein shall be disregarded for purposes of this Section 8.3(a). The Company shall have received a certificate signed on behalf of each of the Parent Parties, dated as of the Closing Date, to the foregoing effect.

          (b)    Performance of Obligations of the Parent Parties.    Each of the Parent Parties shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and the Company shall have received a certificate signed on behalf of each of the Parent Parties, dated as of the Closing Date, to the foregoing effect.

          (c)    Absence of Material Adverse Change.    Since the date of this Agreement, there shall not have been an Event that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of each of the Parent Parties, dated as of the Closing Date, to the foregoing effect.

          (d)    REIT Qualification Opinion.    The Company shall have received a tax opinion of Mayer Brown LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company), substantially in the form of Exhibit C to this Agreement, dated as of the Closing Date, to the effect that beginning with Parent's taxable year ended December 31, 1997, Parent has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and Parent's actual and proposed method of operation has enabled it and will continue to enable it to satisfy the requirements for qualification and taxation as a REIT (which opinion shall be based upon the representation letters described in Section 7.16(a)(ii) and Section 7.16(b)(ii) .

          (e)    Section 368 Opinion.    The Company shall have received the written opinion of Goodwin Procter, LLP (or other counsel as may be reasonably acceptable to Parent and the Company), substantially in the form of Exhibit D to this Agreement, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Company Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel shall rely upon the tax representation letters described in Section 7.16(a)(iii) and Section 7.16(b)(iii). The condition set forth in this Section 8.3(e) shall not be waivable after receipt of the Company Stockholder Approval, unless further stockholder approval is obtained with appropriate disclosure.

 ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

        Section 9.1    Termination.     This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Partnership Merger Effective Time, whether before or after the receipt of Company Stockholder Approval (unless otherwise specified in this Section 9.1), by action taken or authorized by the Parent Board or the Company Board, as applicable, as follows:

          (a)   by the mutual written consent of Parent and the Company;

          (b)   by either of the Company, on the one hand, or Parent, on the other hand, by written notice to the other Party:

              (i)  if, upon a vote at the Company Stockholder Meeting, the Company Stockholder Approval is not obtained; provided, however that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to the Company if the failure to obtain such Company Stockholder Approval was primarily caused by any action or failure to act of any of the Company Parties that constitutes a material breach of their respective obligations under Section 7.1 or Section 7.4;

             (ii)  if any Governmental Authority of competent jurisdiction shall have issued an order, decree, judgment, injunction or taken any other action, which permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Mergers, and such order, decree, judgment, injunction or other action shall have become final and non-appealable; or

            (iii)  if the consummation of the Mergers shall not have occurred on or before 5:00 p.m. (New York time) on December 31, 2018 (the "Drop Dead Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(iii) shall not be available to any Party whose failure to comply with any provision of this Agreement has been the primary cause of, or resulted in, the failure of the Mergers to occur on or before the Drop Dead Date.

          (c)   by Parent upon written notice from Parent to the Company, if the Company or the Partnership breaches or fails to perform in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure to be satisfied of a condition set forth in Section 8.2(a) or Section 8.2(b) and such condition is incapable of being satisfied by the earlier of (i) thirty (30) days after such notice is given or (ii) two (2) Business Days prior to the Drop Dead Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(c) if Parent or Parent OP is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied;

          (d)   by the Company upon written notice from the Company to Parent, if any of the Parent Parties breaches or fails to perform in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure to be satisfied of a condition set forth in Section 8.3(a) or Section 8.3(b) and such condition is incapable of being satisfied by the earlier of (i) thirty (30) days after such notice is given or (ii) two (2) Business Days prior to the Drop Dead Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if the Company or the Partnership is then in breach of any of their representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied;

          (e)   by the Company upon written notice from the Company to Parent, at any time prior to the receipt of the Company Stockholder Approval, in order to enter into an Acquisition Agreement with respect to a Superior Proposal in compliance with Section 7.4(b)(iv); provided, however, that this Agreement may not be so terminated unless the payment required by Section 9.3(b) is made in full to Parent prior to or concurrently with the occurrence of such termination and entry into such Acquisition Agreement with respect to such Superior Proposal; or

          (f)    by Parent upon written notice from Parent to the Company, (i) if the Company Board shall make a Change in Company Recommendation; provided, however, that Parent's right to terminate this Agreement pursuant to this Section 9.1(f)(i) in respect of a Change in Company Recommendation shall expire once the Company Stockholder Approval is obtained, or (ii) upon a Willful Breach of Section 7.4 by the Company.

        Section 9.2    Effect of Termination.

        Subject to Section 9.3, in the event of the termination of this Agreement pursuant to Section 9.1, written notice thereof shall be given to the other Party or Parties, specifying the provisions hereof pursuant to which such termination is made and describing the basis therefor in reasonable detail, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any of the Parties hereto, or any of their respective Representatives, and all rights and obligations of any Party shall cease, except for the Confidentiality Agreement and the agreements contained in Section 7.6(b) (Confidentiality), Section 7.7 (Public Announcements), this Section 9.2 (Effect of Termination), Section 9.3 (Termination Fees and Expense Amount), Section 9.4 (Payment of Expense Amount or Termination Fee) and Article X (General Provisions) and the definitions of all defined terms appearing in such sections shall survive any termination of this Agreement pursuant to Section 9.1; provided, however, that, except as set forth in this Section 9.2, nothing shall relieve any Party from liabilities or damages arising out of any fraud or Willful Breach by such Party of this Agreement. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the Governmental Authority or other Person to which they were made.

        Section 9.3    Termination Fees and Expense Amount.

          (a)   If this Agreement is terminated by either the Company or Parent pursuant to Section 9.1(b)(i) or Section 9.1(b)(iii) or by Parent pursuant to Section 9.1(c), and, after the date hereof and prior to the termination of this Agreement, the Company (i) receives or has received a bona fide Acquisition Proposal with respect to the Company that has been publicly announced or otherwise communicated to the Company Board prior to the time of the Company Stockholder Meeting (with respect to a termination under Section 9.1(b)(i)) or prior to the date of termination of this Agreement (with respect to a termination under Section 9.1(b)(iii) or Section 9.1(c)), and (ii) before the date that is twelve (12) months after the date of termination of this Agreement, the Company consummates an Acquisition Proposal or enters into an Acquisition Agreement, then the Company shall pay, or cause to be paid, to Parent, subject to the provisions of Section 9.4(a), the Termination Fee minus, if previously paid pursuant to Section 9.3(c), the Expense Amount, by wire transfer of same day funds to an account designated by Parent, not later than the earlier of consummation of such transaction arising from such Acquisition Proposal or the execution of such Acquisition Agreement; provided, however, that for purposes of this Section 9.3(a), the references to "twenty percent (20%)" in the definition of Acquisition Proposal shall be deemed to be references to "fifty (50%)".

          (b)   If this Agreement is terminated by (i) the Company pursuant to Section 9.1(e) or (ii) Parent pursuant to Section 9.1(f), then, in each case, the Company shall pay, or cause to be paid, to Parent, subject to the provisions of Section 9.4(a), the Termination Fee by wire transfer of same day funds to an account designated by Parent, within two (2) Business Days of such termination.

          (c)   If this Agreement is terminated pursuant to Section 9.1(b)(i), the Company shall pay, or cause to be paid, to Parent the Expense Amount, by wire transfer to an account designated by Parent, within two (2) Business Days after the date of such termination.

          (d)   Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that:

              (i)  under no circumstances shall the Company be required to pay the Termination Fee or the Expense Amount on more than one occasion; and

             (ii)  if this Agreement is terminated under circumstances in which the Company is required to pay the Termination Fee pursuant to Section 9.3(a) or Section 9.3(b) and the Termination Fee is paid to Parent (or its designee), the payment of the Termination Fee will be the Parent Parties' sole and exclusive remedy against the Company Parties arising out of or relating to this Agreement, except in the case of fraud or a Willful Breach of this Agreement by any of the Company Parties.

          (e)   Each of the Parties hereto acknowledges that (i) the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, (ii) neither the Termination Fee nor the Expense Amount is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which such fee or amount is due and payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which fee or amount would otherwise be impossible to calculate with precision, and (iii) without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to timely pay any amount due pursuant to this Section 9.3 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the payment of any amount set forth in this Section 9.3, such that the Company shall pay Parent its costs and Expenses in connection with such suit, together with interest on such amount at the annual rate of the prime rate as published in The Wall Street Journal, Eastern Edition on the date of payment for the period from the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

        Section 9.4    Payment of Expense Amount or Termination Fee.

          (a)   In the event that the Company is obligated to pay Parent the Expense Amount and/or Termination Fee, the Company shall pay to Parent from the Expense Amount and/or Termination Fee deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Expense Amount and/or Termination Fee, as applicable, and (ii) the sum of (A) the maximum amount that can be paid to Parent (or its designee) without causing Parent (or its designee) to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the relevant tax year, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A) through (H) or 856(c)(3)(A) through (I) of the Code ("Qualifying Income"), as determined by Parent's independent certified public accountants, plus (B) in the event Parent receives either (1) a letter from Parent's counsel indicating that Parent has received a ruling from the IRS described in Section 9.4(b)(ii) or (2) an opinion from Parent's outside counsel as described in Section 9.4(b)(ii), an amount equal to the excess of the Expense Amount and/or Termination Fee, as applicable, less the amount payable under clause (A) above. To secure the Company's obligation to pay these amounts, the Company shall deposit into escrow an amount in cash equal to the Expense Amount or the Termination Fee, as applicable, with an escrow agent selected by the Company and on such terms (subject to Section 9.4(b)) as shall be mutually agreed upon by the Company, Parent and the escrow agent. The payment or deposit into escrow of the Expense Amount or the Termination Fee, as applicable, pursuant to this Section 9.4(a) shall be made at the time the Company is obligated to pay Parent such amount pursuant to Section 9.3 by wire transfer or bank check.

          (b)   The escrow agreement shall provide that the Expense Amount or the Termination Fee, as applicable, in escrow or any portion thereof shall not be released to Parent (or its designee) unless the escrow agent receives any one or combination of the following: (i) a letter from Parent's independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to Parent (or its designee) without causing Parent (or its designee) to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from Parent's accountants revising that amount, in which case the escrow agent shall release such amount to Parent (or its designee), or (ii) a letter from Parent's counsel indicating that Parent received a ruling from the IRS holding that the receipt by Parent (or its designee) of the Expense Amount and/or the Termination Fee, as applicable, would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, indicating that Parent's outside counsel has rendered a legal opinion to the effect that the receipt by Parent (or its designee) of the Expense Amount and/or the Termination Fee, as applicable, should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Expense Amount and/or the Termination Fee, as applicable, to Parent (or its designee). The Company agrees to amend this Section 9.4(b) at the request of Parent in order to (x) maximize the portion of the Expense Amount and/or Termination Fee, as applicable, that may be distributed to Parent (or its designee) hereunder without causing Parent (or its designee) to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve Parent's chances of securing a favorable ruling described in this Section 9.4(b) or (z) assist Parent in obtaining a favorable legal opinion from its outside counsel as described in this Section 9.4(b). The escrow agreement shall also provide that any portion of the Expense Amount and/or Termination Fee, as applicable, that remains unpaid as of the end of the taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 9.4; provided, that the obligation of the Company to pay the unpaid portion of the Expense Amount and/or Termination Fee, as applicable, shall terminate on the December 31 following the date which is five (5) years from the date of this Agreement and any such unpaid portion shall be released by the escrow agent to the Company. The Company shall not be a party to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement.

          (c)   Except at set forth in Section 9.3 and this Section 9.4, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses whether or not the Mergers are consummated.

        Section 9.5    Amendment.     To the extent permitted by applicable Law, this Agreement may be amended by the Parties by an instrument in writing signed on behalf of each of the Parties, at any time before or after the Company Stockholder Approval is obtained; provided, however, that after the Company Stockholder Approval is obtained, no amendment shall be made which by Law requires further approval by such stockholders without obtaining such approval.

        Section 9.6    Extension; Waiver.     At any time prior to the Partnership Merger Effective Time, the Parties may to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto, and (c) waive compliance by any other Party with any of the agreements or conditions contained herein.

Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party against which such waiver or extension is to be enforced. The failure of a Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

ARTICLE X

GENERAL PROVISIONS

        Section 10.1    Notices.     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by electronic mail (providing confirmation of transmission), facsimile (providing confirmation of transmission) or sent by prepaid overnight carrier (providing proof of delivery) to the Parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by the Parties by like notice):

          (a)   if to any of the Parent Parties:

Prologis, Inc. 1800 Wazee Street, Suite 500 Denver, CO 80202
Attention:	Edward S. Nekritz, Chief Legal Officer and General Counsel
Facsimile:	(303) 567-5772
Email:	enekritz@prologis.com

      with a copy (which shall not constitute notice) to:

Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606
Attention:	Andrew J. Noreuil, Esq.
Facsimile:	(312) 701-7711
Email:	anoreuil@mayerbrown.com

          (b)   if to the Company:

DCT Industrial Trust Inc. 555 17th Street, Suite 3700 Denver, CO 80202
Attention:	John G. Spiegleman, Executive Vice President and General Counsel
Facsimile:	(303) 228-2201
Email:	jspiegleman@dctindustrial.com
with a copy (which shall not constitute notice) to:
Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210
Attention:	John T. Haggerty, Esq.
Facsimile:	(617) 523-1231
Email:	jhaggerty@goodwinprocter.com

        Section 10.2    Interpretation.     The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. When a reference is made in this Agreement to an Article, a Section or an Exhibit, such reference shall be to an Article or a Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" when used in this Agreement is not exclusive. When a reference is made in this Agreement, to the Company Disclosure Schedule or the Parent Disclosure Schedule, to information or documents being "provided," "made available" or "disclosed" by a Party to another Party or its Affiliates, such information or documents shall include any information or documents (a) included in the Company SEC Reports or the Parent SEC Reports, as the case may be, which are publicly available at least two (2) Business Days prior to the date of this Agreement, (b) furnished prior to the execution of this Agreement in the Company Datasite or the Parent Datasite and to which access has been granted to the other party and its Representatives at least two (2) Business Days prior to the date of this Agreement, or (c) otherwise provided in writing (including electronically) to the other Party or any of its Affiliates or Representatives at least two (2) Business Days prior to the date of this Agreement. Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and permitted assigns. Where this Agreement states that a Party "shall," "will" or "must" perform in some manner, it means that the Party is legally obligated to do so under this Agreement.

        Section 10.3    Non-Survival of Representations, Warranties, Covenants and Agreements.     Except for Article II and Article III, Section 7.5 and any covenant or agreement of the Parties which by its terms contemplates performance after the Partnership Merger Effective Time (a) none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Partnership Merger Effective Time, and (b) thereafter there shall be no liability on the part of any of the Parent Parties or the Company Parties or any of their respective officers, directors, trustees or stockholders in respect thereof.

        Section 10.4    Entire Agreement.     This Agreement constitutes, together with the Confidentiality Agreement, the Company Disclosure Schedule and the Parent Disclosure Schedule, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the Parties, or between any of them, with respect to the subject matter hereof.

        Section 10.5    Assignment; Third-Party Beneficiaries.     Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties without the prior written consent of the other Parties. Except (a) for Article II and Article III, which shall inure to the benefit of the stockholders of the Company and the limited partners of the Partnership who are expressly intended to be third-party beneficiaries thereof and who may enforce the covenants contained therein, (b) Section 7.5 which shall inure to the benefit of the Persons benefiting therefrom who are expressly intended to be third-party beneficiaries thereof and who may enforce the covenants contained therein, and (c) the right of the Company, on behalf of its stockholders and the limited partners of the Partnership, to pursue damages in the event of Parent's or Parent OP's breach of this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        Section 10.6    Severability.     If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

        Section 10.7    Choice of Law/Consent to Jurisdiction.

          (a)   The Partnership Merger shall be governed by, and construed in accordance with, the Laws of the State of Delaware without regard to its rules of conflict of laws. Except as provided in the immediately preceding sentence, all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the internal Laws of the State of Maryland without regard to its rules of conflict of laws.

          (b)   Each of the Parties hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the Circuit Court for Baltimore City (Maryland), Business and Technology Case Management Program (the "Maryland Court") for any litigation arising out of this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such court), waive any objection to the laying of venue of any such litigation in the Maryland Court and agree not to plead or claim in the Maryland Court that such litigation brought therein has been brought in any inconvenient forum. Each of the Parties hereby irrevocably and unconditionally agrees to request and/or consent to the assignment of any such proceeding to the Maryland Court's Business and Technology Case Management Program. Nothing in this Agreement shall limit or affect the rights of any Party to pursue appeals from any judgments or order of the Maryland Court as provided by Law. Each of the Parties agrees, (i) to the extent such Party is not otherwise subject to service of process in the State of Maryland, to appoint and maintain an agent in the State of Maryland as such Party's agent for acceptance of legal process, and (ii) that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (i) or (ii) above shall have the same legal force and effect as if served upon such Party personally within the State of Maryland.

        Section 10.8    Remedies.

          (a)   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

          (b)   The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except as set forth in this Section 10.8, it is agreed that prior to the termination of this Agreement pursuant to Article IX the non-breaching Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other Party and to specifically enforce the terms and provisions of this Agreement.

          (c)   The Parties' right of specific enforcement is an integral part of the Transactions and each Party hereby waives any objections to the grant of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by any other Party (including any objection on the basis that there is an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity), and each Party shall be entitled to an injunction or injunctions and to specifically enforce the terms and provisions of this Agreement to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement all in accordance with the terms of this Section 10.8(c). In the event any Party seeks an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, such Party shall not be required to provide any bond or other security in connection with such order or injunction all in accordance with the terms of this Section 10.8(c).

        Section 10.9    Counterparts.     This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery). Facsimile and electronic .pdf transmission of any signed original document shall be deemed the same as delivery of an original.

        Section 10.10    WAIVER OF JURY TRIAL.     EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.10.

        Section 10.11    Authorship.     The Parties agree that the terms and language of this Agreement are the result of negotiations between the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

[Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

PROLOGIS, INC.
By:	/s/ HAMID R. MOGHADAM
	Name:	Hamid R. Moghadam
	Title:	Chief Executive Officer
PROLOGIS, L.P.
By:	Prologis, Inc., its general partner
By:	/s/ HAMID R. MOGHADAM
	Name:	Hamid R. Moghadam
	Title:	Chief Executive Officer

[Signature page to Agreement and Plan of Merger]

DCT INDUSTRIAL TRUST INC.
By:	/s/ PHILIP L. HAWKINS
	Name:	Philip L. Hawkins
	Title:	President and Chief Executive Officer
DCT INDUSTRIAL OPERATING PARTNERSHIP LP
By:	DCT Industrial Trust Inc., its general partner
By:	/s/ PHILIP L. HAWKINS
	Name:	Philip L. Hawkins
	Title:	President and Chief Executive Officer

[Signature page to Agreement and Plan of Merger]

EXHIBIT A

FORM OF GOODWIN PROCTER LLP TAX OPINION

Prologis, Inc.
Pier 1, Bay 1
San Francisco, California 94111
As of [      ]
Ladies and Gentlemen:

        This opinion letter is delivered to you in our capacity as counsel to DCT Industrial Trust Inc., a Maryland corporation (the "Company"), in connection with the merger (the "Merger") of the Company with and into Prologis, Inc., a Maryland corporation ("Parent"), pursuant to Section 8.2(c) of that certain Agreement and Plan of Merger entered into as of April 29, 2018, by and among Parent, Prologis, L.P., a Delaware limited partnership, the Company and DCT Industrial Operating Partnership LP, a Delaware limited partnership (the "Operating Partnership"), including any schedules and exhibits thereto and as amended prior to the date hereof (the "Merger Agreement"). This opinion letter relates to the Company's qualification for federal income tax purposes as a real estate investment trust (a "REIT") within the meaning of Sections 856-860 of the Internal Revenue Code of 1986, as amended (the "Code").

        In rendering the following opinion, we have examined the Third Articles of Amendment and Restatement of the Company, the Amended and Restated Limited Partnership Agreement of the Operating Partnership, the First, Second, and Third Amendments to the Amended and Restated Limited Partnership Agreement of the Operating Partnership, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein. We have relied upon representations and covenants of duly appointed officers of the Company and the Operating Partnership (including without limitation, representations and covenants contained in a letter dated as of [            ], 2018 (the "Officer's Certificate")), principally relating to the Company's formation, organization, ownership and operations and other matters affecting the Company's ability to qualify as a REIT. We assume that each such representation and covenant has been, is and will be true, correct and complete, that the Company and any subsidiaries have been and will be organized, owned and operated in accordance with the Officer's Certificate, and that all representations and covenants that speak to the best of the belief and knowledge of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. To the extent that the Officer's Certificate speaks to the intended or future organization, ownership or operations of the Company and its subsidiaries, we assume that the Company and its subsidiaries will in fact be organized, owned and operated in accordance with such stated intent. We assume that the Company and the Operating Partnership will be operated in accordance with applicable non-tax laws and the terms and conditions of applicable documents. In addition, we have relied upon certain additional facts and assumptions described below.

        In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) due execution and delivery of all such documents by all the parties thereto, (vii) the compliance of each party with all material provisions of such documents, (viii) the accuracy and completeness of all records made available to us, and (ix) the accuracy of all factual representations, warranties and other statements made by all parties. We have further assumed that during its taxable year ending December 31, 2003 and subsequent taxable years, the Company and its subsidiaries have operated and

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will operate in such a manner that has made and will make the factual representations and covenants contained in the Officer's Certificate true, correct and complete for all such years. For purposes of our opinion, we have made no independent investigation or verification of the facts contained in the documents and assumptions set forth above or the representations set forth in the Officer's Certificate.

        The discussion and conclusions set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretation thereof, in each case as currently exist (except to the extent different and relevant for a prior taxable year or other period, in which case the opinion relating to that taxable year or other period shall be based on the foregoing authorities as in effect during such taxable year or other period) and all of which are subject to change, and the opinion below is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinion set forth herein. No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future. Based on the documents and assumptions set forth above and the representations and covenants set forth in the Officer's Certificate, we are of the opinion that:

        Commencing with the Company's taxable year ended December 31, 2003 and ending with the Company's taxable year that ends with the Merger, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Code.

        The foregoing opinion is limited to the federal income tax matters addressed herein, and no other opinion is rendered with respect to other federal tax matters or to any issues arising out of the tax laws of any state or locality. We express no opinion with respect to the transactions described herein other than those expressly set forth herein. You should recognize that our opinion is not binding on the Internal Revenue Service and that the Internal Revenue Service may disagree with the opinion contained herein. Although we believe that our opinion will be sustained if challenged, there is no guarantee that this will be the case. Except as specifically discussed above, the opinion expressed herein are based upon the laws that currently exist. Consequently, future changes in the law may cause the federal income tax treatment of the matters addressed herein to be materially and adversely different from that described above.

        Our opinion does not preclude the possibility that the Company may need to utilize one or more of the various "savings provisions" under the Code and the regulations thereunder that would permit the Company to cure certain violations of the requirements for qualification and taxation as a REIT. Utilizing such savings provisions could require the Company to pay significant penalty or excise taxes and/or interest charges and/or make additional distributions to shareholders that the Company otherwise would not make.

        This opinion letter is furnished to you by us as counsel for the Company in connection with the Merger in accordance with Section 8.2(c) of the Merger Agreement and may not be relied on by any other person or for any purpose without our prior written consent. This opinion letter speaks only as of the date hereof, and we undertake no obligation to update this opinion letter or to notify any person of any changes in facts, circumstances or applicable law (including without limitations our subsequent discovery of any facts that are inconsistent with the Officer's Certificate).

Very truly yours,
Goodwin Procter LLP

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EXHIBIT B

FORM OF MAYER BROWN LLP SECTION 368 OPINION

Prologis, Inc.
Pier 1, Bay 1
San Francisco, California 94111
As of [      ]
Ladies and Gentlemen:

        This opinion letter is delivered to you in our capacity as counsel to Prologis, Inc., a Maryland corporation (the "Parent"), in connection with the merger (the "Merger") of DCT Industrial Trust Inc., a Maryland corporation (the "Company") with and into Parent, pursuant to that certain Agreement and Plan of Merger entered into as of April 29, 2018, by and among Parent, Prologis, L.P., a Delaware limited partnership, the Company and DCT Industrial Operating Partnership LP, a Delaware limited partnership, including any schedules and exhibits thereto and as amended prior to the date hereof (the "Merger Agreement"). Pursuant to Section 8.2(e) of the Merger Agreement, you have requested our opinion regarding whether, on the basis of the facts, representations and assumptions set forth herein, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

        In providing our opinion, we have examined, without independent investigation thereof, the Merger Agreement, the letters of representation provided by Parent and the Company (the "Representation Letters"), and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Merger Agreement and as described in the Representation Letters (and no transaction or condition described therein and affecting this opinion will be waived by any party) and there is no agreement, arrangement, or understanding among the parties that supplements or is inconsistent with the Merger Agreement, (ii) the statements concerning the transaction and the parties thereto set forth in the Merger Agreement and in the Representation Letters are true, complete and correct, and will remain true, complete and correct at all times up to and including the Company Merger Effective Time and thereafter (where relevant), (iii) any such statements made in the Merger Agreement or Representation Letters qualified by knowledge, intention, belief or any other similar qualification are true, complete and correct, and will remain true, complete and correct at all times up to and including the Company Merger Effective Time and thereafter (where relevant), in each case as if made without such qualification, and (iv) the parties to the Merger Agreement have complied with, and if applicable, will continue to comply with, their respective covenants and agreements contained in the Merger Agreement. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Merger Agreement or the Representation Letters, our opinion as expressed below may be adversely affected.

        In rendering our opinion, we have considered applicable provisions of the Code, the Treasury Regulations promulgated thereunder, pertinent judicial authorities, rulings of the Internal Revenue Service (the "IRS"), and such other authorities as we have considered relevant, in each case as in effect of the date hereof. The conclusions set forth herein are based on our analysis and interpretation of the applicable authorities and our views regarding the most appropriate interpretation of such authorities as applicable to the facts as described herein. It should be noted that the Code, the Treasury Regulations, such judicial authorities, such rulings and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our advice is based could affect our conclusions herein. There can be no

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assurance, moreover, that any conclusion expressed in our opinion will be accepted by the IRS or, if challenged, by a court.

        Subject to the foregoing and to the qualifications and limitations set forth herein it is our opinion that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

        Except as set forth herein, we express no opinions, conclusions or views regarding the U.S. federal income tax consequences of the Merger, or the consequences of the Merger under any state, local, or foreign law. Our opinion is expressed as of the date hereof, and we assume no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that hereafter becomes incorrect, incomplete or untrue in any respect.

Sincerely,
Mayer Brown LLP

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EXHIBIT C

FORM OF MAYER BROWN LLP TAX OPINION

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637
Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrown.com

[    •    ], 2018
DCT Industrial Trust Inc.
555 17th Street, Suite 3700
Denver, Colorado 80202

Re:    Status as a Real Estate Investment Trust
Ladies and Gentlemen:

        We have acted as counsel to Prologis, Inc., a Maryland corporation ("Prologis"), in connection with the execution and delivery of the Agreement and Plan of Merger, dated as of April 29, 2018, by and among Prologis, Prologis, L.P., a Delaware limited partnership, DCT Industrial Trust Inc., a Maryland corporation ("DCT"), and DCT Industrial Operating Partnership LP, a Delaware limited partnership, including any schedules and exhibits thereto and as amended prior to the date hereof (the "Merger Agreement"), and in connection with the merger of DCT with and into Prologis pursuant to the Merger Agreement (the "Merger"). This opinion being furnished to you in connection with Section 8.3(d) of the Merger Agreement. Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Merger Agreement.

        In formulating our opinion, we have reviewed and relied upon (i) the Merger Agreement, (ii) the registration statement on Form S-4 (Registration No. [    •    ]) filed with the Securities and Exchange Commission in respect of the Merger containing the proxy statement/prospectus included as part thereof (the "Registration Statement"), and (iii) such other documents and information provided by Prologis, and such applicable provisions of law as we have considered necessary or desirable for purposes of the opinion expressed herein.

        In addition, we have relied upon certain representations made by Prologis relating to the organization and actual and proposed operation of Prologis and its relevant subsidiaries. For purposes of our opinion, we have not made an independent investigation of the facts set forth in such documents or the representations from Prologis. We have, consequently, relied upon representations by Prologis that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts.

        Our opinion expressed herein is based on the applicable laws of the State of Maryland, the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and the interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions, could adversely affect our conclusions.

        Based upon and subject to the foregoing and to the qualifications and limitations set forth herein, it is our opinion that beginning with its taxable year ended December 31, 1997, Prologis has been organized and operated in conformity with the requirements for qualification and taxation as a real

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estate investment trust under the Code, and Prologis's actual and proposed method of operation, as described in the Registration Statement and as represented by Prologis, has enabled it and will continue to enable it to satisfy the requirements for qualification and taxation as a real estate investment trust under the Code.

        Other than as expressly stated above, we express no opinion to any party as to the tax consequences, whether United States federal, state, local or foreign, of the Merger or of any transaction related thereto or contemplated by the Merger Agreement. This opinion letter is being furnished to you solely for your use in connection with Section 8.3(d) of the Merger Agreement and is not to be used by any other person or for any other purpose without our prior written consent. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Sincerely,
Mayer Brown LLP

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EXHIBIT D

FORM OF GOODWIN PROCTER LLP SECTION 368 OPINION

DCT Industrial Trust Inc.
555 17th Street, Suite 3700
Denver, CO 80202
As of [      ]
Ladies and Gentlemen:

        This opinion letter is delivered to you in our capacity as counsel to DCT Industrial Trust Inc., a Maryland corporation (the "Company"), in connection with the merger (the "Merger") of the Company with and into Prologis, Inc., a Maryland corporation ("Parent"), pursuant to that certain Agreement and Plan of Merger entered into as of April 29, 2018, by and among Parent, Prologis, L.P., a Delaware limited partnership, the Company and DCT Industrial Operating Partnership LP, a Delaware limited partnership, including any schedules and exhibits thereto and as amended prior to the date hereof (the "Merger Agreement"). Pursuant to Section 8.3(e) of the Merger Agreement, you have requested our opinion regarding whether, on the basis of the facts, representations and assumptions set forth herein, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

        For purposes of the opinion set forth below, we have reviewed and relied upon, without independent investigation thereof, the Merger Agreement, the registration statement on Form S-4 initially filed by the Company with the Securities and Exchange Commission on [            ], as amended through the date hereof, and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements, representations, warranties and covenants made by Parent and the Company in the Merger Agreement and in representation letters as of the date hereof and provided to us on the date hereof in connection with our preparation of this opinion, which statements, representations, warranties and covenants we have neither independently investigated nor verified. We have assumed that such statements, representations and warranties are, and always have been, true, correct and complete, that such statements, representations and warranties will be true, correct and complete as of the Company Merger Effective Time, that no actions that are inconsistent with such statements, representations, warranties and covenants will be taken, and that all representations, statements and warranties qualified as to knowledge or belief or otherwise are and will be true, correct and complete as if made without such qualification. We also have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, the conformity to the final documents of all documents submitted to us as drafts and the accuracy and completeness of all records made available to us. In addition, this opinion is based on the assumption that (i) the Merger will be consummated in accordance with the Merger Agreement, (ii) the Merger will qualify as a merger under the applicable laws of Maryland, (iii) each of the parties to the Merger Agreement will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury Regulations thereunder, and (iv) the Merger Agreement is valid and binding in accordance with its terms.

        Based upon and subject to the assumptions and qualifications set forth herein, it is our opinion that the Merger, when effective, will qualify as a reorganization within the meaning of Section 368(a) of the Code.

* * * * *

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        We express no opinion herein other than the opinion expressly set forth above. No opinion is expressed as to the tax consequences of any transaction under foreign, state or local tax law.

        The opinion set forth in this letter is based on relevant current provisions of the Code, and the Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the "IRS"), all as of the date hereof and all of which are subject to change (possibly with retroactive effect). Changes in applicable law could adversely affect our opinion. We do not undertake to advise you as to any changes in applicable law after the date hereof that may affect our opinion.

        Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties, covenants, agreements or assumptions could adversely affect our opinion.

        Our opinion is not binding on the IRS, and the IRS, or a court of law, may disagree with the opinion contained herein. No ruling has been or will be sought from the IRS by any party to the Merger Agreement as to the United States federal income tax consequences of any aspect of the Merger.

        This opinion is rendered only to you in connection with the Merger and pursuant to the requirements of Section 8.3(e) of the Merger Agreement and is not to be used, circulated, quoted or otherwise referred to or relied upon for any other purpose without our express written permission. In addition, this opinion letter may not be relied upon by or furnished to any other person, firm, corporation or entity without our prior written consent.

Very truly yours,
Goodwin Procter LLP

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Annex B

April 29, 2018
The Board of Directors
DCT Industrial Trust Inc.
555 17th Street, Suite 3700
Denver, Colorado 80202

Members of the Board of Directors:

        We understand that DCT Industrial Trust Inc., a Maryland corporation ("DCT"), proposes to enter into an Agreement and Plan of Merger (the "Agreement"), among DCT, DCT Industrial Operating Partnership LP, a Delaware limited partnership and a subsidiary of DCT ("DCT LP"), Prologis, Inc., a Maryland corporation ("Prologis"), and Prologis, L.P., a Delaware limited partnership and a subsidiary of Prologis ("Prologis LP"), pursuant to which, among other things, DCT will merge with and into Prologis (the "Merger") and each outstanding share of the common stock, par value $0.01 per share, of DCT ("DCT Common Stock") will be converted into the right to receive 1.02 share (the "Exchange Ratio") of common stock, par value $0.01 per share, of Prologis ("Prologis Common Stock"). The Agreement also provides for DCT LP to merge with and into Prologis LP (the "Partnership Merger" and together with the Merger, the "Transaction"). The terms and conditions of the Transaction are more fully set forth in the Agreement.

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of DCT Common Stock of the Exchange Ratio provided for in the Merger.

        In connection with this opinion, we have, among other things:

  a.
  reviewed certain publicly available business and financial information relating to DCT and Prologis;

  b.
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of DCT furnished to or discussed with us by the management of DCT, including certain financial forecasts relating to DCT prepared by the management of DCT (such forecasts, "DCT Forecasts");

  c.
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of Prologis furnished to or discussed with us by the management of Prologis, including certain financial forecasts relating to Prologis prepared by the management of Prologis (such forecasts, "Prologis Forecasts");

  d.
  reviewed certain estimates as to the amount and timing of cost savings (collectively, the "Synergies/Cost Savings") anticipated by the management of Prologis, reviewed and approved for our use by DCT, to result from the Transaction;

  e.
  discussed the past and current business, operations, financial condition and prospects of DCT with members of senior managements of DCT and Prologis, and discussed the past and current business, operations, financial condition and prospects of Prologis with members of senior managements of DCT and Prologis;

  f.
  reviewed the potential pro forma financial impact of the Transaction on the future financial performance of Prologis, including the potential effect on Prologis's estimated funds from operations;

  g.
  reviewed the trading histories for DCT Common Stock and Prologis Common Stock and a comparison of such trading histories with each other and with the trading histories of other companies we deemed relevant;

  h.
  compared certain financial and stock market information of DCT and Prologis with similar information of other companies we deemed relevant;

  i.
  reviewed a draft, dated April 27, 2018, of the Agreement (the "Draft Agreement"); and

  j.
  performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the managements of DCT and Prologis that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the DCT Forecasts, we have been advised by DCT, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of DCT as to the future financial performance of DCT. With respect to the Prologis Forecasts and the Synergies/Cost Savings, we have been advised by Prologis, and have assumed, with the consent of DCT, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Prologis as to the future financial performance of Prologis and other matters covered thereby. We have relied, at the direction of DCT, on the assessments of the managements of DCT and Prologis as to Prologis's ability to achieve the Synergies/Cost Savings and have been advised by DCT and Prologis, and have assumed, with the consent of DCT, that the Synergies/Cost Savings will be realized in the amounts and at the times projected. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of DCT or Prologis, nor have we made any physical inspection of the properties or assets of DCT or Prologis. We have not evaluated the solvency or fair value of DCT or Prologis under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of DCT, that the Transaction will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on DCT, Prologis or the contemplated benefits of the Transaction. We also have assumed, at the direction of DCT, that the Merger will qualify for U.S. federal income tax purposes as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended and that the Partnership Merger will qualify as an "asset-over" form of merger under Treasury Regulations Section 1.708-1(c)(3)(i). We have been advised by DCT and Prologis that each of DCT and Prologis has operated in conformity with the requirements for qualification as a real estate investment trust ("REIT") for U.S. federal income tax purposes since its formation as a REIT and further have assumed, at the direction of DCT, that the Transaction will not adversely affect such status or operations of DCT or Prologis. We have also have assumed, at the direction of DCT, that that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

        We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Exchange Ratio to the extent expressly specified herein), including, without limitation, the form or structure of the Transaction. As you are aware, we were not requested to, and we did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of DCT or any alternative transaction. Our opinion is limited to the fairness, from a financial point of view, of the Exchange Ratio to holders of DCT Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Exchange Ratio or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to DCT or in which DCT might engage or as to the underlying business decision of DCT to proceed with or effect the Merger. We also are not expressing any view or opinion with respect to, and have relied, at the direction of DCT, upon the assessments of DCT's representatives regarding, legal, regulatory, accounting, tax and similar matters relating to DCT, Prologis and the Transaction (including the contemplated benefits thereof) as to which we understand that DCT obtained such advice as it deemed necessary from qualified professionals. We are not expressing any opinion as to what the value of Prologis Common Stock actually will be when issued or the prices at which DCT Common Stock or Prologis Common Stock will trade at any time, including following announcement or consummation of the Merger. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.

        We have acted as financial advisor to DCT in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, DCT has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

        We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of DCT, Prologis and certain of their respective affiliates.

        We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to DCT and have received or in the future may receive compensation for the rendering of these services, including having acted or acting as administrative agent, joint lead arranger and joint bookrunner for, and as a lender (including a swing line lender and a letter of credit issuer) under, a credit and term loan agreement for DCT LP.

        In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Prologis and have received or in the future may receive compensation for the rendering of these services, including (i) acted or acting as administrative agent, joint lead arranger and joint bookrunner for, and as a lender (including a swing line lender and a letter of credit issuer) under, multiple credit facilities for Prologis and certain of its affiliates, (ii) having acted or acting as joint lead arranger and/or joint bookrunner on various debt and equity offerings for Prologis and certain of its affiliates, and (iii) having provided or providing certain foreign exchange trading services and treasury and trade management services and products to Prologis and certain of its affiliates.

        It is understood that this letter is for the benefit and use of the Board of Directors of DCT (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

        Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Exchange Ratio provided for in the Merger is fair, from a financial point of view, to the holders of DCT Common Stock.

Very truly yours,

/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ATTN: INVESTOR RELATIONS 555 17TH STREET, SUITE 3700 DENVER, CO 80202 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E49286-S73459 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DCT INDUSTRIAL TRUST INC. The Board of Directors recommends that you vote FOR the following proposals. For Against Abstain 1. To approve the merger of DCT Industrial Trust Inc. with and into Prologis, Inc., with Prologis, Inc. surviving the merger (the "company merger"), on the terms and conditions set forth in the Agreement and Plan of Merger, dated as of April 29, 2018, as may be amended from time to time, by and among Prologis, Inc., Prologis, L.P., DCT Industrial Trust Inc. and DCT Industrial Operating Partnership LP (the "merger agreement"). To approve a non-binding advisory proposal to approve certain compensation that may be paid or become payable to certain named executive officers of DCT Industrial Trust Inc. in connection with the mergers and transactions contemplated under the merger agreement. To approve one or more adjournments of the special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the company merger on the terms and conditions set forth in the merger agreement. ! ! ! ! ! ! ! ! ! 2. 3. The undersigned hereby acknowledges receipt of DCT Industrial Trust Inc.'s Notice of Special Meeting of Stockholders and Proxy Statement. By submitting this proxy, the undersigned revokes all prior proxies made by the undersigned in connection with the DCT Industrial Trust Inc.'s Special Meeting of Stockholders. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

YOUR PROXY CARD IS ATTACHED BELOW. PLEASE READ AND FOLLOW THE INSTRUCTIONS CAREFULLY AND DETACH AND RETURN YOUR COMPLETED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE DO NOT MAIL YOUR PROXY CARD IF YOU VOTE BY TELEPHONE OR INTERNET YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting and the related Proxy Statement/Prospectus is/are available at www.proxyvote.com. E49287-S73459 DCT INDUSTRIAL TRUST INC. PROXY Special Meeting of Stockholders - To be held at 555 17th Street, Suite 3700, Denver, Colorado 80202 on August 20, 2018, commencing at 10:00 a.m., local time THE BOARD OF DIRECTORS OF DCT INDUSTRIAL TRUST INC. SOLICITS THIS PROXY The undersigned hereby appoints Philip L. Hawkins and Matthew T. Murphy, or any one or more of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of the common stock of DCT Industrial Trust Inc., held of record by the undersigned on July 9, 2018, at the Special Meeting of Stockholders, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY COMPLETED AND RETURNED BY YOU, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS DIRECTION IS GIVEN TO THE CONTRARY, THIS PROXY WILL BE VOTED “FOR” THE APPROVAL OF THE COMPANY MERGER, “FOR” THE NON-BINDING ADVISORY PROPOSAL TO APPROVE CERTAIN COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO CERTAIN NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGERS AND THE TRANSACTIONS CONTEMPLATED UNDER THE MERGER AGREEMENT AND “FOR” THE APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING TO ANOTHER DATE, TIME OR PLACE, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE PROPOSAL TO APPROVE THE COMPANY MERGER ON THE TERMS AND CONDITIONS SET FORTH IN THE MERGER AGREEMENT. PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS. (Continued and to be dated and signed on the reverse side)